                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-84456

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 18, 2002)


                           $944,569,000 (APPROXIMATE)

                          MERRILL LYNCH MORTGAGE TRUST
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1 CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C AND CLASS D

We, Merrill Lynch Mortgage Investors, Inc., are establishing a trust. The offered certificates are mortgage-backed securities issued by the trust. Only the classes of mortgage pass-through certificates listed above are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates are not obligations of us, Merrill Lynch Mortgage Investors, Inc., any of our other affiliates or any other person, and are not guaranteed or insured by any person.


                                                         PERCENTAGE OF                                         ASSUMED
                         EXPECTED         ORIGINAL          INITIAL           INITIAL       PASS-THROUGH        FINAL
                       MOODY'S/S&P      CERTIFICATE         MORTGAGE       PASS-THROUGH         RATE         DISTRIBUTION
       CLASS            RATING(1)        BALANCE(2)       POOL BALANCE         RATE          DESCRIPTION       DATE (3)
-------------------   -------------   ---------------   ---------------   --------------   --------------   -------------
Class A-1 .........      Aaa/AAA      $  67,917,000          6.27%            3.8890%          Fixed        02/12/2007
Class A-2 .........      Aaa/AAA      $  97,857,000          9.04%            4.9290%          Fixed        11/12/2008
Class A-3 .........      Aaa/AAA      $ 120,974,000         11.17%            5.4030%          Fixed        08/12/2011
Class A-4 .........      Aaa/AAA      $ 559,033,000         51.64%            5.6190%          Fixed        06/12/2012
Class B ...........       Aa2/AA      $  41,951,000          3.88%            5.7470%          Fixed        06/12/2012
Class C ...........        A2/A       $  46,011,000          4.25%            5.8450%          Fixed        06/12/2012
Class D ...........       A3/A-       $  10,826,000          1.00%            5.9040%          Fixed        06/12/2012

(Footnotes explaining the table are on page S-2)

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-30 OF THIS THE TRUST: PROSPECTUS SUPPLEMENT AND ON PAGE 10 OF THE ACCOMPANYING PROSPECTUS.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.

The offered certificates will represent interests in the trust fund only. They will not represent obligations of any other party.

The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association, such as NASDAQ.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated June 18, 2002.

--------------------------------------------------------------------------------

THE TRUST:

The assets of the trust will primarily consist of the mortgage loans described in this prospectus supplement.

o As of July 1, 2002 (or, with respect to one mortgage loan, July 10, 2002), after application of all payments due on or before such date (whether or not received), the mortgage loans will have an aggregate principal balance of approximately $1,082,600,757.

o The mortgage loans are secured by first liens on commercial and multifamily properties.

o All of the mortgage loans were originated or acquired by Merrill Lynch Mortgage Lending, Inc. or Wachovia Bank, National Association.


 THE CERTIFICATES:

o    The trust will issue 23 classes of mortgage pass-through certificates.

o Only the seven classes of mortgage pass-through certificates described in the above table are being offered by this prospectus supplement and the accompanying prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. and Deutsche Bank Securities Inc. are the underwriters with respect to this offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Securities, Inc. will be the co-lead managers and co-bookrunners for the offering. On or about July 11, 2002, we will sell the offered certificates to the underwriters, who will sell the certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. We expect to receive from this offering approximately $948,974,822 in sale proceeds, before adjusting for accrued interest and expenses. The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company, on or about July 11, 2002.


MERRILL LYNCH & CO.                                        WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

             The date of this prospectus supplement is June 26, 2002

                      [LOGO]  MERRILL LYNCH MORTGAGE TRUST

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL


UTAH                     WASHINGTON              NEBRASKA             MISSOURI                 IOWA               ILLINOIS
1 property               4 properties            1 property           1 property               1 property         4 properties
$513,443                 $35,318,602             $414,742             $4,576,639               $802,566           $17,865,212
(less than) 0.1%         3.3% of total           < 0.1%               0.4% of total            0.1% of total      1.7% of total
of total                                         of total


WISCONSIN                MICHIGAN                OHIO                 PENNSYLVANIA             NEW YORK           CONNECTICUT
2 properties             7 properties            6 properties         5 properties             8 properties       2 properties
$1,475,526               $67,760,362             $27,690,671          $60,451,037              $74,190,146        $18,474,729
0.1% of total            6.3% of total           2.6% of total        5.6% of total            6.9% of total      1.7% of total


NEW HAMPSHIRE            MASSACHUSETTS           RHODE ISLAND         NEW JERSEY               DELAWARE           MARYLAND
2 properties             6 properties            4 properties         4 properties             1 property         2 properties
$2,325,947               $44,439,990             $26,756,771          $32,650,456              $925,195           $3,472,471
0.2% of total            4.1% of total           2.5% of total        3.0% of total            0.1% of total      0.3% of total


VIRGINIA                 SOUTH CAROLINA          NORTH CAROLINA       GEORGIA                  FLORIDA            KENTUCKY
12 properties            3 properties            5 properties         4 properties             15 properties      1 property
$74,815,233              $9,121,005              $45,273,660          $23,141,899              $73,413,395        $5,986,714
6.9% of total            0.8% of total           4.2% of total        2.1% of total            6.8% of total      0.6% of total


TENNESSEE                LOUISIANA               OKLAHOMA             KANSAS                   TEXAS              NEW MEXICO
6 properties             2 properties            2 properties         1 property               13 properties      1 property
$23,691,717              $9,667,402              $20,267,780          $21,343,137              $40,731,102        $402,779
2.2% of total            0.9% of total           1.9% of total        2.0% of total            3.8% of total      < 0.1%
                                                                                                                  of total

                                                                                               NORTHERN
COLORADO                 ARIZONA                 SOUTHERN             CALIFORNIA               CALIFORNIA(1)      NEVADA
4 properties             2 properties            CALIFORNIA(1)        26 properties            8 properties       7 properties
$8,566,560               $2,889,239              18 properties        $235,127,661             $103,252,270       $53,306,972
0.8% of total            0.3% of total           $131,875,392         21.7% of total           9.5% of total      4.9% of total
                                                 12.2% of total

OREGON
1 property
$14,750,000
1.4% of total


1 For purposes of determining whether a mortgaged real property is located in Northern California or Southern California, mortgaged real properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged real properties located in and south of such counties were included in Southern California.

                                     -------------------------------------------
                                     [    ] < 1.0% of Cut-Off Date Balance

                                     [    ] 1.0% - 5.0% of Cut-Off Date Balance

                                     [    ] 5.1% - 10.0% of Cut-Off Date Balance

                                     [    ] > 10.0% of Cut-Off Date Balance
                                     -------------------------------------------

                           -------------------------



      Footnotes to Table on Cover:

(1) The expected ratings shown in the table on the cover of this prospectus supplement are those of Moody's Investors Service, Inc. and Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

(2)   Approximate, with a permitted variance of plus or minus 5%.

(3) Calculated based on the maturity assumptions described under "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement.

                                TABLE OF CONTENTS


                              PROSPECTUS SUPPLEMENT



                                                                                                               PAGE
                                                                                                               ----

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS
   SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT...............................S-5
SUMMARY OF PROSPECTUS SUPPLEMENT................................................................................S-6
   Introduction to the Transaction..............................................................................S-7
   Relevant Parties............................................................................................S-13
   Relevant Dates and Periods..................................................................................S-14
   Description of the Offered Certificates.....................................................................S-15
   The Underlying Mortgage Loans and the Mortgaged Real Properties.............................................S-20
   Legal and Investment Considerations.........................................................................S-27
RISK FACTORS...................................................................................................S-30
   Risks Related to the Offered Certificates...................................................................S-30
   Risks Related to the Underlying Mortgage Loans..............................................................S-32
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT...........................................................S-49
FORWARD-LOOKING STATEMENTS.....................................................................................S-49
DESCRIPTION OF THE MORTGAGE POOL...............................................................................S-49
   General.....................................................................................................S-49
   Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with
   Affiliated Borrowers........................................................................................S-50
   Terms and Conditions of the Underlying Mortgage Loans.......................................................S-51
   Mortgage Pool Characteristics...............................................................................S-56
   Significant Mortgage Loans..................................................................................S-56
   Additional Loan and Property Information....................................................................S-56
   AB Mortgage Loans...........................................................................................S-61
   Assessments of Property Condition...........................................................................S-65
   The Mortgage Loan Sellers...................................................................................S-66
   Assignment of the Underlying Mortgage Loans.................................................................S-67
   Representations and Warranties..............................................................................S-68
   Changes in Mortgage Pool Characteristics....................................................................S-71
SERVICING OF THE UNDERLYING MORTGAGE LOANS.....................................................................S-72
   General.....................................................................................................S-72
   The Initial Master Servicer and the Initial Special Servicer................................................S-73
   Servicing and Other Compensation and Payment of Expenses....................................................S-73
   Sub-Servicers...............................................................................................S-78
   The Controlling Class Representative........................................................................S-78
   Replacement of the Special Servicer.........................................................................S-81
   Beneficial Owners of the Controlling Class..................................................................S-81
   Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions................................................S-81
   Modifications, Waivers, Amendments and Consents.............................................................S-82
   Required Appraisals.........................................................................................S-83
   Certificate Account.........................................................................................S-84
   Realization Upon Defaulted Mortgage Loans...................................................................S-86
   REO Properties..............................................................................................S-88
   Inspections; Collection of Operating Information............................................................S-90
   Evidence as to Compliance...................................................................................S-90
   Events of Default...........................................................................................S-91
   Rights Upon Event of Default................................................................................S-92
DESCRIPTION OF THE OFFERED CERTIFICATES........................................................................S-92
   General.....................................................................................................S-92
   Registration and Denominations..............................................................................S-94
   Distribution Account........................................................................................S-94
   Interest Reserve Account....................................................................................S-96
   Payments....................................................................................................S-96



                                      S-3



   Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust
        Fund Expenses.........................................................................................S-104
   Advances of Delinquent Monthly Debt Service Payments.......................................................S-105
   Reports to Certificateholders; Available Information.......................................................S-107
   Voting Rights..............................................................................................S-110
   Termination................................................................................................S-111
   The Trustee................................................................................................S-111
   The Fiscal Agent...........................................................................................S-112
YIELD AND MATURITY CONSIDERATIONS.............................................................................S-113
   Yield Considerations.......................................................................................S-113
   Weighted Average Lives of the Class A-1, A-2, A-3, A-4, B, C and D Certificates............................S-116
USE OF PROCEEDS...............................................................................................S-119
FEDERAL INCOME TAX CONSEQUENCES...............................................................................S-119
   General....................................................................................................S-119
   Discount and Premium; Prepayment Consideration.............................................................S-120
   Constructive Sales of Class XC and Class XP Certificates...................................................S-121
   Characterization of Investments in Offered Certificates....................................................S-121
ERISA CONSIDERATIONS..........................................................................................S-122
LEGAL INVESTMENT..............................................................................................S-125
METHOD OF DISTRIBUTION........................................................................................S-125
LEGAL MATTERS.................................................................................................S-127
RATINGS.......................................................................................................S-127
GLOSSARY......................................................................................................S-129
ANNEX A-1  CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS.............................................A-1
ANNEX A-2  CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES.............................................A-2
ANNEX A-3  CAPITAL IMPROVEMENT, REPLACEMENT AND TENANT IMPROVEMENT RESERVE ACCOUNTS.............................A-3
ANNEX A-4  COMMERCIAL TENANTS OF THE MORTGAGED REAL PROPERTIES..................................................A-4
ANNEX A-5  CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS..............................................A-5
ANNEX B  FORM OF TRUSTEE REPORT.................................................................................B-1
ANNEX C  STRUCTURAL AND COLLATERAL TERM SHEET AND DESCRIPTION OF THE TEN LARGEST MORTGAGE LOANS.................C-1
ANNEX D  CLASS XP REFERENCE RATE................................................................................D-1

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS...............................................2
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.................................................................2
SUMMARY OF PROSPECTUS.............................................................................................3
RISK FACTORS.....................................................................................................10
CAPITALIZED TERMS USED IN THIS PROSPECTUS........................................................................26
DESCRIPTION OF THE TRUST ASSETS..................................................................................26
YIELD AND MATURITY CONSIDERATIONS................................................................................45
MERRILL LYNCH MORTGAGE INVESTORS, INC............................................................................50
DESCRIPTION OF THE CERTIFICATES..................................................................................50
DESCRIPTION OF THE GOVERNING DOCUMENTS...........................................................................58
DESCRIPTION OF CREDIT SUPPORT....................................................................................66
LEGAL ASPECTS OF MORTGAGE LOANS..................................................................................68
FEDERAL INCOME TAX CONSEQUENCES..................................................................................79
STATE AND OTHER TAX CONSEQUENCES................................................................................113
ERISA CONSIDERATIONS............................................................................................114
LEGAL INVESTMENT................................................................................................117
USE OF PROCEEDS.................................................................................................118
METHOD OF DISTRIBUTION..........................................................................................119
LEGAL MATTERS...................................................................................................120
FINANCIAL INFORMATION...........................................................................................120
RATING..........................................................................................................120
GLOSSARY........................................................................................................122



            IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
           PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE
                         RELATED REGISTRATION STATEMENT

         Information about the offered certificates is contained in two separate documents--

         o this prospectus supplement, which describes the specific terms of the offered certificates; and
         o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

         You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

         In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: in the case of the midwest regional office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and in the case of the northeast regional office, 233 Broadway, New York, New York 10007. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

         You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement. If the descriptions of the offered certificates vary between the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

         THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

         WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE CERTIFICATES THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT OFFERING THE NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS SUPPLEMENT.

         UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS INCLUDED IN THE TRUST, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST AS OF THE CUT-OFF DATE, WHICH IS JULY 1, 2002 (OR, WITH RESPECT TO ONE MORTGAGE LOAN, JULY 10, 2002), AFTER APPLICATION OF ALL PAYMENTS DUE ON OR BEFORE SUCH DATE (WHETHER OR NOT RECEIVED). THE CUT-OFF DATE BALANCE OF EACH MORTGAGE LOAN INCLUDED IN THE TRUST AND EACH CUT-OFF DATE CERTIFICATE BALANCE IN THIS PROSPECTUS SUPPLEMENT ASSUMES THE TIMELY RECEIPT OF PRINCIPAL SCHEDULED TO BE PAID (IF ANY) ON EACH MORTGAGE LOAN AND NO DEFAULTS, DELINQUENCIES OR PREPAYMENTS ON ANY MORTGAGE LOAN AS OF THE RELATED CUT-OFF DATE. PERCENTAGES OF MORTGAGED REAL PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST AS OF THE CUT-OFF DATE REPRESENTED BY THE AGGREGATE PRINCIPAL BALANCE OF THE RELATED MORTGAGE LOANS AS OF THE CUT-OFF DATE. ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS INCLUDED IN THE TRUST IS PROVIDED ON AN APPROXIMATE BASIS.

                         INTRODUCTION TO THE TRANSACTION

         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Commercial Mortgage Pass-Through Certificates, Series 2002-MW1 and consisting of multiple classes. The table below identifies the respective classes of that series (other than the class Z-I or Z-II certificates), specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.


---------------------------------------------------------------------------------------------------------------------------------
                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
---------------------------------------------------------------------------------------------------------------------------------
                             APPROX. TOTAL      APPROX.
                                INITIAL          TOTAL       APPROX. %                                  WEIGHTED
                EXPECTED       PRINCIPAL        INITIAL     OF INITIAL     PASS-THROUGH     INITIAL      AVERAGE     PRINCIPAL
                RATINGS        BALANCE OR       CREDIT       MORTGAGE          RATE       PASS-THROUGH    LIFE        WINDOW
   CLASS      MOODY'S/S&P   NOTIONAL AMOUNT     SUPPORT    POOL BALANCE    DESCRIPTION        RATE       (YEARS)    (MON./YR.)
---------------------------------------------------------------------------------------------------------------------------------
  Offered Certificates
---------------------------------------------------------------------------------------------------------------------------------
     A-1       Aaa/AAA        $   67,917,000     21.875%        6.27%        Fixed          3.8890%       2.800    08/02-02/07
---------------------------------------------------------------------------------------------------------------------------------
     A-2       Aaa/AAA        $   97,857,000     21.875%        9.04%        Fixed          4.9290%       5.100    02/07-11/08
---------------------------------------------------------------------------------------------------------------------------------
     A-3       Aaa/AAA        $  120,974,000     21.875%       11.17%        Fixed          5.4030%       7.813    11/08-08/11
---------------------------------------------------------------------------------------------------------------------------------
     A-4       Aaa/AAA        $  559,033,000     21.875%       51.64%        Fixed          5.6190%       9.605    08/11-06/12
---------------------------------------------------------------------------------------------------------------------------------
      B         Aa2/AA        $   41,951,000     18.000%        3.88%        Fixed          5.7470%       9.919    06/12-06/12
---------------------------------------------------------------------------------------------------------------------------------
      C          A2/A         $   46,011,000     13.750%        4.25%        Fixed          5.8450%       9.919    06/12-06/12
---------------------------------------------------------------------------------------------------------------------------------
      D         A3/A-         $   10,826,000     12.750%        1.00%        Fixed          5.9040%       9.919    06/12-06/12
---------------------------------------------------------------------------------------------------------------------------------
  Non-Offered Certificates
---------------------------------------------------------------------------------------------------------------------------------
      E      Not offered      $   18,945,000     11.000%        1.75%        Fixed          6.2190%   Not offered   Not offered
---------------------------------------------------------------------------------------------------------------------------------
      F      Not offered      $   17,592,000      9.375%        1.62%        Fixed          6.3170%   Not offered   Not offered
---------------------------------------------------------------------------------------------------------------------------------
      G      Not offered      $   17,593,000      7.750%        1.63%        Fixed          6.5700%   Not offered   Not offered
---------------------------------------------------------------------------------------------------------------------------------
      H      Not offered      $   18,945,000      6.000%        1.75%        Fixed          5.6950%   Not offered   Not offered
---------------------------------------------------------------------------------------------------------------------------------
      J      Not offered      $   16,239,000      4.500%        1.50%        Fixed          5.6950%   Not offered   Not offered
---------------------------------------------------------------------------------------------------------------------------------
      K      Not offered      $    5,413,000     4.000%         0.50%        Fixed          5.6950%   Not offered   Not offered
---------------------------------------------------------------------------------------------------------------------------------
      L      Not offered      $    8,120,000     3.250%         0.75%        Fixed          5.6950%   Not offered   Not offered
---------------------------------------------------------------------------------------------------------------------------------
      M      Not offered      $   13,532,000      2.000%        1.25%        Fixed          5.6950%   Not offered   Not offered
---------------------------------------------------------------------------------------------------------------------------------
      N      Not offered      $    5,413,000     1.500%         0.50%        Fixed           5.695%   Not offered   Not offered
---------------------------------------------------------------------------------------------------------------------------------
      O      Not offered      $   16,239,757      0.0%          1.50%        Fixed           5.695%   Not offered   Not offered
---------------------------------------------------------------------------------------------------------------------------------
     XC      Not offered      $1,082,600,757      N/A            N/A       Variable         0.2416%   Not offered   Not offered
---------------------------------------------------------------------------------------------------------------------------------
     XP      Not offered      $  993,674,000      N/A            N/A       Variable         1.9157%   Not offered   Not offered
---------------------------------------------------------------------------------------------------------------------------------

The following pages of this prospectus supplement contain certain explanations and qualifications to the information provided in the above table.

         The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Merrill Lynch Mortgage Trust. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

         The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of July 10, 2002. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the offered certificates. The parties to the pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.

                             ----------------------

KEY CERTIFICATE FEATURES SHOWN IN THE TABLE ABOVE
A.   TOTAL PRINCIPAL BALANCE
     OR NOTIONAL AMOUNT AT
     INITIAL ISSUANCE.......................      The table above identifies for each class of the certificates the approximate total initial principal balance, if any, of that class.  The actual total initial principal balance of any class of certificates may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance.  The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                                                  As shown in the table above, the class A-1, A-2, A-3, A-4, B, C, D, E, F,
                                                  G, H, J, K, L, M, N and O certificates are the only certificates with principal balances.  The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cashflow received on or with respect to the underlying mortgage loans.

                                                  The class XC and class XP certificates do not have principal balances.
                                                  They are interest-only certificates.  The notional amount of the class XC certificates will equal the total principal balance of the class A-1, A-2,
                                                  A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N and O certificates outstanding from time to time.  The total initial notional amount of the class XC certificates will be approximately $1,082,600,757, although it may be as much as 5% larger or smaller, depending on the actual size of the initial mortgage pool balance.

                                                  The notional amount of the class XP certificates will equal:

                                                  o   during the period from the date of initial issuance of the certificates through and including the distribution date in July 2003, the sum of (a)
                                                      the lesser of $27,708,000 and the certificate balance of the class A-1 certificates outstanding from time to time and (b) the certificate balance of the class A-2, class A-3, class A-4, class B, class C, class D, class E, class F, class G, class H and class J certificates outstanding from time to time;

                                                  o   during the period following the distribution date in July 2003 through and including the distribution date in July 2004, the sum of (a) the lesser of
                                                      $82,926,000 and the certificate balance of the class A-2 certificates outstanding from time to time and (b) the certificate balance of the class
                                                      A-3, class A-4, class B, class C, class D, class E, class F, class G, class
                                                      H and class J certificates outstanding from time to time;

                                                  o   during the period following the distribution date in July 2004 through and including the distribution date in July 2005, the sum of (a) the lesser of
                                                      $41,426,000 and the certificate balance of the class A-2 certificates outstanding from time to time and (b) the certificate balance of the class
                                                      A-3, class A-4, class B, class C, class D, class E, class F, class G, class
                                                      H and class J certificates outstanding from time to time;

                                                               S-8


                                                  o   during the period following the distribution date in July 2005 through and including the distribution date in July 2006, the sum of (a) the lesser of
                                                      $115,000,000 and the certificate balance of the class A-3 certificates outstanding from time to time, (b) the certificate balance of the class
                                                      A-4, class B, class C, class D, class E, class F, class G and class H certificates outstanding from time to time and (c) the lesser of $3,200,000 and the certificate balance of the class J certificates outstanding from time to time;

                                                  o   during the period following the distribution date in July 2006 through and including the distribution date in July 2007, the sum of (a) the lesser of
                                                      $21,000,000 and the certificate balance of the class A-3 certificates outstanding from time to time, (b) the certificate balance of the class
                                                      A-4, class B, class C, class D, class E, class F and class G certificates outstanding from time to time and (c) the lesser of $4,000,000 and the certificate balance of the class H certificates outstanding from time to time;

                                                  o   during the period following the distribution date in July 2007 through and including the distribution date in July 2008, the sum of (a) the lesser of
                                                      $528,900,000 and the certificate balance of the class A-4 certificates outstanding from time to time, (b) the certificate balance of the class B, class C, class D, class E and class F certificates outstanding from time to time and (c) the lesser of $6,000,000 and the certificate balance of the class G certificates outstanding from time to time;

                                                  o   during the period following the distribution date in July 2008 through and including the distribution date in July 2009 the sum of (a) the lesser of
                                                      $483,000,000 and the certificate balance of the class A-4 certificates outstanding from time to time, (b) the certificate balance of the class B, class C, class D and class E certificates outstanding from time to time and
                                                      (c) the lesser of $9,274,000 and the certificate balance of the class F certificates outstanding from time to time; and

                                                  o   following the distribution date in July 2009, $0.

                                                  The total initial notional amount of the class XP certificates will be approximately $993,674,000, although it may be as much as 5%
                                                  larger or smaller depending upon the actual initial principal balance of the class A-1, class A-2, class A-3, class A-4, class B, class C, class D, class E, class F, class G, class H and class J certificates.

                                                  The class R-I, R-II, Z-I and Z-II certificates do not have principal balances or notional amounts. The class R-I and class R-II certificates are residual interest certificates and the holders of the class R-I and R-II certificates are not expected to receive any material payments. The class Z-I and class Z-II certificates represent the right to receive additional interest in respect of loans with anticipated repayment dates.

B.   TOTAL CREDIT SUPPORT AT                      The respective classes of the certificates entitle their holders to varying
     INITIAL ISSUANCE.......................      degrees of seniority for purposes of--

                                                  o   receiving payments of interest and, if and when applicable, payments of principal; and

                                                  o   bearing the effects of losses on the underlying mortgage loans, as well as default-related and other unanticipated expenses of the trust.

                                                  The class A-1, A-2, A-3, A-4, XC and XP certificates are the most senior. The class O certificates will be the most subordinate as of the issue date. The remaining classes of certificates are listed from top to bottom in


                                                               S-9



                                                  descending order of seniority.

                                                  The table above shows the approximate total credit support provided to each class of the offered certificates through the subordination of other classes of the certificates. In the case of each of those classes of offered certificates, the credit support shown in the table above represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the certificates that are subordinate to the indicated class.

C.   PASS-THROUGH RATE......................      Each class of the certificates, other than the class R-I, R-II, Z-I and
                                                  Z-II certificates, will bear interest.  The table above provides the indicated information regarding the pass-through rate at which each of those classes of the certificates will accrue interest.

                                                  Each class of certificates identified in the table on page S-7 of this prospectus supplement as having a fixed pass-through rate, has a fixed pass-through rate that will remain constant at the initial pass-through rate for that class.

                                                  The pass-through rate for the class XP certificates, for each distribution date through and including the July 2009 distribution date will equal the weighted average of the respective strip rates, which we refer to as class
                                                  XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the class XP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.  Each of those components will be comprised of all or a designated portion of the certificate balances of a specified class of certificates.  If all or a designated portion of the certificate balance of any class of certificates is identified under "--Total Principal Balance or
                                                  Notional Amount at Initial Issuance" above as being part of the notional amount of the class XP certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent a separate component of the notional amount of the class XP certificates for purposes of calculating the accrual of interest during the related interest accrual period.  For purposes of accruing interest during any interest accrual period, through and including the July 2009 distribution date, on any particular component of the notional amount of the class XP certificates immediately prior to the related distribution date, the applicable class XP strip rate will equal the excess, if any, of:

                                                  (1)   the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for such distribution date and (b) the weighted average net mortgage rate for such interest accrual period, over

                                                  (2)   the pass-through rate in effect for such distribution date for the class of certificates, whose certificate balance, or a designated portion thereof, comprises such component.

                                                  Following the July 2009 distribution date, the class XP certificates will cease to accrue interest. In connection therewith, the class XP certificates will have a 0% pass-through rate for the August 2009 distribution date and for each distribution date thereafter.

                                                  The pass-through rate for the class XC certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class XC strip rates, at which interest accrues from time to time on



                                                              S-10


                                                  the respective components of the notional amount of the class XC certificates outstanding immediately prior to the distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of certificates. In general, the certificate balance of certain classes of certificates will constitute a separate component of the notional amount of the class XC certificates;
                                                  provided that, if a portion, but not all, of the certificate balance of any particular class of certificates is identified under "--Total Principal Balance or Notional Amount at Initial Issuance" above as being part of the notional amount of the class XP certificates immediately prior to any payment date, then that identified portion of such certificate balance will also represent a separate component of the notional amount of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will represent another separate component of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the July 2009 distribution date, on any particular component of the notional amount of the class XC certificates immediately prior to the related distribution date, the applicable class XC strip rate will be calculated as follows:


                                                  (1)   if such particular component consists of the entire certificate balance of any class of certificates, and if such certificate balance also constitutes, in its entirety, a component of the notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of
                                                        (a) the weighted average net mortgage rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex
                                                        D to this prospectus supplement for such interest accrual period and (ii)
                                                        the pass-through rate in effect during such interest accrual period for such distribution date for such class of certificates;

                                                  (2)   if such particular component consists of a designated portion (but not all) of the certificate balance of any class of certificates, and if such designated portion of such certificate balance also constitutes a component of the notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) the greater of
                                                        (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such distribution date for such class of certificates;

                                                  (3)   if such particular component consists of the entire certificate balance of any class of certificates, and if such certificate balance for such distribution does not, in whole or in part, also constitute a component of the notional amount of the class XP certificates immediately prior to the related payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate in effect during such interest accrual period for such distribution date for such certificates; and

                                                  (4)   if such particular component consists of a designated portion (but




                                                              S-11


                                                        not all) of the certificate balance of any class of certificates, and if such designated portion of such certificate balance does not also constitute a component of the notional amount of the class XP certificates immediately prior to the related payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b)
                                                        the pass-through rate in effect during such interest accrual period for such distribution date for such class of certificates.

                                                  Notwithstanding the foregoing, for purposes of the accrual of interest on the class XC certificates for each distribution date subsequent to the July 2009 distribution date, the certificate balance of each class of certificates (other than the class R-I, class R-II, class XP, class XC, class Z-I and class Z-II certificates) will constitute a single separate component of the notional amount of the class XC certificates, and the applicable class XC strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate in effect for such distribution date for the class of certificates corresponding to such component.

                                                  See "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments--Calculation of
                                                  Pass-Through Rates" in this prospectus supplement.

D.   WEIGHTED AVERAGE LIFE
     AND PRINCIPAL WINDOW...................      The weighted average life of any class of offered certificates refers to the average amount of time that will elapse from the date of their issuance until the total principal balance of those certificates is paid to the investor.  The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates receive principal payments.

                                                  The weighted average life and principal window shown in the table above for each class of offered certificates were calculated based on the following assumptions--

                                                  o   the related borrower timely makes all payments on each mortgage loan;

                                                  o   if a mortgage loan has an anticipated repayment date, as described under
                                                      "--The Underlying Mortgage Loans and the Mortgaged Real Properties" below, the mortgage loan will be paid in full on that date; and

                                                  o   no mortgage loan will be prepaid prior to its stated maturity.

                                                  The weighted average life and principal window shown in the table above for each class of offered certificates were further calculated based on the other maturity assumptions described under "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement.

E.   RATINGS................................      The ratings shown in the table above for the offered certificates are those of
                                                  Moody's Investors Service, Inc. and Standard and Poor's Ratings Services, a
                                                  division of The McGraw-Hill Companies, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table above.


                                                  The ratings of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before the distribution date in
                                                  July 2034, which is the rated final distribution date. A security rating is not a recommendation to buy, sell or hold securities and the assigning rating



                                                              S-12


                                                  agency may revise or withdraw its rating at any time.

                                                  For a description of the limitations of the ratings of the offered certificates, see "RATINGS" in this prospectus supplement.

                                                    RELEVANT PARTIES

WE AND US...................................      Our name is Merrill Lynch Mortgage Investors, Inc.  We are a special purpose Delaware corporation.  Our address is 4 World Financial Center,
                                                  10th Floor, 250 Vesey Street, New York, New York  10080 and our telephone number is (212) 449-1000.  See "MERRILL LYNCH MORTGAGE INVESTORS, INC." in
                                                  the accompanying prospectus.

INITIAL TRUSTEE.............................      LaSalle Bank National Association will act as the initial trustee on behalf of  all the certificateholders.  The trustee will be responsible for distributing payments to certificateholders and delivering certain reports to certificateholders that provide various details regarding the certificates and the mortgage loans included in the trust.  See
                                                  "DESCRIPTION OF THE OFFERED CERTIFICATES--The Trustee" in this prospectus supplement.  The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration.

FISCAL AGENT................................      ABN AMRO Bank N.V., a Netherlands banking corporation.  See "DESCRIPTION OF
                                                  THE OFFERED CERTIFICATES--The Trustee" in this prospectus supplement.

INITIAL MASTER SERVICER.....................      Wachovia Bank, National Association will act as the initial master servicer with respect to the mortgage loans.  The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust.  See "SERVICING OF THE
                                                  UNDERLYING MORTGAGE LOANS--The Initial Master Servicer and the Initial
                                                  Special Servicer" in this prospectus supplement.

INITIAL SPECIAL SERVICER....................      Lend Lease Asset Management, L.P., a Texas limited partnership, will act as the initial special servicer with respect to the mortgage loans.  The special servicer will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans included in the trust that, in general, are in default or as to which default is imminent.  See "SERVICING OF THE UNDERLYING MORTGAGE LOANS--The
                                                  Initial Master Servicer and the Initial Special Servicer" in this prospectus supplement.

CONTROLLING CLASS
OF CERTIFICATEHOLDERS.......................      The holders of certificates representing a majority interest in a designated controlling class of the certificates (initially the class O certificates) will have the right, subject to the conditions described under "SERVICING OF THE UNDERLYING MORTGAGE LOANS--The Controlling Class
                                                  Representative" and "--Replacement of the Special Servicer" in this prospectus supplement, to--

                                                  o   replace the special servicer; and

                                                  o   select a representative that may direct and advise the special servicer on various servicing matters.

                                                  Unless there are significant losses on the underlying mortgage loans, the controlling class of certificateholders will be the holders of a non-offered class of certificates. It is anticipated that Lend Lease Real Investment


                                                              S-13



                                                  Holdings, Inc., an affiliate of the initial special servicer, will purchase certain non-offered classes of certificates, including the class O certificates.

MORTGAGE LOAN SELLERS.......................      We will acquire the mortgage loans that are to back the offered certificates, from--

                                                  o   Merrill Lynch Mortgage Lending, Inc., a Delaware Corporation; and

                                                  o   Wachovia Bank, National Association, a national banking association.

                                                  Merrill Lynch Mortgage Lending, Inc. originated or acquired 62 of the mortgage loans to be included in the trust representing approximately 58.3% of the initial mortgage pool balance. Wachovia Bank, National Association originated or acquired 39 of the mortgage loans to be included in the trust representing approximately 41.7% of the initial mortgage pool balance.

                                                  See "DESCRIPTION OF THE MORTGAGE POOL--The Mortgage Loan Sellers" in this prospectus supplement.

UNDERWRITERS................................      Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation,
                                                  Wachovia Securities, Inc. (formerly known as First Union Securities, Inc.), a Delaware corporation and Deutsche Bank Securities Inc, a Delaware corporation, are the underwriters of this offering.  See "METHOD OF
                                                  DISTRIBUTION" in this prospectus supplement.  Merrill Lynch, Pierce, Fenner
                                                  & Smith Incorporated is our affiliate and is an affiliate of one of the mortgage loan sellers. Wachovia Securities, Inc. is an affiliate of one of the mortgage loan sellers and the master servicer.  Merrill Lynch, Pierce,
                                                  Fenner & Smith Incorporated and Wachovia Securities, Inc. are acting as co-lead managers and co-bookrunners of the offering.

                                                    RELEVANT DATES AND PERIODS

CUT-OFF DATE................................      The pooled mortgage loans will be considered part of the trust as of a cut-off date of July 1, 2002 (or, with respect to one mortgage loan, July
                                                  10, 2002).  All payments and collections received on the underlying mortgage loans after that date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust.
                                                  Accordingly, July 1, 2002 (or, with respect to one mortgage loan, July 10,
                                                  2002) is the date as of which we present much of the information relating to the underlying mortgage loans and the mortgaged real properties for those loans in this prospectus supplement.

ISSUE DATE..................................      The date of initial issuance for the offered certificates will be on or about July 11, 2002.

DETERMINATION DATE..........................      During any given month, the determination date will be the eighth day of each month, or if such eighth day is not a business day, the next succeeding business day.

DISTRIBUTION DATE...........................      Payments on the offered certificates are scheduled to occur monthly, commencing in August 2002.  During any given month, the distribution date will be the fourth business day after the determination date.

RECORD DATE.................................      The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month.  The registered holders of the offered certificates at the close of business on each record date, will be entitled to receive any payments on those certificates on the following


                                                              S-14



                                                  distribution date.

RATED FINAL DISTRIBUTION DATE...............      The rated final distribution date for each class of the offered certificates is the distribution date in July 2034.

COLLECTION PERIOD...........................      On any distribution date, amounts available for payment on the offered certificates will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period.  Each collection period--

                                                  o   will relate to a particular distribution date;

                                                  o   will be approximately one month long;

                                                  o   will begin on the day after the determination date in the immediately preceding month or, in the case of the first collection period, will begin immediately following the cut-off date; and

                                                  o   will end on the determination date in the month of the related distribution date.

INTEREST ACCRUAL PERIOD.....................      The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period.  The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs; provided that, for the purposes of calculating interest on the certificates, each interest accrual period will be deemed to consist of 30 days.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND DENOMINATIONS..............      We intend to deliver the offered certificates in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $1.00.

                                                  You will initially hold your offered certificates through The Depository
                                                  Trust Company and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company.  As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Registration and
                                                  Denominations" in this prospectus supplement and under "DESCRIPTION OF THE
                                                  CERTIFICATES--Book-Entry Registration" in the accompanying prospectus.  We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.
PAYMENTS

A.  GENERAL.................................      On each distribution date, the trustee will make payments of interest and principal to the respective classes of certificateholders entitled to those payments, sequentially as follows:


                                                              S-15



                                                          PAYMENT ORDER                            CLASS
                                                   ----------------------------       -------------------------------
                                                                  1                     A-1, A-2, A-3, A-4, XC and XP
                                                                  2                                   B
                                                                  3                                   C
                                                                  4                                   D
                                                                  5                                   E
                                                                  6                                   F
                                                                  7                                   G
                                                                  8                                   H
                                                                  9                                   J
                                                                 10                                   K
                                                                 11                                   L
                                                                 12                                   M
                                                                 13                                   N
                                                                 14                                   O

                                                  Allocation of interest payments among the class A-1, A-2, A-3, A-4, XC and XP certificates is pro rata based on entitlement. Allocation of principal payments between the class A-1, A-2, A-3 and A-4 certificates is described under
                                                  "--Payments--Payments of Principal" below. The class XC and XP certificates do not have principal balances and do not entitle their holders to payments of principal.

                                                  See "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments--Priority of Payments"
                                                  in this prospectus supplement.

B.   PAYMENTS OF INTEREST...................      Each class of certificates will bear interest, with the exception of the
                                                  class   Z-I, Z-II, R-I and R-II certificates.  In each case, that interest will accrue during each interest accrual period based upon--

                                                  o   the pass-through rate applicable for the particular class for that interest accrual period;

                                                  o   the total principal balance or notional amount, as the case may be, of the particular class outstanding immediately prior to the related distribution date; and

                                                  o   the assumption that each year consists of twelve 30-day months.

                                                  A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "DESCRIPTION OF THE OFFERED
                                                  CERTIFICATES--Payments--Payments of Interest" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the certificates (other than in the case of the class XC and class XP certificates), including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest otherwise payable on those classes for the corresponding interest accrual period.

                                                  On each distribution date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period, minus (other than in the case of the class XC and class XP certificates) your class' share of any shortfalls in interest collections due to prepayments on mortgage loans included in the

                                                              S-16



                                                  trust that are not offset by certain payments made by the master servicer, and minus (other than in the case of the class XC and the class XP certificates)
                                                  your class' allocable share of any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated
                                                  principal balance of the mortgage loan.

                                                  See "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments--Payments of Interest"
                                                  and "--Payments--Priority of Payments" in this prospectus supplement.

C.   PAYMENTS OF PRINCIPAL..................      The class XC, class XP, class R-I, class R-II, class Z-I and class Z-II certificates do not have principal balances and do not entitle their holders to payments of principal.  Subject to available funds and the payment priorities described under "--Payments--General" above, however, the holders of each other class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.  The trustee must make payments of principal in a specified sequential order to ensure that--

                                                  o   no payments of principal will be made to the holders of any non-offered class of certificates until the total principal balance of the offered certificates is reduced to zero;

                                                  o   no payments of principal will be made to the holders of the class B, C or D certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero; and

                                                  o   except as described in the following paragraph, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-3 certificates is reduced to zero, no payments of principal will be made to the holders of class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.


                                                  Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N or O certificates could be reduced to zero at a time when the class A-1, A-2, A-3 and A-4 certificates remain outstanding. Under those circumstances, any payments of principal on the class
                                                  A-1, A-2, A-3, A-4 certificates will be made on a pro rata basis in accordance with their respective principal balances.

                                                  The total payments of principal to be made on the certificates on any distribution date will be a function of--

                                                  o   the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer; and

                                                  o   the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                                  The certificate balance or notional amount of a class of certificates may be


                                                              S-17


                                                  increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification.

                                                  See "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments--Payments of
                                                  Principal", "--Payments--Priority of Payments" and "--Payments--Calculation of
                                                  Pass-Through Rates" in this prospectus supplement.

D.   PAYMENTS OF PREPAYMENT
     PREMIUMS AND YIELD
     MAINTENANCE CHARGES....................      You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust. Such distributions are in addition to the distributions of principal and interest described above.

                                                  o  If any prepayment premium or yield maintenance charge is collected on any of the pooled mortgage loans, then the trustee will pay that amount in the proportions described under DESCRIPTION OF THE OFFERED CERTIFICATES--Payments--
                                                  Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement, to--

                                                      o   the holders of the class XC certificates; and/or

                                                      o   the holders of any other class or classes of certificates senior to the class H certificates, that are then entitled to receive payments of principal.

                                                  See "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments--Payments of Prepayment
                                                  Premiums and Yield Maintenance Charges" in this prospectus supplement,

E.   ALLOCATION OF ADDITIONAL INTEREST......      On each distribution date, any additional interest collected during the related collection period on a mortgage loan with an anticipated repayment date will be distributed, in the case of mortgage loans sold by Merrill
                                                  Lynch Mortgage Lending, Inc., to the holders of the class Z-I certificates, and in the case of mortgage loans sold by Wachovia Bank, National
                                                  Association, to the holders of the class Z-II certificates. Initially, we expect that Merrill Lynch, Pierce, Fenner & Smith Incorporated or one of
                                                  its affiliates will hold the class Z-I certificates and that Wachovia Bank,
                                                  National Association or one of its affiliates will hold the class Z-II certificates.  See "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments--Payments
                                                  of Additional Interest" in this prospectus supplement.
EFFECT OF LOSSES ON THE UNDERLYING MORTGAGE
LOANS AND OTHER UNANTICIPATED EXPENSES......      Because of losses on the underlying mortgage loans and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the certificates.  If and to the extent that those losses and expenses cause a deficit to exist following the payments made on the certificates on any distribution date, the total principal balances of the following classes of certificates will be successively reduced in the following order, until that deficit is eliminated:



                                                              S-18



                                                      REDUCTION ORDER                       CLASS
                                                  ------------------------            -----------------
                                                            1                                 O
                                                            2                                 N
                                                            3                                 M
                                                            4                                 L
                                                            5                                 K
                                                            6                                 J
                                                            7                                 H
                                                            8                                 G
                                                            9                                 F
                                                           10                                 E
                                                           11                                 D
                                                           12                                 C
                                                           13                                 B
                                                           14                      A-1, A-2, A-3 and A-4

                                                  Any reduction to the total principal balances of the class A-1, class A-2, class A-3 and class A-4 certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances.

                                                  Any losses realized on the mortgage loans included in the trust or additional trust fund expenses allocated in reduction of the certificate balance of any class of certificates may result in a corresponding reduction in the notional amount of the class XC and class XP certificates.

                                                  See "DESCRIPTION OF THE OFFERED CERTIFICATES--Reductions of Certificate
                                                  Principal Balances in Connection With Realized Losses and Additional Trust Fund
                                                  Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS.......................      Except as described in the next two paragraphs, the master servicer will be required to make advances of principal and/or interest due on the pooled mortgage loans with respect to any delinquent monthly payments, other than balloon payments.  In addition, the trustee or the fiscal agent must make any of those advances that the master servicer fails to make.  As described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Advances of Delinquent
                                                  Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                                  Notwithstanding the foregoing, none of the master servicer, the trustee or the fiscal agent will be required to make any advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the related mortgage loan.  The trustee and the fiscal agent will be entitled to rely on any determination of non-recoverability of the master servicer.

                                                  In addition, if any of the adverse events or circumstances that we describe under "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Required Appraisals" in
                                                  this prospectus supplement, occur or exist with respect to any pooled mortgage loan or the mortgaged real property for that loan, the special servicer will be obligated to obtain a new appraisal or, in cases involving relatively small principal balances, conduct a valuation of that property.
                                                  If, based on that appraisal or other valuation, it is determined that the principal balance of, and other delinquent amounts due under, the mortgage loan, exceed 90% of the new estimated value of that real property,

                                                              S-19


                                                  then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced in the same proportion that the excess bears to the principal balance of the mortgage loan, net of related advances of principal. In the event advances are reduced, funds available to pay interest on the most subordinate interest bearing class of certificates then outstanding will be reduced.

                                                  See "DESCRIPTION OF THE OFFERED CERTIFICATES--Advances of Delinquent Monthly
                                                  Debt Service Payments" and "SERVICING OF THE UNDERLYING MORTGAGE
                                                  LOANS--Required Appraisals" in this prospectus supplement.  See also
                                                  "DESCRIPTION OF THE CERTIFICATES--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS...............      On each distribution date, the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Annex B to this prospectus supplement.  The trustee's report will detail, among other things, the distributions made to the certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

                                                  You may also review on the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged real properties for those loans.  We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                                  See "DESCRIPTION OF THE OFFERED CERTIFICATES--Reports to Certificateholders;
                                                  Available Information" in this prospectus supplement.

OPTIONAL AND OTHER TERMINATION..............      Specified parties to the transaction may terminate the trust when the total principal balance of the related mortgage pool, net of advances of principal, is less than approximately 1.0% of the initial mortgage pool balance.  See "DESCRIPTION OF THE OFFERED CERTIFICATES--Termination" in this prospectus supplement.

                             THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.....................................      In this section, we provide summary information with respect to the mortgage loans that we intend to include in the trust.  For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                                  o   "DESCRIPTION OF THE MORTGAGE POOL";

                                                  o   "RISK FACTORS--Risks Related to the Underlying Mortgage Loans";

                                                  o   Annex A-1--Certain Characteristics of the Underlying Mortgage Loans;

                                                  o   Annex A-2--Certain Characteristics Regarding Multifamily Properties;

                                                  o   Annex A-3--Capital Improvement, Replacement and Tenant Improvement Reserve
                                                      Accounts;

                                                  o   Annex A-4--Commercial Tenants of the Mortgaged Real Properties;

                                                  o   Annex A-5--Cross-Collateralized and Cross-Defaulted Mortgage


                                                              S-20



                                                  Loans; and

                                                  o   Annex C--Structural and Collateral Term Sheet and Description of the Ten
                                                      Largest Mortgage Loans.

                                                  When reviewing the information that we have included in this prospectus supplement with respect to the pool of mortgage loans that are to back the offered certificates, please note that--

                                                  o   all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

                                                  o   all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and no prepayments occur prior to the cut-off date;

                                                  o   all weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

                                                  o   when information with respect to the underlying mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

                                                  o   if any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on the allocated loan balance specified in the related loan documents or, to the extent not specified in the related loan documents, it has been allocated on an individual mortgaged real property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties; and

                                                  o   statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS..............................      We are not the originator of the mortgage loans that we intend to include in the trust.  We will acquire those mortgage loans from two separate parties.  Each of those mortgage loans was originated by--

                                                  o   the related mortgage loan seller from whom we acquired the mortgage loan;
                                                      or

                                                  o   an affiliate of the related mortgage loan seller.

PAYMENT AND OTHER TERMS.....................      Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest.

                                                  Repayment of each of the mortgage loans is secured by a first mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties.
                                                  Except for limited permitted encumbrances, which we describe in the
                                                  "GLOSSARY" to this prospectus supplement, that mortgage lien will be a first priority lien.

                                                  All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality, by any private mortgage insurer or by any of the parties to

                                                              S-21


                                                  the pooling and servicing agreement.

                                                  Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement.
                                                  Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                                                  Each of the mortgage loans provides for scheduled payments of principal and/or interest to be due on the first day of each month and has a grace period that does not extend beyond the 10th day of the month, with the exception of one mortgage loan, which provides for scheduled payments of principal and/or interest to be due on the 10th day of each month and has no grace period.

                                                  Five of the mortgage loans, representing approximately 9.1% of the initial mortgage pool balance, require the payment of interest only on each due date until the expiration of a designated period, and the amortization of principal commencing on the due date following the expiration of such period. In the event the borrower elects to pay the mortgage loan in full on or before the expiration of the interest-only period, payment of the entire principal amount, with interest, will be due.

                                                  Eighty-seven of the mortgage loans, representing approximately 72.4% of the initial mortgage pool balance, commonly known as balloon loans, provide for:

                                                  o   an amortization schedule that is significantly longer than its remaining term to stated maturity; and

                                                  o   a substantial payment of principal on its maturity date.

                                                  Thirteen of the mortgage loans, representing approximately 27.2% of the initial mortgage pool balance, commonly called ARD loans, provide material changes to the terms of such mortgage loans to encourage the related borrower to pay the mortgage loan in full by a specified date. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The changes, which in each case will become effective as of the related anticipated repayment date, include:

                                                  o   calculations of interest at a rate in excess of the initial mortgage interest rate. This additional interest will be deferred and will be payable only after the outstanding principal balance of the mortgage loan is paid in full; and

                                                  o   applying excess cash flow from the mortgaged real property to pay the principal amount of the mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

                                                  The remaining mortgage loan, representing approximately 0.4% of the initial mortgage pool balance, has a payment schedule that provides for the payment of principal of such mortgage loan substantially in full by its maturity date.

DELINQUENCY STATUS..........................      None of the mortgage loans that we intend to include in the trust was 30 days

                                                              S-22



                                                  or more delinquent with respect to any monthly debt service payment as of the cut-off date or at any time during the 12-month period preceding that date.

PREPAYMENT LOCK-OUT PERIODS.................      All of the mortgage loans restrict prepayment for a particular lock-out period. The weighted average remaining lock-out period is 30 months.

DEFEASANCE..................................      Ninety-seven of the mortgage loans to be included in the trust, representing approximately 95.8% of the initial mortgage pool balance, permit the related borrower, under certain conditions, to obtain a full or partial release of the mortgaged real property from the related mortgage lien by delivering U.S. Treasury obligations as substitute collateral.
                                                  None of these mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the certificates.  The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all debt service payments on the related mortgage loan or allocated to the related mortgaged real property, including any balloon payment.

AB MORTGAGE LOANS...........................      Each of three mortgage loans to be included in the trust that were originated or acquired by Wachovia Bank, National Association, representing approximately 8.2% of the initial mortgage pool balance, is in each case, evidenced by one of two notes (or with respect to loan number 36, three notes) which are secured by a single mortgaged real property.  The junior companion loan (or with respect to loan number 36, the junior companion loans) with respect to each such mortgage loan will not be part of the trust fund.  Each such mortgage loan and its related companion loan(s) are subject to an intercreditor agreement which, among other things, generally allocates collections in respect of such loans first to amounts due on the mortgage loan in the trust fund and second to amounts due on the related companion loan(s)  except, with respect to loan number 19, for certain accelerated future rent payments payable upon default under the related lease.  The master servicer and special servicer will service and administer these mortgage loans and their related companion loans pursuant to the pooling and servicing agreement and the related intercreditor agreement for so long as the related mortgage loan is part of the trust fund.  Amounts attributable to any companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of such companion loan.  See "DESCRIPTION OF THE MORTGAGE POOL--AB Mortgage Loans" in this prospectus supplement.

                                                  In general, with respect to a companion loan related to loan numbers 2 or
                                                  36 (solely the senior companion loan in the case of loan number 36) if the unpaid principal balance of such companion loan (or with respect to loan number 36, both related companion loans), reduced as described below in this paragraph, is equal to or greater than 25% of its original principal balance (or with respect to loan number 36, the aggregate principal amount of both companion loans), then the holder of the companion loan will have the right, subject to the conditions described under "DESCRIPTION OF THE
                                                  MORTGAGE POOL--AB Mortgage Loans" and "SERVICING OF THE MORTGAGE LOANS--The
                                                  Controlling Class Representative", to advise and direct the special servicer with respect to various servicing matters affecting both the mortgage loan and the related companion loan(s).  If any of the adverse events or circumstances that we refer to under "SERVICING OF THE MORTGAGE
                                                  LOANS--Appraisal Reductions" in this prospectus supplement occurs or exists with respect to such companion loan and related mortgage loan, then for purposes of determining whether the unpaid principal balance of such companion loan(s) is equal to or greater than 25% of its original principal balance, its unpaid principal balance will

                                                              S-23


                                                  be reduced by the resulting appraisal reduction amount referred to in that section.

                                                  In addition, the holder of the companion loan related to loan number 19 has certain consent rights relating to the foreclosure or modification of such mortgage loan and related companion loan pursuant to the related loan documents. See "DESCRIPTION OF THE MORTGAGE POOL -- AB Mortgage Loans --
                                                  Servicing Provisions of the TRW Intercreditor Agreement" and "SERVICING OF
                                                  THE UNDERLYING MORTGAGE LOANS -- The Controlling Class Representative".

                                                  The holder of a companion loan will not have the right to enforce the mortgagee's rights upon a default of the related mortgage loan, but will have the right to purchase the mortgage loan under certain limited circumstances as described under "DESCRIPTION OF THE MORTGAGE POOL -- AB
                                                  Mortgage Loans" in this prospectus supplement.

ADDITIONAL STATISTICAL INFORMATION..........      The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date.  The sum in any column may not equal the indicated total due to rounding.  Unless otherwise indicated, all figures presented in this summary section are calculated as described under
                                                  "DESCRIPTION OF THE MORTGAGE POOL -- Additional Mortgage Loan Information"
                                                  in this prospectus supplement, and all percentages represent the indicated
                                                  percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

                                                  The mortgage pool will have the following general characteristics as of the cut-off date:

                                                  Initial mortgage pool balance..................            $1,082,600,757
                                                  Number of mortgage loans.......................                       101
                                                  Number of mortgaged real properties............                       166
                                                  Percentage of investment-grade shadow rated
                                                     loans (mortgage loan Nos. 2, 3, and 19).....                     13.4%
                                                  Number of crossed loan pools...................                         3
                                                  Crossed loan pools as a percentage of initial
                                                     mortgage pool balance.......................                      5.8%
                                                  Number of single note multi-property pools                              3
                                                  Single note multi-property pools as a
                                                     percentage of initial mortgage pool balance.                     13.7%
                                                  Weighted average underwritten debt service
                                                     coverage ratio..............................                     1.41x
                                                  Maximum underwritten debt service coverage
                                                     ratio.......................................                     1.75x
                                                  Minimum underwritten debt service coverage
                                                     ratio.......................................                     1.20x
                                                  Weighted average cut-off date loan-to-value
                                                     ratio.......................................                     71.1%
                                                  Maximum cut-off date loan-to-value ratio.......                     80.0%
                                                  Minimum cut-off date loan-to-value ratio.......                     20.3%
                                                  Average cut-off date principal balance.........               $10,718,819
                                                  Maximum cut-off date principal balance.........               $74,919,760
                                                  Minimum cut-off date principal balance.........                $1,553,832
                                                  Weighted average mortgage interest rate........                    7.305%
                                                  Maximum mortgage interest rate.................                    8.125%
                                                  Minimum mortgage interest rate.................                    6.330%
                                                  Weighted average original term to maturity or
                                                     anticipated repayment date (months).........                       114



                                                              S-24



                                                  Maximum original term to maturity or
                                                     anticipated repayment date (months).........                       204
                                                  Minimum original term to maturity or
                                                     anticipated repayment date (months).........                        48
                                                  Weighted average remaining term to maturity or
                                                     anticipated repayment date (months).........                       110
                                                  Maximum remaining term to maturity or
                                                     anticipated repayment date (months).........                       204
                                                  Minimum remaining term to maturity or
                                                     anticipated repayment date (months).........                        48
                                                  Number of mortgage loans with balloon payments
                                                     (excluding mortgage loans with anticipated
                                                     repayment dates)............................                        87
                                                  Aggregate cut-off date principal balance of
                                                     all mortgage loans with balloon payments
                                                     (excluding mortgage loans with anticipated
                                                     repayment dates)............................              $784,132,952
                                                  Number of mortgage loans with anticipated
                                                     repayment dates.............................                        13
                                                  Aggregate cut-off date principal balance of
                                                     mortgage loans with anticipated repayment
                                                     dates.......................................              $294,367,806
                                                  Number of fully amortizing mortgage loans......                         1
                                                  Aggregate cut-off date principal balance of
                                                     fully amortizing mortgage loans.............                $4,100,000
                                                  Percentage of initial mortgage pool balance of
                                                     mortgage loans secured by mortgaged real
                                                     properties occupied by a single tenant
                                                     (certain of such single tenants may have
                                                     one or more sub tenants at such properties).                     10.3%


                                                              S-25



SELLERS OF THE MORTGAGE LOANS...............

                                                                                                                    % OF
                                                                                                    AGGREGATE      INITIAL
                                                                                  NUMBER OF        CUT-OFF DATE    MORTGAGE
                                                                                  MORTGAGE          PRINCIPAL        POOL
                                               MORTGAGE LOAN SELLER                 LOANS            BALANCE        BALANCE
                                               -----------------------------     -----------       -------------  ------------
                                               Merrill Lynch                         62           $  630,733,981     58.3%
                                               Wachovia                              39              451,866,776     41.7
                                                                                 -----------       -------------  ------------
                                                                                    101           $1,082,600,757    100.0%

PROPERTY TYPES..............................

                                                                                                                    % OF

                                                                                                    AGGREGATE      INITIAL
                                                                                  NUMBER OF        CUT-OFF DATE    MORTGAGE
                                                                                  MORTGAGED         PRINCIPAL        POOL
                                               PROPERTY TYPE                   REAL PROPERTIES      BALANCE(1)     BALANCE(1)
                                               -----------------------------   ---------------    -------------  ------------
                                               Retail                                34           $ 388,667,645       35.9%
                                                  Retail-Anchored                    26             353,749,275       32.7
                                                  Retail-Unanchored                   5              22,175,299        2.0
                                                  Retail-Shadow
                                                      Anchored(2)                     3              12,743,072        1.2
                                               Multifamily                           41             321,616,432       29.7
                                               Office                                20             200,369,748       18.5
                                               Self-Storage                          58              69,289,153        6.4
                                               Industrial                             6              42,920,658        4.0
                                               Hospitality                            3              34,319,002        3.2
                                               Mixed Use                              3              22,878,380        2.1
                                               Manufactured Housing
                                               Communities                            1               2,539,739        0.2
                                                                               ---------------    -------------  ------------
                                                                                     166         $1,082,600,757      100.0%

                                            --------------

                                                  (1)   For mortgage loans secured by multiple mortgaged real properties, the cut-off date principal balance is allocated based on the allocated loan balance specified in the related loan documents or, to the extent not specified in the related loan documents, it is allocated on an individual property's appraised value as a percentage of the total appraised value of all of the related mortgaged real properties.

                                                  (2)   A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

                                                  The sum of aggregate percentage calculations may not equal 100% due to rounding.


                                                              S-26




PROPERTY LOCATION ..........................      The mortgaged real properties are located throughout 35 states.  The following table lists the number and percentage of mortgaged real properties in the five states which have the largest concentrations of mortgaged real properties.

                                                                                                 AGGREGATE          % OF
                                                                                NUMBER OF       CUT-OFF DATE       INITIAL
                                                                                MORTGAGED         PRINCIPAL        MORTGAGE
                                                        STATES(1)            REAL PROPERTIES      BALANCE(2)     POOL BALANCE
                                                  ----------------------  -------------------- --------------   --------------
                                                            CA                     26          $  235,127,661        21.7%
                                                          Northern                  8             103,252,270         9.5
                                                          Southern                 18             131,875,392        12.2
                                                             VA                    12              74,815,233         6.9
                                                             NY                     8              74,190,146         6.9
                                                             FL                    15              73,413,395         6.8
                                                             MI                     7              67,760,362         6.3
                                                           Other                   98             557,293,961        51.5
                                                                          -------------------- --------------   --------------
                                                                                  166          $1,082,600,757       100.0%

                                               -----------

                                                  (1)   For purposes of determining whether a mortgaged real property is located in Northern California or Southern California, mortgaged real properties located north of San Luis Obispo County, Kern County and San Bernardino
                                                        County were included in Northern California and mortgaged real properties located in and south of such counties were included in Southern
                                                        California.

                                                  (2)   For mortgage loans secured by multiple mortgaged real properties, the cut-off date principal balance is allocated based on the allocated loan balance specified in the related loan documents or, to the extent not specified in the related loan documents, it is allocated on an individual mortgaged real property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties.

                                                  For additional statistical information in relation to the mortgage loans please see the section of the term sheet entitled "Mortgage Pool Characteristics as of the Cut-Off Date" attached as Annex C to this prospectus supplement.

ENCUMBERED INTERESTS........................      The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                ENCUMBERED INTEREST                          AGGREGATE        PERCENTAGE OF
                                                       IN THE              NUMBER OF        CUT-OFF DATE         INITIAL
                                                   MORTGAGED REAL       MORTGAGED REAL       PRINCIPAL        MORTGAGE POOL
                                                      PROPERTY            PROPERTIES          BALANCE            BALANCE
                                                --------------------   -----------------   --------------    ---------------
                                               Fee Simple                     164          $1,044,932,165          96.5%
                                               Leasehold                        2              37,668,593           3.5
                                                                       -----------------   --------------    ---------------
                                                                              166          $1,082,600,757         100.0%

                                                LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES.............      The trustee or its agent will make elections to treat designated portions of the assets of the trust as two separate real estate mortgage investment conduits under Sections 860A through 860G of the Internal Revenue Code of
                                                  1986.  The designations for each of those two REMICs are as follows:

                                                  o     REMIC I, the lower tier REMIC, which will consist of, among other things--

                                                        1. the pooled mortgage loans, and

                                                              S-27


                                                        2. various other related assets; and

                                                  o     REMIC II, which will hold the regular interests in REMIC I.

                                                  The class R-I and class R-II certificates will represent the residual interests in such REMICs.

                                                  The portion of the trust represented by the class Z-I and class Z-II certificates will entitle the holders of such certificates to receive any additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date, and will constitute a grantor trust for federal income tax purposes.

                                                  The offered certificates will be treated as regular interests in REMIC II. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                                                  The offered certificates will not be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                                  For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and "FEDERAL INCOME TAX CONSEQUENCES" in the accompanying prospectus.

ERISA.......................................      We anticipate that, subject to satisfaction of the conditions referred to under "ERISA CONSIDERATIONS" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                                  o     Title I of the Employee Retirement Income Security Act of 1974, as
                                                        amended, or

                                                  o     Section 4975 of the Internal Revenue Code of 1986,

                                                  will be able to invest in the offered certificates without giving rise to a prohibited transaction.  This is based upon individual prohibited transaction exemptions granted to the underwriters by the U.S. Department of
                                                  Labor.

                                                  If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue
                                                  Code of 1986, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal
                                                  Revenue Code of 1986. See "ERISA CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT............................      Upon initial issuance, the following classes of offered certificates will constitute mortgage related securities for purposes of the Secondary
                                                  Mortgage Market Enhancement Act of 1984, so long as they remain rated in one of the two highest rating categories by a nationally recognized statistical

                                                              S-28



                                                  rating organization:

                                                  o   class A-1;

                                                  o   class A-2;

                                                  o   class A-3;

                                                  o   class A-4; and

                                                  o   class B

                                                  The other offered certificates will not be mortgage related securities within the meaning of SMMEA.

                                                  You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "LEGAL
                                                  INVESTMENT" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS...................      The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate.  In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.  In the case of any offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                                  See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus.


                                  RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

         The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

         YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THOSE SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS, IN DECIDING WHETHER TO PURCHASE ANY OFFERED CERTIFICATES. THE "RISK FACTORS" SECTION IN THE ACCOMPANYING PROSPECTUS INCLUDES A NUMBER OF GENERAL RISKS ASSOCIATED WITH MAKING AN INVESTMENT IN THE OFFERED CERTIFICATES.

         THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

         THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

         IF ANY OF THE FOLLOWING RISKS ARE REALIZED, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY AFFECTED.

RISKS RELATED TO THE OFFERED CERTIFICATES

         The Class B, C and D Certificates Are Subordinate to, and Are Therefore Riskier Than, the Class A-1, A-2, A-3, A-4, XC and XP Certificates. If you purchase class B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

         When making an investment decision, you should consider, among other things--

         o the payment priorities of the respective classes of the certificates;

         o the order in which the principal balances of the respective classes of the certificates with balances will be reduced in connection with losses and default-related shortfalls; and

         o the characteristics and quality of the mortgage loans in the trust.

         See "DESCRIPTION OF THE MORTGAGE POOL" and "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "RISK FACTORS--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable", "--Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates" in the accompanying prospectus.

         The Offered Certificates Have Uncertain Yields to Maturity. The yield on your offered certificates will depend on--

         o    the pass-through rate for your offered certificates;

         o    the price you paid for your offered certificates; and

         o the rate, timing and amount of payments on your offered certificates.

         The frequency, timing and amount of payments on your offered certificates will depend on:

         o the frequency and timing of payments and other collections of principal on the underlying mortgage loans;

         o the frequency and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

         o the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

         o repurchase of mortgage loans for breaches of representations or warranties;

         o the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans; and

         o    servicing decisions with respect to the underlying mortgage loans.

         These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

         See "DESCRIPTION OF THE MORTGAGE POOL", "SERVICING OF THE UNDERLYING MORTGAGE LOANS", "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" and "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement. See also "RISK FACTORS--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "YIELD AND MATURITY CONSIDERATIONS" in the accompanying prospectus.

         The Investment Performance of Your Offered Certificates May Vary Materially and Adversely From Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans is Faster or Slower Than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

         The yield on the offered certificates with variable pass-through rates could also be adversely affected if the mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans.

         Additional Compensation to the Servicer Will Affect Your Right to Receive Distributions. To the extent described in this prospectus supplement, the master servicer, the trustee or the fiscal agent, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer, the trustee or the fiscal agent to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

         Potential Conflicts of Interest. The master servicer is an affiliate of one of the underwriters and one of the mortgage loan sellers. This affiliation could cause a conflict with the master servicer's duties to the trust under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party to the pooling and servicing agreement. See "SERVICING OF THE UNDERLYING MORTGAGE LOANS--General" in this prospectus supplement.

         Wachovia Bank, National Association, which is the master servicer, or one of its affiliates is also the holder of the companion loans with respect to two mortgage loans (loan numbers 19 and 36), representing approximately 1.4% and 0.8% of the initial mortgage pool balance, respectively. This could cause a conflict between Wachovia Bank, National Association's duties to the trust under the pooling and servicing agreement and its interest or its affiliate's interest as a holder of a companion loan. In addition, Wachovia Securities, Inc. or one of its affiliates may purchase a portion of certain classes of certificates.

         The special servicer will be involved in determining whether to modify or foreclose a defaulted mortgage loan. The special servicer or an affiliate is expected to purchase certain of the non-offered certificates (including the controlling class). This could cause a conflict between the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate. In addition, the special servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. See "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Modifications, Waivers , Amendments and Consents" in this prospectus supplement.

         However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See "SERVICING OF THE UNDERLYING MORTGAGE LOANS--General" in this prospectus supplement.

         In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

         o a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;
         o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and
         o affiliates of the property manager and/or the borrowers, or the property managers and/or the borrowers themselves also may own other properties, including competing properties.

         In addition, certain mortgage loans included in the trust may have been refinancings of debt previously held by an affiliate of one of the mortgage loan sellers.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

         Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on ownership and/or leasehold interests in commercial and multi-family real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

         o    the successful operation and value of the mortgaged real property;
              and
         o the related borrower's ability to sell or refinance the mortgaged real property.

         See "RISK FACTORS--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" and "DESCRIPTION OF THE TRUST ASSETS--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial

Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

         The Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Each of the respective items below includes a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, each of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

         The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under a Related Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. If the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property (together with any related insurance policies or credit enhancements), and none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "RISK FACTORS--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" in the accompanying prospectus.

         In Some Cases, a Mortgaged Real Property is Dependent on a Single Tenant or on One or a Few Major Tenants. In the case of 42 mortgaged real properties, securing 34.2% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of 12 of those properties, securing 10.3% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of it. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. See "RISK FACTORS--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" in the accompanying prospectus.

         The Failure of a Tenant Will Have a Negative Impact on Single Tenant and Concentration Tenant Properties. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited. See "RISK FACTORS--Bankruptcy Proceedings Entail Certain Risks" in this prospectus supplement and "RISK FACTORS--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" in the accompanying prospectus. With respect to one mortgage loan, representing approximately 3.3% of the initial mortgage pool balance, the parent of one of the tenants, which occupies approximately 6.1% of the net rentable area, filed a petition in bankruptcy on June 17, 2002. If such tenant files a petition in bankruptcy and rejects its lease, the underwritten debt service coverage ratio on an annualized basis will decline from 1.35x to 1.28x.

         Loans Not Insured or Guaranteed. Generally, the mortgage loans included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, any mortgage loan seller, the underwriters, the master servicer, the special servicer, the trustee, the fiscal agent or any of their respective affiliates.

         We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the mortgage loans included in the trust fund are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged real property.

         One Hundred Percent of the Initial Mortgage Pool Balance Will Be Secured by First Mortgage Liens on Each of the Following Property
Types--multifamily, retail (anchored, unanchored and shadow anchored), office, industrial, mixed use, self storage, hospitality and manufactured housing community.

         o Special Risks Associated with Shopping Centers and Other Retail Properties. Thirty-four mortgaged real properties, representing approximately 35.9% of the initial mortgage pool balance, are secured by retail properties, including shopping centers. Shopping centers are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, including the popularity of home shopping networks, shopping via Internet web sites and telemarketing. A particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor or major tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

              In the case of retail properties, the failure of an anchor or major tenant to renew its lease, the termination of an anchor or major tenant's lease, the bankruptcy or economic decline of an anchor or major tenant, or the cessation of the business of an anchor or major tenant at its store, notwithstanding its continued payment of rent after "going dark," may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants such as an anchor tenant to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See "--The Failure of a Tenant Will Have a Negative Impact on Single and Concentration Tenant Properties" in this prospectus supplement.

         o Special Risks Associated with Multifamily Projects. Forty-one mortgaged real properties, representing approximately 29.7% of the initial mortgage pool balance, are secured by multifamily projects. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resulting oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

              A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

              o the physical attributes of the apartment building (for example, its age, appearance and construction quality);
              o the location of the property (for example, a change in the neighborhood over time);
              o the ability of management to provide adequate maintenance and insurance;
              o the types of services and amenities that the property provides;
              o    the property's reputation;
              o the level of mortgage interest rates (which, if relatively low, may encourage tenants to purchase rather than lease housing);
              o    the presence of competing properties;
              o    adverse local or national economic conditions; and
              o    state and local regulations.

              Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans. These programs may include:

              o rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged real properties and satisfy operating expenses; and

              o tenant income restrictions that may reduce the number of eligible tenants in those mortgaged real properties and result in a reduction in occupancy rates.

              The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

              o Special Risks Associated with Office Properties. Twenty mortgaged real properties, representing approximately 18.5% of the initial mortgage pool balance, are secured by office properties. Office properties may require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive.

              In addition, a large number of factors may adversely affect the value of office properties, including:

              o    the quality of an office building's tenants
              o the physical attributes of the building in relation to competing buildings (e.g. age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);
              o the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
              o    the desirability of the area as a business location;
              o the presence of competing properties; and the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

              Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

         o Special Risks Associated with Self Storage Facilities. Fifty-eight mortgaged real properties, representing approximately 6.4% of the initial mortgage pool balance, are secured by self storage facilities. The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties. Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

              In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self-storage units included in the self storage properties. We therefore cannot provide assurance that any of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See "--Lending on Income-Producing Real Properties Entails Environmental Risks" in this prospectus supplement.

         o Special Risks Associated with Industrial and Mixed-Use Facilities. Nine mortgaged real properties, representing approximately 6.1% of the initial mortgage pool balance, are secured by industrial and mixed use facilities. Industrial and mixed-use facilities present risks not associated with other properties. Significant factors determining the value of industrial properties include:

              o    the quality of tenants;
              o    building design and adaptability; and
              o    the location of the property.

              Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

              Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

              Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

         o Special Risks Associated with Hospitality Properties. The mortgaged real property securing three mortgage loans, representing approximately 3.2% of the initial mortgage pool balance, are hospitality properties. Hospitality properties are affected by various factors, including:

              o    location;
              o    quality;
              o    management ability;
              o    amenities;
              o    franchise affiliation (or lack thereof);
              o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
              o    a deterioration in the financial strength or managerial
                   capabilities of the owner and operator of a hotel;
              o    changes in travel patterns caused by changes in access,
                   energy prices, strikes, relocation of highways, the
                   construction of additional highways or other factors;
              o adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and
              o construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

              Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties. All of the mortgage loans secured by hotel properties are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

              o the continued existence and financial strength of the franchisor or hotel management company;
              o the public perception of the franchise or hotel chain service mark; and
              o the duration of the franchise licensing or management agreements.

              Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

              The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

              Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

              Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001, have had an adverse impact on the tourism and business convention industries. See "RISK FACTORS--Impact of Recent Events on the Financial Markets and Your Investment" in this prospectus supplement.

         o Special Risks Associated with Manufactured Housing Communities. One mortgage loan, representing approximately 0.2% of the initial mortgage pool balance, is secured by a manufactured housing property. Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

              The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

              o    other manufactured housing properties;
              o    apartment buildings; and
              o    site-built single family homes.

              Other factors may also include:

              o the physical attributes of the community, including its age and appearance;
              o    location of the manufactured housing property;
              o the ability of management to provide adequate maintenance and insurance;
              o    the types of services or amenities it provides;
              o    the property's reputation; and
              o state and local regulations, including rent control and rent stabilization.

              The manufactured housing properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

         Concentration of Mortgaged Real Property Types Subject the Trust to Increased Risk of Decline in a Particular Industry. The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "DESCRIPTION OF THE TRUST ASSETS--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

         Approximately 54.1% of the Initial Mortgage Pool Balance Will be Secured by Mortgage Liens on Real Property Located in Each of the Following States--California (21.7%), Virginia (6.9%), New York (6.9%), Florida (6.8%), Michigan (6.3%), Pennsylvania (5.6%). The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "RISK FACTORS--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

         Risks Related to California Geographic Concentration. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real property may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statues may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

         The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans With Anticipated Repayment Dates. Eighty-seven mortgage loans, representing approximately 72.4% of the initial mortgage pool balance, are balloon loans. In addition, 13 mortgage loans, representing approximately 27.2% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related mortgaged real property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the mortgaged real property, the financial condition and operating history of the borrower and the mortgaged real property, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "DESCRIPTION OF THE MORTGAGE POOL--Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement and "RISK FACTORS--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" in the accompanying prospectus.

         The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans and Groups of Cross-Collateralized Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The 10 largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust represent approximately 40.1% of the initial mortgage pool balance. See "DESCRIPTION OF THE MORTGAGE POOL--General", "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and "--Significant Underlying Mortgage Loans" in this prospectus supplement and "RISK FACTORS--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

         The Mortgage Pool Will Include Leasehold Mortgage Loans. Two mortgage loans, representing approximately 3.5% of the initial mortgage pool balance, are secured by mortgage liens on the related borrower's leasehold interest in all or a portion of the mortgaged real property, but not by the corresponding ownership interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property. See "DESCRIPTION OF THE MORTGAGE POOL--Additional Loan and Property Information--Leaseholds" in this prospectus supplement. See also "RISK FACTORS--Ground Leases Create Risks for Lenders that Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

         Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures. Certain mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "DESCRIPTION OF THE MORTGAGE POOL--Additional Loan and Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "RISK FACTORS--Changes in Zoning May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

         Some of the Mortgaged Real Properties Are Encumbered by Subordinate Debt and Some of the Borrowers May Have Incurred or May in the Future Incur Unsecured Debt. With respect to two mortgage loans, representing approximately 2.2% of the initial mortgage pool balance, the related loan documents provide that the borrower under certain circumstances may incur, without lender consent, additional unsecured indebtedness other than in the ordinary course of business. In addition, the borrowers under four mortgage loans, representing approximately 7.1% of the initial mortgage pool balance, have incurred additional unsecured debt other than in the ordinary course of business. With respect to seven mortgage loans, representing approximately 5.5% of the initial mortgage pool balance, the related loan documents provide that the borrower under certain circumstances may incur, additional secured indebtedness. In addition, with respect to two mortgage loans (other than the AB Mortgage Loans), representing approximately 1.0% of the initial mortgage pool balance, the related mortgaged real properties are encumbered by existing subordinate debt. The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of such subordinate indebtedness on a mortgaged real property:

         o refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;
         o reduced cash flow could result in the deferment of certain maintenance at the particular real property;
         o if the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and
         o if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

         In addition, subject, in most cases, to certain limitations relating to maximum amounts, borrowers generally may incur trade and operational debt and enter into equipment and other personal property and fixture financing and leasing arrangements in connection with the ordinary operation and maintenance of the related mortgaged real property. Those mortgage loans in which the related borrower is not a special purpose entity do not prohibit the borrower from incurring additional unsecured debt. In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender. Even unsecured debt may increase the stress on a borrower's cashflow and increase the likelihood of bankruptcy.

         See "DESCRIPTION OF THE MORTGAGE POOL--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement and "RISK FACTORS--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

         Mezzanine Debt Can Act as a Disincentive to the Principals of a Borrower. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust has pledged or pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

         o depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds in the event that the performance and/or value of the related mortgaged real property declines; and
         o if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

         We are aware of five mortgage loans, representing approximately 2.5% of the initial mortgage pool balance, where the ownership interests of the direct or indirect owner of the related borrowers of such mortgage loans have been pledged as security for mezzanine debt, subject to the terms of a subordination agreement entered into in favor of the lender. In addition, with respect to five mortgage loans, representing approximately 6.4% of the initial mortgage pool balance, the related mortgage loan documents provide that, under certain circumstances, the entities with a controlling ownership interest in the borrower may pledge their interests as security for mezzanine debt in the future, subject to the terms of a subordination agreement to be entered into in favor of the lender. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interest in the borrower as security for mezzanine debt.

         See "DESCRIPTION OF THE MORTGAGE POOL--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement.

         Some of the Mortgaged Real Properties Do Not Comply with the Americans with Disabilities Act of 1990. Not all of the mortgaged real properties securing mortgage loans that we intend to include in the trust, comply with the Americans with Disabilities Act of 1990. Compliance can be expensive. See "--Compliance with Applicable Laws and Regulations May Result in Losses" in this prospectus supplement and "RISK FACTORS--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" in the accompanying prospectus.

         Multiple Mortgaged Real Properties Are Owned by the Same Borrower or Affiliated Borrowers or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. Eleven separate groups of mortgage loans that we intend to include in the trust, have borrowers that, in the case of each of those groups, are the same or under common control. See "DESCRIPTION OF THE MORTGAGE POOL--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

         In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office, industrial and self storage purposes.

         The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "RISK FACTORS--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance", "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

         Underlying Mortgage Loans Have Not Been Reunderwritten by Us. We have not reunderwritten the mortgage loans included in the trust fund. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers. In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties" in this prospectus supplement.

         Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class B, C or D certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1, class A-2, class A-3 and class A-4 certificates. See "RISK FACTORS--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

         Some Mortgaged Real Properties May Not Be Readily Convertible to Alternative Uses. Some of the mortgaged real properties securing the mortgage loans included in the trust may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, the mortgaged real property relating to one of the mortgage loans included in the trust, representing approximately 1.5% of the initial mortgage pool balance, is secured by a deed of trust on 122 units in a 141-unit extended stay hotel. Each such mortgaged real property could only be converted to an alternative use to the extent permission was obtained from all of the owners of the other condominium units. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

         Lending on Income-Producing Real Properties Entails Environmental Risks. The trust could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

         If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan included in the trust, the trust will be subject to certain risks including the following:

         o a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;
         o the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;
         o liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and
         o the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

         A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment, with respect to all of the mortgaged real properties for the underlying mortgage loans, during the 12-month period prior to the closing of the related mortgage loan, except for one mortgaged real property, representing approximately 0.2% of the initial mortgage pool balance, in which case a transaction screen was performed. Each of those environmental site assessments or updates, as the case may be, complied with industry-wide standards. In the case of three mortgaged real properties securing one mortgage loan, and one mortgaged real property securing one mortgage loan, a third-party consultant also conducted a Phase II environmental site assessment of a mortgaged real property. If any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, the borrower has--

         o implemented or agreed to implement an operations and maintenance plan, in the manner and within the time frames specified in the related loan documents;
         o agreed to monitor periodically nearby properties, in the manner and within the time frames specified in the related loan documents; or
         o established a reserve account with the lender to cover the estimated cost of addressing the condition or circumstances.

         In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program.

         We cannot provide assurance that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

         We are aware that with respect to seven mortgaged real properties, representing approximately 5.5% of the initial mortgage pool balance, the related borrower was required to obtain a secured creditor impaired property environmental insurance policy; each such policy was issued by a subsidiary of American International Group, which, as of June 15, 2002, had a financial strength rating of "AAA" (S&P). One such mortgaged real property is one of eight mortgaged real properties that secures the Royal Ahold mortgage loan. See "TEN LARGEST MORTGAGE LOANS -- Royal Ahold Portfolio" in Annex C to this prospectus supplement for more information regarding such mortgaged real property. There are no deductibles on each of the secured creditor impaired property environmental insurance policies, each policy has a limit of liability in an amount equal to 125% of the full principal amount of the applicable loan and has a term of at least 15 years. In addition, with respect to one mortgaged real property (the Burbank Empire Center mortgage loan, loan number 2), representing approximately 6.0% of the initial mortgage pool balance, the related mortgaged real property has been designated a "Superfund Site" by the United States Environmental Protection Agency as a result of its prior use as an aircraft manufacturing and storage facility. All environmental concerns have been addressed. Furthermore, the related borrower obtained a pollution and remedial legal liability policy; such policy was issued by Indian Harbor Insurance Company, a subsidiary of NAC Reinsurance Corp., which, as of June 15, 2002, had a financial strength rating of "AA" (S&P). The pollution and remedial legal liability policy provides a $100,000 self-insured retention, has a $5,000,000 limit of liability and a term of 10 years. The related borrowers paid all premiums at or before the closing of the related mortgage loans. See "TEN LARGEST MORTGAGE LOANS -- Burbank Empire Center Mortgage Loan" in Annex C to this prospectus supplement for more information regarding environmental concerns at the mortgaged real property securing the Burbank Empire Center mortgage loan.

         We cannot provide assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

         See "RISK FACTORS--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "LEGAL ASPECTS OF MORTGAGE LOANS--Environmental Considerations" in the accompanying prospectus.

         Lending on Income-Producing Properties Entails Risks Related to Property Condition. Licensed engineers inspected all the mortgaged real properties that secure the mortgage loans that we intend to include in the trust, in connection with the originating of such mortgage loans to assess--

         o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and
         o the general condition of the site, buildings and other improvements located at each property.

         The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of mortgaged real properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

         Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Real Property. In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged real property under a distress or liquidation sale. Additional information regarding such report is presented under "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition" in this prospectus supplement. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

         Compliance with Applicable Laws and Regulations May Result in Losses. A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan included in the trust. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "LEGAL ASPECTS OF MORTGAGE LOANS--Americans with Disabilities Act" in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

         Future Cash Flow and Property Values are not Predictable. A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

         o    economic conditions generally and in the area of the project;
         o    the age, quality, functionality and design of the project;
         o the degree to which the project competes with other projects in the area;
         o    changes or continued weakness in specific industry segments;
         o    increases in operating costs;
         o the willingness and ability of the owner to provide capable property management and maintenance;
         o the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;
         o an increase in the capital expenditures needed to maintain the properties or make improvements;
         o    a decline in the financial condition of a major tenant;
         o    the location of a mortgaged real property;
         o whether a mortgaged real property can be easily converted to alternative uses;
         o    an increase in vacancy rates;

         o perceptions regarding the safety, convenience and attractiveness of such properties;
         o    vulnerability to litigation by tenants and patrons; and
         o    environmental contamination.

         If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged real properties. Although some of the mortgage loans included in the trust require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

         Other factors are more general in nature, such as:

         o national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);
         o local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);
         o    demographic factors;
         o    consumer confidence;
         o    consumer tastes and preferences; and
         o    changes in building codes and other applicable laws.

         The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

         o    the length of tenant leases;
         o    the creditworthiness of tenants;
         o in the case of rental properties, the rate at which new rentals occur; and
         o the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants).

         A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of property with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

         Limitations on Enforceability of Cross-Collateralization. The mortgage pool will include 14 mortgage loans, representing approximately 19.5% of the initial mortgage pool balance that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid or reduce recording tax (for which purpose the amount of the loan secured by the related mortgaged real property is limited to 125% of its allocated loan amount). The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in Annex A-5. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, 12 of these mortgage loans, representing approximately 19.1% of the initial mortgage pool balance, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions--

         o the pay down of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 125%, of the portion of the total loan amount allocated to the property or properties to be released;
         o the borrower meets certain criteria set forth in the related loan documents;
         o the satisfaction of certain leasing goals or other performance tests;
         o the satisfaction of debt service coverage and loan-to-value tests for the property or properties that will remain as collateral; and/or
         o receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

         Two mortgage loans, representing approximately 12.9% of the initial mortgage pool balance, are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

         In addition, three of the mortgage loans, representing 13.7% of the initial mortgage pool balance, are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties, two of which secure the joint and several obligations of multiple borrowers, and one of which secures the obligations of a single borrower. Such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

         o such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and
         o the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

         We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE POOL--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust is cross-collateralized with a mortgage loan not included in the trust.

         Limited Information Causes Uncertainty. Twenty of the mortgage loans, representing approximately 36.8% of the initial mortgage pool balance, are acquisition financing, where the proceeds of the mortgage loan were used to acquire the related mortgaged real property. Accordingly, limited or no operating information is available with respect to the mortgaged real properties for those mortgage loans. As a result, you may find it difficult to analyze the performance of those properties.

         The Borrower's Form of Entity May Cause Special Risks. The borrowers may be either individuals or legal entities. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

         Many of the borrowers are not bankruptcy-remote entities, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

         o operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

         o individuals that have personal liabilities unrelated to the property.

         However, any borrower, even a bankruptcy-remote entity, as owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

         Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws" in the accompanying prospectus.

         Borrowers that are Not Special Purpose Entities May Present Unique Risks to the Holders of the Mortgage Loans. Some of the borrowers under the mortgage loans are entities that do not meet all of the characteristics required of special purpose entities. The related mortgage documents and/or organizational documents of such borrowers, may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). Such provisions are designed to mitigate the possibility that the borrower's financial conditions would be adversely impacted by factors unrelated to the related mortgaged real property and mortgage loan in the trust.

         Bankruptcy Proceedings Entail Certain Risks. Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

         Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the trust may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

         Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its recent decision in In re 203 North LaSalle Street Partnership, 246 B.R.325 (Bankr. N.D. Ill. March 10, 2000 ), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

         As a result of the foregoing, the special servicer's recovery on behalf of the trust with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

         Litigation May Have Adverse Effect on Borrowers. From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates, and certain of the borrowers and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers or their affiliates. It is possible that such litigation may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

         From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing mortgage loans included in the trust fund. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

         Poor Property Management Will Lower the Performance of the Related Mortgaged Real Property. The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

         o    responding to changes in the local market;
         o    planning and implementing the rental structure;
         o    operating the property and providing building services;
         o    managing operating expenses; and
         o assuring that maintenance and capital improvements are carried out in a timely fashion.

         Properties deriving revenues primarily from short-term sources, such as short-term leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot provide assurance that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

         Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. See "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Underlying Mortgage Loans", "Representations and Warranties" in this prospectus supplement and "DESCRIPTION OF THE GOVERNING DOCUMENTS-- Representations and Warranties with Respect to Mortgage Assets" in the accompanying prospectus.

         One Action Jurisdiction May Limit the Ability of the Special Servicer to Foreclose on the Mortgaged Real Property. Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules.

         Impact of Recent Events on the Financial Markets and Your Investment. On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. As a result, there has been considerable uncertainty in the world financial markets. The full impact of these events on financial markets is not yet known but could include, among other things, increased volatility in the price of securities, including the offered certificates. According to publicly available reports, the financial markets are in part responding to uncertainty with regard to the scope, nature and timing of current and possible future military responses led by the United States, as well as disruptions in air travel, substantial losses by various companies including airlines, insurance providers and aircraft makers, the need for heightened security across the country and decreases in consumer confidence that could cause a general slowdown in economic growth.

         The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged real properties. We cannot assure you that terrorist attacks will not occur in the future. The possibility of such attacks could (a) lead to damage to one or more of the mortgaged real properties if any such attack occurs, (b) result in higher costs for insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged real properties, or (c) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged real properties, including hotel properties and those mortgaged real properties in tourist areas which could reduce the ability of such mortgaged real properties to generate cash flow. As a result, the ability of the mortgaged real properties to generate cash flow may be adversely affected. These disruptions and uncertainties could materially adversely affect the value of, and your ability to resell, your offered certificates.

         The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments on Your Certificates. The mortgaged real properties that secure the underlying mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

         Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

         In light of the terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. According to publicly available reports, recent delays in federal legislation have put pressure on commercial insurers to withdraw from lines of business that are viewed as exposing them to terrorism risks and have resulted in some insurers sending provisional notices of non-renewal to commercial customers. Most state regulators have permitted insurance carriers admitted in their states to exclude terrorism risks from coverage under certain lines of commercial insurance. Insurance carriers in those states where regulators have not allowed an exclusion for terrorism risks may withdraw from offering those lines and such withdrawals could further decrease the availability and increase the cost of insurance required with respect to mortgaged real properties that secure the underlying mortgage loans. The insurance policies currently in effect in relation to the mortgaged real properties may not provide coverage for terrorist attacks, and there can be no certainty that insurance policies which are renewed will provide such coverage. The insurance policies on certain mortgaged real properties that secure the underlying mortgage loans have been renewed without such coverage and it is expected that other such mortgaged real properties may be similarly affected in the future.

         The master servicer (with respect to each of the mortgage loans and (to the extent that the trust fund has an insurable interest) the Companion Loans, including specially serviced mortgage loans) and the special servicer (with respect to REO Properties) will use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which shall be obtained from an insurer meeting the requirements of the applicable loan documents. Notwithstanding the foregoing, the master servicer and the special servicer will not be required to maintain, and will not cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar act, if and only if the special servicer has determined in accordance with the Servicing Standard (and other consultation with the controlling class representative) that
(i)(a) such insurance is not available at commercially reasonable rates, and (b) such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located or (ii) such insurance is not available at any rate.

         Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

         If such casualty losses are not covered by standard casualty insurance policies and, the mortgage loan documents do not specifically require the borrowers to obtain this form of coverage, then in the event of a casualty, the amount available to make distributions on your offered certificates could be reduced.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

         From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "GLOSSARY" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

         This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         We intend to include the 101 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,082,600,757. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

         The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $1,553,832 to $74,919,760, and the average of those cut-off date principal balances is $10,718,819.

         Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

         You should consider each of the pooled mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

         We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

         o all numerical information provided with respect to the mortgage loans is provided on an approximate basis;
         o all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and no prepayments occur prior to the cut-off date;
         o all weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances;
         o when information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;
         o if a mortgage loan is secured by multiple properties, the cut-off date principal balance is allocated based on the allocated loan balance specified in the related loan documents or, to the extent not specified in the related loan documents, it is allocated on an individual mortgaged real property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties; and
         o statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

         The mortgage pool will include 14 mortgage loans, representing approximately 19.5% of the initial mortgage pool balance that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. These mortgage loans are identified in the tables contained in Annex A-5. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

         Twelve of the mortgage loans referred to in the prior paragraph, representing approximately 19.1% of the initial mortgage pool balance, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions--

         o the pay down of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 125%, of the portion of the total loan amount allocated to the property or properties to be released;

         o the borrower meets certain criteria set forth in the related loan documents;

         o the satisfaction of certain leasing goals or other performance tests;

         o the satisfaction of debt service coverage and loan-to-value tests for the property or properties that will remain as collateral; and/or

         o receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

         Furthermore, we are aware that one mortgage loan representing approximately 1.7% of the initial mortgage pool balance, provides for the automatic partial termination of the related cross-collateralization provisions if the related borrower meets certain criteria set forth in the related loan documents. See "TEN LARGEST MORTGAGE LOANS--Craig Marketplace I and II" in Annex C to this prospectus supplement. In addition, eight of the mortgage loans referred to in the prior paragraph, representing approximately 9.3% of the initial mortgage pool balance, also entitle the related borrower to a release of one or more of the corresponding mortgaged real properties through defeasance. See "--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Loans" below.

         The table below identifies each group of mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans that represent at least 5.0% of the initial mortgage pool balance.

                                                  NUMBER OF STATES                  AGGREGATE
                                                     WHERE THE                     CUT-OFF DATE          PERCENTAGE OF INITIAL
PROPERTY NAMES                                 PROPERTIES ARE LOCATED           PRINCIPAL BALANCE        MORTGAGE POOL BALANCE
------------------------------                ------------------------         -------------------      -----------------------
Royal Ahold Portfolio                                    5                        $74,919,760                      6.9%
U-Haul Portfolio                                        27                         64,951,470                      6.0


         The table below shows each group of mortgaged real properties that:

         o    are owned by the same or affiliated borrowers; and

         o secure two or more non-cross-collateralized mortgage loans that represent at least 5.0% of the initial mortgage pool balance.




                                                  NUMBER OF STATES                  AGGREGATE
                                                     WHERE THE                     CUT-OFF DATE          PERCENTAGE OF INITIAL
PROPERTY NAMES                                 PROPERTIES ARE LOCATED           PRINCIPAL BALANCE        MORTGAGE POOL BALANCE
------------------------------                ------------------------         -------------------      -----------------------
Ceruzzi Portfolio                                        6                     $83,501,674                          7.7%
Aspen Portfolio                                          6                      59,976,190                          5.5


TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

         Due Dates. All of the mortgage loans that we intend to include in the trust provide for monthly debt service payments to be due on the first day of each month, with the exception of one of the mortgage loans, which provides for monthly debt service payments to be due on the 10th day of each month. No mortgage loan which provides for monthly debt service payments to be due on the first day of each month has a grace period that extends payment beyond the tenth day of any calendar month, except one mortgage loan which provides for monthly debt service payments to be due on the 10th day of each month, has no grace period.

         Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans", each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date.

         The mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 6.330% per annum to 8.125% per annum, and the weighted average of those mortgage interest rates was 7.305% per annum.

         Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

         Each of the pooled mortgage loans will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year of 360 days.

         Five of the mortgage loans, representing approximately 9.1% of the initial mortgage pool balance, provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period or on the anticipated repayment date, as applicable. In the event the borrower elects to pay the mortgage loan in full on or before the expiration of the interest-only period, payment of the entire principal amount, with interest, will be due.

         Balloon Loans. Eighty-seven of the mortgage loans that we intend to include in the trust, representing approximately 72.4% of the initial mortgage pool balance, are characterized by--

         o an amortization schedule that is significantly longer than the actual term of the mortgage loan; and
         o a substantial payment being due with respect to the mortgage loan on its stated maturity date.

         ARD Loans. Thirteen of the mortgage loans that we intend to include in the trust, representing approximately 27.2% of the initial mortgage pool balance, are characterized by the following features:

         o    a maturity date that is more than 20 years following origination;
         o the designation of an anticipated repayment date that is generally 10 years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this prospectus supplement;
         o the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;
         o until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate; and
         o from and after its anticipated repayment date, the accrual of interest at a revised annual rate that is, in most cases, equal to the sum of--
              1.   its initial mortgage interest rate; plus

              2. a specified margin that is not more than 3.0 percentage points.

         The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

         From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

         In the case of each of such mortgage loans that we intend to include in the trust, the related borrower has agreed to enter into a cash management agreement not less than three months prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

         Fully Amortizing Loans. One of the mortgage loans that we intend to include in the trust, representing approximately 0.4% of the initial mortgage pool balance, is characterized by--

         o constant monthly debt service payments throughout the substantial term of the mortgage loan; and
         o an amortization schedule that is approximately equal to the actual term of the mortgage loan.

         However, the fully amortizing loan has neither--

         o    an anticipated repayment date; nor
         o    the associated repayment incentives.

         Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the mortgage loans with anticipated repayment dates are assumed to mature on their respective anticipated repayment dates.


                                                BALLOON         ARD        FULLY AMORTIZING            ALL
                                                 LOANS         LOANS             LOAN             MORTGAGE LOANS
                                            --------------   ----------  -------------------   -------------------
Original Term to Maturity (mos.)
    Maximum                                        120           120              204                  204
    Minimum                                         60            48              204                   48
    Weighted Average                               114           112              204                  114
Remaining Term to Maturity (mos.)
    Maximum                                        120           119              204                  204
    Minimum                                         53            48              204                   48
    Weighted Average                               111           108              204                  110
Original Amortization Term (mos.)
    Maximum                                        360           360              204                  360
    Minimum                                        144           300              204                  144
    Weighted Average                               348           345              204                  347
Remaining Amortization Term (mos.)
    Maximum                                        360           360              204                  360
    Minimum                                        142           297              204                  142
    Weighted Average                               345           341              204                  344

         Some of the pooled mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

         Any amount received in respect of additional interest payable on the ARD Loans will be distributed to the holders of the class Z-I and class Z-II certificates. Generally, additional interest will not be included in the calculation of the mortgage rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.

         Voluntary Prepayment Provisions. In general, at origination, the mortgage loans that we intend to include in the trust, provided for:

         o a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by
         o an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

         Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pooled mortgage loans will be required under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--Other Prepayment Provisions" below.

         The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

         As described below under "--Defeasance Loans", substantially all of the pooled mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

         Prepayment Lock-out Periods. All of the mortgage loans that we intend to include in the trust provide for prepayment lock-out periods as of the cut-off date, and the weighted average remaining prepayment lock-out period of those mortgage loans as of the cut-off date is 30 months.

         Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pooled mortgage loans will be required under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--Other Prepayment Provisions" below.

         Prepayment Consideration. Following an initial prepayment lock-out period, three of the mortgage loans, representing approximately 2.9% of the initial mortgage pool balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term. That prepayment consideration is calculated on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid.

         Prepayment premiums and yield maintenance charges received on the pooled mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the pooled mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor the underwriter makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "RISK FACTORS--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "LEGAL ASPECTS OF MORTGAGE LOANS--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

         Open Prepayment Periods. All of the mortgage loans that we intend to include in the trust provide for an open prepayment period. That open prepayment period is generally the last one to seven months of the loan term.

         Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

         Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

         o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property; or
         o prohibit the borrower from doing so without the consent of the holder of the mortgage.

         See, however, "RISK FACTORS--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable" and "--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "LEGAL ASPECTS OF MORTGAGE LOANS--Due on Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

         Forty-one of the mortgage loans representing approximately 43.6% of the initial mortgage pool balance, permit one or more of the following types of transfers:

         o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

              1. confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates; or

              2.   the reasonable acceptability of the transferee to the lender;

         o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;
         o transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities; or
         o a transfer of non-controlling ownership interests in the related borrower.

         Defeasance Loans. Ninety-seven of the mortgage loans that we intend to include in the trust, representing approximately 95.8% of the initial mortgage pool balance, permit the borrower to deliver U.S. government securities as substitute collateral.

         Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government securities and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

         o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date; and
         o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

         For purposes of determining the defeasance collateral for such mortgage loan, it will be treated as if a balloon payment is due on its anticipated repayment date.

         If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount.

         In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

         None of the mortgage loans that we intend to include in the trust may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

MORTGAGE POOL CHARACTERISTICS

         General. A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5 and Annex C to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the "GLOSSARY" to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5 and Annex C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriter.

SIGNIFICANT MORTGAGE LOANS

         The following table and narrative describe certain characteristics of the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the trust, by aggregate initial mortgage pool balance.


                                   NUMBER
                                     OF                   PERCENTAGE
                                  MORTGAGE                    OF
                                   LOANS/      CUT-OFF     INITIAL                                LOAN
                       MORTGAGE   MORTGAGED      DATE      MORTGAGE                              BALANCE             CUT-OFF
        LOAN             LOAN       REAL      PRINCIPAL      POOL      PROPERTY       PROPERTY    PER                DATE LTV
        NAME            SELLER    PROPERTIES BALANCE (1)   BALANCE       TYPE         SIZE(2)   SF/UNIT(3) DSCR(3)   RATIO(3)
---------------------  ---------  ---------- -----------  ---------    --------       --------  ---------  -------  ---------
Royal Ahold            Merrill        1/8     $74,919,760     6.9%   Retail-Anchored   547,330   $   137     1.33x     77.5%
Portfolio              Lynch
Burbank Empire         Wachovia       1/1      64,951,470      6.0   Retail-Anchored   613,794       106     1.75      58.5
Center (4)
U-Haul Portfolio (5)   Merrill        1/57      64,794,526     6.0   Self-Storage    1,571,812        41     1.72      57.9
                       Lynch
Harden Ranch Plaza     Wachovia       1/1       44,963,979     4.2   Retail-Anchored   324,079       139     1.30      74.7
Dominion Tower         Merrill        1/1       40,348,183     3.7   Office            403,276       100     1.38      69.6
                       Lynch
Seven Mile Crossing    Merrill        1/1       35,925,511     3.3   Office            346,265       104     1.35      71.6
                       Lynch
Abbey Portfolio        Wachovia       7/7       35,738,001     3.3   Various (6)       717,766        80     1.39      74.4
Bear Run Village       Merrill        1/1       25,958,855     2.4   Multifamily           438    59,267     1.47      74.2
                       Lynch
Somerfield at          Wachovia       1/1       23,400,000     2.2   Multifamily           280    83,571     1.20      78.0
Lakeside
Craig Portfolio        Wachovia       2/2       23,122,000     2.1   Retail-Anchored   153,174       151     1.35      74.8
TOTAL/WTD AVG                       17/80     $434,122,284    40.1%                                          1.46x     69.6%

----------------------

(1) In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.
(2) Property size is indicated in square feet, except with respect to Bear Run Village and Somerfield at Lakeside, the property size of which is indicated in units.
(3) In the case of a concentration of cross-collateralized mortgage loans, the weighted average.
(4) Moody's and S&P have confirmed that the Burbank Empire Center Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3"/"BBB" by Moody's and S&P, respectively.
(5) Moody's and S&P have confirmed that the U-Haul Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa1"/"BBB-" by Moody's and S&P, respectively.
(6)   Office, industrial and retail.

See Annex C for a further description of the ten largest mortgage loans in the mortgage pool.

ADDITIONAL LOAN AND PROPERTY INFORMATION

         Delinquencies. None of the mortgage loans that we intend to include in the trust was as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

         Ground Leases. Two of the mortgage loans that we intend to include in the trust, representing approximately 3.5% of the initial mortgage pool balance, are secured, in whole or in material part, by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property. In each case, the related ground lease, giving effect to all extension options, expires more than 20 years after the stated maturity of the related mortgage loan, including extensions at the option of the relevant lender, and either:

         o the ground lessor has subordinated its interest in the mortgaged real property to the interest of the holder of that mortgage loan; or

         o the ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

         See "RISK FACTORS--Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

         Additional and Other Financing. We are aware of two mortgage loans (excluding the AB Mortgage Loans), representing approximately 1.0% of the initial mortgage pool balance, secured by mortgaged real properties that are encumbered by secured subordinate debt that is not part of the mortgage pool. The following table identifies those properties, indicates the initial principal amount of the secured subordinate debt and sets forth the cut-off date principal balances of the related mortgage loans and the percentage of the initial mortgage pool balance represented by such mortgage loans. In the case of each of those properties, the subordinate lender has entered into a subordination and standstill agreement with the holder of the related mortgage loan whereby that subordinate lender:

         o expressly subordinated its right to receive collections and proceeds from, and otherwise deal with, that property; and

         o agrees not to take any enforcement or other legal action against that property or the related borrower as long as the corresponding pooled mortgage loan is outstanding and the mortgagee under that mortgage loan has not taken any similar enforcement or other legal action.


                                                                     PERCENTAGE OF INITIAL
                                                CUT-OFF DATE             MORTGAGE POOL               INITIAL
                                              PRINCIPAL BALANCE       BALANCE REPRESENTED       PRINCIPAL AMOUNT
                                                 OF RELATED                BY RELATED              OF SECURED
NAMES                                          MORTGAGE LOANS            MORTGAGE LOANS         SUBORDINATE DEBT
-----------------------------------------    -------------------    -----------------------    -------------------
Railroad Y Apartments                            $2,716,395                   0.3%                  $490,000
Coliseum Lofts Apartments                         8,548,655                   0.8                    225,000


         Other than as set forth above, seven of the mortgage loans, representing approximately 5.5% of the initial mortgage pool balance, permit the related borrower, under certain circumstances, to encumber the mortgaged real property with additional secured debt. In addition, we are aware that the borrowers under four of the mortgage loans that we intend to include in the trust, representing approximately 7.1% of the initial mortgage pool balance, have unsecured debt. In such cases, the lender on the debt is an affiliate of the borrower, and has executed and delivered a subordination agreement in favor of the mortgagee under the corresponding pooled mortgage loan. In addition, two mortgage loans, representing approximately 2.2% of the initial mortgage pool balance, will permit the related borrower to incur, without the lender's prior consent, additional unsecured debt. The additional unsecured debt will be subordinate to the first mortgage lien and the related borrower will be obligated to execute and deliver a subordination and standstill agreement in favor of the mortgagee.

         Borrowers that do not meet special purpose entity, bankruptcy-remote criteria, generally do not have any restriction on the incurrence of unsecured debt. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "RISK FACTORS--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing" in the accompanying prospectus.

         The related borrower in respect of five of the mortgage loans in the trust, representing approximately 2.5% of the initial mortgage pool balance, has incurred mezzanine debt. In addition, we are aware that the borrowers under five of the mortgage loans that we intend to include in the trust, representing approximately 6.4% of the initial mortgage pool balance, are permitted under the loan documents under certain circumstances, to incur secondary financing in the form of mezzanine debt. Such mezzanine loans require that the mezzanine lender enters into a subordination and standstill agreement with the lender on the mortgage loan. Mezzanine debt is secured by the principal's ownership interest in the related borrower. While the mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mezzanine borrower.

         In addition, with respect to each AB mortgage loan described in "DESCRIPTION OF THE MORTGAGE POOL -- AB Mortgage Loans" of this prospectus supplement, the related mortgaged real property also secures the lien of the related companion loan. See "--AB Mortgage Loans" in this prospectus supplement.

         Except as disclosed under this "--Additional and Other Financing" subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust, have any other debt outstanding.

         Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged real property was in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, certifications from government officials, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

         o the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

         o whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

              1.   to satisfy the entire mortgage loan; or

              2. taking into account the cost of repair, to pay down the mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

         Lockboxes. Twenty-nine mortgage loans that we intend to include in the trust fund, representing approximately 49.5% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

         o Lockboxes in Effect on the Date of Closing. Income is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either -

              1. in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

              2. to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits

         o Springing Lockbox. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

              1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or
              2. a decline by more than a specified amount, in the net operating income of the related mortgaged real property; or
              3.  a failure to meet a specified debt service coverage ratio; or
              4.  an event of default under the mortgage.

         For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

         The 29 mortgage loans referred to above provide for lockbox accounts as follows:

                                                             NUMBER OF                    % OF INITIAL MORTGAGE
                    LOCKBOX                                MORTGAGE LOANS                      POOL BALANCE
------------------------------------------------        -------------------             -------------------------
Lockboxes in effect on the date of closing                       8                                18.0%
Springing                                                       21                                31.5



         Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--


         o hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--
              1.   the outstanding principal balance of the mortgage loan; and
              2. the full insurable replacement cost of the improvements located on the insured property;
         o if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--
              1. the outstanding principal balance of the related mortgage loan;
              2.   the full insurable value of the insured property; and
              3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;
         o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and
         o business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least six months or, alternatively, in a specified dollar amount.

         However, seven mortgaged real properties, securing mortgage loans representing approximately 5.5% of the initial mortgage pool balance, do not have terrorism insurance or have inadequate insurance against terrorism risks.

         In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third party consultant conducted seismic studies to assess the probable maximum loss for the property. None of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements.

         The master servicer (with respect to each of the mortgage loans and (to the extent that the trust fund has an insurable interest) the Companion Loans including specially serviced mortgage loans) and the special servicer (with respect to REO Properties) will cause the maintenance of all insurance coverage as is required under the related mortgage.

         Where insurance coverage at the mortgaged real property for any pooled mortgage loan is left to the lender's discretion, the master servicer will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any pooled mortgage loan so permits, the related borrower will be required to exercise its best efforts to obtain insurance from insurers which have a minimum claims paying ability of at least "A2" by Moody's and "A" by S&P (or the obligations of which are guaranteed or backed by a company having such claims paying ability), and where insurance is obtained by the master servicer, such insurance must be from insurers which meet such requirements.

         Various forms of insurance maintained with respect to any of the mortgaged real properties for the pooled mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "RISK FACTORS--Risks Related to the Underlying Mortgage Loans--The Absence or Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments on Your Certificates" in this prospectus supplement and "RISK FACTORS--Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

         With limited exception, the mortgage loans that we intend to include in the trust generally provide that insurance and condemnation proceeds are to be applied either--

         o    to restore the mortgaged real property; or
         o    towards payment of the mortgage loan.

         If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the mortgage that had covered the property. The special servicer will not be required to obtain any insurance for an REO Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

         The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy insuring against hazard losses on all of the pooled mortgage loans for which it is responsible. If any blanket insurance policy maintained by the master servicer or special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

         o    are not paid because of the deductible clause; and
         o would have been paid if an individual hazard insurance policy referred to above had been in place.

         The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.

         Lease Enhancement Policies. One mortgage loan, representing approximately 1.4% of the initial mortgage pool balance, provides the tenant with termination and abatement rights arising from certain condemnations ("Condemnation Rights") and has the benefit of a noncancellable lease enhancement policy issued by Lexington Insurance Company, a member company of American International Group, Inc., which as of July 15, 2002, had a senior unsecured debt rating of "AAA" by S&P (the "Enhancement Insurer"). The lease enhancement policy provides, subject to customary exclusions, that in the event of a permitted termination by a tenant of its lease as a result of a condemnation, the Enhancement Insurer will pay to the master servicer on behalf of the trust fund the "Loss of Rents" (i.e., a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest on the related mortgage loan). The Enhancement Insurer is not required to pay interest for a period greater than 75 days past the date of the exercise of a Condemnation Right. If the lease permits the tenant to abate all or a portion of the rent in the event of a condemnation, the "Loss of Rents" will be in an amount equal to the portion of any rescheduled monthly rental payments not made by such tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such lease; provided that in the event such payments would exceed the limits of liability under the policy, then the Enhancement Insurer may, at its option, pay the present value of the stream of partial abatement payments in a lump sum. The Enhancement Insurer is not required to pay amounts due under the related mortgage loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any prepayment premium or yield maintenance change due thereunder or any amounts the mortgagor is obligated to pay thereunder to reimburse the master servicer or the trustee for outstanding advances.

         The lease enhancement policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking other than a condemnation by reason of public health, public safety or the environment.

AB MORTGAGE LOANS

         One of the mortgage loans (loan number 2, the "Burbank Empire Center Mortgage Loan") originated by Wachovia Bank, National Association, is evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The second companion loan (the "Burbank Empire Center Companion Loan") is not part of the trust. The Burbank Empire Center Mortgage Loan has a cut-off date principal balance of $64,951,470, representing approximately 6.0% of the initial mortgage pool balance. In addition, one of the mortgage loans (loan number 36, the "Radisson Mortgage Loan" and, together with the Burbank Empire Center Mortgage Loan, the "Wachovia AB Mortgage Loans") originated by Wachovia Bank, National Association, is evidenced by one of three notes secured by a single mortgage and a single assignment of a lease. The second and third companion loans (respectively, the "B Radisson Companion Loan" and the "C Radisson Companion Loan" and, collectively the "Radisson Companion Loans" and, together with the Burbank Empire Center Companion Loan, the "Wachovia Companion Loans") are not part of the trust. The Radisson Mortgage Loan has a cut-off date principal balance of $9,000,000, representing approximately 0.8% of the initial mortgage pool balance. One of the mortgage loans (loan number 19, the "TRW Mortgage Loan" and, together with the Wachovia AB Mortgage Loans, the "AB Mortgage Loans") originated by Capital Lease Funding LLC ("CLF") and acquired by Wachovia Bank, National Association is evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The second companion loan (the "TRW Companion Loan" and, together with the Wachovia Companion Loans, the "Companion Loans") is not part of the trust. The TRW Mortgage Loan has a cut-off date principal balance of $15,122,173, representing 1.4% of the initial mortgage pool balance.

         An unaffiliated entity is the holder of the Companion Loan related to the Burbank Empire Center Mortgage Loan. Wachovia Bank, National Association is expected to be the holder of the B Radisson Companion Loan and an affiliate of the related borrower is expected to be the holder of the C Radisson Companion Loan. The holder of a Wachovia Companion Loan may only sell such Companion Loan with the prior written consent of the master servicer or the special servicer or, without such consent, to certain qualified institutional lenders pursuant to the terms of the related Wachovia Intercreditor and Servicing Agreement. CLF is the holder of the TRW Companion Loan, but may elect to sell any or all of the TRW Companion Loan at any time. Wachovia Bank, National Association owns an equity interest in CLF and provides financing to CLF secured by, among other things, the TRW Companion Loan.

         With respect to the Wachovia AB Mortgage Loans, under the terms of separate Intercreditor and Servicing Agreements (each, a "Wachovia Intercreditor and Servicing Agreement"), the holder of the related Companion Loan(s) has agreed to subordinate its interest in certain respects to the related Wachovia AB Mortgage Loan. In addition, the holder of the C Radisson Companion Loan has agreed to subordinate its interest in certain respects to the Radisson Mortgage Loan and the B Radisson Companion Loan. The master servicer and special servicer will undertake to perform the obligations of the holder of the Wachovia AB Mortgage Loans under the Wachovia Intercreditor and Servicing Agreements. With respect to the TRW Mortgage Loan, under the terms of an intercreditor agreement (the "TRW Intercreditor Agreement"), the holder of the TRW Companion Loan has agreed to subordinate its interest in certain respects to the TRW Mortgage Loan, subject to its prior right to receive proceeds of a claim for accelerated future rent payments payable upon default under the related lease (a "Defaulted Lease Claim"). The master servicer and special servicer will undertake to perform the obligations of the holder of the TRW Mortgage Loan under the TRW Intercreditor Agreement.

         Servicing Provisions of the Wachovia Intercreditor and Servicing Agreement. With respect to each Wachovia AB Mortgage Loan, the master servicer and special servicer will service and administer such Wachovia AB Mortgage Loan and the related Wachovia Companion Loan(s) pursuant to the pooling and servicing agreement and the related Wachovia Intercreditor and Servicing Agreement for so long as such Wachovia AB Mortgage Loan is part of the trust. If the principal amount of a Wachovia Companion Loan (or in the case of the Radisson Companion Loans, the aggregate principal amount of the Radisson Companion Loans), less any existing related Appraisal Reduction Amount, is at least equal to 25% of the original principal amount of such Wachovia Companion Loan(s), the holder of such Wachovia Companion Loan (the B Radisson Companion Loan, in the case of the Radisson Companion Loans), or an advisor on its behalf, will be entitled to advise and direct the master servicer and/or special servicer with respect to certain matters, including, among other things, foreclosure or material modification of the related Wachovia AB Mortgage Loan. However, no advice or direction may require or cause the master servicer or the special servicer to violate any provision of the pooling and servicing agreement, including the master servicer's and the special servicer's obligation to act in accordance with the Servicing Standard. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

         In the event of any default under a Wachovia AB Mortgage Loan or a Wachovia Companion Loan(s), the holder of the related Companion Loan (the B Radisson Companion Loan, in the case of the Radisson Companion Loans) will be entitled to (i) cure such default within five business days of receipt of notice from the master servicer with respect to monetary defaults and within thirty days of receipt of notice from the master servicer with respect to non-monetary defaults and/or (ii) purchase the related Wachovia AB Mortgage Loan from the trust after the expiration of the cure period subject to the conditions contained in the related Wachovia Intercreditor and Servicing Agreement. The purchase price will generally equal the unpaid principal balance of the Wachovia AB Mortgage Loan, together with all unpaid interest on the Wachovia AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the Wachovia AB Mortgage Loan is responsible. No prepayment consideration will be payable in connection with such a purchase of the Wachovia AB Mortgage Loan.

         Servicing Provisions of the TRW Intercreditor Agreement. The master servicer and special servicer will service and administer the TRW Mortgage Loan and the TRW Companion Loan pursuant to the pooling and servicing agreement and the TRW Intercreditor Agreement for so long as the TRW Mortgage Loan is part of the trust. The TRW Mortgage Loan and the TRW Companion Loan are cross-defaulted. However, upon an event of default which does not constitute a payment default but is limited to a default in the performance by the borrower of its obligations under the lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the master servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the mortgaged real property so long as any such advance, together with interest thereon, would be recoverable. Further, the special servicer will not be permitted to amend the TRW Mortgage Loan or the TRW Companion Loan in a manner materially adverse to the holder of the TRW Companion Loan without the consent of the holder of the TRW Companion Loan. The holder of the TRW Companion Loan will not be entitled to advise the special servicer with respect to certain matters related to the TRW Mortgage Loan and the TRW Companion Loan. See "SERVICING OF THE MORTGAGE LOANS-The Controlling Class Representative" in this prospectus supplement.

         In the event of an acceleration of the TRW Mortgage Loan and the TRW Companion Loan after an event of default under the TRW Mortgage Loan documents, the holder of the TRW Companion Loan will be entitled to purchase the TRW Mortgage Loan from the trust for a purchase price equal to the sum of (i) the principal balance of the TRW Mortgage Loan, together with accrued and unpaid interest thereon through the date of purchase, (ii) unreimbursed advances together with accrued and unpaid interest thereon and (iii) any other amounts payable under the TRW Mortgage Loan documents.

         Application of Payments. Pursuant to the Wachovia Intercreditor and Servicing Agreements, to the extent described below, the right of the holders of the Wachovia Companion Loans to receive payments with respect to the related Companion Loan(s) is subordinated to the payment rights of the trust to receive payments with respect to the related Wachovia AB Mortgage Loan. With respect to the Radisson Companion Loans, the right of the holder of the C Radisson Companion Loan to receive payments with respect to the C Radisson Companion Loan is subordinated to the payment rights of the trust and the holder of the B Radisson Companion Loan. Prior to the occurrence of an event of default with respect to a Wachovia AB Mortgage Loan (a "Wachovia Event of Default") or prior to a Servicing Transfer Event related to a Wachovia AB Mortgage Loan, after payment or reimbursement of any advances (other than P&I advances made by the holder of the related Companion Loan), advance interest or other costs, fees or expenses related to or allocable to the Burbank Empire Center Mortgage Loan or the related Companion Loan, all payments and proceeds (of whatever nature) received with respect to the Burbank Empire Center Mortgage Loan and the related Companion Loan will be paid first, to the trust, in an amount equal to interest due with respect to the Burbank Empire Center Mortgage Loan; second, to the holder of the related Companion Loan, in an amount equal to interest due with respect to such Companion Loan; third, to the trust and the holder of the related Companion Loan, pro rata (based upon the outstanding principal balance of the Burbank Empire Center Mortgage Loan and the related Companion Loan), in an amount equal to the principal payments received, if any; fourth, to the trust and the holder of the related Companion Loan, pro rata (based upon the outstanding principal balance of the Burbank Empire Center Mortgage Loan and the related Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid; fifth, to the trust and the holder of the related Companion Loan, pro rata, based upon any unreimbursed costs and expenses owing to the trust or the holder of the related Companion Loan, respectively, up to the amount of any such unreimbursed costs and expenses; and sixth, to the trust and the holder of the related Companion Loan, pro rata, based upon the default interest respectively accrued under the Burbank Empire Center Mortgage Loan and the related Companion Loan, to the extent actually paid. If any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing six clauses, such amount will be paid to the trust and the holder of the related Companion Loan on a pro rata basis.

         Prior to the occurrence of a Wachovia Event of Default or prior to a Servicing Transfer Event related to the Radisson Mortgage Loan, after payment or reimbursement of any advances (other than P&I advances made by the holder of the related Companion Loans), advance interest or other costs, fees or expenses related to or allocable to the Radisson Mortgage Loan or the related Companion Loans, all payments and proceeds (of whatever nature) received with respect to the Radisson Mortgage Loan and the related Companion Loans will be paid first, to the trust, in an amount equal to interest due with respect to the Radisson Mortgage Loan; second, to the holder of the B Radisson Companion Loan, in an amount equal to interest due with respect to such Radisson Companion Loan; third, to the holder of the C Radisson Companion Loan, in an amount equal to interest due with respect to such Radisson Companion Loan; fourth, to the trust and the holders of the Radisson Companion Loans, pro rata (based upon the outstanding principal balance of the Radisson Mortgage Loan and the Radisson Companion Loans), in an amount equal to the principal payments received, if any; fifth, to the trust, in an amount equal to any excess interest paid with respect to the Radisson Mortgage Loan; sixth, to the holder of the B Radisson Companion Loan, in an amount equal to any excess interest paid with respect to such Radisson Companion Loan; seventh, to the holder of the C Radisson Companion Loan, in an amount equal to any excess interest paid with respect to such Radisson Companion Loan; eighth, to the trust and the holders of the Radisson Companion Loans, pro rata (based upon the outstanding principal balance of the Radisson Mortgage Loan and the Radisson Companion Loans), in an amount equal to any prepayment premium, to the extent actually paid; ninth, to the trust and the holders of the Radisson

Companion Loans, pro rata, based upon any unreimbursed costs and expenses owing to the trust or the holders of the Radisson Companion Loans, respectively, up to the amount of any such unreimbursed costs and expenses; and tenth, to the trust and the holder of the Radisson Companion Loans, pro rata, based upon the default interest respectively accrued under the Radisson Mortgage Loan and the related Companion Loans, to the extent actually paid. If any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing ten clauses, such amount will be paid to the trust and the holder of the Radisson Companion Loans on a pro rata basis.

         Following the occurrence and during the continuance of a Wachovia Event of Default with respect to the Burbank Empire Center Mortgage Loan or such mortgage loan becoming a specially serviced mortgage loan pursuant to the related Wachovia Intercreditor and Servicing Agreement, and subject to the holder of the related Companion Loan's right to purchase the Burbank Empire Center Mortgage Loan from the trust, after payment or reimbursement of any advances (other than P&I advances made by the holder of the related Companion
Loan), advance interest or other costs, fees or expenses related to or allocable to the Burbank Empire Center Mortgage Loan, all payments and proceeds (of whatever nature) on the related Companion Loan will be subordinated to all payments due on and the amounts with respect to such mortgage loan and the related Companion Loan will be paid first, to the trust, in an amount equal to interest due with respect to the Burbank Empire Center Mortgage Loan; second, to the trust, in an amount equal to the principal balance of the Burbank Empire Center Mortgage Loan until paid in full; third, to the holder of the related Companion Loan, in an amount equal to interest due with respect to the related Companion Loan; fourth, to the holder of the related Companion Loan, in an amount equal to (a) all unreimbursed advances made by the holder of the related Companion Loan and (b) the principal balance of such Companion Loan until paid in full to the trust; fifth, with respect to the Burbank Empire Center Mortgage Loan, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Burbank Empire Center Mortgage Loan; sixth, with respect to the Burbank Empire Center Mortgage Loan, to the trust, in an amount equal to any unpaid default interest accrued on the Burbank Empire Center Mortgage Loan; seventh, to the holder of the related Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related Companion Loan; eighth, to the holder of the related Companion Loan, in an amount equal to any unpaid default interest accrued on the related Companion Loan; ninth, to the trust and the holder of the related Companion Loan, pro rata, based upon the amount of any unreimbursed costs and expenses, respectively, up to the amount of any such unreimbursed costs and expenses; and tenth, any excess, to the trust and the holder of the related Companion Loan, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the related Companion Loan is equal to zero, then based upon the initial principal balances.

         Following the occurrence and during the continuance of a Wachovia Event of Default with respect to the Radisson Mortgage Loan or such mortgage loan becoming a specially serviced mortgage loan pursuant to the related Wachovia Intercreditor and Servicing Agreement, and subject to certain rights of the holders of the related Companion Loans to purchase the Radisson Mortgage Loan from the trust, after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Radisson Mortgage Loan, all payments and proceeds (of whatever nature) on the C Radisson Companion Loan will be subordinated to all payments due on the B Radisson Companion Loan and the Radisson Mortgage Loan, all payments and proceeds (of whatever nature) on the B Radisson Companion Loan will be subordinated to all payments due on the Radisson Mortgage Loan and the amounts with respect to such mortgage loan and the related Companion Loans will be paid first, to the trust, in an amount equal to interest due with respect to the Radisson Mortgage Loan; second, to the trust, in an amount equal to the principal balance of the Radisson Mortgage Loan until paid in full; third, to the trust, in an amount equal to any excess interest paid with respect to the Radisson Mortgage Loan; fourth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Radisson Mortgage Loan; fifth, to the trust in an amount equal to any unpaid default interest accrued on the Radisson Mortgage Loan; sixth, to the holder of the B Radisson Companion Loan, in an amount equal to interest due with respect to the B Radisson Companion Loan; seventh, to the holder of the B Radisson Companion Loan, in an amount equal to the principal balance of the B Radisson Companion Loan until paid in full; eighth, to the holder of the B Radisson Companion Loan, in an amount equal to any excess interest paid with respect to the B Radisson Companion Loan; ninth, to the holder of the B Radisson Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the B Radisson Companion Loan; tenth, to the holder of the B Radisson Companion Loan, in an amount equal to any unpaid default interest accrued on the B Radisson Companion Loan; eleventh, to the holder of the C Radisson Companion Loan, in an amount equal to interest due with respect to the C Radisson Companion Loan; twelfth, to the holder of the C Radisson Companion Loan, in an amount equal to the principal balance of the C Radisson Companion Loan until paid in full; thirteenth, to the holder of the C Radisson Companion Loan, in an amount equal to any excess interest paid with respect to the C Radisson Companion Loan; fourteenth, to the holder of the C Radisson Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the C Radisson Companion Loan; fifteenth, to the holder of the C Radisson Companion Loan, in an amount equal to any unpaid default interest accrued on the C Radisson Companion Loan; sixteenth, to the trust and the holders of the Radisson Companion Loans, pro rata, based upon the amount of any unreimbursed costs and expenses, respectively, up to the amount of any such unreimbursed costs and expenses; and seventh, any excess, to the trust and the holders of the Radisson Companion Loans, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the Radisson Companion Loans is equal to zero, then based upon the initial principal balances.

         Pursuant to the TRW Intercreditor Agreement, to the extent described below, the right of the holder of the TRW Companion Loan to receive payments with respect to the TRW Companion Loan (other than payments in respect of Defaulted Lease Claims) is subordinated to the payment rights of the trust to receive payments with respect to the TRW Mortgage Loan. All payments and proceeds of the TRW Mortgage Loan and the TRW Companion Loan (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to the TRW Mortgage Loan, may, after payment or reimbursement of any advances, together with interest thereon, and other costs, fees or expenses related to or allocable to the TRW Mortgage Loan or the TRW Companion Loan from liquidation proceeds or from reimbursements thereof under the terms of such loan, will be paid first, to the trust, in an amount equal to interest due with respect to the TRW Mortgage Loan at the pre-default interest rate thereon; second to the trust, in an amount equal to the portion of any scheduled payments of principal allocable to the TRW Mortgage Loan (including, following acceleration, the full principal balance thereof); third, to fund any applicable reserves under the terms of the TRW Mortgage Loan documents; fourth, to reimburse the master servicer and special servicer for any outstanding advances made by either such party on the TRW Mortgage Loan or TRW Companion Loan, to the extent then deemed to be nonrecoverable; fifth, to the holder of the TRW Companion Loan, in an amount equal to amounts then due with respect to the TRW Companion Loan (including reimbursement of any advances made by or on behalf of the holder of the TRW Companion Loan, interest due with respect to the TRW Companion Loan at the pre-default interest rate thereon, and any scheduled payments of principal allocable to the TRW Companion Loan); sixth, sequentially to the TRW Mortgage Loan and then the TRW Companion Loan, in each case until paid in full, any unscheduled payments of principal with respect thereto; seventh, to any prepayment premiums or yield maintenance charges (allocated pro rata based on the principal then prepaid), and seventh, to any default interest, first to the default interest accrued on the TRW Mortgage Loan and then default interest accrued on the TRW Companion Loan. Proceeds of Defaulted Lease Claims will be applied first to payment of amounts due under the TRW Companion Loan, and thereafter will be payable to the trust. If any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing seven clauses, such amount will be paid to the trust and the holder of the TRW Companion Loan on a pro rata basis.

         Application of Amounts Paid to Trust. On or before each distribution date, amounts payable to the trust as holder of any AB Mortgage Loan pursuant to the Wachovia Intercreditor and Servicing Agreements or the TRW Intercreditor Agreement will be included in the Available Distribution Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan.

ASSESSMENTS OF PROPERTY CONDITION

         Property Inspections. Generally, all of the mortgaged real properties for the mortgage loans that we intend to include in the trust, were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

         Appraisals. All of the mortgaged real properties for the mortgage loans that we intend to include in the trust, were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

         Environmental Assessments. A Phase I environmental site assessment was performed with respect to each of the mortgaged real properties for the mortgage loans that we intend to include in the trust, except in the case of one of the mortgage loans secured by a manufactured housing property, where a transaction screen was performed. Each of those environmental site assessments was conducted in connection with the origination of the related mortgage loan. In the case of three mortgaged real properties securing one mortgage loan, and one mortgaged real property securing one mortgage loan, additional environmental testing, including a Phase II assessment, as recommended by that Phase I assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the mortgage loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party.

         Engineering Assessments. In connection with the origination of the mortgage loans that we intend to include in the trust, a licensed engineer inspected the related mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's estimated cost of the recommended repairs, corrections or replacements exceeded $10,000, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

THE MORTGAGE LOAN SELLERS

         We did not originate any of the mortgage loans that we intend to include in the trust. We will acquire those mortgage loans from the following entities:

         o Merrill Lynch Mortgage Lending, Inc.-- 62 mortgage loans, representing approximately 58.3% of the initial mortgage pool balance; and
         o Wachovia Bank, National Association-- 39 mortgage loans, representing approximately 41.7% of the initial mortgage pool balance.

         The information set forth in this prospectus supplement concerning each of the mortgage loan sellers has been provided by the respective mortgage loan sellers, and neither we nor the underwriter makes any representation or warranty as to the accuracy or completeness of this information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

         On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.


------------------------------------                           -----------------------------------
  Merrill Lynch Mortgage Lending,                                   Wachovia Bank, National
               Inc.                                                       Association

------------------------------------                           -----------------------------------
62 mortgage loans $630,733,981                                     39 mortgage loans $451,866,776

                                     -------------------------
                                            Depositor

                                     -------------------------
                                         All mortgage loans
                                           $1,082,600,757

                                     -------------------------
                                       Merrill Lynch Mortgage
                                               Trust
                                     -------------------------

         In connection with the foregoing transfers, we will be required to deliver the following documents, among others, to the trustee with respect to each of the pooled mortgage loans--

         o    either:

              1. the original promissory note, endorsed without recourse to the order of the trustee; or
              2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit;

         o the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording;

         o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording;

         o    either:

              1. a completed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

              2.   a certified copy of that assignment as sent for recording;

         o    either:

              1. a completed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

              2.   a certified copy of that assignment as sent for recording;

         o an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued, a commitment for title insurance, which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company; and

         o in those cases where applicable, the original or a copy of the related ground lease.

         The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, the fiscal agent, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

         If--

         o any of the above-described documents required to be delivered by us to the trustee is not delivered or is otherwise defective; and
         o that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

         then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against us described below, provided, that no document defect (other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

         Within a specified period following the later of--

         o    the date on which the offered certificates are initially issued;
              and
         o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in its favor described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

         In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the issuance date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

        (i) the information set forth in the schedule of mortgage loans attached to the applicable mortgage loan purchase agreement (which contains certain of the information set forth in Annex A-1) is true and correct in all material respects as of the cut-off date;

        (ii) as of the date of its origination, such mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such mortgage loan;

        (iii) immediately prior to the sale, transfer and assignment to us, the applicable mortgage loan seller had good title to, and was the sole owner of, each mortgage loan, and is transferring the mortgage loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such mortgage loan;

        (iv) the proceeds of such mortgage loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

        (v) each of the related promissory note, related mortgage, related assignment of leases, if any, and other agreements executed in connection with such mortgage loan are the legal, valid and binding obligations of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with their terms, except that certain provisions contained in such mortgage loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the mortgage loan documents invalid as a whole and such mortgage loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

        (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related promissory notes, mortgage(s) or other agreements executed in connection therewith, and, as of the cut-off date, there was no valid offset, defense, counterclaim or right to rescission with respect to such promissory note, mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges;

        (vii) the assignment of the related mortgage and assignment of leases in favor of the trustee constitutes the legal, valid and binding assignment of such mortgage and assignment of leases to the trustee (subject to customary limitations);

        (viii) the related mortgage is a valid and enforceable first lien on the related mortgaged real property except for the exceptions set forth in paragraph (v) above and (a) liens for current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current principal use of the mortgaged real property or the security intended to be provided by such mortgage or with the borrower's ability to pay its obligations under the mortgage loan when they become due or materially and adversely affects the value of the mortgaged real property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current principal use of the mortgaged real property or the security intended to be provided by such mortgage or with the borrower's ability to pay its obligations under the mortgage loan when they become due or materially and adversely affects the value of the mortgaged real property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the mortgaged real property or the security intended to be provided by such mortgage or with the borrower's ability to pay its obligations under the mortgage loan when they become due or materially and adversely affects the value of the mortgaged real property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such mortgage loan is then cross-collateralized with any other mortgage loan, the lien of the mortgage for such other mortgage loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the mortgaged real property or the security intended to be provided by such mortgage or with the borrower's ability to pay its obligations under the mortgage loan when they become due or materially and adversely affects the value of the mortgaged real property;

        (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the mortgaged real property and that prior to the cut-off date have become delinquent in respect of the related mortgaged real property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

        (x) to the applicable mortgage loan seller's actual knowledge as of the cut-off date, and to the applicable mortgage loan seller's actual knowledge based solely upon due diligence customarily performed with the origination of comparable mortgage loans by the mortgage loan seller, each related mortgaged real property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such mortgaged real property as security for the mortgage loan and to the applicable mortgage loan seller's actual knowledge as of the cut-off date there was no proceeding pending for the total or partial condemnation of such mortgaged real property;

        (xi) as of the date of its origination, all insurance coverage required under each related mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related mortgaged real property in the jurisdiction in which such mortgaged real property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such mortgaged real property, or
               (b) the initial principal balance of the mortgage loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, and was in full force and effect with respect to each related mortgaged real property;

        (xii) as of the cut-off date, the mortgage loan was not, and in the prior 12 months (or since the date of origination if such mortgage loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any scheduled payment; and

        (xiii) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable mortgage loan seller and the applicable mortgage loan seller's affiliates with respect to each related mortgaged real property during the 18-month period preceding the origination of the related mortgage loan, and the applicable mortgage loan seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such mortgaged real property that was not disclosed in such report(s).

         In the case of a breach of any of the representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders, the applicable mortgage loan seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the applicable purchase price; provided that, unless the breach would cause the mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure, and has delivered to the trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility.

         If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above in "--Representations and Warranties", (ii) such mortgage loan is then cross-collateralized and cross-defaulted with one or more other mortgage loans at the time of the repurchase (each a "Crossed Loan" and, collectively, a "Crossed Group"), and (iii) the applicable document omission or defect or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided in "--Representations and Warranties" unless the debt service coverage ratio for all the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; provided, that if such debt service coverage ratio test is satisfied and any Crossed Loan is not so repurchased or substituted, then such Crossed Loan must be released from its cross-collateralization and cross-default provision so long as such Crossed Loan is held in the Trust Fund. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

         The foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured breach of any mortgage loan seller's representations and warranties regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a breach of a mortgage loan seller's representations and warranties if such mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

         A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                   SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

         The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the pooled mortgage loans and any real estate owned by the trust. You should also refer to the accompanying prospectus, in particular the section captioned "DESCRIPTION OF THE GOVERNING DOCUMENTS" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer. See "DESCRIPTION OF THE GOVERNING DOCUMENTS--Collection and Other Servicing Procedures with Respect to Mortgage Loans" in the accompanying prospectus.

         The pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the pooled mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

         o    any and all applicable laws; and
         o the express terms of the pooling and servicing agreement and the respective mortgage loans.

         Furthermore, to the extent consistent with the foregoing, the master servicer and the special servicer must each service and administer the pooled mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

         In general, the master servicer will be responsible for the servicing and administration of--

         o all mortgage loans in the trust as to which no Servicing Transfer Event has occurred; and
         o all worked-out mortgage loans in the trust as to which no new Servicing Transfer Event has occurred.

         The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

         In general, each companion loan will be serviced and administered under the pooling and servicing agreement and any applicable intercreditor agreement as if it were a mortgage loan forming part of the trust and the holder of the related mortgage note were a certificateholder. If a companion loan becomes specially serviced, then the related AB mortgage loan will become a specially serviced mortgage loan with the consent of the controlling class representative. If an AB mortgage loan becomes a specially serviced mortgage loan, then the related companion loan will become a specially serviced mortgage loan.

         If any amounts due under the AB mortgage loans or the related companion loans are accelerated after an event of default under the applicable mortgage loan documents, the holder of the related companion loan will be entitled to purchase the related mortgage loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--AB Mortgage Loans" in this Prospectus Supplement.

         Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and prepare certain reports to the trustee required to be collected or prepared with respect to any specially serviced assets and, otherwise, to render other incidental services with respect to any specially serviced assets. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

         The master servicer will transfer servicing of a pooled mortgage loan to the special servicer, if it has not already done so, upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

         The Master Servicer. Wachovia Bank, National Association, in its capacity as master servicer under the pooling and servicing agreement, will be responsible for servicing the mortgage loans (other than specially serviced mortgage loans and REO Properties). Although the master servicer will be authorized to employ agents, including sub-servicers, to service the mortgage loans for which it will be responsible, the master servicer will remain liable for its servicing obligations under the pooling and servicing agreement. Wachovia Bank, National Association is a wholly owned subsidiary of Wachovia Corporation, and as such is an affiliate of one of the mortgage loan sellers. Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

         As of March 31, 2002, Wachovia Bank, National Association and its affiliates were responsible for master or primary servicing approximately 6,893 commercial and multifamily loans, totaling approximately $50 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

         The information set forth in this prospectus supplement concerning Wachovia Bank, National Association, has been provided by it. Neither we nor the underwriter makes any representation or warranty as to the accuracy or completeness of this information. Wachovia Bank, National Association (apart from its obligations as a mortgage loan seller and except for the information in the first two paragraphs under this heading) will make no representations as to the validity or sufficiency of the pooling and servicing agreement, the certificates, the mortgage loans, this prospectus supplement or related documents.

         The Special Servicer. Lend Lease Asset Management, L.P., a Texas limited partnership will initially be appointed as special servicer under the pooling and servicing agreement and will be responsible for servicing the specially serviced mortgage loans and REO Properties. The principal servicing offices of the special servicer are located at 700 North Pearl Street, Suite 2400, Dallas, Texas 75201, and its telephone number is (214) 758-5800. As of March 31, 2002, the special servicer was actively servicing, as special servicer, 97 commercial and multifamily loans and REO properties with a principal balance of approximately $563 million. The special servicer is named as special servicer on 36 commercial mortgage-backed securitization transactions totaling approximately $17.1 billion in aggregate outstanding principal amount representing approximately 2,621 assets.

         Lend Lease Asset Management, L.P. currently holds the highest special servicer ratings issued by S&P, Fitch and Moody's as set forth below:


         RATING AGENCY                           SPECIAL SERVICER RATING
         S&P                                     Strong
         Fitch                                   CSS1
         Moody's                                 Approved

         The information set forth in this prospectus supplement concerning Lend Lease Asset Management, L.P. has been provided by it. Neither we nor any underwriter makes any representation or warranty as to the accuracy of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

         The master servicing fee:

         o will be earned with respect to each and every mortgage loan (excluding the Companion Loans), including--

              1.    each specially serviced mortgage loan, if any; and
              2. each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired by the trust through foreclosure or otherwise following a default; and

         o    in the case of each mortgage loan, will--

              1.    be calculated on an Actual/360 Basis;
              2.    accrue at the related master servicing fee rate;
              3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and
              4. be payable monthly from amounts received with respect to interest on that mortgage loan.

         Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive:

         o any Prepayment Interest Excesses (after deduction of amounts required to be deposited by the master servicer in the certificate account for the related distribution date in connection with Prepayment Interest Shortfalls) collected with respect to the entire mortgage pool; and
         o any late payment charges and Penalty Interest, if any, that were collected with respect to mortgage loans in the trust, but only to the extent that those late payment charges and Penalty Interest--

              1. accrued with respect to the related mortgage loan while no related Servicing Transfer Event existed (and with respect to Penalty Interest accrued prior to the occurrence of a Servicing Transfer Event, but collected after the occurrence of such Servicing Transfer Event, pro rata based on the amount of late payment charges and Penalty Interest due to the master servicer and the special servicer respectively); and
              2. have not otherwise been applied to pay the master servicer, the trustee or the fiscal agent, as applicable, interest on advances made thereby with respect to the related mortgage loan in accordance with the pooling and servicing agreement.

         In addition, all modification fees, assumption fees, assumption application fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the pooled mortgage loans will be allocated between the master servicer and the special servicer, as additional compensation, or otherwise applied to cover related expenses, as provided in the pooling and servicing agreement.

         The master servicer will be authorized to invest or direct the investment of funds held in its certificate account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Certificate Account" below. The master servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

         Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred with respect to any mortgage loans (other than specially serviced mortgage loans) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

         o    the total amount of those Prepayment Interest Shortfalls; and
         o the sum of the following components of the master servicer's total servicing compensation for that same collection period--
              1. the master servicing fee (calculated for this purpose only at a rate of 0.02% per annum) received by the master servicer on the related mortgage loan; and
              2. any investment income earned by the master servicer on the related principal prepayment, provided, however, the master servicer will not be responsible for the payment of any

                    Prepayment Interest Shortfall to the extent the incurrence of such Prepayment Interest Shortfall is consistent with the Servicing Standard and the master servicer has given at least five business days prior notice (or to the extent that five business days prior notice is not practicable, such period of prior notice as is practicable) to the controlling class representative.

         No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

         Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than in the case of the class XC and class XP certificates), in reduction of the interest payable on those certificates, as and to the extent described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments--Payments of Interest" in this prospectus supplement.

         Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

         o    the special servicing fee;
         o    the workout fee; and
         o    the principal recovery fee.

         The special servicing fee:

         o    will be earned with respect to--
              1. each specially serviced mortgage loan, if any (except, if the TRW Mortgage Loan becomes a specially serviced mortgage loan, the special servicing fee will not be earned on the TRW Companion Loan); and
              2. each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired by the trust through foreclosure or otherwise following a default;
         o    with respect to each mortgage loan, will--
              1.    be calculated on an Actual/360 Basis;
              2.    accrue at a special servicing fee rate of 0.25% per annum;
                    and
              3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and
         o will be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust, that are on deposit in the master servicer's certificate account from time to time.

         The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each worked-out mortgage loan in the trust. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan, exclusive of any portion of that collection that represents a recovery of Penalty Interest or Additional Interest. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that became worked-out mortgage loans during the period that it acted as special servicer and remained worked-out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

         The Principal Recovery Fee. The special servicer will be entitled to receive a fee with respect to each specially serviced mortgage loan in the trust for which it obtains a full or discounted payoff from the related borrower. The special servicer will also be entitled to receive a principal recovery fee with respect to any specially serviced mortgage loan or REO Property in the trust as to which it receives any liquidation proceeds, except as described in the next paragraph. No principal recovery fee will be payable in connection with, or out of, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property in the trust, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Penalty Interest or Additional Interest.

         Despite anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, proceeds received in connection with:

         o the repurchase or replacement of any mortgage loan in the trust by us for a breach of representation or warranty or for defective or deficient mortgage loan documentation, as described under "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties" in this prospectus supplement;
         o the purchase of any defaulted mortgage loan or REO Property in the trust by the master servicer, the special servicer or any holder or holders of certificates evidencing a majority interest in the controlling class of the certificates, as described under "--Sale of Defaulted Mortgage Loans" below; or
         o the purchase of all of the mortgage loans and REO Properties in the trust by the master servicer, the special servicer or any holder or holders of certificates evidencing a majority interest in the controlling class of the certificates in connection with the termination of the trust, as described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Termination" in this prospectus supplement.

         Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

         Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be entitled to receive any late payment charges and Penalty Interest collected with respect to mortgage loans in the trust, but only to the extent that those late payment charges and Penalty Interest--

         o accrued while the related mortgage loan was a specially serviced mortgage loan and (and with respect to Penalty Interest accrued prior to the occurrence of a Servicing Transfer Event, but corrected after the occurrence of such Servicing Transfer Event, pro rata based on the amount of late payment charges and Penalty Interest due to the master servicer and the special servicer respectively); and
         o have not otherwise been applied to pay the master servicer, the trustee or the fiscal agent, as applicable, interest on advances made by the master servicer, the special servicer, the trustee or the fiscal agent, as the case may be, with respect to the related mortgage loan.

         All modification fees, assumption fees and assumption application fees collected with respect to the specially serviced mortgage loans in the trust, will be allocated between the master servicer and the special servicer as additional compensation, or otherwise applied to cover related expenses, as provided in the pooling and servicing agreement.

         In addition, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Account" below. The special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

         Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

         Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by the master servicer in connection with the servicing of a pooled mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, in connection with the related mortgage loan or REO Property.

         The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property. Generally, the special servicer must make the request at least five business days prior to the date the advance must be made. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request.

         If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee or the fiscal agent will be required:

         o if it has actual knowledge of the failure, to give the master servicer notice of its failure; and
         o if the failure continues for three more business days, to make the servicing advance.

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's certificate account from time to time.

         The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the master servicer's certificate account and at times without regard to the relationship between the expense and the funds from which it is being paid. The most significant of those servicing expenses relate to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

         The master servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that advance is reimbursed--

         o first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and
         o then, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's certificate account.

SUB-SERVICERS

         The master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party servicers. The master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason the master servicer or special servicer, as the case may be, is no longer acting in that capacity, the trustee or any designee to the master servicer or special servicer, as applicable, may:

         o assume the party's rights and obligations under the sub-servicing agreement; or
         o    terminate the sub-servicing agreement without cause.

         The master servicer and special servicer will each be required to monitor the performance of sub-servicers retained by it. The master servicer and special servicer will each be solely liable for all fees owed by it to any sub-servicer retained by it, irrespective of whether its compensation under the pooling and servicing agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, for various expenditures which it makes, generally to the same extent the master servicer or special servicer, as the case may be, would be reimbursed under the pooling and servicing agreement.

THE CONTROLLING CLASS REPRESENTATIVE

         Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class XC, XP, Z-I, Z-II, R-I and R-II certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance and equal to or greater than 1% of the sum of the original class principal balances of all the certificates. Appraisal Reduction Amounts shall not be considered in determining the principal balance outstanding on the applicable claim of certificates for the purpose of the text in the preceding sentence. However, if no class of certificates, other than the class XC, XP, R-I and R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class XC, XP, R-I and R-II certificates.

         Election of the Controlling Class Representative. The controlling class of certificateholders will be entitled to--

         o select a representative having the rights and powers described under "--The Controlling Class Representative--Rights and Powers of the Controlling Class Representative" below; or
         o    replace an existing controlling class representative.

         The trustee will be required to notify promptly all the certificateholders of the controlling class that they may select a controlling class representative upon:

         o the receipt by the trustee of written requests for the selection of a controlling class representative from certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificateholders;
         o the resignation or removal of the person acting as controlling class representative; or
         o a determination by the trustee that the controlling class of certificateholders has changed.

         The notice will explain the process for selecting a controlling class representative. The appointment of any person as a controlling class representative will not be effective until that person provides the trustee with--

         o    written confirmation of its acceptance of its appointment;
         o an address and telecopy number for the delivery of notices and other correspondence; and
         o a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

         Resignation and Removal of the Controlling Class Representative. The controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the controlling class. The certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificateholders, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.

         Rights and Powers of the Controlling Class Representative. The controlling class representative will be entitled to advise the special servicer with respect to the following actions. In addition, the special servicer will not be permitted to take any of the following actions as to which the controlling class representative has objected in writing within 10 business days of having been notified of the particular action--

         o any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;
         o any modification of a monetary term, including the timing of payments, but excluding any modification consisting of the extension of the maturity date of a pooled mortgage loan for one year or less;
         o any proposed sale of any REO Property in the trust, other than in connection with the termination of the trust as described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Termination" in this prospectus supplement or in connection with the purchase option described in under "--Realization Upon Defaulted Mortgage Loans--Fair Value Call" in this prospectus supplement, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and Additional Interest);
         o any determination to bring an REO Property held by the trust into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;
         o any acceptance of substitute or additional collateral for a pooled mortgage loan, other than in accordance with the terms of that mortgage loan;
         o any waiver of a due-on-sale or due-on-encumbrance clause with respect to a pooled mortgage loan (other than assumptions);
         o any acceptance of an assumption agreement releasing a borrower from liability under a pooled mortgage loan;
         o any determination that an insurance-related default is an Acceptable Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and
         o any waiver of insurance required under the related mortgage loan document.

         In addition, the controlling class representative may direct the special servicer to take, or to refrain from taking, any actions as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

         Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative, as contemplated by either of the two preceding paragraphs, may--

         o require or cause the special servicer to violate applicable law, the terms of any pooled mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the special servicer's obligation to act in accordance with the Servicing Standard;
         o    result in an adverse tax consequence for the trust;
         o expose the trust, us, the master servicer, the special servicer, the trustee, the fiscal agent or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;
         o materially expand the scope of the special servicer's responsibilities under the pooling and servicing agreement; or
         o cause the special servicer to act, or fail to act, in the manner which in the reasonable judgement of the special servicer is not in the best interests of the certificateholders.

         The special servicer is to disregard any advice, direction or objection on the part of the controlling class representative that would have any of the effects described in the immediately preceding four bullet points. Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if the special servicer has, as described in the first paragraph under this "--Rights and Powers of the Controlling Class Representative" subsection, notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the work-out or liquidation of that mortgage loan.

         When reviewing the rest of this "SERVICING OF THE UNDERLYING MORTGAGE LOANS" section, it is important that you consider the effects that the rights and powers of the controlling class representative discussed above could have on the actions of the special servicer.

         Notwithstanding the foregoing, if the unpaid principal amount of a Wachovia Companion Loan, net of any existing related Appraisal Reduction Amount with respect to the related Wachovia AB Mortgage Loan and its related Wachovia Companion Loan (calculated as if the loans were a single mortgage loan), is equal to or greater than 25% of the original unpaid principal amount of such Wachovia Companion Loan, then (i) the controlling class representative will not be entitled to exercise any of the rights and powers described above with respect to such Wachovia AB Mortgage Loan and its related Wachovia Companion Loan and, instead, the related Wachovia Companion Loan noteholder or its designee will be entitled to exercise the same or similar rights and powers with respect to such Wachovia AB Mortgage Loan and its related Wachovia Companion Loan and (ii) subject to the requirements of the two immediately preceding paragraphs, the related Wachovia Companion Loan noteholder or its designee will be entitled to direct the special servicer with respect to the acceptance of a discounted payoff with respect to such Wachovia Companion Loan, the modification, extension, amendment or waiver of any material non-monetary term of such Wachovia AB Mortgage Loan and the related Wachovia Companion Loan if a Servicing Transfer Event occurs, and any release of collateral for such Wachovia AB Mortgage Loan and the related Wachovia Companion Loan (other than in accordance with the related loan documents). See "DESCRIPTION OF THE MORTGAGE POOL -- AB Mortgage Loans -- Servicing Provisions of the Wachovia Intercreditor and Servicing Agreement".

         In addition, the holder of the TRW Companion Loan may exercise certain approval rights relating to a modification of the TRW Mortgage Loan or the TRW Companion Loan that materially and adversely affects the holder of the TRW Companion Loan and certain other matters related to Defaulted Lease Claims. See "DESCRIPTION OF THE MORTGAGE POOL -- AB Mortgage Loans -- Servicing Provisions of the TRW Intercreditor Agreement".

         Liability to Borrowers. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class, in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan, the controlling class representative is to immediately notify the trustee, the fiscal agent, the master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, assume the defense of the claim against the controlling class representative, but only if--

         o the special servicer or the trust are also named parties to the same action; and
         o    in the sole judgment of the special servicer:
              1. the controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue; and
              2. there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative.

         Liability to the Trust and Certificateholders. The controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties to the holders of any class of certificates other than the controlling class. It may act solely in the interests of the certificateholders of the controlling class and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class.

         The holder of a Wachovia Companion Loan or its designee, in connection with exercising the rights and powers described under "--The Controlling Class Representative" above with respect to a Wachovia AB Mortgage Loan and its related Companion Loan, will be entitled to substantially the same limitations on liability to which the controlling class representative is entitled.

REPLACEMENT OF THE SPECIAL SERVICER

         Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificateholders may terminate an existing special servicer and appoint a successor. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificateholders, may appoint a successor. See "--Events of Default" and "--Rights Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

         o written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and
         o the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

         Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

         If the controlling class of certificateholders terminate an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. The terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

         If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

         o to receive all notices described under "--The Controlling Class Representative" and "Replacement of the Special Servicer" above; and
         o to exercise directly all rights described under "--The Controlling Class Representative" and "Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Subject to the discussion under "--The Controlling Class Representative" above, the special servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any pooled mortgage loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, under the circumstances described below in this paragraph, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause unless it has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the certificates. With respect to due-on-sale clauses, this requirement will apply only if the outstanding principal balance of the subject mortgage loan, together with the total outstanding principal balance of all other pooled mortgage loans that are cross-collateralized with the subject mortgage loan or have been made to the same borrower or affiliated borrowers, is equal to or greater than a specified percentage of the then total principal balance of the mortgage pool, or if the subject mortgage loan is one of the ten largest mortgage loans (by outstanding principal balance). In the case of due-on-encumbrance provisions, this requirement will always apply.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         Subject to the discussion under "--The Controlling Class
Representative" above, the special servicer, with respect to the specially serviced mortgage loans in the trust may, consistent with the Servicing Standard, agree to:

         o    modify, waive or amend any term of any mortgage loan;
         o    extend the maturity of any specially serviced mortgage loan;
         o forgive the payment of interest on and principal of any specially serviced mortgage loan;
         o forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on any specially serviced mortgage loan;
         o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan; or
         o accept a principal prepayment or any specially serviced mortgage loan during any lockout period.

         With limited exception, the special servicer may not agree to or consent to modify, waive or amend any term of, any mortgage loan in the trust, if doing so would--

         o    affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan; or
         o    in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan,

unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

         The special servicer may not extend the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust to a date beyond the earliest of--

         o    two years prior to the rated final distribution date; and
         o if the mortgage loan is secured by a mortgage solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

         The special servicer may not make or permit any modification, waiver or amendment of any term of any mortgage loan in the trust that would--

         o cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Internal Revenue Code of 1986;
         o result in the imposition of any tax on prohibited transactions or contributions after the startup date of either of REMIC I or REMIC II under the Internal Revenue Code of 1986; or
         o adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Internal Revenue Code of 1986;

         For any mortgage loan other than a specially serviced mortgaged loan and subject to the rights of the special servicer, the master servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the pooling and servicing agreement, including, without limitation, (i) approving certain leasing activity, (ii) approving certain waivers regarding the timing or need to audit certain financial statements and (iii) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related mortgage loan to such easements of right-of-ways, provided, however, that any partial releases of a lien on any mortgaged real property not expressly contemplated by the related mortgage will be subject to review and approval by the special servicer.

         The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that is required under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

         Notwithstanding the foregoing, the master servicer will be permitted, in the case of an ARD Loan, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Additional Interest--

         o    must be in accordance with the Servicing Standard; and
         o    will be subject to approval by the special servicer.

         The master servicer will not have any liability to the trust, the certificateholders or any other person for any determination that is made in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

         All modifications, waivers and amendments entered into with respect to the pooled mortgage loans are to be in writing. Each of the master servicer and the special servicer must deliver to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

         Within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans, the special servicer must obtain, and deliver to the trustee and master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months.

         Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2 million, the special servicer may perform an internal valuation of the mortgaged real property.

         As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "DESCRIPTION OF THE OFFERED CERTIFICATES--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

         If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months, of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the master servicer and the controlling class representative, the new appraisal within ten business days of obtaining such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

         o if the Appraisal Trigger Event was either the failure by the borrower to make any monthly debt service payment for 60 days or more, or the special servicer modified the amount or timing of any monthly debt service payment, the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified);
         o with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming and REO Property), such circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension; and
         o no other Appraisal Trigger Event exists with respect to the subject mortgage loan.

         The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer and will be reimbursable to the master servicer as a servicing advance.

CERTIFICATE ACCOUNT

         General. The master servicer will be required to establish and maintain a certificate account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans. That certificate account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         The funds held in the master servicer's certificate account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's certificate account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

         Deposits. Under the pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its certificate account within one business day following receipt, in the case of payments and other collections on the pooled mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

         o all payments on account of principal on the mortgage loans, including principal prepayments;
         o all payments on account of interest on the mortgage loans, including Additional Interest;
         o all prepayment premiums and yield maintenance charges collected with respect to the mortgage loans;
         o all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;
         o all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans" below;
         o any amounts paid by us in connection with the repurchase or replacement of a mortgage loan as described under "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties" in this prospectus supplement;
         o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the certificate account;

         o all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "DESCRIPTION OF THE MORTGAGE POOL--Additional Loan and Property Information";
         o any amounts required to be transferred from the special servicer's REO account;
         o    any amounts representing prepayment interest shortfalls;
         o any amounts required to reimburse the trust fund for interest paid on advances of payments due and on advances made to cover reimbursable costs and expenses relating to the servicing and administration of the mortgage loans; and
         o any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which the master servicer, the trustee or the fiscal agent, as applicable, has been previously reimbursed out of the certificate account.

         Upon receipt of any of the amounts described in the first five bullet points of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit these amounts to the master servicer for deposit in the master servicer's certificate account.

         Withdrawals. The master servicer may make withdrawals from its certificate account for any of the following purposes, which are not listed in any order of priority:

         o to remit to the trustee for deposit in the trustee's distribution account described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (a)(ii), (a)(v) and (b)(ii)(B) of the definition thereof) for the related distribution date then on deposit in the certificate account, together with any prepayment premiums, yield maintenance charges and/or Additional Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and REO properties in the trust, plus any amounts required to be made in respect of P&I advances;
         o to reimburse the fiscal agent, the trustee and itself, in that order, for any unreimbursed advances made by that party under the pooling and servicing agreement, and the reimbursement is to be made out of collections on the mortgage loan or REO Property as to which the advance was made;
         o to pay itself earned and unpaid master servicing fees with respect to each mortgage loan in the trust, and the payment of those fees is to be made out of collections on that mortgage loan that are allocable as interest;
         o to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust, earned and unpaid special servicing fees with respect to each mortgage loan in the trust that is either--
              1.    a specially serviced mortgage loan; or
              2. a mortgage loan as to which the related mortgaged real property has become an REO Property;
         o to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, and the payment of those fees is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;
         o to reimburse the fiscal agent, the trustee or itself, in that order, out of general collections on the mortgage loans and any REO Properties in the trust, for any unreimbursed advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable under the second bullet point above;
         o to pay the fiscal agent, the trustee or itself, as applicable, in that order, unpaid interest on any advance made by that party under the pooling and servicing agreement, and the payment of that unpaid interest is to be made out of Penalty Interest and late payment charges received--

              1. with respect to the mortgage loan as to which the advance was made, and
              2. during the collection period in which that advance is reimbursed;

         o in connection with the reimbursement of advances as described in the second bullet point or the sixth bullet point above, to pay itself, the trustee or the fiscal agent, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust, any interest accrued and payable on that advance and not otherwise payable under the seventh bullet point above;
         o to pay itself any items of additional master servicing compensation on deposit in the certificate account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Master Servicing Compensation" above;
         o to pay for costs and expenses incurred by the trust fund in connection with property inspections;
         o to pay for the cost of an independent appraiser or other expert in real estate matters;
         o to pay itself, the special servicer, any of the mortgage loan sellers, the controlling class, or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received thereon subsequent to the date of purchase;
         o to pay any interest reserve amount and deposit such interest reserve amount into the interest reserve account;
         o to remit to the trustee for deposit in the additional interest account the Additional Interest;
         o to remit to the companion paying agent for deposit in the companion distribution account the amounts required to be deposited therein;
         o to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;
         o to pay itself, the special servicer, us, or any of their or our respective directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus;
         o to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;
         o to pay any other items described in this prospectus supplement as being payable from the certificate account;
         o    to withdraw amounts deposited in the certificate account in error;
              and
         o to clear and terminate the certificate account upon the termination of the pooling and servicing agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         Fair Value Call. The pooling and servicing agreement grants to the special servicer and any holder or holders of certificates evidencing a majority interest in the controlling class of the certificates a right to purchase from the trust defaulted mortgage loans under the circumstances described in the next four paragraphs.

         At the time a mortgage loan becomes a defaulted mortgage loan, each of the special servicer and the holder or holders of certificates evidencing a majority interest in the controlling class of the certificates will have an assignable purchase option (such option will only be assignable after such option arises) to purchase the defaulted mortgage loan, from the trust fund at an option price equal to (i) the outstanding principal balance of the defaulted mortgage loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses if the special servicer has not yet determined the fair value of the defaulted mortgage loan, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination. The Special Servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days in accordance with the Servicing Standard, provided further that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. If the purchase option is not exercised by the holder or holders of certificates evidencing a majority interest in the controlling class of the certificates or any assignee thereof within 60 days of a mortgage loan becoming a defaulted mortgage loan, then the holder or holders of certificates evidencing a majority interest in the controlling class of the certificates must assign the purchase option to the special servicer for fifteen days. If the purchase option is not exercised by the special servicer or its assignee within such fifteen day period, then the purchase option will revert to the holder or holders of certificates evidencing a majority interest in the controlling class of the certificates.

         Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

         If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option by any other holder of a purchase option.

         If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the holder or holders of certificates evidencing a majority interest in the controlling class of the certificates, the special servicer, or any affiliate of any of them (in other words, the purchase option has not been assigned to another unaffiliated person) and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, the master servicer (or if the special servicer and the master servicer are affiliates, then the trustee with the assistance of a third party appraiser) will be required to determine if the option price represents a fair value for the defaulted mortgage loan. The reasonable costs of all appraisals, inspection reports and opinions of value reasonably incurred by the master servicer or the trustee in connection with such determination of fair value will be reimbursable as servicing advances.

         Foreclosure and Similar Proceedings. If a default on a pooled mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The Controlling Class Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:

         o    institute foreclosure proceedings;
         o    exercise any power of sale contained in the related mortgage;
         o    obtain a deed in lieu of foreclosure; or
         o otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

         Neither the master servicer nor the special servicer may acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular real property within the meaning of the federal environmental laws, unless--

         o the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and
         o    either:
              1.    the report indicates that--

                    o the particular real property is in compliance with applicable environmental laws and regulations; and

                    o there are no circumstances or conditions present at the real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or
              2. the special servicer, based solely as to environmental matters and related costs on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions.

         If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third taxable year following the taxable year in which that acquisition occurred, subject to limited exceptions as described under "--REO Properties" below.

         If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

         o any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan;
         o unreimbursed servicing expenses incurred with respect to the mortgage loan; and
         o any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

         In addition, amounts otherwise payable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

REO PROPERTIES

         If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

         o    the IRS grants an extension of time to sell the property; or
         o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Internal Revenue Code of 1986.

         The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

         In general, the special servicer will be obligated to operate and manage any REO Property held by the trust in a manner that:

         o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code of 1986; and

         o    is in accordance with the Servicing Standard.

         The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code of 1986.

         This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

         The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax at the highest marginal corporate tax rate and could also be subject to certain state or local taxes. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the certificateholders. See "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's certificate account.

         The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

         The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's certificate account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

         o any withdrawals made out of those amounts as described in the preceding sentence; and
         o any portion of those amounts that may be retained as reserves as described in the next sentence.

         The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

         The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

         The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any pooled mortgage loan becomes a specially serviced mortgage loan. Each of the master servicer, for each mortgage loan which is not a specifically serviced mortgage loan, and the special servicer, for each specially serviced mortgage loan, also will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once every calendar year, (or, in the case of mortgaged real property securing a mortgage loan which is not a specially serviced mortgage loan and which has a then current principal balance of less than $2 million, every other calendar year) unless such mortgaged real property has been inspected in such calendar year by the special servicer. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

         o any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware; or
         o any change in the property's condition, occupancy or value that the master servicer or the special servicer, as applicable, considers to be material; or
         o    any visible waste committed on the property.

         The special servicer, in the case of each specially serviced mortgage loan in the trust, and the master servicer, in the case of each other mortgage loan in the trust, will each be required to use reasonable efforts to collect from the related borrower, to the extent that those items are required to be delivered under the related loan documents, the quarterly and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property.

         The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property in the trust. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery. The special servicer, with respect to each specially serviced mortgage loan, and the master servicer, with respect to each other mortgage loan, will be required to prepare and maintain and forward to each other an operating statement analysis for each mortgaged real property and each REO Property in the trust, as applicable, and copies of such operating statement analyses are to be made available by the master servicer to the trustee, the special servicer or the controlling class representative upon request.

EVIDENCE AS TO COMPLIANCE

         On or before April 30 of each year, beginning April 30, 2003, each of the master servicer and the special servicer must--

         o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

              1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year; and

              2. on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master servicer or the special servicer, as applicable, has complied with the minimum servicing standards identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report.
                    In rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

         o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding.

EVENTS OF DEFAULT

         Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

         o any failure by the master servicer to deposit into the certificate account, or to deposit into, or remit to the trustee for deposit into, the distribution account, any amount (other than a P&I advance) required to be so deposited or remitted by it under the pooling and servicing agreement, which failure, in the case of deposits and remittances to the distribution account, continues unremedied until 10:00 a.m., New York City time on the related distribution date;
         o any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the master servicer for deposit into, the certificate account, any amount required to be so deposited or remitted under the pooling and servicing agreement provided, however, that the failure to deposit or remit such amount shall not be an event of default if such failure is remedied within one business day and in any event on or prior to the related distribution date;
         o the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to the master servicer by the trustee;
         o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates;
         o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by the certificateholders entitled to not less than 25% of the voting rights for the series; provided, however, that with respect to any such breach which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of thirty days to effect such cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;
         o a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days;
         o the master servicer or special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;
         o the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;
         o the consolidated net worth of the master servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, shall decline to less than $15,000,000;
         o the trustee receives written notice from Moody's that the continuation of the master servicer or the special servicer, as the case may be, in that capacity would result in a downgrade or withdrawal of any rating then assigned by Moody's to any class of the certificates;

         o the master servicer or the special servicer, as applicable, (i) is not an approved master servicer or special servicer, as applicable, by S&P or (ii) is not rated at least "CMS3" or "CSS3", as applicable, by Moody's; and
         o any failure by the master servicer to remit to the trustee for deposit into the distribution account, on any P&I advance date, the full amount of P&I advances required to be made on such date, which failure continues unremedied until 10:00 am, New York City time on the next business day succeeding such P&I advance date.

RIGHTS UPON EVENT OF DEFAULT

         If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the certificateholders entitled to not less than 25% of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder. Upon any termination, the trustee must either:

         o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or
         o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

         The holders of certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer" above.

         In general, the certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, ninth or tenth bullet points under "--Events of Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

         The certificates will be issued, on or about July 11, 2002, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

         o    the pooled mortgage loans;
         o any and all payments under and proceeds of the pooled mortgage loans due after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;
         o    the loan documents for the pooled mortgage loans;
         o any REO Properties acquired by the trust with respect to defaulted mortgage loans; and
         o those funds or assets as from time to time are deposited in the master servicer's certificate account, the special servicer's REO account, the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Payments--Interest Reserve Account" below.

         The certificates will include the following classes:

         o the A-1, A-2, A-3, A-4, B, C and D classes, which are the classes of certificates that are offered by this prospectus supplement; and
         o the XC, XP, E, F, G, H, J, K, L, M, N, O, Z-I, Z-II, R-I and R-II classes, which are the classes of certificates that--
              1. will be retained or privately placed by us; and
              2. are not offered by this prospectus supplement.

         The class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N and O certificates are the only certificates that will have principal balances. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that distribution date. See "--Payments" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated expenses of the trust. See "--Reductions in Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         The class XC and class XP certificates will not have principal balances, and the holders of the class XC and class XP certificates will not be entitled to receive payments of principal. However, each class XC and class XP certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The total notional amount of all the class XC certificates will equal the total principal balance of all the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N and O certificates outstanding from time to time. The total initial notional amount of the class XC certificates will be approximately $1,082,600,757, although it may be as much as 5% larger or smaller, depending on the actual size of the initial mortgage pool balance. The total notional amount of all the class XP certificates will equal:

         o during the period from the date of initial issuance of the certificates through and including the distribution date in July 2003, the sum of (a) the lesser of $27,708,000 and the certificate balance of the class A-1 certificates outstanding from time and
              (b) the certificate balance of the class A-2, class A-3, class A-4, class B, class C, class D, class E, class F, class G, class H, and class J certificates outstanding from time to time;

         o during the period following the distribution date in July 2003 through and including the distribution date in July 2004, the sum of (a) the lesser of $82,926,000 and the certificate balance of the class A-2 certificates outstanding from time to time and (b) the certificate balance of the class A-3, class A-4, class B, class C, class D, class E, class F, class G, class H and class J certificates outstanding from time to time;

         o during the period following the distribution date in July 2004 through and including the distribution date in July 2005, the sum of (a) the lesser of $41,426,000 and the certificate balance of the class A-2 certificates outstanding from time to time and (b) the certificate balance of the class A-3, class A-4, class B, class C, class D, class E, class F, class G, class H and class J certificates outstanding from time to time;

         o during the period following the distribution date in July 2005 through and including the distribution date in July 2006, the sum of (a) the lesser of $115,000,000 and the certificate balance of the class A-3 certificates outstanding from time to time, (b) the certificate balance of the class A-4, class B, class C, class D, class E, class F, class G and class H certificates outstanding from time to time and (c) the lesser of $3,200,000 and the certificate balance of the class J certificates outstanding from time to time;

         o during the period following the distribution date in July 2006 through and including the distribution date in July 2007, the sum of (a) the lesser of $21,000,000 and the certificate balance of the class A-3 certificates outstanding from time to time, (b) the certificate balance of the class A-4, class B, class C, class D, class E, class F, and class G certificates outstanding from time to time and (c) the lesser of $4,000,000 and the certificate balance of the class H certificates outstanding from time to time;

         o during the period following the distribution date in July 2007 through and including the distribution date in July 2008, the sum of (a) the lesser of $528,900,000 and the certificate balance of the class A-4 certificates outstanding from time to time, (b) the certificate balance of the class B, class C, class D, class E and class F certificates outstanding from time to time and (c) the lesser of $6,000,000 and the certificate balance of the class G certificates outstanding from time to time;

         o during the period following the distribution date in July 2008 through and including the distribution date in July 2009 the sum of (a) the lesser of $483,000,000 and the certificate balance of the class A-4 certificates outstanding from time to time, (b) the certificate balance of the class B, class C, class D and class E certificates outstanding from time to time and (c) the lesser of $9,274,000 and the certificate balance of the class F certificates outstanding from time to time; and

         o    following the distribution date in July 2009, $0.

         The total initial notional amount of the class XP certificates will be approximately $993,674,000, although it may be as much as 5% larger or smaller, depending on the actual initial principal balance of the class A-1, class A-2, class, A-3, class A-4, class B, class C, class D, class E, class F, class G, class H, and class J certificates.

         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's distribution date statement.

REGISTRATION AND DENOMINATIONS

         General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $1.00.

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

         o all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and
         o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

         The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

         For a discussion of DTC, see "DESCRIPTION OF THE CERTIFICATES-- Book-Entry Registration" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

         General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the certificates and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account will remain uninvested.

         Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

         o all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's certificate account, exclusive of any portion of those payments and other collections that represents one or more of the following:
              1. monthly debt service payments due on a due date subsequent to the end of the related collection period;
              2. payments and other collections received after the end of the related collection period;
              3. amounts that are payable or reimbursable from the master servicer's certificate account to any person other than the certificateholders, including--
                    o amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, principal recovery fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, Penalty Interest and late payment charges;
                    o amounts payable in reimbursement of outstanding advances, together with interest on those advances; and
                    o amounts payable with respect to other expenses of the trust; and
              4. amounts deposited in the master servicer's certificate account in error;
         o any advances of delinquent monthly debt service payments made with respect to that payment date; and
         o any amounts paid by the master servicer to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "DESCRIPTION OF THE OFFERED CERTIFICATES-- Termination" in this prospectus supplement.

         See "--Advances of Delinquent Monthly Debt Service Payments" below and "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Certificate Account" and "Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         With respect to each distribution date that occurs during March, commencing in March 2003, the master servicer will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those pooled mortgage loans that accrue interest on an Actual/360 Basis.

         Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

         o to pay itself a monthly fee which is described under "--The Trustee" below;
         o to indemnify itself and various related persons as described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Matters Regarding the Trustee" in the accompanying prospectus;
         o to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;
         o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "FEDERAL INCOME TAX CONSEQUENCES--REMICs-- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "SERVICING OF THE UNDERLYING MORTGAGE LOANS--REO Properties" in this prospectus supplement;
         o    to pay the REMIC administrator any amounts reimbursable to it;

         o to pay to the person entitled thereto any amounts deposited in the distribution account in error; and
         o to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

         On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates. For any distribution date, those funds will consist of three separate components--

         o the portion of those funds that represent prepayment consideration collected on the pooled mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the offered certificates as described under "--Payments--Payments of
              Prepayment Premiums and Yield Maintenance Charges" below;
         o    the portion of those funds that represent Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class Z-I and Z-II certificates as described under "--Payments--Payments of Additional Interest" below; and
         o    the remaining portion of those funds, which--
              1.    we refer to as the Available Distribution Amount; and
              2. will be paid to the holders of all the certificates, other than the class Z-I and Z-II certificates, as described under "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

         The master servicer must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

         During January, except in a leap year, and February of each calendar year, beginning in 2003, the master servicer will, on or before the distribution date in that month, withdraw from its certificate account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will equal one day's interest (exclusive of Penalty Interest and Additional Interest) accrued on the Stated Principal Balance of that loan as of the end of the related collection period.

         During March of each calendar year, beginning in 2003, the master servicer will, on or before the P&I advance date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

PAYMENTS

         General. On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

         In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than five business days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

         Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

         Payments of Interest. All of the classes of the certificates will bear interest, except for the R-I and R-II classes.

         With respect to each interest-bearing class of the certificates, that interest will accrue during each interest accrual period based upon--

         o the pass-through rate for that class and the related distribution date;
         o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and
         o    the assumption that each year consists of twelve 30-day months.

         On each distribution date, subject to the Available Distribution Amount for that date and the priorities of payment described under
"--Payments--Priority of Payments" below, the holders of each interest-bearing class of the certificates will be entitled to receive the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by:

         o the product of (a) the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of certificates, multiplied by (b) a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the certificates; and
         o any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the loan, which is allocated to such class.

         If the holders of any interest-bearing class of the certificates do not receive all of the interest to which they are entitled on any distribution date, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments" below.

Calculation of Pass-Through Rates. The pass-through rate for each class of the certificates, other than the class XC and class XP certificates, will be fixed at the rate per annum set forth with respect to each of those classes in the table on page S-7.

         The pass-through rate for the class XP certificates, for each interest accrual period through and including the July 2009 distribution date, will equal the weighted average of the respective strip rates, which we refer to as class XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the class XP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the principal balance of a specified class of certificates. If all or a designated portion of the principal balance of any class of certificates is identified under "--General" above as being part of the notional amount of the class XP certificates immediately prior to any distribution date, then that principal balance (or designated portion thereof) will represent a separate component of the notional amount of the class XP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the July 2009 distribution date, on any particular component of the notional amount of the class XP certificates immediately prior to the related distribution date, the applicable class XP strip rate will equal the excess, if any of:

         (1) the lesser of (a) the reference rate specified in Annex D to this prospectus supplement for such interest accrual period and (b) the Weighted Average Net Mortgage Rate for such interest accrual period, over
         (2) the pass-through rate in effect during such interest accrual period for the certificates whose principal balance or a designated portion thereof, comprises such component.

         Following the July 2009 distribution date, the class XP certificates will cease to accrue interest. In connection therewith, the class XP certificates will have a 0% pass-through rate for the August 2009 distribution date and for each distribution date thereafter.

         The pass-through rate for the class XC certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class XC strip rates, at which interest accrues from time to time on the respective components of the notional amount of the class XC certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the principal balance of certain classes of certificates. In general, the principal balance of certain classes of certificates will constitute a separate component of the notional amount of the class XC certificates; provided that, if a portion, but not all, of the principal balance of any particular class of certificates is identified under "--General" above as being part of the notional amount of the class XP certificates immediately prior to any distribution date, then that identified portion of such certificate balance will also represent a separate component of the notional amount of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such principal balance will represent another separate component of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for any distribution date, through and including the July 2009 distribution date, on any particular component of the notional amount of the class XC certificates immediately prior to the related distribution date, the applicable class XC strip rate will be calculated as follows:

         (1) if such particular component consists of the entire principal balance of any class of certificates, and if such principal balance also constitutes, in its entirety, a component of the notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such distribution date for such class of certificates;

         (2) if such particular component consists of a designated portion (but not all) of the principal balance of any class of certificates, and if such designated portion of such principal balance also constitutes a component of the notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such distribution date for such class of certificates;

         (3) if such particular component consists of the entire certificate balance of any class of certificates, and if such principal balance does not, in whole or in part, also constitute a component of the notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such distribution date for such class of certificates; and

         (4) if such particular component consists of a designated portion (but not all) of the principal balance of any class of certificates, and if such designated portion of such principal balance does not also constitute a component of the notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such distribution date for such class of certificates.

         Notwithstanding the foregoing, for purposes of accruing interest on the class XC certificates during each interest accrual period subsequent to the July 2009 distribution date, the principal balance of each class of certificates (other than the class R-I, class R-II, class XP, class XC, class Z-I and class Z-II certificates) will constitute a single separate component of the notional amount of the class XC certificates, and the applicable class XC strip rate with respect to each such component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates whose principal balance makes up such component.

         For purpose of calculating the class XC and class XP strip rates, the pass-through rate of each component will be the pass-through rate of the corresponding class of certificates.

         The principal balance of any of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N or O certificates may be increased by the amount, if any, of Certificate Deferred Interest added to the principal balance for such class, such allocation being in reverse alphabetical order. Any increase in the principal balance of a class of certificates will result in an increase in the notional amount of the class XC and the class XP certificates, if such increase is applied to a class which is a component of the class XP certificates.

         The class R-I and R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

         Payments of Principal. Subject to the Available Distribution Amount and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the certificates, other than the class XC, XP, R-I and R-II certificates, on each distribution date will equal that class's allocable share of the Principal Distribution Amount for that distribution date.

         In general, the portion of the Principal Distribution Amount that will be allocated to the class A-1, class A-2, class A-3 and class A-4 certificates on each distribution date will equal:

         o    in the case of the class A-1 certificates, the lesser of--
              1. the entire Principal Distribution Amount for that distribution date; and
              2. the total principal balance of the class A-1 certificates immediately prior to that distribution date;
         o    in the case of the class A-2 certificates, the lesser of--
              1. the entire Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class A-1 certificates as described in the preceding bullet point; and
              2. the total principal balance of the class A-2 certificates immediately prior to that distribution date

         o    in the case of the class A-3 certificates, the lesser of--
              1. the entire Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocated to the class A-1 and class A-2 certificates as described in the preceding bullet points; and
              2. the total principal balance of the class A-3 certificates immediately prior to that distribution date; and

         o    in the case of the class A-4 certificates, the lesser of--
              1. the entire Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocated to the class A-1, class A-2 and class A-3 certificates as described in the preceding bullet points; and
              2. the total principal balance of the class A-4 certificates immediately prior to that distribution date.

         However, if any of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and O certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, then the Principal Distribution Amount for each distribution date thereafter will be allocable between those four classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

         While the class A-1, A-2, A-3 and A-4 certificates are outstanding, no portion of the Principal Distribution Amount for any distribution date will be allocated to any other class of certificates.

         Following the retirement of the class A-1, A-2, A-3 and A-4 certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

         o the portion of that Principal Distribution Amount that remains unallocated; and
         o the total principal balance of the particular class immediately prior to that distribution date.

      ORDER OF ALLOCATION                     CLASS
    ----------------------             -------------------
               1                                B
               2                                C
               3                                D
               4                                E
               5                                F
               6                                G
               7                                H
               8                                J
               9                                K
              10                                L
              11                                M
              12                                N
              13                                O


         In no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, class A-2, class A-3 and class A-4 certificates is reduced to zero. Furthermore, in no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

         Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of certificates entitled to payments of principal may be reduced without a corresponding payment of principal. If that occurs with respect to any of those classes of certificates then, subject to Available Distribution Amount and the priority of payment described under "--Payments--Priority of Payments" below, the holders of that class may receive reimbursement of the amount of any reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of certificates entitled to payments of principal for any distribution date, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         Priority of Payments. On each distribution date, the trustee will apply the Available Distribution Amount for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available Distribution Amount:

     ORDER OF              RECIPIENT
     PAYMENT           CLASS OR CLASSES                                 TYPE AND AMOUNT OF PAYMENT
------------------------------------------------------------------------------------------------------------------------------

        1           A-1, A-2, A-3, A-4, XC   Interest up to the total interest payable on those classes, pro rata based on
                            and XP           entitlement

        2            A-1, A-2, A-3 and A-4   Principal up to the total principal payable on those classes, allocable as between those classes as described immediately following this table

        3            A-1, A-2, A-3 and A-4   Reimbursement up to the reimbursement amounts for those classes, pro rata based on entitlement as described immediately following this table
------------------------------------------------------------------------------------------------------------------------------
        4                      B             Interest up to the total interest payable on that class

        5                      B             Principal up to the total principal payable on that class

        6                      B             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        7                      C             Interest up to the total interest payable on that class

        8                      C             Principal up to the total principal payable on that class

        9                      C             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        10                     D             Interest up to the total interest payable on that class

        11                     D             Principal up to the total principal payable on that class

        12                     D             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        13                     E             Interest up to the total interest payable on that class

        14                     E             Principal up to the total principal payable on that class

        15                     E             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        16                     F             Interest up to the total interest payable on that class

        17                     F             Principal up to the total principal payable on that class

        18                     F             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        19                     G             Interest up to the total interest payable on that class

        20                     G             Principal up to the total principal payable on that class

        21                     G             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        22                     H             Interest up to the total interest payable on that class
------------------------------------------------------------------------------------------------------------------------------




                                     S-101


     ORDER OF              RECIPIENT
     PAYMENT           CLASS OR CLASSES                                 TYPE AND AMOUNT OF PAYMENT
------------------------------------------------------------------------------------------------------------------------------

        23                     H             Principal up to the total principal payable on that class

        24                     H             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        25                     J             Interest up to the total interest payable on that class

        26                     J             Principal up to the total principal payable on that class

        27                     J             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        28                     K             Interest up to the total interest payable on that class

        29                     K             Principal up to the total principal payable on that class

        30                     K             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        31                     L             Interest up to the total interest payable on that class

        32                     L             Principal up to the total principal payable on that class

        33                     L             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        34                     M             Interest up to the total interest payable on that class

        35                     M             Principal up to the total principal payable on that class

        36                     M             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        37                     N             Interest up to the total interest payable on that class

        38                     N             Principal up to the total principal payable on that class

        39                     N             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        40                     O             Interest up to the total interest payable on that class

        41                     O             Principal up to the total payable on that class

        42                     O             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        43               R-I and R-II        Any remaining Available Distribution Amount
------------------- ------------------------ ---------------------------------------------------------------------------------

         In general, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, and no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-3 certificates is reduced to zero. However, if all four of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and O certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, payments of principal on the class A-1 certificates, class A-2 certificates, class A-3 certificates and class A-4 certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

         Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to each of the holders of class A-1, A-2, A-3, A-4, B, C, D, E, F and G certificates that are entitled to payments of principal on that distribution date, up to an amount equal to the product of--

         o the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by
         o a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by
         o a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that distribution date, and the denominator of which is the Principal Distribution Amount for that distribution date.

         The discount rate applicable to any class of certificates with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant mortgage loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S. Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two U.S. Treasury issues--

         o with the same coupon, the issue with the lower yield will be utilized; or
         o with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

         The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

         The trustee will thereafter pay any remaining portion of the prepayment consideration, net of workout fees and workout fees payable from it, to the holders of the class XC certificates. After the distribution date on which the total principal balance of all classes of certificates, other than the class XC and XP certificates, senior to the class H certificates has been reduced to zero, the trustee will pay any prepayment consideration, net of workout fees and principal recovery fees payable from it, collected on the pooled mortgage loans, entirely to the holders of the class XC certificates.

         Neither we nor the underwriter makes any representation as to--

         o the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge; or

         o the collectability of any prepayment premium or yield maintenance charge.

         See "DESCRIPTION OF THE MORTGAGE POOL--Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

         Payments of Additional Interest. On each distribution date, any Additional Interest collected on the ARD Loans in the trust during the related collection period will be distributed, in the case of mortgage loans sold by Merrill Lynch Mortgage Lending, Inc., to the holders of the class Z-I certificates, and in the case of mortgage loans sold by Wachovia Bank, National Association, to the holders of the class Z-II certificates.

         Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

         o    payments on the certificates;
         o allocations of Realized Losses and Additional Trust Fund Expenses to the certificates; and
         o the amount of all fees payable to the master servicer, the special servicer, the trustee and the fiscal agent under the pooling and servicing agreement.

         In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

         Operating revenues and other proceeds derived from an REO Property will be applied--

         o first, to pay, or to reimburse the master servicer, the special servicer, the trustee and/or the fiscal agent for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and
         o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

         To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

         As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the certificates. If this occurs following the payments made to the certificateholders on any distribution date, then the respective total principal balances of the following classes of the certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date.

      ORDER OF ALLOCATION                        CLASS
    -----------------------                 --------------
               1                                   O
               2                                   N
               3                                   M
               4                                   L
               5                                   K
               6                                   J
               7                                   H
               8                                   G
               9                                   F
               10                                  E
               11                                  D
               12                                  C
               13                                  B
               14                   A-1, A-2, A-3 and A-4, pro rata
                                   based on total principal balances

         The reductions in the total principal balances of the respective classes of certificates with principal balances, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of certificates. A reduction of this type in the total principal balance of any of the foregoing classes of certificates will result in a corresponding reduction in the total notional amount of the class XC and class XP certificates.

         The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

         o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--
         o all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Penalty Interest or Additional Interest, and
         o all related unreimbursed servicing advances and unpaid liquidation expenses, over
         o the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

         If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest and Additional Interest, also will be treated as a Realized Loss.

         Some examples of Additional Trust Fund Expenses are:

         o any special servicing fees, workout fees and principal recovery fees paid to the special servicer;
         o any interest paid to the master servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan in the trust;
         o any amounts payable to the special servicer in connection with inspections of mortgaged real properties;
         o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other trust assets;
         o any unanticipated, non-mortgage loan specific expenses of the trust, including--
              1. any reimbursements and indemnifications to the trustee and the fiscal agent described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Matters Regarding the Trustee" in the accompanying prospectus;
              2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and
              3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus; and
         o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.


ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

         The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments other than balloon payments, and assumed monthly debt service payments, in each case net of related servicing fees, that:

         o were due or deemed due, as the case may be, with respect to the mortgage pooled loans during the related collection period; and
         o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

         The Master Servicer will not make P&I advances prior to the related P&I advance date. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the sum of:

         o the amount of the interest portion of that P&I advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, minus the product of:
              1.   such Appraisal Reduction Amount; and
              2.   the per annum pass-through rate.
         o the amount of the principal portion of that P&I advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence.

         With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's certificate account that are not required to be paid on the certificates on that distribution date.

         The trustee or the fiscal agent will be required to make any P&I advance that the master servicer fails to make. See "--The Trustee" below.

         The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the advance was made. None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's certificate account from time to time. See "DESCRIPTION OF THE CERTIFICATES--Advances" in the accompanying prospectus and "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Certificate Account" in this prospectus supplement.

         The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, and compound annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time (or, with respect to each of the AB mortgage loans described in "DESCRIPTION OF THE MORTGAGE POOL - AB Mortgage Loans" in this prospectus supplement the rate provided in the applicable intercreditor agreement). Interest accrued with respect to any P&I advance will be payable in the collection period in which that advance is reimbursed--

         o first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and
         o then, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's certificate account.

         Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the fiscal agent, as the case may be, on that P&I advance. To the extent not offset by Penalty Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding P&I advances will result in a reduction in amounts payable on the certificates.

         A monthly debt service payment will be assumed to be due with respect to:

         o each pooled balloon mortgage loan for its stated maturity date, provided that such pooled mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and
         o each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

         The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         Trustee Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to prepare and provide either by mail or make available electronically via its website at www.etrustee.net, on each distribution date to each registered holder of a certificate, a distribution date statement substantially in the form of, and containing the information set forth in, Annex B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the pooled mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

         The special servicer is required to deliver to the master servicer not later than 2:00 p.m. on the second business day prior to each determination date, a copy of each of the following reports with respect to specially serviced mortgage loans and the REO properties in the trust:

         o    a CMSA Property File;
         o    a Comparative Financial Status Report; and
         o    a CMSA Financial File.

         The special servicer is required to deliver to the master servicer not later than 5:00 p.m. on the first business day following each determination date, a copy of each of the following reports with respect to the mortgage loans (and if applicable, the related REO Properties) (or as to the fourth bullet point below, only with respect to the specially serviced mortgage loans) in the trust:

         o    a Historical Liquidation Report;
         o    a Historical Loan Modification Report;
         o    an REO Status Report;
         o    a Delinquent Loan Status Report; and
         o a Credit Lease Loan Report identifying each credit lease loan and all publicly available ratings of S&P and Moody's for the related tenant or guarantor as of the issuance date and the immediately preceding determination date and whether the related tenant or guarantor has been placed on a "credit watch".

         The special servicer is required to deliver to the master servicer not later than 4:00 p.m. on the second business day of each calendar month an Interim Delinquent Loan Status Report.

         The master servicer is required to deliver to the trustee not later than 4:00 p.m. on the third business day following each determination date, a copy of each of the following reports:

         o the most recent Historical Loan Modification Report, Historical Liquidation Report and REO Status Report received from the special servicer;
         o a CMSA Property File, a Comparative Financial Status Report and CMSA Financial File;
         o    a Delinquent Loan Status Report;
         o    a Watch List Report;
         o an Updated Collection Report identifying each mortgage loan with respect to which the master servicer received a periodic payment after the determination date and prior to the P&I advance date for the related month; and
         o a Credit Lease Loan Report identifying each credit lease loan and all publicly available ratings of S&P and Moody's for the related tenant or guarantor as of the issuance date and the immediately preceding determination date and whether the related tenant or guarantor has been placed on a "credit watch".

         The master servicer is required to deliver to the trustee not later than 4:00 p.m. on the third business day of each calendar month an Interim Delinquent Loan Status Report.

         In addition, the master servicer is required to deliver the CMSA Loan Periodic Update File to the trustee no later than 12:30 pm on the second business day preceding each determination date.

         In addition, the trustee may request from the master servicer copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

         o with respect to any mortgaged real property or REO Property, a CMSA Operating Statement Analysis Report; and
         o with respect to any mortgaged real property or REO Property, a CMSA NOI Adjustment Worksheet.

         Absent manifest error of which it has actual knowledge, neither the master servicer nor the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of the master servicer or the special servicer, as the case may be. None of the trustee, the master servicer and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the trustee, the master servicer and the special servicer will disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

         The reports identified in the preceding two paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package or otherwise approved by the Commercial Mortgage Securities Association. Forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at www.cssacmbs.org.

         Information Available From Trustee. The trustee will make available each month, either electronically via its internet website or by first class mail, to each holder of a certificate, the depositor, the underwriters, each rating agency, the special servicer and any other person designated in writing by the depositor, the Delinquent Loan Status Report, the Historical Liquidation Report, the Historical Loan Modification Report, the REO Status Report, the Watch List, a Comparative Financial Status Report, an Operating Statement Analysis, the NOI Adjustment Worksheet and an Interim Delinquent Loan Status Report.

         The trustee will make available each month, either electronically via its internet website or by first class mail, to each holder of a certificate, each certificate owner, the mortgage loan sellers, the underwriters, the depositor, each rating agency and each other person who received a distribution date statement, the CMSA Loan Periodic Update File, the CMSA Property File, the CMSA Bond File and the CMSA Collateral Summary File containing the information regarding each mortgaged real property most recently received from the master servicer.

         The trustee must, and the master servicer may but is not required to, make available each month to any interested party (i) the distribution date statement via their respective internet websites, and (ii) as a convenience for interested parties the pooling and servicing agreement on their respective internet websites. In addition, the trustee must make available each month, on each distribution date, the Updated Collection Report, the Delinquent Loan Status Report, the Historical Loan Modification Report, the Interim Delinquent Loan Status Report, the REO Status Report, the CMSA Loan Periodic Update File, the CMSA Loan Setup File, the CMSA Bond File, and the CMSA Collateral Summary File to any interested party on its internet website. The trustee must, upon request, make available each month, on each distribution date, (i) the Watch List, the Operating Statement Analysis, the NOI Adjustment Worksheet and the Comparative Financial Status Report, and (ii) the CMSA Property File and the CMSA Financial File to any holder of a certificate, any certificate owner, any prospective transferee of a certificate or interest therein, any rating agency, any mortgage loan seller, any underwriter or any party to the pooling and servicing agreement via the trustee's internet website with the use of a password (or other comparable restricted access mechanism) provided by the trustee. The trustee must make available each month, on the fourth business day of each calendar month, the Interim Delinquent Loan Status Report to any interested party on its internet website.

         The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

         The trustee may require registration and the acceptance of a disclaimer in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

         Book-Entry Certificates. If you hold your offered certificates in book-entry from through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

         Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items (to the extent such items are in its possession):

         o the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;
         o all distribution date statements and monthly reports of the master servicer delivered, or otherwise electronically made available, to certificateholders since the date of initial issuance of the offered certificates;
         o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Evidence as to Compliance" in this prospectus supplement;
         o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under

              "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Evidence as to Compliance" in this prospectus supplement;
         o the most recent inspection report with respect to each mortgaged real property for a pooled mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Inspections; Collection of Operating Information" in this prospectus supplement;
         o the most recent appraisal, if any, with respect to each mortgaged real property for a pooled mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;
         o the most recent annual operating statement and rent roll for each mortgaged real property for a pooled mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Inspections; Collection of Operating Information" in this prospectus supplement; and
         o the mortgage files, including all documents, such as modifications, waivers and amendments of the pooled mortgage loans, that are to be added to the mortgage files from time to time.

         Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

         In connection with providing access to or copies of the items described above, the trustee may require:

         o in the case of a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and
         o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

         Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.


VOTING RIGHTS

         At all times during the term of the pooling and servicing agreement, 100% of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

         o 4% in the aggregate in the case of the class XC and class XP certificates (allocated, pro rata, between the class XC and class XP certificates based on notional amount) and
         o in the case of any other class of certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate certificate balance of such class of certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purpose of adjusting voting rights) and the denominator of which is equal to the aggregate certificate balances of all the certificates, determined as of the distribution date immediately preceding such time; provided however that the treatment of any Appraisal Reduction Amount as a Realized Loss will not reduce the certificate balances of any class of certificates for the purpose of determining the controlling class, the controlling class representative or the majority subordinate certificateholder.

         The holders of the class R-I, R-II, Z-I or Z-II certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. The class A-1, class A-2, class A-3 and class A-4 certificates will be treated as one class for determining the controlling class. In addition, if the master servicer is the holder of any class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, M, N or O certificate, the master servicer, in its capacity as a certificateholder, will have no voting rights with respect to matters concerning compensation affecting the master servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the accompanying prospectus.


TERMINATION

         The obligations created by the pooling and servicing agreement will terminate following the earliest of--

         o the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and
         o the purchase of all of the mortgage loans and REO Properties remaining in the trust by the master servicer, the special servicer or the majority subordinate certificateholder, in that order of preference, after the Stated Principal Balance of the mortgage pool has been reduced to less than 1.0% of the initial mortgage pool balance.

         Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

         Any purchase by the master servicer, the special servicer or the majority subordinate certificateholder of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

         o    the sum of--

              1. the total principal balance of all the mortgage loans then included in the trust, including any mortgage loans as to which the mortgaged real properties have become REO Properties, together with interest thereon plus any accrued interest on P&I advances made with respect to such mortgage loans, unreimbursed servicing advances for those mortgage loans plus any accrued interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any Additional Trust Fund Expenses; and
              2. the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee, minus
         o solely in the case of a purchase by the master servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

         The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.


THE TRUSTEE

         LaSalle Bank National Association, a national banking association with its principal offices located in Chicago, will act as trustee on behalf of the Certificateholders. The corporate trust office of the trustee is located at 135
S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Merrill Lynch Mortgage Trust, Series 2002-MW1.

         The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

         o    be authorized under those laws to exercise trust powers;
         o    have a combined capital and surplus of at least $100,000,000; and
         o be subject to supervision or examination by a federal or state banking authority.

         If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

         The trustee will be entitled to a monthly fee for its services, which fee will accrue on an Actual/360 Basis at 0.0022% per annum on the Stated Principal Balance outstanding from time to time of each pooled mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

         The "Administrative Cost Rate" for each mortgage loan represents the sum of (a) the master servicing fee rate for such mortgage loan and (b) 0.0422%, which percentage represents the trustee fee rate and the primary servicing fee rate with respect to each mortgage loan. The Administrative Cost Rate for each mortgage loan is set forth on Annex A-1 to this prospectus supplement.

         See also "DESCRIPTION OF THE GOVERNING DOCUMENTS--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.


THE FISCAL AGENT

         ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as fiscal agent pursuant to the pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group -Merrill Lynch Mortgage Trust, Series 2002-MW1. The fiscal agent will be deemed to have been removed in the event of the resignation or removal of the trustee.

         The fiscal agent will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the certificates, the mortgage loans, this prospectus supplement (except for the information in the immediately preceding paragraph) or related documents. The duties and obligations of the fiscal agent consist only of making advances as described in this prospectus supplement; the fiscal agent will not be liable except for the performance of such duties and obligations.

         In the event that the master servicer and the trustee fail to make a required advance, the fiscal agent will be required to make such advance, provided that the fiscal agent will not be obligated to make any advance that it deems to be nonrecoverable. The fiscal agent will be entitled to rely conclusively on any determination by the master servicer or the trustee, as applicable, that an advance, if made, would not be recoverable. The fiscal agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as the trustee and the master servicer.

         The duties and obligations of the fiscal agent will consist only of making advances as described above. The fiscal agent will not be liable except for the performance of such duties and obligations.

         On May 22, 2002, Moody's announced that it is reviewing its ratings of ABN AMRO Bank N.V. and LaSalle Bank National Association for possible downgrade.


                        YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

         General.  The yield on any offered certificate will depend on:

         o    the price at which the certificate is purchased by an investor;
              and
         o    the rate, timing and amount of payments on the certificate.

         The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

         o    the pass-through rate for the certificate;
         o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount of the certificate;
         o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount of the certificate; and
         o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

         Pass-Through Rates. The pass-through rate for each class of offered certificates is fixed.

         See "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments--Calculation of Pass-Through Rates" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

         Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of the certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

         Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of those certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of those certificates. See "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Modifications, Waivers, Amendment and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

         The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, your actual yield will be lower than your anticipated yield if the principal payments on the underlying mortgage loans are slower than you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

         Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

         Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

         If--

         o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced; and
         o    the additional losses result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates,

         then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

         The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

         Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans in the trust:

         o    prevailing interest rates;

         o the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;
         o the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;
         o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;
         o    the quality of management of the mortgaged real properties;
         o    the servicing of the mortgage loans;
         o    possible changes in tax laws; and
         o    other opportunities for investment.

         See "RISK FACTORS--Risks Related to the Mortgage Loans", "DESCRIPTION OF THE MORTGAGE POOL" and "SERVICING OF THE UNDERLYING MORTGAGE LOANS" in this prospectus supplement and "Description of the Governing Documents" and "YIELD AND MATURITY CONSIDERATIONS--Yield and Prepayment Considerations" in the accompanying prospectus.

         The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

         A number of the underlying borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

         We make no representation or warranty regarding:

         o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;
         o    the relative importance of those factors;
         o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or
         o the overall rate of prepayment or default on the underlying mortgage loans.

         Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Available Distribution Amount on those subsequent distribution dates and the priority of payments described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

         Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.


WEIGHTED AVERAGE LIVES OF THE CLASS A-1, A-2, A-3, A-4, B, C AND D CERTIFICATES

         The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

         For purposes of this prospectus supplement, "weighted average life" of any class A-1, A-2, A-3, A-4, B, C or D certificate refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is July 11, 2002, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "YIELD AND MATURITY CONSIDERATIONS" section, the weighted average life of any class A-1, A-2, A-3, A-4, B, C or D certificate is determined by:

         o multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;
         o    summing the results; and
         o dividing the sum by the total amount of the reductions in the principal balance of the certificate.

         The weighted average life of any class A-1, A-2, A-3, A-4, B, C or D certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds. The weighted average life of any class A-1, A-2, A-3, A-4, B, C or D certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of an underlying mortgage loan from the trust or the optional termination of the trust. The purchase of an underlying mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the underlying mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto.

         The tables set forth below have been prepared on the basis of the Modeling Assumptions. The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables set forth below. The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the underlying mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates outstanding over time and their respective weighted average lives.


                    PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                       --------------- --------------- --------------- --------------- ---------------
Distribution Date                          0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------                         ------         -------         -------         -------         --------
Initial Date .....................           100             100             100             100             100
07/12/2003 .......................            85              85              85              85              85
07/12/2004........................            69              69              69              69              69
07/12/2005........................            50              50              50              50              50
07/12/2006........................            18              18              18              18              18
07/12/2007........................             0               0               0               0               0
07/12/2008........................             0               0               0               0               0
07/12/2009........................             0               0               0               0               0
07/12/2010........................             0               0               0               0               0
07/12/2011........................             0               0               0               0               0
07/12/2012........................             0               0               0               0               0
                   ------------------   ------------   --------------  ---------------- ------------       ------
Weighted Average Life (in Years)             2.8             2.8             2.8             2.8             2.8



                    PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                       --------------- --------------- --------------- --------------- ---------------
Distribution Date                          0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------                         ------         -------         -------         -------         --------
Initial Date .....................           100             100             100             100             100
07/12/2003........................           100             100             100             100             100
07/12/2004........................           100             100             100             100             100
07/12/2005........................           100             100             100             100             100
07/12/2006........................           100             100             100             100             100
07/12/2007........................            33              32              32              31              19
07/12/2008........................             4               4               4               4               4
07/12/2009........................             0               0               0               0               0
07/12/2010........................             0               0               0               0               0
07/12/2011........................             0               0               0               0               0
07/12/2012........................             0               0               0               0               0
                   ------------------   ------------   --------------  ---------------- ------------       ------
Weighted Average Life (in Years)             5.1             5.1             5.1             5.1             5.0



                    PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                       --------------- --------------- --------------- --------------- ---------------
Distribution Date                          0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------                         ------         -------         -------         -------         --------
Initial Date .....................           100             100             100             100             100
07/12/2003........................           100             100             100             100             100
07/12/2004........................           100             100             100             100             100
07/12/2005........................           100             100             100             100             100
07/12/2006........................           100             100             100             100             100
07/12/2007........................           100             100             100             100             100
07/12/2008........................           100             100             100             100             100
07/12/2009........................            83              83              83              83              83
07/12/2010........................            38              38              38              38              38
07/12/2011........................            10               6               1               0               0
07/12/2012........................             0               0               0               0               0
                   ------------------   ------------   --------------  ---------------- ------------       ------
Weighted Average Life (in Years)             7.8             7.8             7.8             7.8             7.6



                    PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                       --------------- --------------- --------------- --------------- ---------------
Distribution Date                          0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------                         ------         -------         -------         -------         --------
Initial Date .....................           100             100             100             100             100
07/12/2003........................           100             100             100             100             100
07/12/2004........................           100             100             100             100             100
07/12/2005........................           100             100             100             100             100
07/12/2006........................           100             100             100             100             100
07/12/2007........................           100             100             100             100             100
07/12/2008........................           100             100             100             100             100
07/12/2009........................           100             100             100             100             100
07/12/2010........................           100             100             100             100             100
07/12/2011........................           100             100             100              98              86
07/12/2012........................             0               0               0               0               0
                   ------------------   ------------   --------------  ---------------- ------------       ------
Weighted Average Life (in Years)             9.6             9.6             9.6             9.5             9.3



                     PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                       --------------- --------------- --------------- --------------- ---------------
Distribution Date                          0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------                         ------         -------         -------         -------         --------
Initial Date .....................           100             100             100             100             100
07/12/2003........................           100             100             100             100             100
07/12/2004........................           100             100             100             100             100
07/12/2005........................           100             100             100             100             100
07/12/2006........................           100             100             100             100             100
07/12/2007........................           100             100             100             100             100
07/12/2008........................           100             100             100             100             100
07/12/2009........................           100             100             100             100             100
07/12/2010........................           100             100             100             100             100
07/12/2011........................           100             100             100             100             100
07/12/2012........................             0               0               0               0               0
                   ------------------   ------------   --------------  ---------------- ------------       ------
     Weighted Average Life (in Years)        9.9             9.9             9.9             9.8             9.6



                     PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                       --------------- --------------- --------------- --------------- ---------------
Distribution Date                          0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------                         ------         -------         -------         -------         --------
Initial Date .....................           100             100             100             100             100
07/12/2003........................           100             100             100             100             100
07/12/2004........................           100             100             100             100             100
07/12/2005........................           100             100             100             100             100
07/12/2006........................           100             100             100             100             100
07/12/2007........................           100             100             100             100             100
07/12/2008........................           100             100             100             100             100
07/12/2009........................           100             100             100             100             100
07/12/2010........................           100             100             100             100             100
07/12/2011........................           100             100             100             100             100
07/12/2012........................             0               0               0               0               0
                   ------------------   ------------   --------------  ---------------- ------------       ------
     Weighted Average Life (in Years)        9.9             9.9             9.9             9.9             9.7


                     PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                       --------------- --------------- --------------- --------------- ---------------
Distribution Date                          0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------                         ------         -------         -------         -------         --------
Initial Date .....................           100             100             100             100             100
07/12/2003........................           100             100             100             100             100
07/12/2004........................           100             100             100             100             100
07/12/2005........................           100             100             100             100             100
07/12/2006........................           100             100             100             100             100
07/12/2007........................           100             100             100             100             100
07/12/2008........................           100             100             100             100             100
07/12/2009........................           100             100             100             100             100
07/12/2010........................           100             100             100             100             100
07/12/2011........................           100             100             100             100             100
07/12/2012........................             0               0               0               0               0
                   ------------------   ------------   --------------  ---------------- ------------       ------
     Weighted Average Life (in Years)        9.9             9.9             9.9             9.9             9.7


0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE CHARGES, OTHERWISE AT INDICATED CPR.


                                 USE OF PROCEEDS

         Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.


                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL

         This is a general summary of the material United States federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code of 1986, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

         Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

         Upon the issuance of the offered certificates, Baker & McKenzie, New York, New York, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC II, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986.

         The assets of REMIC I will generally include--

         o    the pooled mortgage loans;
         o    any REO Properties acquired on behalf of the certificateholders;
         o    the master servicer's certificate account;
         o    the special servicer's REO account; and

         o    the trustee's distribution account and interest reserve account.

         For federal income tax purposes,

         o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;
         o the class R-I certificates will evidence the sole class of residual interests in REMIC I;
         o the class A-1, A-2, A-3, A-4, XC, XP, B, C, D, E, F, G, H, J, K, L, M, N and O certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC II; and
         o the class R-II certificates will evidence the sole class of residual interests in REMIC II.

         The portion of the trust consisting of additional interest on the ARD Loans will be treated as a grantor trust for federal income tax purposes, and the class Z-I and Z-II certificates will represent undivided interests in these assets. See "FEDERAL INCOME TAX CONSEQUENCES -- REMICs" and "--Grantor Trusts" in the accompanying prospectus.


DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

         Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

         The offered certificates will be issued with not more than a de minimis amount of original issue discount. When determining the rate of accrual of original issue discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

         o the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates;
         o no mortgage loan in the trust will otherwise be prepaid prior to maturity; and
         o there will be no extension of maturity for any mortgage loan in the trust.

         However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

         The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code of 1986 generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and Section 1272(a)(6) of the Internal Revenue Code of 1986 do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. This is a possibility of particular relevance to a holder of a class XC or class XP certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates. Although the matter is not free from doubt, a holder of a class XC or class XP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

         Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "FEDERAL INCOME TAX

CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

         Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.


CONSTRUCTIVE SALES OF CLASS XC AND CLASS XP CERTIFICATES

         The Taxpayer Relief Act of 1997 added a provision to the Internal Revenue Code of 1986 that requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that:

         o    entitle the holder to a specified principal amount;
         o    pay interest at a fixed or variable rate; and
         o are not convertible into the stock of the issuer or a related party,

         cannot be the subject of a constructive sale for this purpose. Accordingly, only class XC and XP certificates, which do not have principal balances, could be subject to this provision and only if a holder of those certificates engages in a constructive sale transaction.


CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT". Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Code. In addition, the offered certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC, and "permitted assets" under Section 860L(c)(1)(G) of the Code in the hands of a financial asset securitization investment trust or "FASIT".

         Finally, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code if received by a REIT if 95% or more of the assets of REMIC II are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. To the extent that less than 95% of the assets of REMIC II are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

         See "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

         For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the accompanying prospectus.


                              ERISA CONSIDERATIONS

         The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

         The Employee Retirement Income Security Act of 1974, as amended, and the Code impose various requirements on--

         o    Plans; and
         o    persons that are fiduciaries with respect to Plans,

         in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code
Section 401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

         A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or
Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation Section 2510.3-101.

         The U.S. Department of Labor has issued an individual prohibited transaction exemption to each of the underwriters, identified as Prohibited Transaction Exemptions 90-29, 96-22 and Final Authorization Number 97-03E (each of which has been amended by Prohibited Transaction Exemption 2000-58). Subject to the satisfaction of conditions set forth in the Exemption, the Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

         The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

         o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;
         o second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P;
         o third, the trustee cannot be an affiliate of any other member of the Restricted Group;
         o    fourth, the following must be true--

              1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates;
              2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations; and
              3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and
         o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

         It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of Moody's and S&P. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

         The Exemption also requires that the trust meet the following requirements:

         o the trust assets must consist solely of assets of the type that have been included in other investment pools;
         o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and
         o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

         We believe that these requirements have been satisfied as of the date of this prospectus supplement.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with--

         o the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or either mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan;
         o the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and
         o    the continued holding of an offered certificate by a Plan.

         However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

         Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with:

         o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;
         o the direct or indirect acquisition or disposition in the secondary market of such offered certificates by a Plan; and
         o    the continued holding of such offered certificates by a Plan.

         Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

         Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

         o    providing services to the Plan; or
         o    having a specified relationship to this person,

         solely as a result of the Plan's ownership of offered certificates.

         Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that:

         o the offered certificates are "securities" for purposes of the Exemption; and
         o the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

         In addition to determining the availability of the exemptive relief provided in the Exemption, a fiduciary of a Plan considering an investment in the offered certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA CONSIDERATIONS" in the accompanying prospectus. There can be no assurance that any exemption described in the accompanying prospectus will apply with respect to any particular investment by a Plan in the offered certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of offered certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

         Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

         The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that the investment is appropriate for Plans generally or for any particular Plan.


                                LEGAL INVESTMENT

         Upon issuance, the class A-1, A-2, A-3, A-4, B, XC and XP certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. However, in order to remain mortgage related securities, the class A-1, A-2, A-3, A-4, B, XC and XP certificates must, among other things, continue to be rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. In addition, the class A-1, A-2, A-3, A-4, B, XC and XP certificates will constitute mortgage related securities in part because they evidence interest in notes secured by first mortgage liens on one or more real properties upon which is located a residential, commercial or mixed residential and commercial structure.

         The remaining offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of these remaining certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

         Neither we nor the underwriter makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

         o    are legal investments for them; or
         o    are subject to investment, capital or other restrictions.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

         There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

         See "LEGAL INVESTMENT" in the accompanying prospectus.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement between us, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. and Deutsche Bank Securities Inc., we have agreed to sell to each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. and Deutsche Bank Securities Inc., and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. and Deutsche Bank Securities Inc. have agreed to purchase from us, severally but not jointly, the respective certificate balances as applicable, of each class of the offered certificates as set forth below subject in each case to a variance of 5%:



                              MERRILL LYNCH, PIERCE,               WACHOVIA          DEUTSCHE BANK
     CLASS                  FENNER & SMITH INCORPORATED        SECURITIES, INC.     SECURITIES INC.
----------------          --------------------------------   ------------------   -------------------
Class A-1                        $   33,958,500                 $  33,958,500       $      0
Class A-2                            48,928,500                    48,928,500              0
Class A-3                            60,487,000                    60,487,000              0
Class A-4                           267,016,500                   267,016,500         25,000,000
Class B                              20,975,500                    20,975,500              0
Class C                              23,005,500                    23,005,500              0
Class D                               5,413,000                     5,413,000              0




         Merrill Lynch, Pierce, Fenner & Smith Incorporated conducts its investment banking, institutional and capital markets businesses through its various bank, broker-dealer and nonbank subsidiaries.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. and Deutsche Bank Securities Inc. are acting as underwriters and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Securities, Inc. are acting as co-lead managers and co-bookrunners for the offering of the offered certificates.

         Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $948,974,822, before adjusting for accrued interest.

         Distribution of the offered certificates will be made by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. and Deutsche Bank Securities Inc. from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Wachovia Securities, Inc. or one of its affiliates may purchase a portion of certain classes of the offered certificates, purchase certain offered certificates for its own account or sell the offered certificates to an affiliate. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. and Deutsche Bank Securities Inc. may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. and Deutsche Bank Securities Inc. In connection with the purchase and sale of the offered certificates, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. and Deutsche Bank Securities Inc. may be deemed to have received compensation from us in the form of underwriting discounts.

         Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         We also have been advised by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. and Deutsche Bank Securities Inc. that each of them, through one or more of its affiliates, currently intends to make a market in the offered certificates; however, neither Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. nor Deutsche Bank Securities Inc. have any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See "RISK FACTORS--Risks Related to the Offered Certificates--Many Factors, Including Lack of Liquidity, Can Adversely Affect the Market Value of Your Offered Certificates" in this prospectus supplement and "RISK FACTORS--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Certificates" in the accompanying prospectus.

         This prospectus supplement and the prospectus may be used by us, Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of us, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Merrill Lynch, Pierce, Fenner & Smith Incorporated or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         We have agreed to indemnify Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc., and Deutsche Bank Securities Inc, and each person, if any, who controls either Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities, Inc. within the meaning of Section 15 of the Securities Act of 1933, as amended, against, or to make contributions to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. and Deutsche Bank Securities Inc., and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is our affiliate and an affiliate of Merrill Lynch Mortgage Lending, Inc., which is one of the mortgage loan sellers. Wachovia Securities, Inc., one of the underwriters, is an affiliate of Wachovia Bank, National Association, which is one of the mortgage loan sellers.


                                  LEGAL MATTERS

         Particular legal matters relating to the certificates will be passed upon for us by Baker & McKenzie, New York, New York and for the underwriters by Cadwalader, Wickersham & Taft, Charlotte, North Carolina.


                                     RATINGS

         It is a condition to their issuance that the respective classes of offered certificates be rated as follows:


           CLASS                      MOODY'S                     S&P
     -----------------        ---------------------       -------------------
     Class A-1                        Aaa                         AAA
     Class A-2                        Aaa                         AAA
     Class A-3                        Aaa                         AAA
     Class A-4                        Aaa                         AAA
     Class B                          Aa2                         AA
     Class C                          A2                          A
     Class D                          A3                          A-


         The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

         The ratings on the respective classes of offered certificates do not represent any assessment of--

         o    the tax attributes of the offered certificates or of the trust;
         o whether or to what extent prepayments of principal may be received on the underlying mortgage loans;
         o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;
         o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated;
         o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls; and
         o whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be received.

         Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or S&P.

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "RATING" in the accompanying prospectus.

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "GLOSSARY" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

         "30/360 Basis" means the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "AB Mortgage Loans" means each mortgage loan identified in Annex A-1 as loan numbers 2, 19 and 36.

         "Acceptable Insurance Default" means any default under the related mortgage or mortgage loan documents resulting from: (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, in accordance with the Servicing Standard, that: (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or, (b) such insurance is not available at any rate, or (c) the related mortgage or mortgage loan documents do not require the mortgagor to obtain such insurance. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

         "Actual/360 Basis" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

         "Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

         "Additional Trust Fund Expense" means an expense of the trust that

         o arises out of a default on a mortgage loan or an otherwise unanticipated event; and
         o is not covered by a servicing advance or a corresponding collection from the related borrower.

         "Appraisal Reduction Amount" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that:

         o will be determined shortly following the later of the date on which the relevant appraisal or other valuation is obtained or performed and the date on which the relevant Appraisal Trigger Event occurred; and
         o    will equal the excess, if any, of "x" over "y" where--
              1. "x" is equal to the sum of, as calculated by the master servicer as of the determination date immediately succeeding the master servicer's obtaining knowledge of the occurrence of the earliest date on which the related Appraisal Trigger Event occurred if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each determination date thereafter so long as the related mortgage loan remains a required appraisal loan:
                   o     the Stated Principal Balance of the mortgage loan;
                   o to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent all unpaid interest, other than any Penalty Interest and Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;
                   o all accrued but unpaid special servicing fees with respect to the mortgage loan and all accrued but unpaid Additional Trust Fund Expenses;
                   o all related unreimbursed advances made by or on behalf of the master servicer, the trustee or the fiscal agent with respect to the required appraisal loan, together with interest on those advances; and
                   o all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property; and

              2. "y" is equal to the sum of (i) 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, as the appraised or estimated value may be reduced, to not less than zero, by the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan and estimated liquidation expenses, and (ii) any escrow reserves held by the master servicer or the special servicer which covers the particular item and other related reserves.

         If, however, the appraisal or other valuation referred to in the first bullet point of this definition is not obtained or performed within 60 days of the Appraisal Trigger Event referred to in the first bullet point of this definition, and no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the outstanding principal balance of that mortgage loan.

         "Appraisal Trigger Event" means, with respect to any mortgage loan in the trust, any of the following events:

         o the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment;
         o the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;
         o a receiver is appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;
         o the related borrower becomes the subject of a bankruptcy proceeding;
         o the mortgaged real property securing the mortgage loan becomes an REO Property; or
         o with respect to which any balloon payment on such mortgage loan has not been paid by its scheduled maturity date unless the master servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such mortgage loan within 60 days after the due date of such balloon payment.

         "ARD Loan" means any mortgage loan in the trust having the characteristics described in the first paragraph under "DESCRIPTION OF THE MORTGAGE POOL--Terms and Conditions of the Underlying Mortgage Loans--ARD Loan" in this prospectus supplement.

         "Available Distribution Amount" means, with respect to any distribution date:

         (a)  an amount equal to the sum of the following amounts:

              (i) the aggregate of all amounts on deposit in the certificate account and the distribution account as of the close of business on the related determination date and the amounts collected by or on behalf of the master servicer as of the close of business on such determination date and required to be deposited in the certificate account;

              (ii) the aggregate amount of all P&I advances made by the master servicer, the trustee or the fiscal agent for distribution on the certificates on such distribution date;

              (iii) the aggregate amount transferred from the special servicer's
                    REO Account to the certificate account during the month of such distribution date, on or prior to the date on which P&I advances are required to be made in such month;

              (iv) the aggregate amount deposited by the master servicer in the certificate account for such distribution date in connection with Prepayment Interest Shortfalls; and

              (v) for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each underlying mortgage loan that accrues interest on an Actual/360 basis deposited in the distribution account, exclusive of:

         (b)  any portion of the amounts described in sub-paragraphs (a)(i) and
              (a)(iii) above that represents one or more of the following:

              (i) any periodic payments collected but due on a due date after the related collection period;
              (ii) all amounts in the certificate account that are payable or reimbursable to any person other than the certificateholders from:
                    (A)  the certificate account, including servicing fees; and
                    (B)  the distribution account, including trustee fees;
              (iii) any prepayment premiums and yield maintenance charges;
              (iv) any Additional Interest on the ARD Loans (which is separately distributed to the class Z-I and class Z-II certificates);
              (v) if such distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts in respect of each underlying mortgage loan that accrues interest on an Actual/360 basis to be deposited in the interest reserve account and held for future distribution; and
              (vi) any amounts deposited in the certificate account or the distribution account in error.

         "Certificate Deferred Interest" means the amount by which interest distributable to any class of A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N or O certificates is reduced by the amount of Mortgage Deferred Interest allocable to such class on any distribution date.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

         "DTC" means The Depository Trust Company.

         "Exemption" means, collectively, Prohibited Transaction Exemptions 90-29, 96-22 and Final Authorization Number 97-03E, each as amended by Prohibited Transaction Exemption 2000-58, all as issued by the U.S. Department of Labor.

         "Exemption-Favored Party" means any of--

         o    the underwriter;
         o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter; and
         o any member of the underwriting syndicate or selling group of which a person described in the prior two bullet points is a manager or co-manager with respect to those mortgage pass-through certificates.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Fitch" means Fitch, Inc.

         "IRS" means the Internal Revenue Service.

         "Modeling Assumptions" means, collectively, the following assumptions regarding the certificates and the mortgage loans in the trust:

         o the mortgage loans have the characteristics set forth on Annex A-1 and the initial mortgage pool balance is approximately $1,082,600,757;
         o the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;
         o the pass-through rate for each class of certificates is as described in this prospectus supplement.
         o there are no delinquencies or losses with respect to the mortgage loans;

         o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;
         o there are no Appraisal Reduction Amounts with respect to the mortgage loans;
         o there are no casualties or condemnations affecting the corresponding mortgaged real properties;
         o each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, with the exception of one of the mortgage loans, which provides for monthly debt service payments to be due on the 10th day of each month, and accrues interest on the basis described in this prospectus supplement, which is an Actual/360 Basis;
         o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;
         o there are no breaches of our representations and warranties regarding the mortgage loans;
         o monthly debt service payments on the mortgage loans are timely received on the first day of each month or the 10th day of each month, with respect to the mortgage loan for which monthly debt service payments are due on the 10th day of each month;
         o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;
         o    each ARD Loan is paid in full on its anticipated repayment date;
         o except as otherwise assumed in the immediately preceding two bullet points, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;
         o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "DESCRIPTION OF THE OFFERED CERTIFICATES--Termination";
         o    no mortgage loan is required to be repurchased by us;
         o    no prepayment premiums or yield maintenance charges are collected;
         o    there are no Additional Trust Fund Expenses;
         o payments on the offered certificates are made on the 12th day of each month, commencing in August 2002; and
         o    the offered certificates are settled on July 11, 2002.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage Deferred Interest" means, with respect to any mortgage loan in the trust as to which the related mortgage rate has been reduced through a modification, and any distribution date, the amount by which interest accrued at such reduced rate is less than the amount of interest that would have accrued on such mortgage loan at the related mortgage rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such mortgage loan.

         "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of--

         o    the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over
         o    the total payments made by the master servicer to cover those
              Prepayment Interest Shortfalls.

         "Net Mortgage Rate" means, with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage rate in effect from time to time, minus the sum of the applicable master servicing fee rate and the per annum rate at which the monthly trustee fee is calculated; provided, however, that for purposes of calculating the pass-through rate for each of the class A-1, class A-2, class A-3, class A-4, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class XC and class XP certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the delivery date; and provided further, however, that if any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the class A-1, class A-2, class A-3, class A-4, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class XC and class XP, then the Net Mortgage Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage rate (net of the per annum rate at which the monthly trustee fee is calculated); provided, however, that with respect to such mortgage loans, the mortgage rate for the one month period (a) prior to the due dates in January and February in any year which is not a leap year or in

February in any year which is a leap year will be the per annum rate stated in the related mortgage note and (b) prior to the due date in March will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year which is not a leap year or February in any year which is a leap year. As of the cut-off date (without regard to the adjustment described above), the Net Mortgage Rates for the mortgage loans ranged from 6.268% per annum to 8.063%, with a weighted average Net Mortgage Rate of 7.243% per annum. See "Servicing of the Underlying Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         "Party in Interest" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code of 1986.

         "Penalty Interest" means any interest, other than late payment charges, Additional Interest, prepayment premiums or yield maintenance charges, that--

         o accrues on a defaulted mortgage loan solely by reason of the subject default; and
         o is in excess of all interest at the related mortgage interest rate.

         "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

         o the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable;
         o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage, deed of trust or other similar security instrument, the current use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan;
         o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage, deed of trust or similar security instrument, the current use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan;
         o other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage, deed of trust or similar security instrument, the current use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan;
         o the rights of tenants to remain, whether under ground leases or space leases, at the property following a foreclosure or similar proceeding, provided that those tenants are performing under their leases; and
         o if the related mortgage loan is cross-collateralized with any other mortgage loan, the lien of the mortgage, deed of trust or other security instrument for that other mortgage loan.

         "Permitted Investments" means of U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

         "Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code of 1986.

         "Prepayment Interest Excess" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Additional Interest included in that interest collection.

         "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment through that due date, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued at a rate per annum equal to the sum of the related net mortgage rate for such mortgage loan and the trustee fee rate on the amount of such principal prepayment.

         "Principal Distribution Amount" means, with respect to each distribution date, the aggregate of the following (without duplication) to the extent paid by the related borrower during the related collection period or advanced by the master servicer, the trustee or the fiscal agent, as applicable:

         (a) the aggregate of the principal portions of all periodic payments due or deemed due, on or in respect of the mortgage loans and the REO Properties for their respective due dates occurring during the related collection period, to the extent not previously paid by the related borrower or advanced by the master servicer, the trustee or the fiscal agent, as applicable, prior to such collection period;

         (b) the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

         (c) with respect to any mortgage loan as to which the related stated maturity date occurred during or prior to the related collection period, any payment of principal made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any periodic payment due or deemed due, in respect of such mortgage loan on a due date during or prior to the related collection period and not previously recovered;

         (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the master servicer and /or the special servicer as recoveries of principal of such mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any periodic payment due or deemed due, in respect of the related mortgage loan on a due date during or prior to the related collection period and not previously recovered; and

         (e) if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the certificates on such immediately preceding distribution date.

         "Realized Losses" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any related default interest in excess of the mortgage rate, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii) certain related unreimbursed servicing expenses, over
(b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a mortgage loan (other than Additional Interest and default interest in excess of the related mortgage rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code of 1986.

         "REO Property" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

         "Restricted Group" means, collectively--

         1.       the trustee;
         2.       the Exemption-Favored Parties;
         3.       us;
         4.       the master servicer;
         5.       the special servicer;

         6.       any sub-servicers;
         7.       the mortgage loan sellers;
         8 each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and
         9.       any and all affiliates of any of the aforementioned persons.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "SEC" means the Securities and Exchange Commission.

         "Servicing Standard" means, with respect to either the master servicer or the special servicer, to service and administer the pooled mortgage loans for which that party is responsible:

         o with the same care, skill and diligence as is normal and usual in its general mortgage servicing activities with respect to comparable loans that either are part of other third party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial lenders, or are held as part of its own portfolio, whichever servicing procedures are of a higher standard;
         o with a view to the maximization of the recovery on such mortgage loans on a net present value basis and the best interests of the holders of the certificates and the trust fund; and
         o    without regard to--
              1. any known relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers or any other party to the pooling and servicing agreement;
              2. the ownership of any certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates;
              3. the obligation of the master servicer or the special servicer, as the case may be, to make advances;
              4. the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or other fees for its services rendered pursuant to the pooling and servicing agreement;
              5. the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;
              6. any obligation of the master servicer or any of its affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;
              7. any obligation of the master servicer or any of its affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and
              8. any debt the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the underlying borrowers.

         "Servicing Transfer Event" means, with respect to any mortgage loan in the trust, any of the following events:

              1. the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied for 60 days;
              2. the master servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;
              3. the master servicer determines that a non-payment default (other than an Acceptable Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;
              4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

              5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

         A Servicing Transfer Event will cease to exist, if and when:

         o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;
         o with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the good faith, reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;
         o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and
         o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

          "Stated Principal Balance" means, for each mortgage loan in the trust, an amount that:

         o will initially equal its cut-off date principal balance plus, in respect of a mortgage loan as to which the interest rate for such mortgage loan has been reduced, the amount by which the interest accrued on such mortgage loans at such reduced rate is less than the amount of interest that would have accrued on such mortgage loan before such reduction, to the extent that such amount has been added to the outstanding principal balance of such mortgage loan; and
         o will be permanently reduced on each determination date, to not less than zero, by--
                  1. each payment of principal due on such mortgage loan after the cut-off date, to the extent received from the related borrowers or advanced by the master servicer, the trustee or the fiscal agent, as the case may be, and distributed to the holders of the certificates on or before such date of determination;
                  2. the principal portion of all insurance proceeds received with respect to such mortgage loan after the cut-off date, to the extent distributed to the holders of the certificates on or before such date of determination;
                  3. all prepayments of principal received with respect to such mortgage loan after the cut-off date, to the extent distributed to the holders of the certificates on or before such date of determination; and
                  4.       any amount of reduction in the outstanding principal
                           balance of any mortgage loan resulting from a
                           deficient valuation that occurred prior to the end of the collection period for the most recent distribution date.

         With respect to each mortgage loan relating to REO properties in the trust fund, the "Stated Principal Balance" will be an amount equal to the Stated Principal Balance of the predecessor mortgage loan as of the date of the acquisition of the related REO Property, minus the sum of:

         o the principal portion of any P&I advance made with respect to the predecessor mortgage loan on or after the date of the acquisition of the related REO Property, , to the extent distributed to the holders of the certificates on or before such date of determination; and
         o the principal portion of all insurance proceeds, liquidation proceeds and revenues which derive from the related REO Property, to the extent distributed to the holders of the certificates on or before such date of determination.

         "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

         "Wachovia" means Wachovia Bank, National Association.

         "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the following annual rates with respect to all of the mortgage loans in the trust, weighted on the basis of the mortgage loans' respective Stated Principal Balances immediately prior to that distribution date:

         o in the case of each mortgage loan that accrues interest on a 30/360 Basis, an annual rate equal to-- 1. the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus 2. the sum of the related master servicing fee rate, plus 0.0422% per annum; and
         o in the case of each mortgage loan that accrues interest on an Actual/360 Basis, an annual rate generally equal to--
              1. a fraction, expressed as a percentage, the numerator of which is, subject to adjustment as described below in this bullet point, the product 12 times the amount of interest that accrued or would have accrued with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding that distribution date and its mortgage interest rate in effect as of the cut-off date, and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to that distribution date, minus
              2. the sum of the related master servicing fee rate, plus 0.0422% per annum.

         Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then, in the case of any particular mortgage loan that accrues interest on an Actual/360 Basis, the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet point above will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then, in the case of any particular mortgage loan that accrues interest on an Actual/360 Basis, the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet point above will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

         "Weighted Average Net Mortgage Rate" means, for any distribution date, the weighted average of the Net Mortgage Rates for all the mortgage loans (weighted on the basis on their respective Stated Principal Balances immediately following the preceding distribution date).

         The following defined terms and descriptions of underwriting standards are used in Annexes A-1, A-2, A-3, A-4 and A-5:

         (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any mortgage loan is the ratio of "Net Cash Flow" produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date.

               The "Net Cash Flow" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home community, industrial, residential health care, self-storage and office properties (each a "Rental Property"); provided, however, for purposes of calculating the DSC Ratios and DSCR, provided in this prospectus supplement with respect to five mortgage loans, representing approximately 9.1% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins. In general, the mortgage loan sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the mortgaged real properties.

               In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

               In determining the "revenue" component of Net Cash Flow for each Rental Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for the private health care facilities were generally within the then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

               In determining the "expense" component of Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

               The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the mortgage loan sellers nor the depositor verified their accuracy.

         (ii) References to "Cut-off Date LTV" and "Cut-off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers.

         (iii) References to "Maturity Date LTV Ratio" and "LTV at ARD or Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date (or ARD Loan on its anticipated repayment date) (prior to the payment of any balloon payment or principal prepayments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date.

         (iv) References to "Loan per Sq. Ft., Unit, Bed, Pad or Room" are, for each mortgage loan secured by a lien on a multifamily property (including a mobile home community), or assisted living facility or other residential healthcare property, respectively, references to the cut-off date principal balance of such mortgage loan divided by the number of dwelling units, pads, guest rooms or beds, respectively that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan divided by the net rentable square foot area of the related mortgaged real property.

         (v) References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated. With respect to any mortgaged real property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

         (vi) References to "weighted averages" are references to averages weighted on the basis of the cut-off date principal balances of the related mortgage loans.

         (vii) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the mortgage loan sellers in determining Net Cash Flow.

         (viii) References to "Administrative Cost Rate" for each mortgage loan represent the sum of (a) the master servicing fee rate for such mortgage loan and (b) 0.0422%, which percentage represents the trustee fee rate and the primary servicer fee rate with respect to each mortgage loan. The Administrative Cost Rate for each mortgage loan is set forth on Annex A-1 to this prospectus supplement.

         (ix) References to "Remaining Term to Maturity" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan (or the remaining number of months and/or payments to the anticipated repayment date with respect to each ARD Loan).

         (x) References to "Remaining Amortization Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

         (xi) References to "L ()" or "Lockout" or "Lockout Period" represent, with respect to each mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated in the parentheses indicates the duration in years of such period (calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required. References to "YM ()" represent the period for which the yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related mortgage loan documents.

         (xii) References to "D ()" or "Defeasance" represent, with respect to each mortgage loan, the period during which the related holder of the mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder defeasance collateral.

         (xiii) References to "Occupancy Percentage" are, with respect to any mortgaged real property, references as of the most recently available rent rolls to (a) in the case of multifamily properties, mobile home communities and assisted living facilities, the percentage of units rented,(b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and
                 (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

         (xiv) References to "Original Term to Maturity" are references to the term from origination to maturity for each mortgage loan (or the term from origination to the anticipated repayment date with respect to each ARD Loan).

         (xv) References to "NA" indicate that with respect to a particular category of data, that such data is not applicable.

         (xvi) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

         (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

         (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

         (xix) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

         (xx) The sum in any column of any of the tables in the Annexes may not equal the indicated total due to rounding.

         (xxi) For the purposes of the column in Annex A-3 entitled "Ongoing TI/LC Escrow", in addition to any such escrows funded at loan closing for potential TI/LC, these loans require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be related to the borrower upon satisfaction of certain leasing conditions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

MERRILL LYNCH MORTGAGE TRUST COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2002-MW1

ANNEX A-1

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

  MORTGAGE
    LOAN
   NUMBER                              PROPERTY NAME                                                       ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
      1       Royal Ahold Portfolio                                        Various
    1.01      Stop & Shop-Malden                                           99 Charles Street
    1.02      Stop & Shop-Southington                                      505 North Main St.
    1.03      Stop & Shop-Swampscott                                       450 Paradise Road
    1.04      Stop & Shop-Cumberland                                       70 Mendon Road
    1.05      Stop & Shop-Bristol                                          605 Metacom Avenue
    1.06      Stop & Shop-Framingham                                       19 Temple Street
    1.07      Giant-Sicklerville                                           542 Berlin-Cross Keys Rd.
    1.08      Bi-Lo Plaza - Greenville                                     1315 South Pleasantburg Dr.
      2       Burbank Empire Center                                        2004 Empire Avenue
      3       U-Haul Portfolio                                             Various
    3.01      701065 U-Haul West Seattle                                   6343 35TH Ave SW
    3.02      706081 U-Haul Carson City                                    1498 East Williams Street
    3.03      715075 U-Haul Westminster                                    7422 Garden Grove Blvd.
    3.04      717081 U-Haul Poway                                          13210 Poway Road
    3.05      720058 U-Haul Bountiful                                      2150 S. 500 West
    3.06      730063 U-Haul Lincoln                                        740 N. 48th Street
    3.07      740068 U-Haul Wichita Falls                                  2817 Kell Blvd.
    3.08      750083 U-Haul Milwaukee (Capital Dr.)                        505 East Capital Drive
    3.09      770082 U-Haul Cincinnati                                     9178 Colerain Ave.
    3.10      774062 U-Haul Chattanooga                                    4001 Hixson Pike
    3.11      778056 U-Haul Ft. Walton Beach                               631 N BEAL PARKWAY
    3.12      783058 U-Haul Charleston                                     4788 Dorchester Road
    3.13      790055 U-Haul Nashua                                         286 Daniel Webster Hwy. South
    3.14      803064 U-Haul Yonkers                                        155 Saw Mill River Road
    3.15      818072 U-Haul-Rockville, MD                                  12025 Parklawn Drive
    3.16      824020 U-Haul Roanoke                                        2902 Hershberger Road
    3.17      834024 U-Haul Denver South                                   2322 S. Federal Boulevard
    3.18      835046 U-Haul Mesquite                                       2349 East Hwy 80
    3.19      883069 U-Haul Prince George (Oaklawn)                        5400 Oaklawn Boulevard
    3.20      713021 U-Haul Whittier                                       15707 Leffingwell Road
    3.21      714042 U-Haul Altadena                                       2320 North Lincoln Ave
    3.22      714046 U-Haul Canyon Country                                 27150 Sierra Hwy
    3.23      723024 U-Haul Gilbert                                        1230 North Gilbert Road
    3.24      737025 U-Haul Austin                                         10125 North IH 35
    3.25      743056 U-Haul Shreveport                                     1605 North Hearne
    3.26      752026 U-Haul Ann Arbor                                      3655 South State
    3.27      761074 U-Haul Tulsa                                          6105 South peoria
    3.28      776054 U-Haul Forest Park                                    4374 Thurmond Road
    3.29      776069 U-Haul Decatur                                        4360 Covington Highway
    3.30      788080 U-Haul Fort Lauderdale                                2801 North Dixie Highway
    3.31      793074 U-Haul Des Moines                                     4001 SE 14th Street
    3.32      825051 U-Haul Virginia Beach                                 4950 Virginia Beach Blvd.
    3.33      829070 U-Haul Altamonte Springs                              598 west Hwy 436
    3.34      834021 U-Haul Littleton                                      4849-4859 S Santa Fe Dr
    3.35      836031 U-Haul Haltom City                                    5201 Denton Highway
    3.36      836048 U-Haul Fort Worth                                     1000 Hwy 183 & 1-30
    3.37      883070 U-Haul Prince George (Jefferson)                      4725 Jefferson Park Road
    3.38      706067 U-Haul Sacramento East                                5220 Auburn Blvd
    3.39      713044 U-Haul Covina                                         1961 E Covina Blvd
    3.40      716058 U-Haul San Bernadino                                  110 South D Street
    3.41      724085 U-Haul Albuquerque                                    4020 San Mateo NE
    3.42      744079 U-Haul San Antonio                                    1826 SW Military Dr.
    3.43      746086 U-Haul Houston South                                  6808 Bissonnet Street
    3.44      749072 U-Haul Madison                                        522 West Platte Drive
    3.45      772021 U-Haul Old Hickory                                    14535 Lebanon Road
    3.46      774056 U-Haul Asheville                                      387 Swannanoa River Road
    3.47      776037 U-Haul Athens                                         2900 Atlanta Highway
    3.48      784067 U-Haul Jacksonville                                   5630 Phillips Hwy
    3.49      787071 U-Haul Hialeah Gardens                                6150 W. 20th Avenue
    3.50      790061 U-Haul Concord                                        29 Stickney Avenue
    3.51      796063 U-Haul Center Newport                                 111 Connell Highway
    3.52      802073 U-Haul Bellerose                                      251-37 Jamaica Avenue
    3.53      808086 U-Haul Wilmington                                     2920 Northeast Boulevard
    3.54      812021 U-Haul Philadelphia North                             747 W. Allegheny Avenue
    3.55      820025 U-Haul Baltimore                                      2929 Washington Blvd.
    3.56      825064 U-Haul Chesapeake                                     664 Woodlake Drive
    3.57      882064 U-Haul Phoenix West                                   410 South 2nd Street
      4       Harden Ranch Plaza                                           1490 North Main St.
      5       Dominion Tower                                               999 Waterside Drive
      6       Seven Mile Crossing                                          38695, 36701, 38705 & 38703 Seven Mile Crossing
      7       Bear Run Village Apartments                                  100 Bear Run Drive
      8       Somerfield at Lakeside                                       9444 Harbour Point Drive
      9       Mayfair Shopping Center                                      10-214 East Jericho Turnpike
     10       Keystone Technology VII, VIII & IX                           627,629 and 633 Davis Drive
     11       Hollywood Hills Plaza                                        3251 Hollywood Blvd
     12       Bentley Place                                                9670 Halsey Road
     13       The Glens at Mill Creek Village                              2705 Mall of Georgia Boulevard
     14       Sycamore Farms Apartments (1)                                14900 North Pennsylvania Avenue
     15       Lake Meridian Marketplace                                    12922 SE Kent Kangley Road
     16       Craig Market Place I                                         SEC of Craig & Tenaya
     17       Vista Ridge Apartments                                       1675 Sky Mountain Drive
     18       Westchester Residence Inn                                    5 Barker Avenue
     19       TRW - Redondo Beach, CA                                      3715 Doolittle Drive
     20       Uptown Shopping Center                                       West Burnside & NW 23 Place
     21       Cedar Square Shopping Center                                 615 South Cumberland Street
     22       4400 Matthew Drive                                           4400 Matthew Drive
     23       Dorchester Tower Apartments                                  7 Dorchester Drive
     24       Ballard Apartments                                           Various
     25       Kingswick Apartments                                         968 Kings Highway
     26       Falls Pointe Shopping Center                                 9600 Falls of the Neuse Road
     27       Pheasant Run Shopping Center                                 2005-2023 Forest Avenue
     28       Island Lakes Estates & Villas                                7675 North First Street
     29       Sugar Land Business Center                                   12610 - 12630 West Airport Boulevard
     30       Fletcher Parkway Medical Center                              8881 Fletcher Parkway
     31       Merion Building                                              700 South Henderson Road
     32       Rego Park Retail                                             Queens Boulevard & 63rd Avenue
     33       One Park Ten                                                 16225 Park Ten Place
     34       Columbus Marriott Courtyard                                  2901 Airport Drive
     35       Shoppes of Lake Ave                                          11957 Apopka-Vineland Road
     36       Radisson/ Scanticon Hotel & Convention Center (2)            1160 First Ave.
     37       Lakes at College Pointe Phase I                              8755 Southpointe Boulevard
     38       Eagle Pond Heights Apartments                                300 Eagle Pond Drive
     39       Colonial Village Apartments                                  1256 Rand Avenue
     40       Diamond Lakes                                                2700 Ambassador Caffery Parkway
     41       950 Merchants Concourse                                      950 Merchants Concourse
     42       Coliseum Lofts Apartments                                    1335-1363 West Broad St.
     43       80 River Street                                              80 River Street
     44       NAM Apartment Portfolio                                      Various
    44.01     Mapleridge Apartments                                        2230 - 2250 Dexter Avenue
    44.02     Milan Apartments                                             454-491 Greentree Lane
    44.03     Thorncrest Apartments                                        260 - 290 Clark Street
     45       Newington Westfarms Retail Center                            1601-1605 Southeast Road
     46       Commerce Corporate Center                                    5800 S. Eastern Avenue
     47       Foxfire/Cloister Apartments                                  2609 Suffolk Avenue
     48       Fresno Industrial Center                                     720 E. North Avenue/2904-2998 S. Angus St.
     49       King City Square                                             400 South 42nd Street
     50       King's Ridge Shopping Center                                 4351 S Hwy 27
     51       Bluffs Apartments                                            100 Winding Road
     52       Summit East West                                             300 Centerville Road
     53       Stanley Park Apartments                                      800  Grace Street
     54       Sierra Vista Square Apartments                               920 Sierra Vista Drive
     55       605 5th Avenue                                               605 5th Avenue
     56       Catalina Grove Apartments                                    400 North Sunrise Way
     57       Longmeadow Professional Park                                 167, 171 & 175 Dwight Road
     58       Steeplechase Apartments                                      5625 West Genesee Street
     59       Craig Market Place II                                        SEC Craig & Tenaya
     60       Glendora West Apartments                                     316-356 Meda Avenue
     61       Town Square Wheaton                                          55 East Loop Road
     62       Oryan Place Apartments                                       320 N. Bemiston Road
     63       Edwards Plaza                                                0057 & 0059 Edwards Access Road
     64       Storage USA                                                  3318 Old Bridge Road
     65       The Corners Apartments                                       151 Fernwood Drive
     66       La Mesa Commerce Center                                      5901 Severin Drive
     67       Parsons Village Shopping Center                              710-820 Martin Luther King Boulevard
     68       Kings Row Apts                                               1620-1700 NW 46th Avenue
     69       Maryland Park Apartments                                     1101 Dumont Road
     70       Lynwood Park Apartments                                      6200 North Hills Drive
     71       Caribbean Warehouse Center II                                3500-3560 & 3600-3660 NW 115th Avenue
     72       Arlington II                                                 7145 Arlington Avenue
     73       285 Fullerton Building                                       285 East Fullerton Avenue
     74       Fairway Center                                               1867 West Market Street
     75       Walgreen's Morgan Hill                                       745 E. Dunne Avenue
     76       Central Crossings Shopping Center                            U.S. Route 360/VA State Route 30
     77       University Health Park Phase I                               2401 University Parkway
     78       Two Elm Square                                               Two Elm Street & 10-16 Post Office Road
     79       Moor's Landing                                               294 Merion Avenue
     80       1607-1615 West Henderson Street                              1607-1615 West Henderson Street
     81       Cedar Grove Apartments                                       800 E. South Street
     82       Quinsigamond Plaza                                           77 Boston Turnpike
     83       Prairie Towne Shops                                          2258-2570 W. Schaumburg Rd.
     84       Wertland & Maupin Apartments                                 1021 Wertland Street & 1237 Preston Avenue
     85       Lakewood Village Apartments                                  1542 Arcadia Drive
     86       7400 Arapahoe Plaza                                          7400 East Arapahoe Road
     87       Tiffany Square Apts                                          8044 Gleason Rd
     88       3058 East Sunset Road                                        3058 East Sunset Road
     89       Railroad Y Apartments                                        1548 East Main St.
     90       University Health Park II                                    8451 Shade Avenue
     91       Fulton Place Apartments                                      4042, 4052, 4062, 4072, 4082, 4092 and 4102 Fulton Road
     92       Barkley Park Apartments                                      3115 Racine Street
     93       Town and Country Village-MHP                                 1835 S. Hampton Road
     94       Brentwood East Shopping Center                               15535-15557 Old Hickory Boulevard
     95       Carriage Hill Apartments                                     2300 Wilson Road
     96       Allen Village Shopping Center                                1223 McDermott Drive West
     97       Town & Country Shopping Center                               1204-1286 Main Street (Hamilton-Richmond Road)
     98       Detroit One Apartments                                       1425 N. Detroit Street
     99       4820 Coldwater Canyon Avenue                                 4820 Coldwater Canyon Avenue
     100      Palm Springs Airport Commerce Center                         255, 265, 275 N. El Cielo Blvd.
     101      Fresno Airport Commerce Center                               1901-1999 Gateway Blvd.

                                                                        CROSS
  MORTGAGE                                                        COLLATERALIZED AND                                  GENERAL
    LOAN                                                            CROSS DEFAULTED              LOAN                 PROPERTY
   NUMBER                   CITY          STATE       ZIP CODE         LOAN FLAG              ORIGINATOR                TYPE
------------------------------------------------------------------------------------------------------------------------------------
      1       Various                    Various      Various                                Merrill Lynch             Retail
    1.01      Malden                       MA          08081                                                           Retail
    1.02      Southington                  CT          06489                                                           Retail
    1.03      Swampscott                   MA          01907                                                           Retail
    1.04      Cumberland                   RI          02864                                                           Retail
    1.05      Bristol Township             RI          02809                                                           Retail
    1.06      Framingham                   MA          01701                                                           Retail
    1.07      Sicklerville                 NJ          08081                                                           Retail
    1.08      Greenville                   SC          29605                                                           Retail
      2       Burbank                      CA          91504                                   Wachovia                Retail
      3       Various                    Various      Various                                Merrill Lynch          Self Storage
    3.01      Seattle                      WA          98126                                                        Self Storage
    3.02      Carson City                  NV          89701                                                        Self Storage
    3.03      Westminster                  CA          92683                                                        Self Storage
    3.04      Poway                        CA          92064                                                        Self Storage
    3.05      Bountiful                    UT          84010                                                        Self Storage
    3.06      Lincoln                      NE          68504                                                        Self Storage
    3.07      Wichita Falls                TX          76308                                                        Self Storage
    3.08      Milwaukee                    WI           53212                                                       Self Storage
    3.09      Cincinnati                   OH          45239                                                        Self Storage
    3.10      Chattanooga                  TN          37415                                                        Self Storage
    3.11      Fort Walton Beach            FL          32548                                                        Self Storage
    3.12      North Charleston             SC          29405                                                        Self Storage
    3.13      Nashua                       NH          03060                                                        Self Storage
    3.14      Yonkers                      NY          10701                                                        Self Storage
    3.15      Rockville                    MD          20852                                                        Self Storage
    3.16      Roanoke                      VA          24017                                                        Self Storage
    3.17      Denver                       CO          80219                                                        Self Storage
    3.18      Mesquite                     TX          75150                                                        Self Storage
    3.19      Prince George                VA          23875                                                        Self Storage
    3.20      Whittier                     CA          90603                                                        Self Storage
    3.21      Altadena                     CA          91001                                                        Self Storage
    3.22      Canyon Country               CA          91351                                                        Self Storage
    3.23      Gilbert                      AZ          85234                                                        Self Storage
    3.24      Austin                       TX          78753                                                        Self Storage
    3.25      Shreveport                   LA          71107                                                        Self Storage
    3.26      Ann Arbor                    MI          48104                                                        Self Storage
    3.27      Tulsa                        OK          74136                                                        Self Storage
    3.28      Forest Park                  GA          30050                                                        Self Storage
    3.29      Decatur                      GA          30032                                                        Self Storage
    3.30      Wilton Manors                FL          33334                                                        Self Storage
    3.31      Des Moines                   IA          50320                                                        Self Storage
    3.32      Viriginia Beach              VA          23462                                                        Self Storage
    3.33      Altamonte Springs            FL          32714                                                        Self Storage
    3.34      Littleton                    CO          80120                                                        Self Storage
    3.35      Haltom City                  TX          76148                                                        Self Storage
    3.36      Ft. Worth                    TX          76114                                                        Self Storage
    3.37      Prince George                VA          23875                                                        Self Storage
    3.38      Sacramento East              CA          95841                                                        Self Storage
    3.39      Covina                       CA          91724                                                        Self Storage
    3.40      San Bernadino                CA          92401                                                        Self Storage
    3.41      Albuquerque                  NM          87110                                                        Self Storage
    3.42      San Antonio                  TX          78221                                                        Self Storage
    3.43      Houston                      TX          77074                                                        Self Storage
    3.44      Madison                      WI          53719                                                        Self Storage
    3.45      Old Hickory                  TN          37138                                                        Self Storage
    3.46      Asheville                    NC          28805                                                        Self Storage
    3.47      Athens                       GA          30604                                                        Self Storage
    3.48      Jacksonville                 FL          32207                                                        Self Storage
    3.49      Hialeah Gardens              FL          33016                                                        Self Storage
    3.50      Concord                      NH          03302                                                        Self Storage
    3.51      Newport                      RI          02840                                                        Self Storage
    3.52      Bellerose                    NY          11426                                                        Self Storage
    3.53      Wilmington                   DE          19802                                                        Self Storage
    3.54      Philadelphia                 PA          19133                                                        Self Storage
    3.55      Baltimore                    MD          21230                                                        Self Storage
    3.56      Chesapeake                   VA          23320                                                        Self Storage
    3.57      Phoenix West                 AZ          85004                                                        Self Storage
      4       Salinas                      CA          93906                                   Wachovia                Retail
      5       Norfolk                      VA          23510                                 Merrill Lynch             Office
      6       Livonia                      MI          48152                                 Merrill Lynch             Office
      7       Pittsburgh                   PA          15237                                 Merrill Lynch          Multifamily
      8       Elk Grove                    CA          95758                                   Wachovia             Multifamily
      9       Commack                      NY          11725                                   Wachovia                Retail
     10       Durham                       NC          27713                                   Wachovia                Office
     11       Hollywood                    FL          33021                                 Merrill Lynch             Retail
     12       Lenexa                       KS          66215                                   Wachovia             Multifamily
     13       Buford                       GA          30519                                   Wachovia             Multifamily
     14       Oklahoma City                OK          73134                                 Merrill Lynch          Multifamily
     15       Kent                         WA          98031                                 Merrill Lynch             Retail
     16       Las Vegas                    NV          89129        Craig Portfolio            Wachovia                Retail
     17       Reno                         NV          89503                                   Wachovia             Multifamily
     18       White Plains                 NY          10601                                 Merrill Lynch          Hospitality
     19       Redondo Beach                CA          90278                                   Wachovia                Office
     20       Portland                     OR          97210                                   Wachovia              Mixed Use
     21       Lebanon                      TN          37087                                 Merrill Lynch             Retail
     22       Flint                        MI          48507                                 Merrill Lynch           Industrial
     23       Pittsburgh                   PA          15241                                 Merrill Lynch          Multifamily
     24       Seattle                      WA          98107                                 Merrill Lynch          Multifamily
     25       Thorofare                    NJ          08082                                 Merrill Lynch          Multifamily
     26       Raleigh                      NC          27615                                   Wachovia                Retail
     27       Chico                        CA          95928                                 Merrill Lynch             Retail
     28       Fresno                       CA          93720                                   Wachovia             Multifamily
     29       Sugar Land                   TX          77478                                 Merrill Lynch           Industrial
     30       La Mesa                      CA          91942        Abbey Portfolio            Wachovia                Office
     31       Upper Merion Township        PA          19406                                 Merrill Lynch             Office
     32       Rego Park                    NY          11374                                 Merrill Lynch             Retail
     33       Houston                      TX          77084                                   Wachovia                Office
     34       Columbus                     OH          43219                                 Merrill Lynch          Hospitality
     35       Orlando                      FL          32836                                   Wachovia                Retail
     36       King of Prussia              PA          19406                                   Wachovia             Hospitality
     37       Fort Myers                   FL          33919                                 Merrill Lynch          Multifamily
     38       Walled Lake                  MI          48390                                 Merrill Lynch          Multifamily
     39       Columbus                     OH          43227                                 Merrill Lynch          Multifamily
     40       Lafayette                    LA          70506                                   Wachovia             Multifamily
     41       Westbury                     NY          11590                                 Merrill Lynch             Retail
     42       Richmond                     VA          23220                                   Wachovia             Multifamily
     43       Hoboken                      NJ          07030                                 Merrill Lynch             Office
     44       Various                      MI         Various                                Merrill Lynch          Multifamily
    44.01     Ann Arbor                    MI          48103                                                        Multifamily
    44.02     Milan                        Mi          48160                                                        Multifamily
    44.03     Saline                       MI          48176                                                        Multifamily
     45       Newington, West Hartford     CT          06111                                   Wachovia                Retail
     46       Commerce                     CA          90040        Abbey Portfolio            Wachovia                Office
     47       High Point                   NC          27265                                 Merrill Lynch          Multifamily
     48       Fresno                       CA          93725        Abbey Portfolio            Wachovia              Industrial
     49       Mount Vernon                 IL          62864                                 Merrill Lynch             Retail
     50       Clermont                     FL          34711                                   Wachovia                Retail
     51       Covington                    KY          41011                                 Merrill Lynch          Multifamily
     52       Warwick                      RI          02886                                 Merrill Lynch             Office
     53       Farmville                    VA          23901                                 Merrill Lynch          Multifamily
     54       Las Vegas                    NV          89109                                 Merrill Lynch          Multifamily
     55       New York                     NY          10017                                 Merrill Lynch             Office
     56       Palm Springs                 CA          92262                                   Wachovia             Multifamily
     57       Longmeadow                   MA          01106                                   Wachovia                Office
     58       Camillus                     NY          13031                                   Wachovia             Multifamily
     59       Las Vegas                    NV          89129        Craig Portfolio            Wachovia                Retail
     60       Glendora                     CA          91741                                 Merrill Lynch          Multifamily
     61       Wheaton                      IL          60187                                   Wachovia                Office
     62       Clayton                      MO          63015                                 Merrill Lynch          Multifamily
     63       Edwards                      CO          81632                                 Merrill Lynch           Mixed Use
     64       Woodbridge                   VA          22192                                 Merrill Lynch          Self Storage
     65       Spartanburg                  SC          29307                                 Merrill Lynch          Multifamily
     66       La Mesa                      CA          91942        Abbey Portfolio            Wachovia                Retail
     67       Seffner                      FL          33584                                 Merrill Lynch             Retail
     68       Lauderhill                   FL          33313                                 Merrill Lynch          Multifamily
     69       Las Vegas                    NV          89109                                 Merrill Lynch          Multifamily
     70       Raleigh                      NC          27609                                 Merrill Lynch          Multifamily
     71       Miami                        FL          33178                                   Wachovia              Industrial
     72       Riverside                    CA          92503        Abbey Portfolio            Wachovia              Industrial
     73       Carol Stream                 IL          60188                                   Wachovia              Industrial
     74       Akron                        OH          44313                                 Merrill Lynch             Office
     75       Morgan Hill                  CA          95037                                   Wachovia                Retail
     76       Central Garage               VA          23009                                   Wachovia                Retail
     77       Sarasota                     FL          34243                                 Merrill Lynch             Office
     78       Andover                      MA          01810                                 Merrill Lynch           Mixed Use
     79       Carney's Point               NJ          08069                                 Merrill Lynch          Multifamily
     80       Celburne                     TX          76031                                 Merrill Lynch             Retail
     81       Alvin                        TX          77511                                 Merrill Lynch          Multifamily
     82       Shrewsbury                   MA          01545                                 Merrill Lynch             Retail
     83       Schaumburg                   IL          60173                                 Merrill Lynch             Retail
     84       Charlottesville              VA          22903                                   Wachovia             Multifamily
     85       Jacksonville                 FL          32207                                   Wachovia             Multifamily
     86       Centennial                   CO          80112                                 Merrill Lynch             Office
     87       Knoxville                    TN          37919                                 Merrill Lynch          Multifamily
     88       Las Vegas                    NV          89120                                 Merrill Lynch             Office
     89       Richmond                     VA          23219                                   Wachovia             Multifamily
     90       Sarasota                     FL          34243                                 Merrill Lynch             Office
     91       Cleveland                    OH          44144                                 Merrill Lynch          Multifamily
     92       Bellingham                   WA          98226                                 Merrill Lynch          Multifamily
     93       Glenn Heights                TX          77075                                 Merrill Lynch      Manufactured Housing
     94       Nashville                    TN          37027                                 Merrill Lynch             Retail
     95       Knoxville                    TN          37912                                 Merrill Lynch          Multifamily
     96       Allen                        TX          75013                                 Merrill Lynch             Retail
     97       Hamilton                     OH          45013                                 Merrill Lynch             Retail
     98       Los Angeles                  CA          90046       Herman Portfolio          Merrill Lynch          Multifamily
     99       Sherman Oaks                 CA          91423       Herman Portfolio          Merrill Lynch          Multifamily
     100      Palm Springs                 CA          92262        Abbey Portfolio            Wachovia                Office
     101      Fresno                       CA          93727        Abbey Portfolio            Wachovia                Office

                                                                           % OF
                                       ORIGINAL      CUT-OFF DATE       INITIAL
MORTGAGE         SPECIFIC              PRINCIPAL       PRINCIPAL        MORTGAGE
  LOAN           PROPERTY               BALANCE         BALANCE           POOL        ORIGINATION                     MATURITY DATE
 NUMBER          TYPE (4)               ($) (3)         ($) (3)         BALANCE           DATE       FIRST PAY DATE       OR ARD
-----------------------------------------------------------------------------------------------------------------------------------
    1            Anchored             75,250,000      74,919,760        6.9%           27-Dec-2001     1-Feb-2002       1-Jan-2012
  1.01           Anchored             12,536,476      12,481,458
  1.02           Anchored             10,979,149      10,930,967
  1.03           Anchored             10,901,283      10,853,442
  1.04           Anchored             11,212,748      11,163,540
  1.05           Anchored              8,175,962       8,140,082
  1.06           Anchored              9,032,492       8,992,852
  1.07           Anchored              8,331,695       8,295,131
  1.08           Anchored              4,080,195       4,062,288
    2            Anchored             65,000,000      64,951,470        6.0%           29-May-2002     1-Jul-2002       1-Jun-2012
    3          Self Storage           64,991,000      64,794,526        6.0%           28-Mar-2002     1-May-2002       1-Apr-2012
  3.01         Self Storage            1,941,000       1,935,132
  3.02         Self Storage              735,000         732,778
  3.03         Self Storage            1,378,000       1,373,834
  3.04         Self Storage            1,335,000       1,330,964
  3.05         Self Storage              515,000         513,443
  3.06         Self Storage              416,000         414,742
  3.07         Self Storage              700,000         697,884
  3.08         Self Storage              796,000         793,594
  3.09         Self Storage              555,000         553,322
  3.10         Self Storage              357,000         355,921
  3.11         Self Storage            1,121,000       1,117,611
  3.12         Self Storage              680,000         677,944
  3.13         Self Storage            1,247,000       1,243,230
  3.14         Self Storage            3,710,000       3,698,784
  3.15         Self Storage            1,873,000       1,867,338
  3.16         Self Storage            1,007,000       1,003,956
  3.17         Self Storage              571,000         569,274
  3.18         Self Storage              930,000         927,189
  3.19         Self Storage            1,974,000       1,968,032
  3.20         Self Storage            1,736,000       1,730,752
  3.21         Self Storage            1,309,000       1,305,043
  3.22         Self Storage            2,152,000       2,145,494
  3.23         Self Storage            1,533,000       1,528,366
  3.24         Self Storage            2,272,000       2,265,132
  3.25         Self Storage              877,000         874,349
  3.26         Self Storage              605,000         603,171
  3.27         Self Storage              421,000         419,727
  3.28         Self Storage              543,000         541,358
  3.29         Self Storage            1,043,000       1,039,847
  3.30         Self Storage              906,000         903,261
  3.31         Self Storage              805,000         802,566
  3.32         Self Storage            1,322,000       1,318,003
  3.33         Self Storage              622,000         620,120
  3.34         Self Storage              535,000         533,383
  3.35         Self Storage            2,070,000       2,063,742
  3.36         Self Storage            1,011,000       1,007,944
  3.37         Self Storage              818,000         815,527
  3.38         Self Storage              894,000         891,297
  3.39         Self Storage              915,000         912,234
  3.40         Self Storage              930,000         927,189
  3.41         Self Storage              404,000         402,779
  3.42         Self Storage              727,000         724,802
  3.43         Self Storage              832,000         829,485
  3.44         Self Storage              684,000         681,932
  3.45         Self Storage            1,614,000       1,609,121
  3.46         Self Storage              516,000         514,440
  3.47         Self Storage              763,000         760,693
  3.48         Self Storage            1,140,000       1,136,554
  3.49         Self Storage            1,234,000       1,230,270
  3.50         Self Storage            1,086,000       1,082,717
  3.51         Self Storage            1,481,000       1,476,523
  3.52         Self Storage            3,150,000       3,140,477
  3.53         Self Storage              928,000         925,195
  3.54         Self Storage            1,330,000       1,325,979
  3.55         Self Storage            1,610,000       1,605,133
  3.56         Self Storage              967,000         964,077
  3.57         Self Storage            1,365,000       1,360,873
    4            Anchored             45,000,000      44,963,979        4.2%           29-May-2002     1-Jul-2002       1-Jun-2012
    5              CBD                40,500,000      40,348,183        3.7%           31-Jan-2002     1-Mar-2002       1-Feb-2012
    6            Suburban             36,000,000      35,925,511        3.3%           28-Mar-2002     1-May-2002       1-Apr-2012
    7          Conventional           26,000,000      25,958,855        2.4%            8-Apr-2002     1-Jun-2002       1-May-2012
    8          Conventional           23,400,000      23,400,000        2.2%            6-Jun-2002     1-Aug-2002       1-Jul-2007
    9            Anchored             22,500,000      22,470,552        2.1%           17-Apr-2002     1-Jun-2002       1-May-2012
   10            Suburban             22,450,000      22,450,000        2.1%           16-Jul-2001     1-Sep-2001       1-Aug-2011
   11            Anchored             22,297,055      22,199,620        2.1%           21-Dec-2001     1-Feb-2002       1-Jan-2012
   12          Conventional           21,360,000      21,343,137        2.0%           31-May-2002     1-Jul-2002       1-Jun-2012
   13          Conventional           20,800,000      20,800,000        1.9%            2-Nov-2001     1-Jan-2002       1-Dec-2011
   14          Conventional           19,200,000      19,848,053        1.8%           16-Aug-2001     1-Oct-2001       1-Sep-2011
   15            Anchored             18,100,000      18,100,000        1.7%           17-Jun-2002     1-Aug-2002       1-Jul-2012
   16            Anchored             18,000,000      18,000,000        1.7%            7-Jun-2002     1-Aug-2002       1-Jul-2012
   17          Conventional           16,725,000      16,725,000        1.5%            9-May-2002     1-Jul-2002       1-Jun-2012
   18         Extended Stay           16,100,000      15,918,721        1.5%           16-Jul-2001     1-Sep-2001       1-Aug-2011
   19            Suburban             15,250,000      15,122,173        1.4%           26-Apr-2002    10-Jun-2002      10-Jan-2012
   20       Retail/Multifamily        14,750,000      14,750,000        1.4%            6-Jun-2002     1-Aug-2002       1-Jul-2007
   21            Anchored             14,150,000      14,095,147        1.3%            9-Jan-2002     1-Mar-2002       1-Feb-2012
   22           Warehouse             14,000,000      14,000,000        1.3%           11-Jun-2002     1-Aug-2002       1-Aug-2007
   23          Conventional           14,000,000      13,922,673        1.3%           28-Dec-2001     1-Feb-2002       1-Jan-2012
   24          Conventional           12,800,000      12,711,007        1.2%           21-Sep-2001     1-Nov-2001       1-Oct-2011
   25          Conventional           12,500,000      12,466,071        1.2%            8-Feb-2002     1-Apr-2002       1-Mar-2012
   26            Anchored             11,800,000      11,800,000        1.1%            3-Jun-2002     1-Aug-2002       1-Jul-2012
   27            Anchored             11,675,000      11,623,215        1.1%           31-Dec-2001     1-Feb-2002       1-Jan-2012
   28          Conventional           10,960,000      10,960,000        1.0%            4-Jun-2002     1-Aug-2002       1-Jul-2012
   29           Warehouse             10,900,000      10,886,443        1.0%           29-Apr-2002     1-Jun-2002       1-May-2007
   30            Medical              10,750,000      10,707,499        1.0%           11-Jan-2002     1-Mar-2002       1-Dec-2009
   31            Suburban             10,298,000      10,243,530        0.9%           30-Nov-2001     1-Jan-2002       1-Dec-2011
   32           Unanchored             9,746,000       9,700,273        0.9%            7-Dec-2001     1-Feb-2002       1-Jan-2012
   33            Suburban              9,525,000       9,517,345        0.9%           30-May-2002     1-Jul-2002       1-Jun-2012
   34     Limited Service Hotel        9,550,000       9,400,281        0.9%           28-Feb-2001     1-Apr-2001       1-Mar-2011
   35            Anchored              9,200,000       9,200,000        0.8%           13-Jun-2002     1-Aug-2002       1-Jul-2012
   36          Full Service            9,000,000       9,000,000        0.8%            1-Jul-2002     1-Aug-2002       1-Jul-2006
   37          Conventional            9,000,000       8,992,564        0.8%           28-May-2002     1-Jul-2002       1-Jun-2012
   38          Conventional            9,000,000       8,981,679        0.8%           28-Mar-2002     1-May-2002       1-Apr-2012
   39          Conventional            9,000,000       8,972,817        0.8%           27-Mar-2002     1-May-2002       1-Jul-2007
   40     Conventional/Section 8       8,800,000       8,793,053        0.8%           31-May-2002     1-Jul-2002       1-Jun-2012
   41            Anchored              8,600,000       8,581,914        0.8%           28-Mar-2002     1-May-2002       1-Apr-2012
   42          Conventional            8,560,000       8,548,655        0.8%            1-May-2002     1-Jun-2002       1-May-2012
   43            Suburban              8,400,000       8,389,254        0.8%           19-Apr-2002     1-Jun-2002       1-May-2012
   44          Conventional            8,250,000       8,250,000        0.8%           14-Jun-2002     1-Aug-2002       1-Jul-2012
  44.01        Conventional            2,750,000       2,750,000
  44.02        Conventional            2,175,000       2,175,000
  44.03        Conventional            3,325,000       3,325,000
   45            Anchored              7,550,000       7,543,762        0.7%           29-May-2002     1-Jul-2002       1-Jun-2012
   46            Suburban              7,250,000       7,221,336        0.7%           11-Jan-2002     1-Mar-2002       1-Dec-2009
   47          Conventional            6,430,000       6,409,220        0.6%           20-Mar-2002     1-May-2002       1-Apr-2012
   48          Distribution            6,200,000       6,162,737        0.6%           11-Jan-2002     1-Mar-2002       1-Dec-2009
   49            Anchored              6,125,000       6,095,872        0.6%           14-Dec-2001     1-Feb-2002       1-Jan-2012
   50            Anchored              6,000,000       5,995,033        0.6%            9-May-2002     1-Jul-2002       1-Jun-2012
   51          Conventional            6,000,000       5,986,714        0.6%           26-Mar-2002     1-May-2002       1-Apr-2012
   52            Suburban              6,000,000       5,976,626        0.6%           31-Jan-2002     1-Mar-2002       1-Feb-2010
   53            Student               5,760,000       5,748,035        0.5%           19-Apr-2002     1-Jun-2002       1-May-2012
   54          Conventional            5,770,000       5,733,508        0.5%            1-Oct-2001     1-Dec-2001       1-Nov-2008
   55              CBD                 5,500,000       5,479,424        0.5%            7-Jan-2002     1-Mar-2002       1-Feb-2012
   56          Conventional            5,300,000       5,300,000        0.5%            7-Jun-2002     1-Aug-2002       1-Jul-2012
   57            Suburban              5,260,000       5,260,000        0.5%            6-Jun-2002     1-Aug-2002       1-Jul-2012
   58          Conventional            5,200,000       5,200,000        0.5%            7-Jun-2002     1-Aug-2002       1-Jul-2012
   59        Shadow Anchored           5,122,000       5,122,000        0.5%            7-Jun-2002     1-Aug-2002       1-Jul-2012
   60          Conventional            4,780,000       4,750,701        0.4%            9-Nov-2001     1-Jan-2002       1-Dec-2006
   61            Suburban              4,600,000       4,593,749        0.4%            1-May-2002     1-Jun-2002       1-May-2012
   62          Conventional            4,600,000       4,576,639        0.4%           18-Jan-2002     1-Mar-2002       1-Feb-2012
   63         Office/Retail            4,600,000       4,562,445        0.4%           23-May-2001     1-Jul-2001       1-Jun-2011
   64          Self Storage            4,500,000       4,494,627        0.4%           16-May-2002     1-Jul-2002       1-Jun-2012
   65          Conventional            4,400,000       4,380,773        0.4%           14-Dec-2001     1-Feb-2002       1-Jan-2012
   66           Unanchored             4,400,000       4,373,555        0.4%           11-Jan-2002     1-Mar-2002       1-Dec-2009
   67        Shadow Anchored           4,350,000       4,340,999        0.4%            1-Mar-2002     1-May-2002       1-Apr-2012
   68          Conventional            4,240,000       4,225,703        0.4%            8-Feb-2002     1-Apr-2002       1-Mar-2012
   69          Conventional            4,240,000       4,213,184        0.4%            1-Oct-2001     1-Dec-2001       1-Nov-2008
   70          Conventional            4,100,000       4,100,000        0.4%            7-Jun-2002     1-Aug-2002       1-Jul-2019
   71          Distribution            4,000,000       4,000,000        0.4%           11-Jun-2002     1-Aug-2002       1-Jul-2012
   72     Warehouse/Distribution       4,000,000       3,975,959        0.4%           11-Jan-2002     1-Mar-2002       1-Dec-2009
   73              Bulk                3,900,000       3,895,519        0.4%            3-May-2002     1-Jul-2002       1-Jun-2012
   74         Office/Retail            3,850,000       3,824,585        0.4%           30-Aug-2001     1-Oct-2001       1-Sep-2011
   75            Anchored              3,700,000       3,697,210        0.3%           22-May-2002     1-Jul-2002       1-Jun-2012
   76            Anchored              3,680,000       3,675,184        0.3%           30-Apr-2002     1-Jun-2002       1-May-2012
   77            Medical               3,650,000       3,633,672        0.3%           26-Dec-2001     1-Feb-2002       1-Jan-2012
   78         Office/Retail            3,575,000       3,565,934        0.3%            4-Feb-2002     1-Apr-2002       1-Mar-2012
   79          Conventional            3,500,000       3,500,000        0.3%            3-Jun-2002     1-Aug-2002       1-Jul-2012
   80            Anchored              3,500,000       3,489,429        0.3%            1-Apr-2002     1-May-2002       1-Apr-2012
   81          Conventional            3,412,500       3,398,332        0.3%           18-Jan-2002     1-Mar-2002       1-Feb-2012
   82           Unanchored             3,310,000       3,286,304        0.3%           13-Jul-2001     1-Sep-2001       1-Aug-2011
   83        Shadow Anchored           3,300,000       3,280,073        0.3%           18-Jan-2002     1-Mar-2002       1-Feb-2012
   84        Student Housing           3,219,000       3,214,560        0.3%           12-Apr-2002     1-Jun-2002       1-May-2012
   85          Conventional            3,120,000       3,120,000        0.3%            6-Jun-2002     1-Aug-2002       1-Jul-2012
   86            Suburban              2,920,000       2,901,458        0.3%            4-Sep-2001     1-Nov-2001       1-Oct-2011
   87          Conventional            2,800,000       2,800,000        0.3%            4-Jun-2002     1-Aug-2002       1-Jul-2012
   88            Suburban              2,812,000       2,780,502        0.3%           19-Jan-2001     1-Mar-2001       1-Feb-2011
   89          Conventional            2,720,000       2,716,395        0.3%            1-May-2002     1-Jun-2002       1-May-2012
   90            Medical               2,700,000       2,697,988        0.2%           16-May-2002     1-Jul-2002       1-Jun-2012
   91          Conventional            2,600,000       2,592,537        0.2%           19-Feb-2002     1-Apr-2002       1-Mar-2012
   92          Conventional            2,580,000       2,572,463        0.2%            7-Feb-2002     1-Apr-2002       1-Mar-2012
   93      Manufactured Housing        2,550,000       2,539,739        0.2%           25-Jan-2002     1-Mar-2002       1-Feb-2012
   94           Unanchored             2,450,000       2,431,528        0.2%           28-Jun-2001     1-Aug-2001       1-Jul-2011
   95          Conventional            2,400,000       2,400,000        0.2%            4-Jun-2002     1-Aug-2002       1-Jul-2012
   96           Unanchored             2,401,200       2,383,638        0.2%           20-Jul-2001     1-Sep-2001       1-Aug-2011
   97            Anchored              2,350,000       2,347,129        0.2%           18-Apr-2002     1-Jun-2002       1-May-2012
   98          Conventional            2,030,000       2,021,974        0.2%           31-Jan-2002     1-Mar-2002       1-Feb-2007
   99          Conventional            1,990,000       1,982,132        0.2%           31-Jan-2002     1-Mar-2002       1-Feb-2007
   100           Suburban              1,750,000       1,743,081        0.2%           11-Jan-2002     1-Mar-2002       1-Dec-2009
   101           Suburban              1,560,000       1,553,832        0.1%           11-Jan-2002     1-Mar-2002       1-Dec-2009

                                                                 ORIGINAL   REMAINING                      INTEREST
                                                                 TERM TO     TERM TO                        ACCRUAL        ORIGINAL
  MORTGAGE                     ADMINISTRATIVE       INTEREST     MATURITY   MATURITY     REMAINING          METHOD           AMORT
    LOAN          MORTGAGE       COST RATE           ACCRUAL      OR ARD      OR ARD     IO PERIOD         DURING IO         TERM
   NUMBER         RATE (%)          (%)              METHOD       (MOS.)      (MOS.)       (MOS.)           PERIOD          (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
      1           7.4200%        0.06220%         Actual 360      120         114                                           360
    1.01
    1.02
    1.03
    1.04
    1.05
    1.06
    1.07
    1.08
      2           7.4700%        0.06220%         Actual 360      120         119                                           360
      3           7.8700%        0.06220%         Actual 360      120         117                                           300
    3.01
    3.02
    3.03
    3.04
    3.05
    3.06
    3.07
    3.08
    3.09
    3.10
    3.11
    3.12
    3.13
    3.14
    3.15
    3.16
    3.17
    3.18
    3.19
    3.20
    3.21
    3.22
    3.23
    3.24
    3.25
    3.26
    3.27
    3.28
    3.29
    3.30
    3.31
    3.32
    3.33
    3.34
    3.35
    3.36
    3.37
    3.38
    3.39
    3.40
    3.41
    3.42
    3.43
    3.44
    3.45
    3.46
    3.47
    3.48
    3.49
    3.50
    3.51
    3.52
    3.53
    3.54
    3.55
    3.56
    3.57
      4           7.1200%        0.06220%         Actual 360      120         119                                           360
      5           7.5200%        0.06220%         Actual 360      120         115                                           360
      6           7.4200%        0.06220%         Actual 360      120         117                                           360
      7           6.6300%        0.06220%         Actual 360      120         118                                           360
      8           6.6700%        0.06220%         Actual 360       60         60           18            Actual 360         360
      9           7.4100%        0.06220%         Actual 360      120         118                                           360
     10           7.5300%        0.06220%         Actual 360      120         109          13            Actual 360         360
     11           7.4400%        0.06220%         Actual 360      120         114                                           360
     12           7.1900%        0.06220%         Actual 360      120         119                                           360
     13           6.8000%        0.06220%         Actual 360      120         113          53            Actual 360         360
     14           7.0050%        0.06220%         Actual 360      120         110                                           360
     15           6.8400%        0.06220%         Actual 360      120         120                                           360
     16           6.9900%        0.06220%         Actual 360      120         120                                           360
     17           7.1100%        0.06220%         Actual 360      120         119          35            Actual 360         360
     18           7.8900%        0.06220%         Actual 360      120         109                                           300
     19           7.5650%        0.06220%         Actual 360      116         114                                           144
     20           6.7400%        0.06220%         Actual 360       60         60           12            Actual 360         360
     21           7.3500%        0.06220%         Actual 360      120         115                                           360
     22           7.4200%        0.06220%         Actual 360       61         61                                            360
     23           6.3300%        0.06220%         Actual 360      120         114                                           360
     24           7.0000%        0.06220%         Actual 360      120         111                                           360
     25           7.2900%        0.06220%         Actual 360      120         116                                           360
     26           7.0000%        0.06220%         Actual 360      120         120                                           360
     27           7.3700%        0.06220%         Actual 360      120         114                                           360
     28           7.1900%        0.06220%         Actual 360      120         120                                           360
     29           7.6100%        0.06220%         Actual 360       60         58                                            360
     30           7.2500%        0.06220%         Actual 360       94         89                                            360
     31           7.1300%        0.06220%         Actual 360      120         113                                           360
     32           7.7400%        0.06220%         Actual 360      120         114                                           342
     33           7.1000%        0.06220%         Actual 360      120         119                                           360
     34           8.1250%        0.06220%         Actual 360      120         104                                           300
     35           7.2800%        0.06220%         Actual 360      120         120                                           300
     36           8.0400%        0.06220%         Actual 360       48         48                                            300
     37           6.9600%        0.06220%         Actual 360      120         119                                           360
     38           7.4900%        0.06220%         Actual 360      120         117                                           360
     39           7.8750%        0.06220%         Actual 360       63         60                                            300
     40           7.1900%        0.06220%         Actual 360      120         119                                           360
     41           7.3500%        0.06220%         Actual 360      120         117                                           360
     42           7.3600%        0.06220%         Actual 360      120         118                                           360
     43           7.5000%        0.06220%         Actual 360      120         118                                           360
     44           7.1250%        0.06220%         Actual 360      120         120                                           360
    44.01
    44.02
    44.03
     45           6.9600%        0.06220%         Actual 360      120         119                                           360
     46           7.2500%        0.06220%         Actual 360       94         89                                            360
     47           7.5000%        0.06220%         Actual 360      120         117                                           300
     48           7.2500%        0.06220%         Actual 360       94         89                                            300
     49           7.0400%        0.06220%         Actual 360      120         114                                           360
     50           6.9500%        0.06220%         Actual 360      120         119                                           360
     51           7.1250%        0.06220%         Actual 360      120         117                                           360
     52           7.3250%        0.06220%         Actual 360       96         91                                            360
     53           7.5000%        0.06220%         Actual 360      120         118                                           300
     54           6.9800%        0.06220%         Actual 360       84         76                                            360
     55           7.5300%        0.06220%         Actual 360      120         115                                           360
     56           7.1900%        0.06220%         Actual 360      120         120                                           360
     57           7.2900%        0.06220%         Actual 360      120         120                                           360
     58           7.1900%        0.06220%         Actual 360      120         120                                           360
     59           7.0400%        0.06220%         Actual 360      120         120                                           360
     60           6.4500%        0.06220%         Actual 360       60         53                                            360
     61           7.2600%        0.06220%         Actual 360      120         118                                           360
     62           7.0000%        0.06220%         Actual 360      120         115                                           330
     63           7.8750%        0.06220%         Actual 360      120         107                                           360
     64           7.2100%        0.06220%         Actual 360      120         119                                           300
     65           7.4400%        0.06220%         Actual 360      120         114                                           360
     66           7.2500%        0.06220%         Actual 360       94         89                                            300
     67           7.4200%        0.06220%         Actual 360      120         117                                           360
     68           7.3750%        0.06220%         Actual 360      120         116                                           330
     69           6.9800%        0.06220%         Actual 360       84         76                                            360
     70           6.7500%        0.06220%         Actual 360      204         204                                           204
     71           7.3750%        0.06220%         Actual 360      120         120                                           300
     72           7.2500%        0.06220%         Actual 360       94         89                                            300
     73           7.4500%        0.06220%         Actual 360      120         119                                           300
     74           7.7500%        0.06220%         Actual 360      120         110                                           360
     75           7.4200%        0.06220%         Actual 360      120         119                                           360
     76           7.4100%        0.06220%         Actual 360      120         118                                           360
     77           7.3300%        0.06220%         Actual 360      120         114                                           360
     78           7.5600%        0.06220%         Actual 360      120         116                                           360
     79           7.1700%        0.06220%         Actual 360      120         120                                           360
     80           7.8750%        0.06220%         Actual 360      120         117                                           300
     81           7.0000%        0.06220%         Actual 360      120         115                                           360
     82           7.7300%        0.06220%         Actual 360      120         109                                           360
     83           7.2200%        0.06220%         Actual 360      120         115                                           300
     84           7.2000%        0.06220%         Actual 360      120         118                                           360
     85           7.1900%        0.06220%         Actual 360      120         120                                           360
     86           7.4000%        0.06220%         Actual 360      120         111                                           360
     87           7.0000%        0.06220%         Actual 360      120         120                                           360
     88           7.8750%        0.06220%         Actual 360      120         103                                           360
     89           7.3600%        0.06220%         Actual 360      120         118                                           360
     90           7.4800%        0.06220%         Actual 360      120         119                                           360
     91           7.0625%        0.06220%         Actual 360      120         116                                           360
     92           6.9900%        0.06220%         Actual 360      120         116                                           360
     93           7.1600%        0.06220%         Actual 360      120         115                                           360
     94           7.8100%        0.06220%         Actual 360      120         108                                           360
     95           7.0000%        0.06220%         Actual 360      120         120                                           360
     96           7.6400%        0.06220%         Actual 360      120         109                                           360
     97           7.6800%        0.06220%         Actual 360      120         118                                           360
     98           7.2500%        0.06220%         Actual 360       60         55                                            360
     99           7.2500%        0.06220%         Actual 360       60         55                                            360
     100          7.2500%        0.06220%         Actual 360       94         89                                            360
     101          7.2500%        0.06220%         Actual 360       94         89                                            360

                                            MATURITY DATE
  MORTGAGE    REMAINING                        OR ARD
    LOAN      AMORT TERM    MONTHLY P&I        BALLOON        ARD                                     APPRAISED         APPRAISAL
   NUMBER       (MOS.)      PAYMENTS ($)     BALANCE ($)     LOANS    PREPAYMENT PROVISIONS           VALUE ($)            DATE
------------------------------------------------------------------------------------------------------------------------------------
      1          354        522,042.88        66,322,852      Y       L(30),D(86),O(4)                96,640,000       20-Dec-2001
    1.01                                                                                              16,100,000       20-Dec-2001
    1.02                                                                                              14,100,000       20-Dec-2001
    1.03                                                                                              14,000,000       20-Dec-2001
    1.04                                                                                              14,400,000       20-Dec-2001
    1.05                                                                                              10,500,000       20-Dec-2001
    1.06                                                                                              11,600,000       20-Dec-2001
    1.07                                                                                              10,700,000       20-Dec-2001
    1.08                                                                                               5,240,000       20-Dec-2001
      2          359        453,154.91        57,393,035      N       L(48),D(68),O(4)               111,000,000        1-May-2002
      3          297        496,027.07        53,383,807      Y       L(27),D(90),O(3)               111,915,000           Various
    3.01                                                                                               2,800,000        9-Feb-2002
    3.02                                                                                               1,750,000        4-Feb-2002
    3.03                                                                                               3,040,000        7-Feb-2002
    3.04                                                                                               2,670,000        7-Feb-2002
    3.05                                                                                               1,500,000        1-Feb-2002
    3.06                                                                                               1,100,000       30-Jan-2002
    3.07                                                                                               1,000,000       12-Feb-2002
    3.08                                                                                               1,660,000        9-Feb-2002
    3.09                                                                                               1,300,000        5-Feb-2002
    3.10                                                                                                 800,000        5-Feb-2002
    3.11                                                                                               1,680,000       15-Feb-2002
    3.12                                                                                               1,100,000       11-Feb-2002
    3.13                                                                                               2,000,000        1-Feb-2002
    3.14                                                                                               5,300,000       15-Feb-2002
    3.15                                                                                               2,900,000        8-Feb-2002
    3.16                                                                                               1,560,000        6-Feb-2002
    3.17                                                                                               1,250,000        6-Feb-2002
    3.18                                                                                               1,570,000        7-Feb-2002
    3.19                                                                                               2,820,000        4-Feb-2002
    3.20                                                                                               2,480,000        8-Feb-2002
    3.21                                                                                               2,400,000        6-Feb-2002
    3.22                                                                                               3,940,000        6-Feb-2002
    3.23                                                                                               2,590,000       21-Jan-2002
    3.24                                                                                               3,860,000       20-Jan-2002
    3.25                                                                                               1,660,000       28-Jan-2002
    3.26                                                                                               1,300,000       13-Feb-2002
    3.27                                                                                                 835,000       18-Feb-2002
    3.28                                                                                               1,090,000       19-Feb-2002
    3.29                                                                                               1,890,000       19-Feb-2002
    3.30                                                                                               1,610,000        1-Feb-2002
    3.31                                                                                               1,550,000        4-Feb-2002
    3.32                                                                                               2,025,000       25-Jan-2002
    3.33                                                                                               1,090,000       30-Jan-2002
    3.34                                                                                                 920,000        6-Feb-2002
    3.35                                                                                               3,300,000        7-Feb-2001
    3.36                                                                                               1,990,000        7-Feb-2001
    3.37                                                                                               1,430,000        4-Feb-2002
    3.38                                                                                               2,090,000        1-Feb-2002
    3.39                                                                                               2,025,000        7-Feb-2002
    3.40                                                                                               1,420,000        7-Nov-2001
    3.41                                                                                                 840,000       29-Jan-2002
    3.42                                                                                               1,180,000       19-Jan-2002
    3.43                                                                                               1,475,000        6-Feb-2002
    3.44                                                                                               1,350,000        8-Feb-2002
    3.45                                                                                               2,810,000       18-Feb-2002
    3.46                                                                                                 920,000        6-Feb-2002
    3.47                                                                                               1,480,000       20-Feb-2002
    3.48                                                                                               2,180,000       31-Jan-2002
    3.49                                                                                               2,240,000       15-Feb-2002
    3.50                                                                                               1,900,000        1-Feb-2002
    3.51                                                                                               2,200,000        1-Feb-2002
    3.52                                                                                               4,500,000       20-Feb-2002
    3.53                                                                                               1,325,000        7-Feb-2002
    3.54                                                                                               1,900,000       10-Nov-2001
    3.55                                                                                               2,300,000        8-Feb-2002
    3.56                                                                                               2,070,000       25-Jan-2002
    3.57                                                                                               1,950,000       22-Jan-2002
      4          359        303,021.48        39,377,398      N       L(48),D(68),O(4)                60,200,000        6-Apr-2002
      5          355        283,736.73        35,779,146      Y       L(29),D(88),O(3)                58,000,000        7-Dec-2001
      6          357        249,748.09        31,747,703      Y       L(27),D(89),O(4)                50,200,000        3-Jan-2002
      7          358        166,566.82        22,456,383      N       L(26),D(90),O(4)                35,000,000       12-Mar-2002
      8          360        150,529.69        22,516,717      N       L(48),D(9),O(3)                 30,000,000        1-Jul-2002
      9          358        155,938.98        19,839,804      N       L(26),D(90),O(4)                30,000,000       14-Feb-2002
     10          360        157,435.10        20,540,260      N       L(35),D(81),O(4)                29,940,000        1-May-2001
     11          354        154,989.19        19,661,811      N       L(30),D(86),O(4)                30,100,000       21-Nov-2001
     12          359        144,844.59        18,725,336      N       L(25),D(88),O(7)                26,700,000       27-Mar-2002
     13          360        135,600.44        19,655,362      N       L(48),D(65),O(7)                26,000,000       28-Feb-2002
     14          350        133,158.72        17,443,887      N       L(34),D(82),O(4)                25,000,000       29-Jan-2002
     15          360        118,481.13        15,722,652      N       L(24),D(92),O(4)                23,700,000        1-Apr-2002
     16          360        119,633.59        15,698,801      N       L(48),D(69),O(3)                24,000,000       23-Apr-2002
     17          360        112,510.14        15,422,913      N       L(48),D(69),O(3)                22,800,000       19-Feb-2002
     18          289        123,091.50        13,227,102      N       L(35),D(81),O(4)                25,300,000        1-May-2001
     19          142        161,458.50         4,312,949      N       L(26),D(89),O(1)                36,000,000        1-May-2002
     20          360         95,570.19        14,117,325      Y       L(24),D(31),O(5)                20,800,000        4-Apr-2002
     21          355         97,489.55        12,447,197      Y       L(29),D(88),O(3)                17,700,000        1-Dec-2001
     22          360         97,124.26        13,313,777      Y       L(59),O(2)                      21,700,000       12-Apr-2002
     23          354         86,974.27        11,976,498      N       L(30),D(86),O(4)                17,750,000       26-Nov-2001
     24          351         85,158.72        11,161,705      N       L(33),D(83),O(4)                20,450,000       12-Jul-2001
     25          356         85,611.43        10,988,615      N       L(28),D(88),O(4)                18,900,000       22-Jan-2002
     26          360         78,505.69        10,294,174      N       L(48),D(69),O(3)                16,000,000        4-Apr-2002
     27          354         80,596.54        10,276,928      N       L(30),YM 1%(86),O(4)            16,865,000        7-Nov-2001
     28          360         74,321.01         9,609,285      N       L(24),D(89),O(7)                13,700,000       10-Apr-2002
     29          358         77,037.07        10,396,815      N       L(59),O(1)                      14,100,000       11-Mar-2002
     30          355         73,333.95         9,803,228      N       L(29),D(60),O(5)                14,230,000        8-Oct-2001
     31          353         69,414.29         9,010,368      N       L(31),D(10),YM 1%(75),O(4)      13,550,000        1-Oct-2001
     32          336         70,705.35         8,485,776      N       L(30),D(86),O(4)                12,500,000       24-Oct-2001
     33          359         64,011.04         8,330,511      N       L(48),D(69),O(3)                12,700,000        1-Apr-2002
     34          284         74,500.99         7,901,644      N       L(40),D(76),O(4)                15,500,000       18-Dec-2000
     35          300         66,676.15         7,425,803      N       L(48),D(68),O(4)                11,500,000        7-Feb-2002
     36          300         69,702.11         8,518,882      Y       L(24),YM 1%(21),O(3)            44,250,000        1-Apr-2001
     37          359         59,635.65         7,842,243      N       L(25),D(88),O(7)                12,000,000        1-May-2002
     38          357         62,867.69         7,950,999      N       L(27),D(88),O(5)                12,600,000       13-Feb-2002
     39          297         68,719.86         8,313,761      N       L(27),D(29),O(7)                14,950,000       18-Jan-2002
     40          359         59,673.80         7,714,558      N       L(25),D(88),O(7)                11,000,000        3-Apr-2002
     41          357         59,251.60         7,570,651      Y       L(27),D(90),O(3)                12,750,000        1-Jul-2002
     42          358         59,034.31         7,538,315      N       L(26),D(88),O(6)                10,700,000        5-Feb-2002
     43          358         58,734.02         7,423,774      N       L(26),D(90),O(4)                12,600,000        1-May-2002
     44          360         55,581.78         7,220,988      N       L(24),D(92),O(4)                11,098,000       25-Apr-2002
    44.01                                                                                              3,860,000       25-Apr-2002
    44.02                                                                                              2,812,000       25-Apr-2002
    44.03                                                                                              4,426,000       25-Apr-2002
     45          359         50,027.68         6,578,771      N       L(48),D(69),O(3)                10,900,000       26-Apr-2002
     46          355         49,457.78         6,611,479      N       L(29),D(60),O(5)                 9,800,000       17-Oct-2001
     47          297         47,517.13         5,224,125      N       L(27),D(89),O(4)                 8,700,000       30-Jan-2002
     48          295         44,814.03         5,334,974      N       L(29),D(60),O(5)                 8,200,000        1-Dec-2001
     49          354         40,914.45         5,345,718      Y       L(30),D(84),O(6)                 7,800,000        1-Nov-2001
     50          359         39,716.87         5,226,769      N       L(36),D(81),O(3)                 8,800,000       15-Mar-2002
     51          357         40,423.11         5,251,164      N       L(27),D(89),O(4)                 7,800,000       21-Dec-2001
     52          355         41,236.24         5,465,941      N       L(29),D(63),O(4)                 8,075,000       10-Jan-2002
     53          298         42,565.89         4,680,479      N       L(26),D(90),O(4)                 8,000,000        1-Mar-2002
     54          352         38,310.48         5,308,310      N       L(32),D(50),O(2)                 7,500,000       20-Jul-2001
     55          355         38,569.85         4,860,108      N       L(29),D(87),O(4)                 9,950,000       27-Nov-2001
     56          360         35,939.90         4,646,827      N       L(24),D(89),O(7)                 6,800,000        6-Apr-2002
     57          360         36,025.29         4,623,722      N       L(24),D(89),O(7)                 7,600,000       29-Mar-2002
     58          360         35,261.79         4,559,151      N       L(24),D(89),O(7)                 6,500,000        8-Apr-2002
     59          360         34,214.50         4,473,112      N       L(48),D(69),O(3)                 6,900,000       23-Apr-2002
     60          353         30,055.85         4,497,473      N       L(31),D(27),O(2)                 6,200,000       13-Sep-2001
     61          358         31,411.32         4,040,553      Y       L(36),D(80),O(4)                 6,400,000        1-Mar-2002
     62          325         31,446.32         3,863,262      N       L(29),D(87),O(4)                 6,000,000       15-Oct-2001
     63          347         33,353.19         4,101,345      N       L(37),D(79),O(4)                 6,510,000        6-Apr-2001
     64          299         32,410.43         3,623,895      N       L(25),D(91),O(4)                 7,000,000        2-Apr-2002
     65          354         30,584.87         3,879,972      N       L(30),D(86),O(4)                 5,500,000       14-Nov-2001
     66          295         31,803.50         3,786,111      N       L(29),D(60),O(5)                 5,800,000        8-Oct-2001
     67          357         30,177.89         3,836,182      N       L(27),D(89),O(4)                 5,650,000       27-Dec-2001
     68          326         30,035.01         3,602,109      N       L(28),D(88),O(4)                 5,300,000       13-Nov-2001
     69          352         28,151.90         3,900,733      N       L(32),D(48),O(4)                 5,700,000       20-Jul-2001
     70          204         33,838.39            90,577      N       L(24),D(176),O(4)                6,300,000        7-May-2002
     71          300         29,235.19         3,237,964      N       L(48),D(69),O(3)                 5,560,000       18-Mar-2002
     72          295         28,912.27         3,441,919      N       L(29),D(60),O(5)                 5,350,000        1-Oct-2001
     73          299         28,693.94         3,163,718      N       L(36),D(81),O(3)                 5,400,000        1-Mar-2002
     74          350         27,581.87         3,421,482      N       L(34),D(82),O(4)                 5,000,000       22-Jun-2001
     75          359         25,668.55         3,262,854      Y       L(48),D(69),O(3)                 5,300,000        9-Apr-2002
     76          358         25,504.69         3,244,910      N       L(36),D(79),O(5)                 4,600,000       26-Mar-2002
     77          354         25,097.80         3,209,644      N       L(30),D(86),O(4)                 4,700,000       13-Nov-2001
     78          356         25,143.96         3,164,398      Y       L(28),D(88),O(4)                 5,300,000       30-Jan-2002
     79          360         23,686.55         3,067,059      N       L(24),D(92),O(4)                 4,500,000       15-Mar-2002
     80          297         26,724.39         2,875,330      N       L(27),D(89),O(4)                 5,050,000        8-Nov-2001
     81          355         22,703.45         2,974,749      N       L(29),D(87),O(4)                 4,550,000       24-Oct-2001
     82          349         23,667.52         2,940,668      N       L(35),D(81),O(4)                 4,400,000       20-Apr-2001
     83          295         23,788.88         2,656,323      N       L(29),D(87),O(4)                 4,500,000       21-Nov-2001
     84          358         21,850.19         2,823,111      N       L(48),D(69),O(3)                 4,300,000       12-Mar-2002
     85          360         21,157.08         2,735,489      N       L(24),D(89),O(7)                 3,970,000        5-Apr-2002
     86          351         20,217.49         2,572,809      N       L(33),D(83),O(4)                 4,000,000        8-Jun-2001
     87          360         18,628.47         2,442,685      N       L(24),D(92),O(4)                 4,400,000        9-Apr-2002
     88          343         20,388.95         2,505,751      N       L(41),D(75),O(4)                 3,750,000       16-Nov-2000
     89          358         18,758.57         2,395,352      N       L(26),D(88),O(6)                 3,400,000        9-Jan-2002
     90          359         18,841.83         2,384,620      N       L(25),D(91),O(4)                 3,700,000        9-Apr-2002
     91          356         17,407.14         2,272,098      N       L(28),D(88),O(4)                 3,250,000        8-Jan-2002
     92          356         17,147.48         2,250,291      N       L(28),D(88),O(4)                 3,225,000       22-Sep-2001
     93          355         17,240.10         2,232,216      N       L(29),D(87),O(4)                 3,400,000       28-Sep-2001
     94          348         17,653.79         2,181,276      N       L(36),D(80),O(4)                 3,300,000       21-May-2001
     95          360         15,967.26         2,093,730      N       L(24),D(92),O(4)                 3,440,000        9-Apr-2002
     96          349         17,020.33         2,128,547      N       L(35),D(81),O(4)                 3,250,000       11-Apr-2001
     97          358         16,722.16         2,086,250      N       L(26),D(90),O(4)                 3,050,000       28-Dec-2001
     98          355         13,848.18         1,928,114      N       L(29),D(27),O(4)                 2,770,000        3-Dec-2001
     99          355         13,575.31         1,890,122      N       L(29),D(27),O(4)                 2,625,000        9-Jan-2002
     100         355         11,938.08         1,595,875      N       L(29),D(60),O(5)                 2,330,000        1-Oct-2001
     101         355         10,641.95         1,422,608      N       L(29),D(60),O(5)                 2,390,000        1-Oct-2001

  MORTGAGE                       CUT-OFF         LTV RATIO
    LOAN           DSCR          DATE LTV       AT MATURITY                  YEAR
   NUMBER           (X)          RATIO (%)      OR ARD (%)                  BUILT                          YEAR RENOVATED
------------------------------------------------------------------------------------------------------------------------------------
      1            1.33           77.5%            68.6%                   Various                             Various
    1.01                                                                     1994
    1.02                                                                     1994                               2001
    1.03                                                                     1993                               1999
    1.04                                                                     1994
    1.05                                                                     1993
    1.06                                                                     1994
    1.07                                                                     1995
    1.08                                                                     1978                               1998
      2            1.75           58.5%            51.7%                     2002
      3            1.72           57.9%            47.7%                   Various                             Various
    3.01                                                                     1969
    3.02                                                                  1983, 1993
    3.03                                                                     1983
    3.04                                                                     1975
    3.05                                                                  1981, 1984
    3.06                                                                     1993
    3.07                                                                     1981                    1974, 1981, 1993, 1997-2001
    3.08                                                                     1952                               1985
    3.09                                                                     1988
    3.10                                                                 1967 & 1971                      1980, 1983 & 1985
    3.11                                                                  1964-1983                             1987
    3.12                                                                     1979
    3.13                                                                     1954                            1972 & 1986
    3.14                                                                     1957
    3.15                                                                     1965                      1983, 1986, 1989, 1995
    3.16                                                               1966, 1983, 1991
    3.17                                                                     1966                             1979-1980
    3.18                                                                     1980
    3.19                                                                 1983 & 1985
    3.20                                                                     1970
    3.21                                                                     1975
    3.22                                                                 1984 - 1986
    3.23                                                                     1994
    3.24                                                                     1997
    3.25                                                                  1979-1980
    3.26                                                                     1962
    3.27                                                                  1977-1981
    3.28                                                                     1974                            1978 & 1983
    3.29                                                                 1972 & 1993
    3.30                                                                 1959 & 1991
    3.31                                                                     1981
    3.32                                                              1962, 1986 & 1996
    3.33                                                                  1982-1984
    3.34                                                                     1991
    3.35                                                                     1994
    3.36                                                                     1981
    3.37                                                                     1989
    3.38                                                                  1987, 1994
    3.39                                                                     1962                               1979
    3.40                                                                     1938                               1977
    3.41                                                                  1980, 1984
    3.42                                                                  1966, 1981
    3.43                                                                 1964 & 1981
    3.44                                                                     1980
    3.45                                                                     1996                               1998
    3.46                                                                 1967 & 1982
    3.47                                                              1975, 1980 & 1994                         1994
    3.48                                                                 1969 & 1990
    3.49                                                                     1983
    3.50                                                                     1992
    3.51                                                                     1969
    3.52                                                                     1966
    3.53                                                                     1940                             1978-1984
    3.54                                                                     1920                             1993-1996
    3.55                                                                  1981-1982                             1984
    3.56                                                                  1984, 1990
    3.57                                                                     1930
      4            1.30           74.7%            65.4%              1991, 1992 & 1994
      5            1.38           69.6%            61.7%                     1987
      6            1.35           71.6%            63.2%                  1987-1989
      7            1.47           74.2%            64.2%                     1999
      8            1.20           78.0%            75.1%                     1999
      9            1.31           74.9%            66.1%                     1957                             1999-2001
     10            1.28           75.0%            68.6%                     2000
     11            1.44           73.8%            65.3%                     1965                               1999
     12            1.38           79.9%            70.1%                  1968-1972                             1993
     13            1.20           80.0%            75.6%                     2001
     14            1.28           79.4%            69.8%                     1998
     15            1.35           76.4%            66.3%                  1989-1993
     16            1.34           75.0%            65.4%                     2001
     17            1.39           73.4%            67.6%                     1997
     18            1.48           62.9%            52.3%                     1981                               1996
     19            1.21           42.0%            12.0%                     1985                               2002
     20            1.30           70.9%            67.9%                     1910                               1994
     21            1.38           79.6%            70.3%                     1995
     22            1.72           64.5%            61.4%                     2001
     23            1.53           78.4%            67.5%                  1970-1974                             1998
     24            1.27           62.2%            54.6%                  1963-2001
     25            1.65           66.0%            58.1%                     1974
     26            1.41           73.8%            64.3%                     2001
     27            1.35           68.9%            60.9%                     2001
     28            1.27           80.0%            70.1%                  1980&1985                             2000
     29            1.36           77.2%            73.7%                     1999
     30            1.49           75.2%            68.9%                     1985
     31            1.36           75.6%            66.5%                     1929                             1985-2000
     32            1.25           77.6%            67.9%                  1940-1946
     33            1.49           74.9%            65.6%                     1983
     34            1.75           60.6%            51.0%                     1997
     35            1.27           80.0%            64.6%                     2001
     36            1.40           20.3%            19.3%               1974, 1985, 1986                         1998
     37            1.24           74.9%            65.4%                     2001
     38            1.26           71.3%            63.1%                     1998
     39            1.50           60.0%            55.6%                  1962-1966
     40            1.39           79.9%            70.1%                     1983
     41            1.40           67.3%            59.4%                     2000
     42            1.30           79.9%            70.5%                     1920                               2001
     43            1.39           66.6%            58.9%                     1900                               1988
     44            1.33           74.3%            65.1%                   Various
    44.01                                                                    1965
    44.02                                                                    1974
    44.03                                                                    1967
     45            1.57           69.2%            60.4%                     1999
     46            1.44           73.7%            67.5%                     1974                               1997
     47            1.32           73.7%            60.0%                     1973
     48            1.26           75.2%            65.1%                     1990
     49            1.44           78.2%            68.5%                     1996
     50            1.57           68.1%            59.4%                     2001
     51            1.31           76.8%            67.3%                     1972                               1982
     52            1.45           74.0%            67.7%                     1988
     53            1.40           71.9%            58.5%                  1999-2001
     54            1.30           76.4%            70.8%                     1980                             2000-2001
     55            1.60           55.1%            48.8%                     1930                               1994
     56            1.31           77.9%            68.3%                     1972                               1998
     57            1.27           69.2%            60.8%                  1985-1990                             1999
     58            1.26           80.0%            70.1%                     1972                               1997
     59            1.39           74.2%            64.8%                     2001
     60            1.27           76.6%            72.5%                     1972                             2000-2001
     61            1.28           71.8%            63.1%                     2001
     62            1.32           76.3%            64.4%                     1941                             1997-2000
     63            1.29           70.1%            63.0%                 1972 & 1998                            1993
     64            1.57           64.2%            51.8%                     1999
     65            1.36           79.7%            70.5%                  1973-1974                             1989
     66            1.37           75.4%            65.3%                     1964                               2000
     67            1.43           76.8%            67.9%                     1983                               1994
     68            1.39           79.7%            68.0%                     1970                               1998
     69            1.25           73.9%            68.4%                     1971                               2001
     70            1.36           65.1%            1.4%                   1981-1982
     71            1.25           71.9%            58.2%                 2000 & 2001
     72            1.31           74.3%            64.3%                     1976
     73            1.21           72.1%            58.6%                     1981                               2002
     74            1.39           76.5%            68.4%         1952 (retail) 1979 (office)
     75            1.21           69.8%            61.6%                     2002
     76            1.32           79.9%            70.5%                     2001
     77            1.34           77.3%            68.3%                     1999
     78            1.31           67.3%            59.7%                  1980-1982
     79            1.42           77.8%            68.2%                     1972                             1997-1998
     80            1.32           69.1%            56.9%                     1986
     81            1.31           74.7%            65.4%                     1981                               1999
     82            1.31           74.7%            66.8%                     1958                               1988
     83            1.38           72.9%            59.0%                     1986                               2000
     84            1.25           74.8%            65.7%                     1999
     85            1.28           78.6%            68.9%                     1965                               1990
     86            1.26           72.5%            64.3%                     1982
     87            1.70           63.6%            55.5%                     1979
     88            1.36           74.1%            66.8%                     1999
     89            1.44           79.9%            70.5%                     1907                               2000
     90            1.39           72.9%            64.4%                     2002
     91            1.33           79.8%            69.9%                     1960                               1999
     92            1.27           79.8%            69.8%                     2001
     93            1.46           74.7%            65.7%                     1969
     94            1.35           73.7%            66.1%                     2000
     95            1.73           69.8%            60.9%                     1972                               2002
     96            1.43           73.3%            65.5%                     2000
     97            1.32           77.0%            68.4%                     1952                               1995
     98            1.27           73.0%            69.6%                     1989
     99            1.25           75.5%            72.0%                     1987                               2001
     100           1.38           74.8%            68.5%                  1981-1983
     101           1.25           65.0%            59.5%                     1978

                                                CUT-OFF DATE
  MORTGAGE                                        PRINCIPAL
    LOAN        NUMBER OF       UNIT OF            BALANCE                              OCCUPANCY              UW NET CASH
   NUMBER         UNITS         MEASURE         PER UNIT ($)   OCCUPANCY RATE (%)     "AS OF" DATE               FLOW ($)
----------------------------------------------------------------------------------------------------------------------------
      1          547,330          SF                 137             100.0%            26-Dec-2001              8,316,429
    1.01          79,229          SF                                 100.0%            26-Dec-2001              1,382,110
    1.02          64,948          SF                                 100.0%            26-Dec-2001              1,207,381
    1.03          65,268          SF                                 100.0%            26-Dec-2001              1,199,034
    1.04          85,799          SF                                 100.0%            26-Dec-2001              1,245,296
    1.05          63,128          SF                                 100.0%            26-Dec-2001                903,164
    1.06          64,917          SF                                 100.0%            26-Dec-2001              1,001,832
    1.07          68,323          SF                                 100.0%            26-Dec-2001                920,530
    1.08          55,718          SF                                 100.0%            26-Dec-2001                457,082
      2          613,794          SF                 106             100.0%             1-May-2002              9,529,274
      3        1,571,812          SF                  41              84.2%                Various             10,248,221
    3.01          23,605          SF                                  76.4%            20-Jan-2002                263,370
    3.02          23,700          SF                                  89.7%            20-Jan-2002                106,708
    3.03          22,370          SF                                  92.3%            20-Jan-2002                196,873
    3.04          31,924          SF                                  85.5%            20-Jan-2002                272,393
    3.05          27,801          SF                                  84.3%            20-Jan-2002                 94,827
    3.06          19,250          SF                                  78.2%            20-Jan-2002                 64,553
    3.07          39,090          SF                                  84.6%            20-Jan-2002                112,243
    3.08          18,997          SF                                  94.4%            20-Jan-2002                144,781
    3.09          24,150          SF                                  69.7%            20-Jan-2002                116,300
    3.10          18,549          SF                                  85.6%            20-Jan-2002                 67,726
    3.11          27,923          SF                                  94.5%            20-Jan-2002                159,937
    3.12          20,050          SF                                  84.2%            20-Jan-2002                 97,936
    3.13          22,967          SF                                  82.5%            20-Jan-2002                173,750
    3.14          50,769          SF                                  76.6%            20-Jan-2002                583,322
    3.15          18,275          SF                                  91.8%            20-Jan-2002                271,137
    3.16          26,800          SF                                  84.1%            20-Jan-2002                148,015
    3.17          18,943          SF                                  75.6%            20-Jan-2002                 97,549
    3.18          35,225          SF                                  96.8%            20-Jan-2002                125,920
    3.19          58,950          SF                                  77.1%            20-Jan-2002                266,907
    3.20          23,648          SF                                  91.5%            20-Jan-2002                263,174
    3.21          17,718          SF                                  95.9%            20-Jan-2002                244,594
    3.22          39,884          SF                                  98.1%            20-Jan-2002                393,799
    3.23          44,575          SF                                  74.5%            19-Jan-2002                265,815
    3.24          45,150          SF                                  82.7%            20-Jan-2002                374,595
    3.25          34,500          SF                                  86.8%            20-Jan-2002                137,324
    3.26          17,916          SF                                  78.4%            20-Jan-2002                 92,102
    3.27          16,870          SF                                  79.4%            20-Jan-2002                 69,420
    3.28          19,209          SF                                  89.9%            20-Jan-2002                 92,746
    3.29          26,525          SF                                  94.3%            20-Jan-2002                166,662
    3.30          17,888          SF                                  95.8%            20-Jan-2002                127,232
    3.31          28,925          SF                                  77.4%            20-Jan-2002                129,307
    3.32          23,675          SF                                  77.0%            20-Jan-2002                168,903
    3.33          17,750          SF                                  81.2%            20-Jan-2002                 90,536
    3.34          18,100          SF                                  71.3%            13-Jan-2002                 80,220
    3.35          45,625          SF                                  76.0%            20-Jan-2002                282,169
    3.36          30,700          SF                                  81.3%            20-Jan-2002                149,145
    3.37          27,100          SF                                  75.3%            20-Jan-2002                119,341
    3.38          21,875          SF                                  95.4%            20-Jan-2002                206,143
    3.39          17,814          SF                                  96.3%            20-Jan-2002                170,343
    3.40          36,208          SF                                  92.3%            20-Jan-2002                125,659
    3.41          20,590          SF                                  80.7%            20-Jan-2002                 71,172
    3.42          24,984          SF                                  84.4%            20-Jan-2002                107,590
    3.43          33,988          SF                                  88.3%            20-Jan-2002                107,041
    3.44          22,642          SF                                  92.4%            20-Jan-2002                118,937
    3.45          43,738          SF                                  68.9%            20-Jan-2002                265,651
    3.46          19,381          SF                                  78.1%            20-Jan-2002                 83,995
    3.47          20,350          SF                                  97.6%            20-Jan-2002                125,324
    3.48          34,356          SF                                  89.7%            20-Jan-2002                156,940
    3.49          21,850          SF                                  96.7%            20-Jan-2002                198,956
    3.50          24,120          SF                                  81.1%            20-Jan-2002                155,714
    3.51          15,431          SF                                  93.6%            20-Jan-2002                185,175
    3.52          24,958          SF                                  80.6%            20-Jan-2002                491,908
    3.53          16,420          SF                                  81.1%            20-Jan-2002                158,082
    3.54          23,634          SF                                  91.7%            15-Jan-2002                244,388
    3.55          32,560          SF                                  86.7%            20-Jan-2002                271,816
    3.56          33,300          SF                                  83.4%            20-Jan-2002                175,433
    3.57          58,517          SF                                  75.1%            19-Jan-2002                216,623
      4          324,079          SF                 139             100.0%             9-May-2002              4,719,556
      5          403,276          SF                 100              94.8%             1-May-2002              4,693,904
      6          346,265          SF                 104              92.2%            29-Apr-2002              4,048,103
      7              438         Units            59,267              94.1%            16-Apr-2002              2,941,672
      8              280         Units            83,571              90.7%            25-Apr-2002              2,174,915
      9          214,673          SF                 105              95.4%             3-Apr-2002              2,452,807
     10          257,264          SF                  87             100.0%            20-Feb-2002              2,410,645
     11          345,056          SF                  64              98.2%            12-Nov-2001              2,684,668
     12              510         Units            41,849              90.2%            14-Mar-2002              2,397,451
     13              259         Units            80,309              98.8%             9-Apr-2002              1,945,052
     14              398         Units            49,869              93.2%             4-Jun-2002              2,052,297
     15          165,210          SF                 110              94.0%             2-May-2002              1,917,422
     16          119,574          SF                 151              93.4%             3-May-2002              1,930,735
     17              324         Units            51,620              93.8%            31-Mar-2002              1,877,801
     18              122         Rooms           130,481              94.9%            31-May-2001              2,185,821
     19          126,336          SF                 120             100.0%            18-Mar-2002              2,341,615
     20          100,062          SF                 147              98.9%            31-May-2002              1,496,021
     21          280,266          SF                  50              95.9%            31-Oct-2001              1,613,114
     22          407,500          SF                  34             100.0%            29-Apr-2002              2,007,508
     23              319         Units            43,645              98.8%            29-Nov-2001              1,593,909
     24              142         Units            89,514              97.9%             1-Jun-2001              1,297,783
     25              456         Units            27,338              97.4%             1-Feb-2002              1,690,440
     26           98,105          SF                 120              94.3%            15-Apr-2002              1,332,164
     27          102,326          SF                 114             100.0%             1-Apr-2002              1,309,014
     28              198         Units            55,354              96.0%            18-Mar-2002              1,132,353
     29          315,901          SF                  34             100.0%            28-Feb-2002              1,260,250
     30           82,024          SF                 131              88.2%             1-May-2002              1,311,602
     31           72,892          SF                 141              90.7%             1-Apr-2002              1,133,047
     32           34,150          SF                 284             100.0%            26-Apr-2002              1,063,624
     33          161,616          SF                  59             100.0%             1-Apr-2002              1,144,836
     34              150         Rooms            62,669              82.7%            31-Dec-2000              1,562,238
     35           64,543          SF                 143              95.7%             1-Jun-2002              1,014,534
     36              479         Rooms            18,789              57.4%            30-Apr-2001              1,174,679
     37              148         Units            60,761              98.0%             1-Apr-2002                889,126
     38              201         Units            44,685              92.0%            11-Jan-2002                952,430
     39              516         Units            17,389              94.4%            14-Feb-2002              1,238,107
     40              312         Units            28,183              93.9%            12-Mar-2002                997,487
     41           69,039          SF                 124             100.0%             1-Feb-2002                994,598
     42              120         Units            71,239              95.8%            10-Mar-2002                921,267
     43           43,812          SF                 191              94.3%             1-Apr-2002                976,775
     44              272         Units            30,331              98.5%             1-Jun-2002                886,549
    44.01             80         Units                               100.0%             1-Jun-2002                291,335
    44.02             72         Units                                97.2%             1-Jun-2002                250,893
    44.03            120         Units                                98.3%             1-Jun-2002                344,321
     45           71,401          SF                 106             100.0%            23-Apr-2002                942,155
     46           67,000          SF                 108             100.0%             1-May-2002                852,681
     47              226         Units            28,359              92.5%            18-Jan-2002                753,834
     48          265,085          SF                  23              95.4%             1-May-2002                678,488
     49           94,428          SF                  65              96.4%            28-Apr-2002                706,296
     50           78,979          SF                  76              96.9%             1-Mar-2002                747,873
     51              160         Units            37,417              90.6%            21-May-2002                636,695
     52           59,394          SF                 101             100.0%             7-Jan-2002                715,054
     53               78         Units            73,693             100.0%            16-Jan-2002                714,883
     54              175         Units            32,763              94.9%            30-Apr-2002                596,376
     55           17,000          SF                 322             100.0%             1-Apr-2002                739,367
     56              118         Units            44,915              95.0%            14-Mar-2002                563,071
     57           79,534          SF                  66              92.2%            12-Mar-2002                547,968
     58              146         Units            35,616              89.0%            14-Mar-2002                531,642
     59           33,600          SF                 152             100.0%            15-Apr-2002                569,731
     60               48         Units            98,973              97.9%            26-Mar-2002                456,685
     61           25,533          SF                 180              91.0%            26-Mar-2002                481,195
     62               33         Units           138,686             100.0%            10-Apr-2002                499,617
     63           31,406          SF                 145              97.5%             1-Apr-2001                516,790
     64           66,775          SF                  67              91.7%            31-Mar-2002                611,141
     65              176          SF              24,891              92.1%             1-May-2002                499,023
     66           57,673          SF                  76              56.8%             1-Apr-2002                523,103
     67           77,670          SF                  56              96.8%             2-May-2002                518,196
     68              119         Units            35,510             100.0%             1-Nov-2001                499,689
     69              135         Units            31,209              97.0%            30-Apr-2002                421,552
     70              152         Units            26,974              84.9%            26-Apr-2002                552,035
     71           90,779          SF                  44             100.0%            18-Mar-2002                438,819
     72          131,263          SF                  30             100.0%             1-Apr-2002                453,652
     73          131,910          SF                  30              92.1%             1-Feb-2002                418,012
     74           78,128          SF                  49              99.0%             1-Jun-2001                459,948
     75           14,976          SF                 247             100.0%             8-May-2002                373,299
     76           52,978          SF                  69             100.0%             1-Jan-2002                403,260
     77           28,997          SF                 125             100.0%            31-Oct-2001                404,608
     78           29,986          SF                 119              87.0%             8-May-2002                394,352
     79              121         Units            28,926              95.9%            30-Apr-2002                402,600
     80          104,666          SF                  33              96.6%            27-Mar-2002                423,941
     81              168         Units            20,228              91.7%             9-Jan-2002                356,730
     82           27,881          SF                 118             100.0%             8-Apr-2002                371,608
     83           15,429          SF                 213             100.0%            31-Oct-2001                392,740
     84               25         Units           128,582             100.0%            12-Mar-2002                327,765
     85              108         Units            28,889              95.4%            14-Mar-2002                324,824
     86           39,627          SF                  73              89.5%             1-Apr-2002                305,876
     87              200         Units            14,000              92.5%            22-Apr-2002                379,842
     88           27,799          SF                 100             100.0%             1-Oct-2000                331,861
     89               32         Units            84,887             100.0%             1-Mar-2002                325,251
     90           21,460          SF                 126              97.0%             6-Jun-2002                314,270
     91               79         Units            32,817              93.7%             1-May-2002                277,126
     92               52         Units            49,470              94.2%            15-Jan-2002                260,695
     93              150         Pads             16,932              95.3%             1-Mar-2002                301,100
     94           18,984          SF                 128             100.0%            21-Oct-2001                285,819
     95              144         Units            16,667              88.9%            23-Apr-2002                332,424
     96           20,000          SF                 119             100.0%             1-Jun-2001                291,209
     97           80,709          SF                  29             100.0%             8-Jan-2002                265,151
     98               16         Units           126,373             100.0%             1-Apr-2002                211,712
     99               18         Units           110,118             100.0%             1-Jan-2002                202,861
     100          62,877          SF                  28             100.0%             1-Apr-2002                197,497
     101          51,844          SF                  30              67.6%             1-Apr-2002                159,449

                                                                                         LARGEST
  MORTGAGE                                                                LARGEST        TENANT           LARGEST
    LOAN                                                                  TENANT        % OF NRA          TENANT
   NUMBER     LARGEST TENANT                                              SQ. FT.          (%)           EXP. DATE
------------------------------------------------------------------------------------------------------------------------------
      1       Various                                                     Various                          Various
    1.01      Stop & Shop-Malden                                           79,229         100.0%         26-Dec-2026
    1.02      Stop & Shop-Southington                                      64,948         100.0%         26-Dec-2026
    1.03      Stop & Shop-Swampscott                                       65,268         100.0%         26-Dec-2026
    1.04      Stop & Shop- Cumberalnd                                      85,799         100.0%         26-Dec-2026
    1.05      Stop & Shop-Bristol Township                                 63,128         100.0%         26-Dec-2026
    1.06      Stop & Shop-Framingham                                       64,917         100.0%         26-Dec-2026
    1.07      Giant-Sicklerville                                           68,323         100.0%         26-Dec-2026
    1.08      Bi-Lo-Greenville                                             55,718         100.0%         26-Dec-2026
      2       Target                                                      149,957          24.4%         31-Jan-2027
      3
    3.01
    3.02
    3.03
    3.04
    3.05
    3.06
    3.07
    3.08
    3.09
    3.10
    3.11
    3.12
    3.13
    3.14
    3.15
    3.16
    3.17
    3.18
    3.19
    3.20
    3.21
    3.22
    3.23
    3.24
    3.25
    3.26
    3.27
    3.28
    3.29
    3.30
    3.31
    3.32
    3.33
    3.34
    3.35
    3.36
    3.37
    3.38
    3.39
    3.40
    3.41
    3.42
    3.43
    3.44
    3.45
    3.46
    3.47
    3.48
    3.49
    3.50
    3.51
    3.52
    3.53
    3.54
    3.55
    3.56
    3.57
      4       Safeway                                                      52,686          16.3%         31-Aug-2011
      5       American Management Systems                                  37,781           9.4%         31-Mar-2006
      6       Unigraphics Solutions                                        46,564          13.4%         28-Feb-2009
      7
      8
      9       AFM Supermarket/Waldbaums                                    60,339          28.1%         31-Oct-2020
     10       IBM                                                          94,915          36.9%         30-Sep-2006
     11       Target                                                      119,454          34.6%         31-Jan-2013
     12
     13
     14
     15       Albertson's                                                  56,482          34.2%         31-Mar-2010
     16       Albertson's / SavOn Drug                                     63,293          52.9%         28-Feb-2027
     17
     18
     19       TRW, Inc.                                                   126,336         100.0%         31-Dec-2011
     20       Zupan's Markets                                              14,138          14.1%         30-Jun-2014
     21       Wal-Mart                                                    199,026          71.0%         23-May-2015
     22       Ai-Genesee, LLC                                             407,500         100.0%         31-Dec-2011
     23
     24
     25
     26       Harris Teeter                                                35,611          36.3%         31-Oct-2021
     27       Best Buy                                                     30,038          29.4%         13-Sep-2016
     28
     29       Tramontina USA, Inc.                                        100,763          31.9%         30-Jun-2004
     30       Sharp HospiceCare                                            12,190          14.9%         30-Nov-2005
     31       Philadelphia Hand Center                                     12,306          16.9%         28-Feb-2009
     32       Rite Aid                                                     10,106          29.6%         28-Feb-2006
     33       Prime Equipment                                              30,053          18.6%       Multiple Spaces
     34
     35       Winn-Dixie                                                   52,953          82.0%          5-Dec-2021
     36
     37
     38
     39
     40
     41       Bed Bath & Beyond                                            61,639          89.3%         31-Jan-2021
     42
     43       US Customs                                                    7,581          17.3%         30-Apr-2004
     44
    44.01
    44.02
    44.03
     45       Bed Bath & Beyond                                            35,000          49.0%         31-Jan-2015
     46       PIA-SC Insurance Services, Inc.                              19,737          29.5%         31-Jul-2006
     47
     48       Sony                                                        200,085          75.5%         31-Jul-2004
     49       Kroger                                                       60,088          63.6%         14-Jan-2017
     50       Publix                                                       51,674          65.4%         31-May-2021
     51
     52       Progressive Casualty                                         12,386          20.9%         31-May-2004
     53
     54
     55       A2Z Computers                                                 4,500          26.5%         30-Apr-2005
     56
     57       Meyers Brothers, P.C.                                        13,625          17.1%         31-May-2005
     58
     59       Design Image III                                             12,000          35.7%         31-Mar-2007
     60
     61       Wheaton Pediatrics                                            9,000          35.2%         14-Feb-2012
     62
     63       Asia LLC Restaurant                                           6,490          20.7%         30-Nov-2008
     64
     65
     66       San Diego Dialysis Services                                   7,240          12.6%         30-Sep-2002
     67       Stacey's Restaurant                                          13,394          17.2%         30-Nov-2005
     68
     69
     70
     71       Electrodome                                                  12,766          14.1%         31-Mar-2004
     72       Mendocino Forest Products                                   131,263         100.0%         28-Feb-2007
     73       Premium Ingredients, Ltd., et al                             93,500          70.9%         30-Nov-2011
     74       Klais & Co.                                                  22,588          28.9%          1-Mar-2004
     75       Walgreens                                                    14,976         100.0%         28-Feb-2022
     76       Food Lion                                                    33,778          63.8%         31-Oct-2019
     77       Andre Renard, MD, PA                                          4,492          15.5%         30-Sep-2006
     78       Lahaina Realty                                                3,609          12.0%         14-Sep-2003
     79
     80       Staples                                                      32,266          30.8%         31-Aug-2015
     81
     82       Kinko's                                                       8,500          30.5%         31-Dec-2005
     83       Hallmark                                                      6,278          40.7%         28-Feb-2011
     84
     85
     86       I-Tech                                                        6,221          15.7%         28-Feb-2008
     87
     88       Interim Services, Inc.                                       15,660          56.3%         30-Sep-2009
     89
     90       Quest Diagnostics Clinical Laboratories Inc.                  3,264          15.2%          8-Apr-2007
     91
     92
     93
     94       Applebee's                                                    5,540          29.2%         31-Mar-2010
     95
     96       Platinum Fitness                                              4,500          22.5%         14-Apr-2006
     97       Marsh Supermarkets                                           33,961          42.1%         30-Jun-2006
     98
     99
     100      Desert Medical Group, Inc.                                   39,148          62.3%         30-Nov-2004
     101      Tamiyasu, Smith & Horn                                        5,350          10.3%         31-Oct-2005

                                                              2ND
  MORTGAGE                                                  LARGEST      2ND LARGEST      2ND LARGEST
    LOAN                                                    TENANT       TENANT % OF         TENANT
   NUMBER     2ND LARGEST TENANT NAME                       SQ. FT.         NRA (%)        EXP. DATE
-------------------------------------------------------------------------------------------------------------
      1
    1.01
    1.02
    1.03
    1.04
    1.05
    1.06
    1.07
    1.08
      2       Lowe's                                         135,197          22.0%       25-Oct-2026
      3
    3.01
    3.02
    3.03
    3.04
    3.05
    3.06
    3.07
    3.08
    3.09
    3.10
    3.11
    3.12
    3.13
    3.14
    3.15
    3.16
    3.17
    3.18
    3.19
    3.20
    3.21
    3.22
    3.23
    3.24
    3.25
    3.26
    3.27
    3.28
    3.29
    3.30
    3.31
    3.32
    3.33
    3.34
    3.35
    3.36
    3.37
    3.38
    3.39
    3.40
    3.41
    3.42
    3.43
    3.44
    3.45
    3.46
    3.47
    3.48
    3.49
    3.50
    3.51
    3.52
    3.53
    3.54
    3.55
    3.56
    3.57
      4       Salinas Athletic Club                           28,000           8.6%       30-Sep-2010
      5       First Union                                     23,979           5.9%       30-Sep-2008
      6       XO Communications, Inc.                         21,268           6.1%       31-Jul-2007
      7
      8
      9       Burlington Coat Factory                         30,000          14.0%       31-Jan-2015
     10       Network Appliance, Inc                          46,212          18.0%       31-Mar-2005
     11       HIP                                             74,809          21.7%       31-Jul-2006
     12
     13
     14
     15       24 Hour Fitness                                 21,416          13.0%       30-Jun-2006
     16       Roni Josef                                       6,984           5.8%       30-May-2009
     17
     18
     19
     20       The Hasson Company                               6,495           6.5%       30-Nov-2004
     21       Goody's                                         30,000          10.7%       31-May-2005
     22
     23
     24
     25
     26       Dress Barn/Dress Barn Woman                      9,108           9.3%       31-Dec-2011
     27       Linen's & Things                                28,000          27.4%       31-Oct-2016
     28
     29       Assembletech, L.P.                              55,125          17.5%       16-Nov-2004
     30       San Carlos Medical                               9,984          12.2%       30-Apr-2008
     31       O'Neill Properties Group                         8,974          12.3%       30-Sep-2005
     32       FIJ Corporation                                  4,800          14.1%       30-Sep-2007
     33       J. Connor Consulting                            29,834          18.5%       31-Aug-2008
     34
     35       Papa Johns                                       1,845           2.9%       24-Apr-2007
     36
     37
     38
     39
     40
     41       Benihana                                         7,400          10.7%       31-Aug-2017
     42
     43       76 River Street Corporation                      5,000          11.4%       31-May-2015
     44
    44.01
    44.02
    44.03
     45       Babies R Us (Ground Lease)                      30,536          42.8%       31-Jan-2021
     46       Bank of America                                 17,748          26.5%       30-Sep-2008
     47
     48       Louis & Co.                                     12,500           4.7%       14-Dec-2003
     49       First Cellular                                  12,500          13.2%       31-Dec-2006
     50       Massive Video                                    3,140           4.0%       31-May-2006
     51
     52       A.J. Oster                                      10,500          17.7%       31-Dec-2006
     53
     54
     55       Sanglugtu Corp                                   2,500          14.7%       30-Nov-2003
     56
     57       Liberty Mutual Insurance Co.                     4,290           5.4%       31-Jul-2003
     58
     59       Goodwill                                         7,600          22.6%       30-Apr-2007
     60
     61       Grove Dental                                     5,000          19.6%       14-Feb-2012
     62
     63       Alpine Bank                                      3,000           9.6%       28-Feb-2004
     64
     65
     66       Cal Med Drugs                                    4,600           8.0%       31-Dec-2007
     67       Scripture Christian Store                        8,306          10.7%       31-Aug-2006
     68
     69
     70
     71       Worldwide Safe & Vault                           7,789           8.6%       31-Oct-2006
     72
     73       Midwest Processing & Packaging Co.              28,000          21.2%       30-Nov-2011
     74       OBC Broadcasting                                 7,980          10.2%        1-Jul-2003
     75
     76       Family Dollar                                    8,000          15.1%       10-Dec-2010
     77       Healthsouth of Sarasota                          4,459          15.4%       23-Nov-2004
     78       Drew Mortgage                                    2,139           7.1%           MTM
     79
     80       Big Lots                                        27,000          25.8%       31-Jan-2004
     81
     82       Trader Joe's                                     7,200          25.8%        8-Oct-2009
     83       Primeco                                          3,075          19.9%        5-Oct-2010
     84
     85
     86       Thayer Media                                     3,513           8.9%       30-Apr-2003
     87
     88       Spherion Pacific Enterprises, LLC               12,139          43.7%       30-Sep-2009
     89
     90       Renaissance Integrative Health, P.A.             3,033          14.1%        8-Apr-2007
     91
     92
     93
     94       Radio Shack                                      2,668          14.1%       31-May-2005
     95
     96       Legacy Cleaners                                  3,000          15.0%       19-Jan-2005
     97       Family Dollar                                   13,557          16.8%       31-Dec-2003
     98
     99
     100      U.S. Government - GSA                            7,437          11.8%       30-Jun-2003
     101      Ionosphere Broadcasting                          3,600           6.9%       31-Jul-2005

                                                                          3RD
  MORTGAGE                                                              LARGEST    3RD LARGEST         3RD LARGEST
    LOAN                                                                TENANT     TENANT % OF           TENANT
   NUMBER     3RD LARGEST TENANT NAME                                    SQ. FT      NRA (%)            EXP. DATE
--------------------------------------------------------------------------------------------------------------------------
      1
    1.01
    1.02
    1.03
    1.04
    1.05
    1.06
    1.07
    1.08
      2       Best Buy                                                    45,000            7.3%       31-Jan-2022
      3
    3.01
    3.02
    3.03
    3.04
    3.05
    3.06
    3.07
    3.08
    3.09
    3.10
    3.11
    3.12
    3.13
    3.14
    3.15
    3.16
    3.17
    3.18
    3.19
    3.20
    3.21
    3.22
    3.23
    3.24
    3.25
    3.26
    3.27
    3.28
    3.29
    3.30
    3.31
    3.32
    3.33
    3.34
    3.35
    3.36
    3.37
    3.38
    3.39
    3.40
    3.41
    3.42
    3.43
    3.44
    3.45
    3.46
    3.47
    3.48
    3.49
    3.50
    3.51
    3.52
    3.53
    3.54
    3.55
    3.56
    3.57
      4       Marshalls                                                   27,000            8.3%       31-Jan-2007
      5       Hofheimer, Nusbaum, MsPhaul & Samuels                       22,596            5.6%       31-Jan-2003
      6       Dorn Technology Group                                       15,117            4.4%       30-Sep-2002
      7
      8
      9       Genovese Drugs (Eckerd Corporation)                         12,800            6.0%       9-Feb-2021
     10       Larscom, Inc  --  SUBLEASE to Silicon Wireless              27,284           10.6%       31-Dec-2007
     11       Publix Super Market                                         42,112           12.2%       31-Mar-2012
     12
     13
     14
     15       Bartell Drugs                                               14,892            9.0%       31-May-2005
     16       Hollywood Video                                              6,000            5.0%       30-Apr-2012
     17
     18
     19
     20       Elephant's Delicatessen                                      6,466            6.5%       30-Apr-2004
     21       On Cue                                                       5,000            1.8%       31-Jan-2007
     22
     23
     24
     25
     26       Hallmark Creations                                           5,985            6.1%       28-Feb-2005
     27       Old Navy                                                    20,000           19.5%       30-Sep-2011
     28
     29       Crown Beverage Packaging                                    52,500           16.6%       31-Jan-2004
     30       Grossmont Surgery Center                                     7,960            9.7%       31-Dec-2006
     31       Capita Technologies                                          7,100            9.7%       31-May-2006
     32       HSBC                                                         4,600           13.5%       30-Apr-2012
     33       Spectrum Energy                                             21,888           13.5%       31-Jan-2003
     34
     35       Nail Salon                                                   1,235            1.9%       31-Oct-2007
     36
     37
     38
     39
     40
     41
     42
     43       ICE Transport Co.                                            4,690           10.7%       31-Aug-2005
     44
    44.01
    44.02
    44.03
     45       Affirm Newington                                             5,865            8.2%       31-Oct-2004
     46       Los Angeles Unified School District                         16,791           25.1%       31-May-2007
     47
     48       Western Parcel                                              12,500            4.7%       31-Dec-2003
     49       Dollar Tree                                                  7,560            8.0%       31-Oct-2006
     50       Empire Liquors                                               1,800            2.3%       31-May-2006
     51
     52       Jack & Jill Daycare                                          4,367            7.4%       30-Apr-2007
     53
     54
     55       Brinks                                                       2,500           14.7%       31-Oct-2005
     56
     57       Greater Springfield Counseling                               3,902            4.9%       28-Feb-2004
     58
     59       Timbers Bar & Grill                                          7,000           20.8%       28-Feb-2012
     60
     61       Baja Fresh Grill                                             3,000           11.7%       2-Oct-2011
     62
     63       Marquez Restaurant                                           2,850            9.1%       30-Apr-2004
     64
     65
     66       San Diego Dance Center                                       4,400            7.6%       31-Dec-2002
     67       Blockbuster Video                                            6,169            7.9%       30-Apr-2003
     68
     69
     70
     71       Universal Wireless Corp                                      7,789            8.6%       30-Mar-2005
     72
     73
     74       Urology, Inc.                                                5,790            7.4%       1-Dec-2003
     75
     76       B&D Video                                                    2,800            5.3%       31-Oct-2004
     77       Heart Center of Sarasota                                     3,646           12.6%       31-May-2004
     78       Enzo of Andover                                              1,985            6.6%       31-Mar-2004
     79
     80       Tractor Supply                                              25,000           23.9%       28-Feb-2009
     81
     82       Verizon                                                      6,100           21.9%       1-Sep-2005
     83       The Bedding Experts                                          3,053           19.8%       9-Feb-2011
     84
     85
     86       Dr. Wagner DDS                                               3,392            8.6%       31-Aug-2009
     87
     88
     89
     90       Ladies First Healthcare, P.A.                                3,007           14.0%       8-Apr-2007
     91
     92
     93
     94       Cool Tan                                                     2,480           13.1%       31-Jul-2010
     95
     96       Hibachi Rock                                                 2,987           14.9%       28-Feb-2005
     97       AutoZone                                                    10,156           12.6%       31-Jan-2006
     98
     99
     100      Jewish Federation of Palm Springs                            4,794            7.6%       31-Dec-2002
     101      Cal-OSHA                                                     3,015            5.8%       30-Sep-2007

  MORTGAGE                                                                               MORTGAGE
    LOAN                                           LARGEST AFFILIATED SPONSOR FLAG         LOAN
   NUMBER                 LOCKBOX                             (> 4% OF POOL)              NUMBER
----------------------------------------------------------------------------------------------------
      1                 Hard-Upfront                           Ceruzzi                      1
    1.01                                                                                   1.01
    1.02                                                                                   1.02
    1.03                                                                                   1.03
    1.04                                                                                   1.04
    1.05                                                                                   1.05
    1.06                                                                                   1.06
    1.07                                                                                   1.07
    1.08                                                                                   1.08
      2                  Springing                             Reiling                      2
      3                Soft-Springing                          U-Haul                       3
    3.01                                                                                   3.01
    3.02                                                                                   3.02
    3.03                                                                                   3.03
    3.04                                                                                   3.04
    3.05                                                                                   3.05
    3.06                                                                                   3.06
    3.07                                                                                   3.07
    3.08                                                                                   3.08
    3.09                                                                                   3.09
    3.10                                                                                   3.10
    3.11                                                                                   3.11
    3.12                                                                                   3.12
    3.13                                                                                   3.13
    3.14                                                                                   3.14
    3.15                                                                                   3.15
    3.16                                                                                   3.16
    3.17                                                                                   3.17
    3.18                                                                                   3.18
    3.19                                                                                   3.19
    3.20                                                                                   3.20
    3.21                                                                                   3.21
    3.22                                                                                   3.22
    3.23                                                                                   3.23
    3.24                                                                                   3.24
    3.25                                                                                   3.25
    3.26                                                                                   3.26
    3.27                                                                                   3.27
    3.28                                                                                   3.28
    3.29                                                                                   3.29
    3.30                                                                                   3.30
    3.31                                                                                   3.31
    3.32                                                                                   3.32
    3.33                                                                                   3.33
    3.34                                                                                   3.34
    3.35                                                                                   3.35
    3.36                                                                                   3.36
    3.37                                                                                   3.37
    3.38                                                                                   3.38
    3.39                                                                                   3.39
    3.40                                                                                   3.40
    3.41                                                                                   3.41
    3.42                                                                                   3.42
    3.43                                                                                   3.43
    3.44                                                                                   3.44
    3.45                                                                                   3.45
    3.46                                                                                   3.46
    3.47                                                                                   3.47
    3.48                                                                                   3.48
    3.49                                                                                   3.49
    3.50                                                                                   3.50
    3.51                                                                                   3.51
    3.52                                                                                   3.52
    3.53                                                                                   3.53
    3.54                                                                                   3.54
    3.55                                                                                   3.55
    3.56                                                                                   3.56
    3.57                                                                                   3.57
      4                  Springing                            Goldsmith                     4
      5                 Hard-Upfront                                                        5
      6                 Hard-Upfront                                                        6
      7                                                                                     7
      8                  Springing                                                          8
      9                  Springing                                                          9
     10                                                                                     10
     11                                                                                     11
     12                                                         Aspen                       12
     13                                                                                     13
     14                                                                                     14
     15                                                                                     15
     16                  Springing                                                          16
     17                                                                                     17
     18                                                                                     18
     19                    Day 1                                                            19
     20                  Springing                                                          20
     21          Springing Soft A-B Lockbox                                                 21
     22                 Hard-Upfront                                                        22
     23                                                                                     23
     24                                                                                     24
     25                                                                                     25
     26                                                                                     26
     27                                                                                     27
     28                                                         Aspen                       28
     29                Hard-Springing                                                       29
     30                  Springing                                                          30
     31                                                                                     31
     32                                                                                     32
     33                                                                                     33
     34                                                                                     34
     35                                                                                     35
     36                  Springing                                                          36
     37                                                                                     37
     38                                                                                     38
     39                                                                                     39
     40                                                         Aspen                       40
     41                 Hard-Upfront                           Ceruzzi                      41
     42                                                                                     42
     43                                                                                     43
     44                                                                                     44
    44.01                                                                                 44.01
    44.02                                                                                 44.02
    44.03                                                                                 44.03
     45                                                                                     45
     46                  Springing                                                          46
     47                                                                                     47
     48                  Springing                                                          48
     49          Springing Soft A-B Lockbox                                                 49
     50                                                                                     50
     51                                                                                     51
     52                                                                                     52
     53                                                                                     53
     54                                                                                     54
     55                                                                                     55
     56                                                         Aspen                       56
     57                                                         Aspen                       57
     58                                                         Aspen                       58
     59                                                                                     59
     60                                                                                     60
     61                  Springing                                                          61
     62                                                                                     62
     63                                                                                     63
     64                                                                                     64
     65                                                                                     65
     66                  Springing                                                          66
     67                                                                                     67
     68                                                                                     68
     69                                                                                     69
     70                                                                                     70
     71                                                                                     71
     72                  Springing                                                          72
     73                                                                                     73
     74                                                                                     74
     75                    Day 1                                                            75
     76                                                                                     76
     77                                                                                     77
     78                Hard-Springing                                                       78
     79                                                                                     79
     80                                                                                     80
     81                                                                                     81
     82                                                                                     82
     83                Hard-Springing                                                       83
     84                                                                                     84
     85                                                         Aspen                       85
     86                                                                                     86
     87                                                                                     87
     88                 Hard-Upfront                                                        88
     89                                                                                     89
     90                                                                                     90
     91                                                                                     91
     92                                                                                     92
     93                                                                                     93
     94                                                                                     94
     95                                                                                     95
     96                                                                                     96
     97                                                                                     97
     98                                                                                     98
     99                                                                                     99
     100                 Springing                                                         100
     101                 Springing                                                         101

(1) The Sycamore Farms Loan was originally funded on 16-Aug-2001 for $19,200,000 at an interest rate of 7.000%. On 13-Mar-2002 an additional $800,000 was funded at an interest rate of 7.125%. Each amount amortizes based on the original amortization term, the interest rate presented represents the current blended interest rate and the Cut-Off Date Balance, Balloon Balance and payment amounts represents the aggregate values based on both fundings.

(2) For Mortgage Loan No. 36, the indicated origination date is that of the A-note which was split from the original loan originated 27-Jun-2001.

(3) For mortgage loans secured by multiple properties, the cut-off date principal balance is allocated based on the allocated loan balance specified in the related loan documents or to the extent not specified in the related loan documents, it is allocated on an individual property's appraised value as a percentage of the total appraised value of all related mortgaged real properties.

(4) A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

  MERRILL LYNCH MORTGAGE TRUST COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES,
                                SERIES 2002-MW1


Annex A-2                  CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES
---------                  ----------------------------------------------------

     MORTGAGE
      LOAN
     NUMBER      PROPERTY NAME                                            PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
       7         Bear Run Village Apartments                              100 Bear Run Drive
       8         Somerfield at Lakeside                                   9444 Harbour Point Drive
       12        Bentley Place                                            9670 Halsey Road
       13        The Glens at Mill Creek Village                          2705 Mall of Georgia Boulevard
       14        Sycamore Farms Apartments (1)                            14900 North Pennsylvania Avenue
       17        Vista Ridge Apartments                                   1675 Sky Mountain Drive
       23        Dorchester Tower Apartments                              7 Dorchester Drive
       24        Ballard Apartments                                       Various
       25        Kingswick Apartments                                     968 Kings Highway
       28        Island Lakes Estates & Villas                            7675 North First Street
       37        Lakes at College Pointe Phase I                          8755 Southpointe Boulevard
       38        Eagle Pond Heights Apartments                            300 Eagle Pond Drive
       39        Colonial Village Apartments                              1256 Rand Avenue
       40        Diamond Lakes                                            2700 Ambassador Caffery Parkway
       42        Coliseum Lofts Apartments                                1335-1363 West Broad St.
       44        NAM Apartment Portfolio                                  Various
     44.01       Mapleridge Apartments                                    2230 - 2250 Dexter Avenue
     44.02       Milan Apartments                                         454-491 Greentree Lane
     44.03       Thorncrest Apartments                                    260 - 290 Clark Street
       47        Foxfire/Cloister Apartments                              2609 Suffolk Avenue
       51        Bluffs Apartments                                        100 Winding Road
       53        Stanley Park Apartments                                  800  Grace Street
       54        Sierra Vista Square Apartments                           920 Sierra Vista Drive
       56        Catalina Grove Apartments                                400 North Sunrise Way
       58        Steeplechase Apartments                                  5625 West Genesee Street
       60        Glendora West Apartments                                 316-356 Meda Avenue
       62        Oryan Place Apartments                                   320 N. Bemiston Road
       65        The Corners Apartments                                   151 Fernwood Drive
       68        Kings Row Apts                                           1620-1700 NW 46th Avenue
       69        Maryland Park Apartments                                 1101 Dumont Road
       70        Lynwood Park Apartments                                  6200 North Hills Drive
       79        Moor's Landing                                           294 Merion Avenue
       81        Cedar Grove Apartments                                   800 E. South Street
       84        Wertland & Maupin Apartments                             1021 Wertland Street & 1237 Preston Avenue
       85        Lakewood Village Apartments                              1542 Arcadia Drive
       87        Tiffany Square Apts                                      8044 Gleason Rd
       89        Railroad Y Apartments                                    1548 East Main St.
       91        Fulton Place Apartments                                  4042, 4052, 4062, 4072, 4082, 4092 and 4102 Fulton Road
       92        Barkley Park Apartments                                  3115 Racine Street
       95        Carriage Hill Apartments                                 2300 Wilson Road
       98        Detroit One Apartments                                   1425 N. Detroit Street
       99        4820 Coldwater Canyon Avenue                             4820 Coldwater Canyon Avenue





                                   PROPERTY
PROPERTY CITY                        STATE       ZIP CODE         COUNTY         GENERAL PROPERTY TYPE     SPECIFIC PROPERTY TYPE
---------------------------------------------------------------------------------------------------------------------------------
Pittsburgh                             PA          15237         Allegheny             Multifamily               Conventional
Elk Grove                              CA          95758         Sacramento            Multifamily               Conventional
Lenexa                                 KS          66215          Johnson              Multifamily               Conventional
Buford                                 GA          30519          Gwinnett             Multifamily               Conventional
Oklahoma City                          OK          73134          Oklahoma             Multifamily               Conventional
Reno                                   NV          89503           Washoe              Multifamily               Conventional
Pittsburgh                             PA          15241         Allegheny             Multifamily               Conventional
Seattle                                WA          98107            King               Multifamily               Conventional
Thorofare                              NJ          08082         Gloucester            Multifamily               Conventional
Fresno                                 CA          93720           Fresno              Multifamily               Conventional
Fort Myers                             FL          33919            Lee                Multifamily               Conventional
Walled Lake                            MI          48390          Oakland              Multifamily               Conventional
Columbus                               OH          43227          Franklin             Multifamily               Conventional
Lafayette                              LA          70506         Lafayette             Multifamily          Conventional/Section 8
Richmond                               VA          23220          Henrico              Multifamily               Conventional
Various                                MI         Various        Washtenaw             Multifamily               Conventional
Ann Arbor                              MI          48103         Washtenaw             Multifamily               Conventional
Milan                                  Mi          48160         Washtenaw             Multifamily               Conventional
Saline                                 MI          48176         Washtenaw             Multifamily               Conventional
High Point                             NC          27265          Guilford             Multifamily               Conventional
Covington                              KY          41011          Kenoton              Multifamily               Conventional
Farmville                              VA          23901       Prince Edward           Multifamily                 Student
Las Vegas                              NV          89109           Clark               Multifamily               Conventional
Palm Springs                           CA          92262         Riverside             Multifamily               Conventional
Camillus                               NY          13031          Onondaga             Multifamily               Conventional
Glendora                               CA          91741        Los Angeles            Multifamily               Conventional
Clayton                                MO          63015         St. Louis             Multifamily               Conventional
Spartanburg                            SC          29307        Spartanburg            Multifamily               Conventional
Lauderhill                             FL          33313          Broward              Multifamily               Conventional
Las Vegas                              NV          89109           Clark               Multifamily               Conventional
Raleigh                                NC          27609            Wake               Multifamily               Conventional
Carney's Point                         NJ          08069           Salem               Multifamily               Conventional
Alvin                                  TX          77511          Brazoria             Multifamily               Conventional
Charlottesville                        VA          22903         Albemarle             Multifamily             Student Housing
Jacksonville                           FL          32207           Duval               Multifamily               Conventional
Knoxville                              TN          37919            Knox               Multifamily               Conventional
Richmond                               VA          23219          Henrico              Multifamily               Conventional
Cleveland                              OH          44144          Cuyahoga             Multifamily               Conventional
Bellingham                             WA          98226          Whatcom              Multifamily               Conventional
Knoxville                              TN          37912            Knox               Multifamily               Conventional
Los Angeles                            CA          90046        Los Angeles            Multifamily               Conventional
Sherman Oaks                           CA          91423        Los Angeles            Multifamily               Conventional





                    UTILITIES TENANT      NUMBER OF       NUMBER OF 1     NUMBER OF 2         NUMBER OF 3      NUMBER OF 4+
ELEVATOR BUILDINGS       PAYS           STUDIO UNITS        BR UNITS        BR UNITS            BR UNITS         BR UNITS
------------------------------------------------------------------------------------------------------------------------------------
      No                 E,G                                  190              214                 34
      No                  E                                    80              160                 40
      No                E,P,C                                 134              264                112
      No               E,G,P,C                                 55              157                 47
      No                  E                                   236              142                 20
      No                 NAP                                  144              144                 36
      Yes       E in all but 65 units                         155              164
      Yes                 E                   1                38              103
      No                  E                                   307              149
      No               E,G,P,C                                 53              131                 14
      No                E,W,S                                  29               96                 23
      Yes                E,H                                  112               89
      No                 E,G                                  212              304
      No                E,P,C                                 168              144
      Yes              E,G,P,C               22                16               65                 17
      No                  E                                   117              154                 1
      No                  E                                    32               48
      No                  E                                    25               46                 1
      No                  E                                    60               60
      No                  E                                    48               90                 88
      No                 E,G                                   24              136
      No               E,W,S,T                                                  24                                      54
      Yes         U < $25 allowance                           174               1
      No                 E,P                                   57               61
      No                E,P,C                                  78               68
      No                 E,G                                                    48
      No                 E,G                                   24               9
      No                  E                  20               104               52
      No                  E                  39                32               48
      No          E < $20 allowance          40                94               1
      No                  E                                    72               80
      No                 E,G                                   41               51                 21
      No                  E                  24                88               56
      No               E,G,W,S                                                                                          25
      No               E,G,P,C               22                51               35
      No                  E                                   100               90                 10
      Yes                 P                   8                22
      No                 E,G                                   35               44
      No                E,G,H                13                15               24
      No                  E                                    44              100
      Yes                E,G                                                    13                 3
      No                 E,G                                   4                14






AVERAGE RENT;             AVERAGE RENT;       AVERAGE RENT;        AVERAGE RENT;          AVERAGE RENT;        MORTGAGE
RENTAL RANGE -            RENTAL RANGE -      RENTAL RANGE -       RENTAL RANGE -         RENT RANGE -           LOAN
STUDIO UNITS               1 BR UNITS           2 BR UNITS           3 BR UNITS            4+ BR UNITS          NUMBER
----------------------------------------------------------------------------------------------------------------------------
                           805;425-960         1013;700-1280        1422;850-1550                                  7
                           930;930-930         1120;1120-1120       1365;1365-1365                                 8
                           624;600-645          727;700-750          881;875-890                                  12
                           778;729-829          971;919-1145        1144;1125-1225                                13
                           634;380-1450         802;320-1800        1122;670-2250                                 14
                           710;695-725          865;849-879         1110;1100-1130                                17
                           645;550-790          837;723-1350                                                      23
     795;795-795           834;625-1055        1159;875-1495                                                      24
                            608;1-695           726;120-820                                                       25
                           802;670-920          870;720-1065        1056;870-1075                                 28
                           743;671-910          875;684-1020        1053;795-1225                                 37
                           626;565-656          881;737-855                                                       38
                           321;219-429          401;329-499                                                       39
                           447;273-505          640;370-675                                                       40
     551;531-644           794;727-940         1009;925-1022        1412;1412-1412                                42
                             Various              Various              Various                                    44
                           550;500-590          658;565-690                                                      44.01
                           559;450-580          644;200-680          730;730-730                                 44.02
                           490;400-550          595;480-675                                                      44.03
                           472;470-495          547;546-570          596;300-625                                  47
                           639;555-735          731;475-885                                                       51
                                                689;600-718                              1397;1200-1450           53
                           508;450-606          700;700-700                                                       54
                           770;770-770          935;915-1180                                                      56
                           727;615-765          937;890-985                                                       58
                                               1220;1150-1375                                                     60
                          1601;1150-2545       2239;1650-2950                                                     62
     421;399-429           488;397-899          604;479-1200                                                      65
     479;460-515           575;560-635          686;650-800                                                       68
     478;445-535           527;390-665          795;795-795                                                       69
                           523;433-595          694;680-760                                                       70
                           562;535-690          669;610-890          778;750-790                                  79
     371;370-380           443;410-500          607;580-650                                                       81
                                                                                         1618;1500-1800           84
     450;445-455           558;500-575          675;675-675                                                       85
                           411;168-490          471;310-510          609;469-669                                  87
     602;540-675           859;700-1200                                                                           89
                           494;475-515          555;540-575                                                       91
     540;510-570           651;600-685          790;740-880                                                       92
                           492;474-499          562;520-569                                                       95
                                               1515;1400-1600       2083;2000-2250                                98
                          1250;1250-1250       1466;1300-1650                                                     99




MERRILL LYNCH MORTGAGE TRUST COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2002-MW1

                 ANNEX A-3                            CAPITAL IMPROVEMENT, REPLACEMENT AND TENANT IMPROVEMENT RESERVE ACCOUNTS
                 ---------                            ------------------------------------------------------------------------
 MORTGAGE
LOAN NUMBER      PROPERTY NAME                                                     GENERAL PROPERTY TYPE      SPECIFIC PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
       1         Royal Ahold Portfolio                                                      Retail                    Anchored
      1.01       Stop & Shop-Malden                                                         Retail                    Anchored
      1.02       Stop & Shop-Southington                                                    Retail                    Anchored
      1.03       Stop & Shop-Swampscott                                                     Retail                    Anchored
      1.04       Stop & Shop-Cumberland                                                     Retail                    Anchored
      1.05       Stop & Shop-Bristol                                                        Retail                    Anchored
      1.06       Stop & Shop-Framingham                                                     Retail                    Anchored
      1.07       Giant-Sicklerville                                                         Retail                    Anchored
      1.08       Bi-Lo Plaza - Greenville                                                   Retail                    Anchored
       2         Burbank Empire Center                                                      Retail                    Anchored
       3         U-Haul Portfolio                                                        Self Storage               Self Storage
      3.01       701065 U-Haul West Seattle                                              Self Storage               Self Storage
      3.02       706081 U-Haul Carson City                                               Self Storage               Self Storage
      3.03       715075 U-Haul Westminster                                               Self Storage               Self Storage
      3.04       717081 U-Haul Poway                                                     Self Storage               Self Storage
      3.05       720058 U-Haul Bountiful                                                 Self Storage               Self Storage
      3.06       730063 U-Haul Lincoln                                                   Self Storage               Self Storage
      3.07       740068 U-Haul Wichita Falls                                             Self Storage               Self Storage
      3.08       750083 U-Haul Milwaukee (Capital Dr.)                                   Self Storage               Self Storage
      3.09       770082 U-Haul Cincinnati                                                Self Storage               Self Storage
      3.10       774062 U-Haul Chattanooga                                               Self Storage               Self Storage
      3.11       778056 U-Haul Ft. Walton Beach                                          Self Storage               Self Storage
      3.12       783058 U-Haul Charleston                                                Self Storage               Self Storage
      3.13       790055 U-Haul Nashua                                                    Self Storage               Self Storage
      3.14       803064 U-Haul Yonkers                                                   Self Storage               Self Storage
      3.15       818072 U-Haul-Rockville, MD                                             Self Storage               Self Storage
      3.16       824020 U-Haul Roanoke                                                   Self Storage               Self Storage
      3.17       834024 U-Haul Denver South                                              Self Storage               Self Storage
      3.18       835046 U-Haul Mesquite                                                  Self Storage               Self Storage
      3.19       883069 U-Haul Prince George (Oaklawn)                                   Self Storage               Self Storage
      3.20       713021 U-Haul Whittier                                                  Self Storage               Self Storage
      3.21       714042 U-Haul Altadena                                                  Self Storage               Self Storage
      3.22       714046 U-Haul Canyon Country                                            Self Storage               Self Storage
      3.23       723024 U-Haul Gilbert                                                   Self Storage               Self Storage
      3.24       737025 U-Haul Austin                                                    Self Storage               Self Storage
      3.25       743056 U-Haul Shreveport                                                Self Storage               Self Storage
      3.26       752026 U-Haul Ann Arbor                                                 Self Storage               Self Storage
      3.27       761074 U-Haul Tulsa                                                     Self Storage               Self Storage
      3.28       776054 U-Haul Forest Park                                               Self Storage               Self Storage
      3.29       776069 U-Haul Decatur                                                   Self Storage               Self Storage
      3.30       788080 U-Haul Fort Lauderdale                                           Self Storage               Self Storage
      3.31       793074 U-Haul Des Moines                                                Self Storage               Self Storage
      3.32       825051 U-Haul Virginia Beach                                            Self Storage               Self Storage
      3.33       829070 U-Haul Altamonte Springs                                         Self Storage               Self Storage
      3.34       834021 U-Haul Littleton                                                 Self Storage               Self Storage
      3.35       836031 U-Haul Haltom City                                               Self Storage               Self Storage
      3.36       836048 U-Haul Fort Worth                                                Self Storage               Self Storage
      3.37       883070 U-Haul Prince George (Jefferson)                                 Self Storage               Self Storage
      3.38       706067 U-Haul Sacramento East                                           Self Storage               Self Storage
      3.39       713044 U-Haul Covina                                                    Self Storage               Self Storage
      3.40       716058 U-Haul San Bernadino                                             Self Storage               Self Storage
      3.41       724085 U-Haul Albuquerque                                               Self Storage               Self Storage
      3.42       744079 U-Haul San Antonio                                               Self Storage               Self Storage
      3.43       746086 U-Haul Houston South                                             Self Storage               Self Storage
      3.44       749072 U-Haul Madison                                                   Self Storage               Self Storage
      3.45       772021 U-Haul Old Hickory                                               Self Storage               Self Storage
      3.46       774056 U-Haul Asheville                                                 Self Storage               Self Storage
      3.47       776037 U-Haul Athens                                                    Self Storage               Self Storage
      3.48       784067 U-Haul Jacksonville                                              Self Storage               Self Storage
      3.49       787071 U-Haul Hialeah Gardens                                           Self Storage               Self Storage
      3.50       790061 U-Haul Concord                                                   Self Storage               Self Storage
      3.51       796063 U-Haul Center Newport                                            Self Storage               Self Storage
      3.52       802073 U-Haul Bellerose                                                 Self Storage               Self Storage
      3.53       808086 U-Haul Wilmington                                                Self Storage               Self Storage
      3.54       812021 U-Haul Philadelphia North                                        Self Storage               Self Storage
      3.55       820025 U-Haul Baltimore                                                 Self Storage               Self Storage
      3.56       825064 U-Haul Chesapeake                                                Self Storage               Self Storage
      3.57       882064 U-Haul Phoenix West                                              Self Storage               Self Storage
       4         Harden Ranch Plaza                                                         Retail                    Anchored
       5         Dominion Tower                                                             Office                      CBD
       6         Seven Mile Crossing                                                        Office                    Suburban
       7         Bear Run Village Apartments                                              Multifamily               Conventional
       8         Somerfield at Lakeside                                                   Multifamily               Conventional
       9         Mayfair Shopping Center                                                    Retail                    Anchored
       10        Keystone Technology VII, VIII & IX                                         Office                    Suburban
       11        Hollywood Hills Plaza                                                      Retail                    Anchored
       12        Bentley Place                                                            Multifamily               Conventional
       13        The Glens at Mill Creek Village                                          Multifamily               Conventional
       14        Sycamore Farms Apartments                                                Multifamily               Conventional
       15        Lake Meridian Marketplace                                                  Retail                    Anchored
       16        Craig Market Place I                                                       Retail                    Anchored
       17        Vista Ridge Apartments                                                   Multifamily               Conventional
       18        Westchester Residence Inn                                                Hospitality              Extended Stay
       19        TRW - Redondo Beach, CA                                                    Office                    Suburban
       20        Uptown Shopping Center                                                    Mixed Use             Retail/Multifamily
       21        Cedar Square Shopping Center                                               Retail                    Anchored
       22        4400 Matthew Drive                                                       Industrial                 Warehouse
       23        Dorchester Tower Apartments                                              Multifamily               Conventional
       24        Ballard Apartments                                                       Multifamily               Conventional
       25        Kingswick Apartments                                                     Multifamily               Conventional
       26        Falls Pointe Shopping Center                                               Retail                    Anchored
       27        Pheasant Run Shopping Center                                               Retail                    Anchored
       28        Island Lakes Estates & Villas                                            Multifamily               Conventional
       29        Sugar Land Business Center                                               Industrial                 Warehouse
       30        Fletcher Parkway Medical Center                                            Office                    Medical
       31        Merion Building                                                            Office                    Suburban
       32        Rego Park Retail                                                           Retail                   Unanchored
       33        One Park Ten                                                               Office                    Suburban
       34        Columbus Marriott Courtyard                                              Hospitality          Limited Service Hotel
       35        Shoppes of Lake Ave                                                        Retail                    Anchored
       36        Radisson/ Scanticon Hotel & Convention Center                            Hospitality               Full Service
       37        Lakes at College Pointe Phase I                                          Multifamily               Conventional
       38        Eagle Pond Heights Apartments                                            Multifamily               Conventional
       39        Colonial Village Apartments                                              Multifamily               Conventional







                                           MONTHLY DEPOSIT       INITIAL DEPOSIT TO
    MONTHLY TAX      MONTHLY INSURANCE      TO REPLACEMENT      CAPITAL IMPROVEMENTS   INITIAL TI/LC      MONTHLY TI/LC
       ESCROW             ESCROW              RESERVES                RESERVE              ESCROW             ESCROW
         ($)               ($)                  ($)                     ($)                 ($)                 ($)
--------------------------------------------------------------------------------------------------------------------------
                                                                     1,688








       11,697               10,598               3,603                                                       6,500
       134,505              35,053              315,005            250,156
        1,626                 529                4,721
         833                  365                4,740
        2,669                 307                4,474
        2,439                3,237               6,385
        1,177                 491                5,643
        1,793                 299                3,850
        2,088                 348                7,818
        2,705                 584                3,799              11,500
        3,343                 414                4,840
        1,775                 423                3,710
         951                  393                5,585              16,238
        1,101                1,307               4,010
        3,579                 379                4,593
        2,804                 623               10,288
        2,129                 277                3,645              19,875
        1,086                 812                5,360              27,688
        1,393                 600                3,789
        3,277                 973                7,045
        1,103                 706               11,850
        2,991                 526                4,658
        2,409                 470                3,544
        3,968                 575                8,009
        8,055                 478                8,915
        6,280                 583                9,035
        2,334                 543                6,900              12,625
        2,006                 438                3,583
         683                  367                3,374
         479                  323                3,815              16,000
        1,110                 244                5,305              25,188
        3,026                 344                3,578
        3,791                 627                5,785
        1,739                 294                4,735              12,063
        2,522                 485                3,550
        1,401                 637                3,620
        6,097                 314                9,125
        3,778                 573                6,140
         579                  338                5,420
        1,869                 491                4,375
        2,225                2,267               3,563
        1,423                1,387               7,242              35,500
        1,298                1,223               4,118
        1,476                 368                4,997
        3,640                 455                6,798
        2,821                 459                4,528
        1,600                 385                8,778
         615                  275                3,876
         680                 1,046               4,070
        1,717                 670                7,249
        3,759                 421                4,370
        1,732                 269                4,824
        1,623                 176                3,086              15,063
        3,863                 478                5,012              18,200
         544                 1,139               3,284              17,469
        4,271                 638                4,727              22,750
        2,542                 487                6,512
        2,264                 879                6,660
        3,423                 315               11,703
       38,309                7,124               4,057              89,500                                  16,700
       56,832                7,207               6,671                                                      30,000
       52,655                                    7,038                                                      19,000
       34,990                4,417               9,125                                  109,500
       30,048                2,013               4,900              435,350
       48,425               10,211               2,678              20,075              254,135              7,500
       20,277                                    2,144                                  250,000               (1)
       66,826                6,837               2,878                                  600,000
       19,087                7,150              10,646              74,625
        3,241                3,192               4,317
       17,325                6,692               8,391               1,000
       22,556                3,325               2,065                                                       6,174
         999                  646                 996                                   354,500               (1)
       20,307                2,783               6,750
       33,609                2,462              30,006              124,375
                                                 1,684              75,000
       15,473                2,936               1,518              29,125                                    (1)
        3,659                1,061               1,015              62,250
       18,978                                    5,094                                                      10,188
       27,335                4,780               6,646              79,750
       15,603                2,495               2,958
                                                                   1,440,960
        3,012                                     409
       15,066                1,749               1,279                                                       6,228
        8,803                1,696                                   5,156
       14,898                1,293               2,633                                  800,000             45,833
        9,312                 963                1,367              12,700                                   6,667
        7,187                 858                1,221                                                       6,066
       30,511                1,369                569                                                        6,000
       24,672                                    1,749                                                        (1)
        3,012                                   15,543

       43,213               12,993              90,461              62,813
        2,180                5,916               2,467

       10,649               15,883              12,900              232,625




MORTGAGE
LOAN NUMBER      PROPERTY NAME                                                     GENERAL PROPERTY TYPE      SPECIFIC PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
       40        Diamond Lakes                                                            Multifamily         Conventional/Section 8
       41        950 Merchants Concourse                                                    Retail                    Anchored
       42        Coliseum Lofts Apartments                                                Multifamily               Conventional
       43        80 River Street                                                            Office                    Suburban
       44        NAM Apartment Portfolio                                                  Multifamily               Conventional
     44.01       Mapleridge Apartments                                                    Multifamily               Conventional
     44.02       Milan Apartments                                                         Multifamily               Conventional
     44.03       Thorncrest Apartments                                                    Multifamily               Conventional
       45        Newington Westfarms Retail Center                                          Retail                    Anchored
       46        Commerce Corporate Center                                                  Office                    Suburban
       47        Foxfire/Cloister Apartments                                              Multifamily               Conventional
       48        Fresno Industrial Center                                                 Industrial                Distribution
       49        King City Square                                                           Retail                    Anchored
       50        King's Ridge Shopping Center                                               Retail                    Anchored
       51        Bluffs Apartments                                                        Multifamily               Conventional
       52        Summit East West                                                           Office                    Suburban
       53        Stanley Park Apartments                                                  Multifamily                 Student
       54        Sierra Vista Square Apartments                                           Multifamily               Conventional
       55        605 5th Avenue                                                             Office                      CBD
       56        Catalina Grove Apartments                                                Multifamily               Conventional
       57        Longmeadow Professional Park                                               Office                    Suburban
       58        Steeplechase Apartments                                                  Multifamily               Conventional
       59        Craig Market Place II                                                      Retail                Shadow Anchored
       60        Glendora West Apartments                                                 Multifamily               Conventional
       61        Town Square Wheatons                                                        Office                    Suburban
       62        Oryan Place Apartments                                                   Multifamily               Conventional
       63        Edwards Plaza                                                             Mixed Use               Office/Retail
       64        Storage USA                                                             Self Storage               Self Storage
       65        The Corners Apartments                                                   Multifamily               Conventional
       66        La Mesa Commerce Center                                                    Retail                   Unanchored
       67        Parsons Village Shopping Center                                            Retail                Shadow Anchored
       68        Kings Row Apts                                                           Multifamily               Conventional
       69        Maryland Park Apartments                                                 Multifamily               Conventional
       70        Lynwood Park Apartments                                                  Multifamily               Conventional
       71        Caribbean Warehouse Center II                                            Industrial                Distribution
       72        Arlington II                                                             Industrial          Warehouse/Distribution
       73        285 Fullerton Building                                                   Industrial                    Bulk
       74        Fairway Center                                                             Office                 Office/Retail
       75        Walgreen's Morgan Hill                                                     Retail                    Anchored
       76        Central Crossings Shopping Center                                          Retail                    Anchored
       77        University Health Park Phase I                                             Office                    Medical
       78        Two Elm Square                                                            Mixed Use               Office/Retail
       79        Moor's Landing                                                           Multifamily               Conventional
       80        1607-1615 West Henderson Street                                            Retail                    Anchored
       81        Cedar Grove Apartments                                                   Multifamily               Conventional
       82        Quinsigamond Plaza                                                         Retail                   Unanchored
       83        Prairie Towne Shops                                                        Retail                Shadow Anchored
       84        Wertland & Maupin Apartments                                             Multifamily             Student Housing
       85        Lakewood Village Apartments                                              Multifamily               Conventional
       86        7400 Arapahoe Plaza                                                        Office                    Suburban
       87        Tiffany Square Apts                                                      Multifamily               Conventional
       88        3058 East Sunset Road                                                      Office                    Suburban
       89        Railroad Y Apartments                                                    Multifamily               Conventional
       90        University Health Park II                                                  Office                    Medical
       91        Fulton Place Apartments                                                  Multifamily               Conventional
       92        Barkley Park Apartments                                                  Multifamily               Conventional
       93        Town and Country Village-MHP                                        Manufactured Housing       Manufactured Housing
       94        Brentwood East Shopping Center                                             Retail                   Unanchored
       95        Carriage Hill Apartments                                                 Multifamily               Conventional
       96        Allen Village Shopping Center                                              Retail                   Unanchored
       97        Town & Country Shopping Center                                             Retail                    Anchored
       98        Detroit One Apartments                                                   Multifamily               Conventional
       99        4820 Coldwater Canyon Avenue                                             Multifamily               Conventional
      100        Palm Springs Airport Commerce Center                                       Office                    Suburban
      101        Fresno Airport Commerce Center                                             Office                    Suburban





                                           MONTHLY DEPOSIT       INITIAL DEPOSIT TO
    MONTHLY TAX      MONTHLY INSURANCE      TO REPLACEMENT      CAPITAL IMPROVEMENTS   INITIAL TI/LC      MONTHLY TI/LC
       ESCROW             ESCROW              RESERVES               RESERVE               ESCROW             ESCROW
         ($)               ($)                  ($)                     ($)                 ($)                 ($)
------------------------------------------------------------------------------------------------------------------------
        4,981                5,508                                  25,431
       42,023                 891                 863                                                       10,500
         681                 1,917               3,000               2,638
        9,525                1,397               1,069                                  50,000               5,250
                                                                    355,089
                                                                    152,041
                                                                    110,048
                                                                    93,000
                             2,206                595
        6,797                 875                1,104               2,625                                   2,917
        6,062                2,866               5,857              50,703
        5,268                 809                3,314              34,615              100,000              4,167
        1,676                1,082               1,180              62,613                                   1,800

        7,775                2,794               3,397              11,875
       12,384                 85                 1,237                                                       3,200
        2,975                1,828               3,426              15,000
        3,817                1,354               4,375              69,338
                             1,386                438               24,938
        4,360                2,433                                  18,388
        9,623                1,125                                  12,463
       13,570                1,821
         192                  528                 280                                                         (1)
        3,533                 960                1,000              22,750
        3,199                 441                 255                3,250             1,403,382              (1)
        3,259                1,380                688
        5,628                 558                 392                                                        4,674
        6,290                                     835
        8,347                1,659               4,297
        2,546                 563                 865                                                        1,667
        8,028                                     968                                   340,000              3,333
        6,956                2,769               2,479              26,875
        2,952                1,328               3,375              103,000
        6,296                1,546               3,268              25,000
        5,713                2,888
        3,251                 351                2,188               1,500              85,000               1,333
        8,908                1,105               1,099                                                        (1)
        4,541                 404                1,498                                  50,000               8,962
                                                  125
        2,922                 299                 441
        4,723                 542                 500                                                        3,500
        4,450                1,234                500               12,500              50,000               3,333
        6,834                2,638               2,500              16,875
        5,188                1,943               1,308                                                       3,095
        4,922                5,319               3,500
        3,025                 671                 349               86,250                                   4,428
        8,425                 560                 193                                                        1,607
        3,347                 558                 625                 188
        2,612                1,246                                   9,256
        5,827                 469                 761               35,500                                   4,217
        9,470                2,202               4,229              146,000
        2,112                 456                 347
         353                 1,005                667
         322                  312                 350                                                        2,000
        4,002                 423                1,646               1,000
         103                  465                1,083
        1,848                 546                 675               43,140
        2,894                                     237                                                         834
        8,441                2,066               3,000              848,125
        5,674                 612                 250                                   108,188              2,222
        4,139                                    1,009                                                       3,334
        1,951                 449                 333
        1,751                 314                 375                 375
        3,469                 554                1,415                                                       2,500
        2,017                 436                 641               18,250                                   1,500



(1) In addition to any such escrows funded at loan closing for potential TI/LC, these loans require funds to be escrowed during some of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

MERRILL LYNCH MORTGAGE TRUST COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2002-MW1

                     ANNEX A-4                                               COMMERCIAL TENANTS OF THE MORTGAGED REAL PROPERTIES
                     ---------                                               ---------------------------------------------------

MORTGAGE LOAN NUMBER                        PROPERTY NAME                          GENERAL PROPERTY TYPE      SPECIFIC PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
         1           Royal Ahold Portfolio                                                Retail                     Anchored
        1.01         Stop & Shop-Malden                                                   Retail                     Anchored
        1.02         Stop & Shop-Southington                                              Retail                     Anchored
        1.03         Stop & Shop-Swampscott                                               Retail                     Anchored
        1.04         Stop & Shop-Cumberland                                               Retail                     Anchored
        1.05         Stop & Shop-Bristol                                                  Retail                     Anchored
        1.06         Stop & Shop-Framingham                                               Retail                     Anchored
        1.07         Giant-Sicklerville                                                   Retail                     Anchored
        1.08         Bi-Lo Plaza - Greenville                                             Retail                     Anchored
         2           Burbank Empire Center                                                Retail                     Anchored
         4           Harden Ranch Plaza                                                   Retail                     Anchored
         5           Dominion Tower                                                       Office                       CBD
         6           Seven Mile Crossing                                                  Office                     Suburban
         9           Mayfair Shopping Center                                              Retail                     Anchored
         10          Keystone Technology VII, VIII & IX                                   Office                     Suburban
         11          Hollywood Hills Plaza                                                Retail                     Anchored
         15          Lake Meridian Marketplace                                            Retail                     Anchored
         16          Craig Market Place I                                                 Retail                     Anchored
         19          TRW - Redondo Beach, CA                                              Office                     Suburban
         20          Uptown Shopping Center                                              Mixed Use              Retail/Multifamily
         21          Cedar Square Shopping Center                                         Retail                     Anchored
         22          4400 Matthew Drive                                                 Industrial                  Warehouse
         26          Falls Pointe Shopping Center                                         Retail                     Anchored
         27          Pheasant Run Shopping Center                                         Retail                     Anchored
         29          Sugar Land Business Center                                         Industrial                  Warehouse
         30          Fletcher Parkway Medical Center                                      Office                     Medical
         31          Merion Building                                                      Office                     Suburban
         32          Rego Park Retail                                                     Retail                    Unanchored
         33          One Park Ten                                                         Office                     Suburban
         35          Shoppes of Lake Ave                                                  Retail                     Anchored
         41          950 Merchants Concourse                                              Retail                     Anchored
         43          80 River Street                                                      Office                     Suburban
         45          Newington Westfarms Retail Center                                    Retail                     Anchored
         46          Commerce Corporate Center                                            Office                     Suburban
         48          Fresno Industrial Center                                           Industrial                 Distribution
         49          King City Square                                                     Retail                     Anchored
         50          King's Ridge Shopping Center                                         Retail                     Anchored
         52          Summit East West                                                     Office                     Suburban
         55          605 5th Avenue                                                       Office                       CBD
         57          Longmeadow Professional Park                                         Office                     Suburban
         59          Craig Market Place II                                                Retail                 Shadow Anchored
         61          Town Square Wheaton                                                  Office                     Suburban
         63          Edwards Plaza                                                       Mixed Use                Office/Retail
         66          La Mesa Commerce Center                                              Retail                    Unanchored
         67          Parsons Village Shopping Center                                      Retail                 Shadow Anchored
         71          Caribbean Warehouse Center II                                      Industrial                 Distribution
         72          Arlington II                                                       Industrial            Warehouse/Distribution
         73          285 Fullerton Building                                             Industrial                     Bulk
         74          Fairway Center                                                       Office                  Office/Retail
         75          Walgreen's Morgan Hill                                               Retail                     Anchored
         76          Central Crossings Shopping Center                                    Retail                     Anchored
         77          University Health Park Phase I                                       Office                     Medical
         78          Two Elm Square                                                      Mixed Use                Office/Retail
         80          1607-1615 West Henderson Street                                      Retail                     Anchored
         82          Quinsigamond Plaza                                                   Retail                    Unanchored
         83          Prairie Towne Shops                                                  Retail                 Shadow Anchored
         86          7400 Arapahoe Plaza                                                  Office                     Suburban
         88          3058 East Sunset Road                                                Office                     Suburban
         90          University Health Park II                                            Office                     Medical
         94          Brentwood East Shopping Center                                       Retail                    Unanchored
         96          Allen Village Shopping Center                                        Retail                    Unanchored
         97          Town & Country Shopping Center                                       Retail                     Anchored
        100          Palm Springs Airport Commerce Center                                 Office                     Suburban
        101          Fresno Airport Commerce Center                                       Office                     Suburban







           CUT-OFF DATE                                                                                           LARGEST TENANT
          PRINCIPAL BALANCE     NUMBER OF    UNIT OF                                                                  % OF NRA
                ($)               UNITS      MEASURE      LARGEST TENANT                                                (%)
------------------------------------------------------------------------------------------------------------------------------
             74,919,760          547,330        SF        Various
             12,481,458           79,229        SF        Stop & Shop-Malden                                            100.0%
             10,930,967           64,948        SF        Stop & Shop-Southington                                       100.0%
             10,853,442           65,268        SF        Stop & Shop-Swampscott                                        100.0%
             11,163,540           85,799        SF        Stop & Shop- Cumberalnd                                       100.0%
              8,140,082           63,128        SF        Stop & Shop-Bristol Township                                  100.0%
              8,992,852           64,917        SF        Stop & Shop-Framingham                                        100.0%
              8,295,131           68,323        SF        Giant-Sicklerville                                            100.0%
              4,062,288           55,718        SF        Bi-Lo-Greenville                                              100.0%
             64,951,470          613,794        SF        Target                                                         24.4%
             44,963,979          324,079        SF        Safeway                                                        16.3%
             40,348,183          403,276        SF        American Management Systems                                     9.4%
             35,925,511          346,265        SF        Unigraphics Solutions                                          13.4%
             22,470,552          214,673        SF        AFM Supermarket/Waldbaums                                      28.1%
             22,450,000          257,264        SF        IBM                                                            36.9%
             22,199,620          345,056        SF        Target                                                         34.6%
             18,100,000          165,210        SF        Albertson's                                                    34.2%
             18,000,000          119,574        SF        Albertson's / SavOn Drug                                       52.9%
             15,122,173          126,336        SF        TRW, Inc.                                                     100.0%
             14,750,000          100,062        SF        Zupan's Markets                                                14.1%
             14,095,147          280,266        SF        Wal-Mart                                                       71.0%
             14,000,000          407,500        SF        Ai-Genesee, LLC                                               100.0%
             11,800,000           98,105        SF        Harris Teeter                                                  36.3%
             11,623,215          102,326        SF        Best Buy                                                       29.4%
             10,886,443          315,901        SF        Tramontina USA, Inc.                                           31.9%
             10,707,499           82,024        SF        Sharp HospiceCare                                              14.9%
             10,243,530           72,892        SF        Philadelphia Hand Center                                       16.9%
              9,700,273           34,150        SF        Rite Aid                                                       29.6%
              9,517,345          161,616        SF        Prime Equipment                                                18.6%
              9,200,000           64,543        SF        Winn-Dixie                                                     82.0%
              8,581,914           69,039        SF        Bed Bath & Beyond                                              89.3%
              8,389,254           43,812        SF        US Customs                                                     17.3%
              7,543,762           71,401        SF        Bed Bath & Beyond                                              49.0%
              7,221,336           67,000        SF        PIA-SC Insurance Services, Inc.                                29.5%
              6,162,737          265,085        SF        Sony                                                           75.5%
              6,095,872           94,428        SF        Kroger                                                         63.6%
              5,995,033           78,979        SF        Publix                                                         65.4%
              5,976,626           59,394        SF        Progressive Casualty                                           20.9%
              5,479,424           17,000        SF        A2Z Computers                                                  26.5%
              5,260,000           79,534        SF        Meyers Brothers, P.C.                                          17.1%
              5,122,000           33,600        SF        Design Image III                                               35.7%
              4,593,749           25,533        SF        Wheaton Pediatrics                                             35.2%
              4,562,445           31,406        SF        Asia LLC Restaurant                                            20.7%
              4,373,555           57,673        SF        San Diego Dialysis Services                                    12.6%
              4,340,999           77,670        SF        Stacey's Restaurant                                            17.2%
              4,000,000           90,779        SF        Electrodome                                                    14.1%
              3,975,959          131,263        SF        Mendocino Forest Products                                     100.0%
              3,895,519          131,910        SF        Premium Ingredients, Ltd., et al                               70.9%
              3,824,585           78,128        SF        Klais & Co.                                                    28.9%
              3,697,210           14,976        SF        Walgreens                                                     100.0%
              3,675,184           52,978        SF        Food Lion                                                      63.8%
              3,633,672           28,997        SF        Andre Renard, MD, PA                                           15.5%
              3,565,934           29,986        SF        Lahaina Realty                                                 12.0%
              3,489,429          104,666        SF        Staples                                                        30.8%
              3,286,304           27,881        SF        Kinko's                                                        30.5%
              3,280,073           15,429        SF        Hallmark                                                       40.7%
              2,901,458           39,627        SF        I-Tech                                                         15.7%
              2,780,502           27,799        SF        Interim Services, Inc.                                         56.3%
              2,697,988           21,460        SF        Quest Diagnostics Clinical Laboratories Inc.                   15.2%
              2,431,528           18,984        SF        Applebee's                                                     29.2%
              2,383,638           20,000        SF        Platinum Fitness                                               22.5%
              2,347,129           80,709        SF        Marsh Supermarkets                                             42.1%
              1,743,081           62,877        SF        Desert Medical Group, Inc.                                     62.3%
              1,553,832           51,844        SF        Tamiyasu, Smith & Horn                                         10.3%



                                                                                             2ND LARGEST
                                                                                           TENANT % OF NRA   2ND LARGEST TENANT
      LARGEST TENANT EXP. DATE       2ND LARGEST TENANT NAME                                     (%)              EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------
              Various
             26-Dec-26
             26-Dec-26
             26-Dec-26
             26-Dec-26
             26-Dec-26
             26-Dec-26
             26-Dec-26
             26-Dec-26
             31-Jan-27               Lowe's                                                        22.0%          25-Oct-26
             31-Aug-11               Salinas Athletic Club                                          8.6%          30-Sep-10
             31-Mar-06               First Union                                                    5.9%          30-Sep-08
             28-Feb-09               XO Communications, Inc.                                        6.1%          31-Jul-07
             31-Oct-20               Burlington Coat Factory                                       14.0%          31-Jan-15
             30-Sep-06               Network Appliance, Inc                                        18.0%          31-Mar-05
             31-Jan-13               HIP                                                           21.7%          31-Jul-06
             31-Mar-10               24 Hour Fitness                                               13.0%          30-Jun-06
             28-Feb-27               Roni Josef                                                     5.8%          30-May-09
             31-Dec-11
             30-Jun-14               The Hasson Company                                             6.5%          30-Nov-04
             23-May-15               Goody's                                                       10.7%          31-May-05
             31-Dec-11
             31-Oct-21               Dress Barn/Dress Barn Woman                                    9.3%          31-Dec-11
             13-Sep-16               Linen's & Things                                              27.4%          31-Oct-16
             30-Jun-04               Assembletech, L.P.                                            17.5%          16-Nov-04
             30-Nov-05               San Carlos Medical                                            12.2%          30-Apr-08
             28-Feb-09               O'Neill Properties Group                                      12.3%          30-Sep-05
             28-Feb-06               FIJ Corporation                                               14.1%          30-Sep-07
          Multiple Spaces            J. Connor Consulting                                          18.5%          31-Aug-08
             05-Dec-21               Papa Johns                                                     2.9%          24-Apr-07
             31-Jan-21               Benihana                                                      10.7%          31-Aug-17
             30-Apr-04               76 River Street Corporation                                   11.4%          31-May-15
             31-Jan-15               Babies R Us (Ground Lease)                                    42.8%          31-Jan-21
             31-Jul-06               Bank of America                                               26.5%          30-Sep-08
             31-Jul-04               Louis & Co.                                                    4.7%          14-Dec-03
             14-Jan-17               First Cellular                                                13.2%          31-Dec-06
             31-May-21               Massive Video                                                  4.0%          31-May-06
             31-May-04               A.J. Oster                                                    17.7%          31-Dec-06
             30-Apr-05               Sanglugtu Corp                                                14.7%          30-Nov-03
             31-May-05               Liberty Mutual Insurance Co.                                   5.4%          31-Jul-03
             31-Mar-07               Goodwill                                                      22.6%          30-Apr-07
             14-Feb-12               Grove Dental                                                  19.6%          14-Feb-12
             30-Nov-08               Alpine Bank                                                    9.6%          28-Feb-04
             30-Sep-02               Cal Med Drugs                                                  8.0%          31-Dec-07
             30-Nov-05               Scripture Christian Store                                     10.7%          31-Aug-06
             31-Mar-04               Worldwide Safe & Vault                                         8.6%          31-Oct-06
             28-Feb-07
             30-Nov-11               Midwest Processing & Packaging Co.                            21.2%          30-Nov-11
             01-Mar-04               OBC Broadcasting                                              10.2%          01-Jul-03
             28-Feb-22
             31-Oct-19               Family Dollar                                                 15.1%          10-Dec-10
             30-Sep-06               Healthsouth of Sarasota                                       15.4%          23-Nov-04
             14-Sep-03               Drew Mortgage                                                  7.1%             MTM
             31-Aug-15               Big Lots                                                      25.8%          31-Jan-04
             31-Dec-05               Trader Joe's                                                  25.8%          08-Oct-09
             28-Feb-11               Primeco                                                       19.9%          05-Oct-10
             28-Feb-08               Thayer Media                                                   8.9%          30-Apr-03
             30-Sep-09               Spherion Pacific Enterprises, LLC                             43.7%          30-Sep-09
             08-Apr-07               Renaissance Integrative Health, P.A.                          14.1%          08-Apr-07
             31-Mar-10               Radio Shack                                                   14.1%          31-May-05
             14-Apr-06               Legacy Cleaners                                               15.0%          19-Jan-05
             30-Jun-06               Family Dollar                                                 16.8%          31-Dec-03
             30-Nov-04               U.S. Government - GSA                                         11.8%          30-Jun-03
             31-Oct-05               Ionosphere Broadcasting                                        6.9%          31-Jul-05








                                                                     3RD LARGEST
                                                                    TENANT % OF NRA    3RD LARGEST TENANT        MORTGAGE LOAN
 3RD LARGEST TENANT NAME                                                  (%)              EXP. DATE               NUMBER
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      1
                                                                                                                    1.01
                                                                                                                    1.02
                                                                                                                    1.03
                                                                                                                    1.04
                                                                                                                    1.05
                                                                                                                    1.06
                                                                                                                    1.07
                                                                                                                    1.08
Best Buy                                                                     7.3%         31-Jan-22                   2
Marshalls                                                                    8.3%         31-Jan-07                   4
Hofheimer, Nusbaum, MsPhaul & Samuels                                        5.6%         31-Jan-03                   5
Dorn Technology Group                                                        4.4%         30-Sep-02                   6
Genovese Drugs (Eckerd Corporation)                                          6.0%         09-Feb-21                   9
Larscom, Inc  --  SUBLEASE to Silicon Wireless                              10.6%         31-Dec-07                  10
Publix Super Market                                                         12.2%         31-Mar-12                  11
Bartell Drugs                                                                9.0%         31-May-05                  15
Hollywood Video                                                              5.0%         30-Apr-12                  16
                                                                                                                     19
Elephant's Delicatessen                                                      6.5%         30-Apr-04                  20
On Cue                                                                       1.8%         31-Jan-07                  21
                                                                                                                     22
Hallmark Creations                                                           6.1%         28-Feb-05                  26
Old Navy                                                                    19.5%         30-Sep-11                  27
Crown Beverage Packaging                                                    16.6%         31-Jan-04                  29
Grossmont Surgery Center                                                     9.7%         31-Dec-06                  30
Capita Technologies                                                          9.7%         31-May-06                  31
HSBC                                                                        13.5%         30-Apr-12                  32
Spectrum Energy                                                             13.5%         31-Jan-03                  33
Nail Salon                                                                   1.9%         31-Oct-07                  35
                                                                                                                     41
ICE Transport Co.                                                           10.7%         31-Aug-05                  43
Affirm Newington                                                             8.2%         31-Oct-04                  45
Los Angeles Unified School District                                         25.1%         31-May-07                  46
Western Parcel                                                               4.7%         31-Dec-03                  48
Dollar Tree                                                                  8.0%         31-Oct-06                  49
Empire Liquors                                                               2.3%         31-May-06                  50
Jack & Jill Daycare                                                          7.4%         30-Apr-07                  52
Brinks                                                                      14.7%         31-Oct-05                  55
Greater Springfield Counseling                                               4.9%         28-Feb-04                  57
Timbers Bar & Grill                                                         20.8%         28-Feb-12                  59
Baja Fresh Grill                                                            11.7%         02-Oct-11                  61
Marquez Restaurant                                                           9.1%         30-Apr-04                  63
San Diego Dance Center                                                       7.6%         31-Dec-02                  66
Blockbuster Video                                                            7.9%         30-Apr-03                  67
Universal Wireless Corp                                                      8.6%         30-Mar-05                  71
                                                                                                                     72
                                                                                                                     73
Urology, Inc.                                                                7.4%         01-Dec-03                  74
                                                                                                                     75
B&D Video                                                                    5.3%         31-Oct-04                  76
Heart Center of Sarasota                                                    12.6%         31-May-04                  77
Enzo of Andover                                                              6.6%         31-Mar-04                  78
Tractor Supply                                                              23.9%         28-Feb-09                  80
Verizon                                                                     21.9%         01-Sep-05                  82
The Bedding Experts                                                         19.8%         09-Feb-11                  83
Dr. Wagner DDS                                                               8.6%         31-Aug-09                  86
                                                                                                                     88
Ladies First Healthcare, P.A.                                               14.0%         08-Apr-07                  90
Cool Tan                                                                    13.1%         31-Jul-10                  94
Hibachi Rock                                                                14.9%         28-Feb-05                  96
AutoZone                                                                    12.6%         31-Jan-06                  97
Jewish Federation of Palm Springs                                            7.6%         31-Dec-02                  100
Cal-OSHA                                                                     5.8%         30-Sep-07                  101


MERRILL LYNCH MORTGAGE TRUST COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2002-MW1

                     ANNEX A-5                                     CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS
                     ---------                                     -------------------------------------------------------


MORTGAGE LOAN NUMBER               PROPERTY NAME                                           CITY
----------------------------------------------------------------------------------------------------------------------------

         1           Royal Ahold Portfolio                                            Various
----------------------------------------------------------------------------------------------------------------------------
        1.01         Stop & Shop-Malden                                               Malden
        1.02         Stop & Shop-Southington                                          Southington
        1.03         Stop & Shop-Swampscott                                           Swampscott
        1.04         Stop & Shop-Cumberland                                           Cumberland
        1.05         Stop & Shop-Bristol                                              Bristol Township
        1.06         Stop & Shop-Framingham                                           Framingham
        1.07         Giant-Sicklerville                                               Sicklerville
        1.08         Bi-Lo Plaza - Greenville                                         Greenville


         3           U-Haul Portfolio                                                 Various
----------------------------------------------------------------------------------------------------------------------------
        3.01         701065 U-Haul West Seattle                                       Seattle
        3.02         706081 U-Haul Carson City                                        Carson City
        3.03         715075 U-Haul Westminster                                        Westminster
        3.04         717081 U-Haul Poway                                              Poway
        3.05         720058 U-Haul Bountiful                                          Bountiful
        3.06         730063 U-Haul Lincoln                                            Lincoln
        3.07         740068 U-Haul Wichita Falls                                      Wichita Falls
        3.08         750083 U-Haul Milwaukee (Capital Dr.)                            Milwaukee
        3.09         770082 U-Haul Cincinnati                                         Cincinnati
        3.10         774062 U-Haul Chattanooga                                        Chattanooga
        3.11         778056 U-Haul Ft. Walton Beach                                   Fort Walton Beach
        3.12         783058 U-Haul Charleston                                         North Charleston
        3.13         790055 U-Haul Nashua                                             Nashua
        3.14         803064 U-Haul Yonkers                                            Yonkers
        3.15         818072 U-Haul-Rockville, MD                                      Rockville
        3.16         824020 U-Haul Roanoke                                            Roanoke
        3.17         834024 U-Haul Denver South                                       Denver
        3.18         835046 U-Haul Mesquite                                           Mesquite
        3.19         883069 U-Haul Prince George (Oaklawn)                            Prince George
        3.20         713021 U-Haul Whittier                                           Whittier
        3.21         714042 U-Haul Altadena                                           Altadena
        3.22         714046 U-Haul Canyon Country                                     Canyon Country
        3.23         723024 U-Haul Gilbert                                            Gilbert
        3.24         737025 U-Haul Austin                                             Austin
        3.25         743056 U-Haul Shreveport                                         Shreveport
        3.26         752026 U-Haul Ann Arbor                                          Ann Arbor
        3.27         761074 U-Haul Tulsa                                              Tulsa
        3.28         776054 U-Haul Forest Park                                        Forest Park
        3.29         776069 U-Haul Decatur                                            Decatur
        3.30         788080 U-Haul Fort Lauderdale                                    Wilton Manors
        3.31         793074 U-Haul Des Moines                                         Des Moines
        3.32         825051 U-Haul Virginia Beach                                     Viriginia Beach
        3.33         829070 U-Haul Altamonte Springs                                  Altamonte Springs
        3.34         834021 U-Haul Littleton                                          Littleton
        3.35         836031 U-Haul Haltom City                                        Haltom City
        3.36         836048 U-Haul Fort Worth                                         Ft. Worth
        3.37         883070 U-Haul Prince George (Jefferson)                          Prince George
        3.38         706067 U-Haul Sacramento East                                    Sacramento East
        3.39         713044 U-Haul Covina                                             Covina
        3.40         716058 U-Haul San Bernadino                                      San Bernadino
        3.41         724085 U-Haul Albuquerque                                        Albuquerque
        3.42         744079 U-Haul San Antonio                                        San Antonio
        3.43         746086 U-Haul Houston South                                      Houston
        3.44         749072 U-Haul Madison                                            Madison
        3.45         772021 U-Haul Old Hickory                                        Old Hickory
        3.46         774056 U-Haul Asheville                                          Asheville
        3.47         776037 U-Haul Athens                                             Athens
        3.48         784067 U-Haul Jacksonville                                       Jacksonville
        3.49         787071 U-Haul Hialeah Gardens                                    Hialeah Gardens
        3.50         790061 U-Haul Concord                                            Concord
        3.51         796063 U-Haul Center Newport                                     Newport
        3.52         802073 U-Haul Bellerose                                          Bellerose
        3.53         808086 U-Haul Wilmington                                         Wilmington
        3.54         812021 U-Haul Philadelphia North                                 Philadelphia
        3.55         820025 U-Haul Baltimore                                          Baltimore
        3.56         825064 U-Haul Chesapeake                                         Chesapeake
        3.57         882064 U-Haul Phoenix West                                       Phoenix West

                     Abbey Portfolio                                                  Various
----------------------------------------------------------------------------------------------------------------------------
         30          Fletcher Parkway Medical Center                                  La Mesa
         46          Commerce Corporate Center                                        Commerce
         48          Fresno Industrial Center                                         Fresno
         66          La Mesa Commerce Center                                          La Mesa
         72          Arlington II                                                     Riverside
        100          Palm Springs Airport Commerce Center                             Palm Springs
        101          Fresno Airport Commerce Center                                   Fresno

                     Craig Portfolio                                                  Las Vegas
----------------------------------------------------------------------------------------------------------------------------
         16          Craig Market Place I                                             Las Vegas
         59          Craig Market Place II                                            Las Vegas

         44          NAM Apartment Portfolio                                          Various
----------------------------------------------------------------------------------------------------------------------------
       44.01         Mapleridge Apartments                                            Ann Arbor
       44.02         Milan Apartments                                                 Milan
       44.03         Thorncrest Apartments                                            Saline

                     Herman Portfolio                                                 Various
----------------------------------------------------------------------------------------------------------------------------
         98          Detroit One Apartments                                           Los Angeles
         99          4820 Coldwater Canyon Avenue                                     Sherman Oaks





                CROSS-COLLATERALIZED  ORIGINAL-PRINCIPAL          CUT-OFF DATE      % OF INITIAL  ORIGINAL TERM      REMAINIG TERM
                AND CROSS-DEFAULTED       BALANCE               PRINCIPAL BALANCE  MORTGAGE POOL TO MATURITY OR      TO MATURITY
    STATE           LOAN FLAG             ($) (1)                    ($) (1)           BALANCE       ARD (MOS.)       OR ARD(Mos.)
-----------------------------------------------------------------------------------------------------------------------------------
    Various                                 75,250,000               74,919,760        6.9%                120           114
-----------------------------------------------------------------------------------------------------------------------------------
       MA                                   12,536,476               12,481,458
       CT                                   10,979,149               10,930,967
       MA                                   10,901,283               10,853,442
       RI                                   11,212,748               11,163,540
       RI                                    8,175,962                8,140,082
       MA                                    9,032,492                8,992,852
       NJ                                    8,331,695                8,295,131
       SC                                    4,080,195                4,062,288


    Various                                 64,991,000               64,794,526        6.0%                120           117
-----------------------------------------------------------------------------------------------------------------------------------
       WA                                    1,941,000                1,935,132
       NV                                      735,000                  732,778
       CA                                    1,378,000                1,373,834
       CA                                    1,335,000                1,330,964
       UT                                      515,000                  513,443
       NE                                      416,000                  414,742
       TX                                      700,000                  697,884
       WI                                      796,000                  793,594
       OH                                      555,000                  553,322
       TN                                      357,000                  355,921
       FL                                    1,121,000                1,117,611
       SC                                      680,000                  677,944
       NH                                    1,247,000                1,243,230
       NY                                    3,710,000                3,698,784
       MD                                    1,873,000                1,867,338
       VA                                    1,007,000                1,003,956
       CO                                      571,000                  569,274
       TX                                      930,000                  927,189
       VA                                    1,974,000                1,968,032
       CA                                    1,736,000                1,730,752
       CA                                    1,309,000                1,305,043
       CA                                    2,152,000                2,145,494
       AZ                                    1,533,000                1,528,366
       TX                                    2,272,000                2,265,132
       LA                                      877,000                  874,349
       MI                                      605,000                  603,171
       OK                                      421,000                  419,727
       GA                                      543,000                  541,358
       GA                                    1,043,000                1,039,847
       FL                                      906,000                  903,261
       IA                                      805,000                  802,566
       VA                                    1,322,000                1,318,003
       FL                                      622,000                  620,120
       CO                                      535,000                  533,383
       TX                                    2,070,000                2,063,742
       TX                                    1,011,000                1,007,944
       VA                                      818,000                  815,527
       CA                                      894,000                  891,297
       CA                                      915,000                  912,234
       CA                                      930,000                  927,189
       NM                                      404,000                  402,779
       TX                                      727,000                  724,802
       TX                                      832,000                  829,485
       WI                                      684,000                  681,932
       TN                                    1,614,000                1,609,121
       NC                                      516,000                  514,440
       GA                                      763,000                  760,693
       FL                                    1,140,000                1,136,554
       FL                                    1,234,000                1,230,270
       NH                                    1,086,000                1,082,717
       RI                                    1,481,000                1,476,523
       NY                                    3,150,000                3,140,477
       DE                                      928,000                  925,195
       PA                                    1,330,000                1,325,979
       MD                                    1,610,000                1,605,133
       VA                                      967,000                  964,077
       AZ                                    1,365,000                1,360,873

       CA           Abbey Portfolio         35,910,000               35,738,001        3.3%                 94            89
-----------------------------------------------------------------------------------------------------------------------------------
       CA           Abbey Portfolio         10,750,000               10,707,499        1.0%                 94            89
       CA           Abbey Portfolio          7,250,000                7,221,336        0.7%                 94            89
       CA           Abbey Portfolio          6,200,000                6,162,737        0.6%                 94            89
       CA           Abbey Portfolio          4,400,000                4,373,555        0.4%                 94            89
       CA           Abbey Portfolio          4,000,000                3,975,959        0.4%                 94            89
       CA           Abbey Portfolio          1,750,000                1,743,081        0.2%                 94            89
       CA           Abbey Portfolio          1,560,000                1,553,832        0.1%                 94            89

       NV           Craig Portfolio         23,122,000               23,122,000        2.1%                120           120
-----------------------------------------------------------------------------------------------------------------------------------
       NV           Craig Portfolio         18,000,000               18,000,000        1.7%                120           120
       NV           Craig Portfolio          5,122,000                5,122,000        0.5%                120           120

       MI                                    8,250,000                8,250,000        0.8%                120           120
-----------------------------------------------------------------------------------------------------------------------------------
       MI                                    2,750,000                2,750,000
       Mi                                    2,175,000                2,175,000
       MI                                    3,325,000                3,325,000

       CA          Herman Portfolio          4,020,000                4,004,107        0.4%                 60            55
-----------------------------------------------------------------------------------------------------------------------------------
       CA          Herman Portfolio          2,030,000                2,021,974        0.2%                 60            55
       CA          Herman Portfolio          1,990,000                1,982,132        0.2%                 60            55






                                                                                    MATURITY DATE OR
  REMAINING IO              ORIGINAL     REMAINING AMORT      MONTHLY P&I             ARD BALLOON
  PERIOD                   AMORT TERM       AMORT TERM          PAYMENT                  BALANCE       APPRAISED VALUE      DSCR
   (MOS.)                    (MOS.)           (MOS.)              ($)                      ($)               ($)             ($)
------------------------------------------------------------------------------------------------------------------------------------
                                 360             354           522,042.88            66,322,852         96,640,000            1.33
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        16,100,000
                                                                                                        14,100,000
                                                                                                        14,000,000
                                                                                                        14,400,000
                                                                                                        10,500,000
                                                                                                        11,600,000
                                                                                                        10,700,000
                                                                                                         5,240,000


                                 300             297           496,027.07            53,383,807        111,915,000            1.72
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         2,800,000
                                                                                                         1,750,000
                                                                                                         3,040,000
                                                                                                         2,670,000
                                                                                                         1,500,000
                                                                                                         1,100,000
                                                                                                         1,000,000
                                                                                                         1,660,000
                                                                                                         1,300,000
                                                                                                           800,000
                                                                                                         1,680,000
                                                                                                         1,100,000
                                                                                                         2,000,000
                                                                                                         5,300,000
                                                                                                         2,900,000
                                                                                                         1,560,000
                                                                                                         1,250,000
                                                                                                         1,570,000
                                                                                                         2,820,000
                                                                                                         2,480,000
                                                                                                         2,400,000
                                                                                                         3,940,000
                                                                                                         2,590,000
                                                                                                         3,860,000
                                                                                                         1,660,000
                                                                                                         1,300,000
                                                                                                           835,000
                                                                                                         1,090,000
                                                                                                         1,890,000
                                                                                                         1,610,000
                                                                                                         1,550,000
                                                                                                         2,025,000
                                                                                                         1,090,000
                                                                                                           920,000
                                                                                                         3,300,000
                                                                                                         1,990,000
                                                                                                         1,430,000
                                                                                                         2,090,000
                                                                                                         2,025,000
                                                                                                         1,420,000
                                                                                                           840,000
                                                                                                         1,180,000
                                                                                                         1,475,000
                                                                                                         1,350,000
                                                                                                         2,810,000
                                                                                                           920,000
                                                                                                         1,480,000
                                                                                                         2,180,000
                                                                                                         2,240,000
                                                                                                         1,900,000
                                                                                                         2,200,000
                                                                                                         4,500,000
                                                                                                         1,325,000
                                                                                                         1,900,000
                                                                                                         2,300,000
                                                                                                         2,070,000
                                                                                                         1,950,000

                                 360             331           250,901.56            31,996,193         48,100,000            1.39
------------------------------------------------------------------------------------------------------------------------------------
                                 360             355            73,333.95             9,803,228         14,230,000            1.49
                                 360             355            49,457.78             6,611,479          9,800,000            1.44
                                 300             295            44,814.03             5,334,974          8,200,000            1.26
                                 300             295            31,803.50             3,786,111          5,800,000            1.37
                                 300             295            28,912.27             3,441,919          5,350,000            1.31
                                 360             355            11,938.08             1,595,875          2,330,000            1.38
                                 360             355            10,641.95             1,422,608          2,390,000            1.25

                                 360             360           153,848.09            20,171,913         30,900,000            1.35
------------------------------------------------------------------------------------------------------------------------------------
                                 360             360           119,633.59            15,698,801         24,000,000            1.34
                                 360             360            34,214.50             4,473,112          6,900,000            1.39

                                 360             360            55,581.78             7,220,988         11,098,000            1.33
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         3,860,000
                                                                                                         2,812,000
                                                                                                         4,426,000

                                 360             355            27,423.49             3,818,236          5,395,000            1.26
------------------------------------------------------------------------------------------------------------------------------------
                                 360             355            13,848.18             1,928,114          2,770,000            1.27
                                 360             355            13,575.31             1,890,122          2,625,000            1.25







                         LTV RATIO AT                                       CUT-OFF DATE
  CUT-OFF DATE            MATURITY OR                                        PRINCIPAL
   LTV  RATIO               ARD           NUMBER OF    UNIT OF            BALANCE PER UNIT        UW NET CASH FLOW   MORTGAGE LOAN
      (%)                   (%)             UNITS      MEASURE                  ($)                      ($)              NUMBER
------------------------------------------------------------------------------------------------------------------------------------
       77.5%              68.6%            547,330        SF                   137                    8,316,429          1
------------------------------------------------------------------------------------------------------------------------------------
                                            79,229        SF                   158                    1,382,110        1.01
                                            64,948        SF                   168                    1,207,381        1.02
                                            65,268        SF                   166                    1,199,034        1.03
                                            85,799        SF                   130                    1,245,296        1.04
                                            63,128        SF                   129                      903,164        1.05
                                            64,917        SF                   139                    1,001,832        1.06
                                            68,323        SF                   121                      920,530        1.07
                                            55,718        SF                    73                      457,082        1.08


       57.9%              47.7%          1,571,812        SF                    41                   10,248,221          3
------------------------------------------------------------------------------------------------------------------------------------
                                            23,605        SF                    82                      263,370        3.01
                                            23,700        SF                    31                      106,708        3.02
                                            22,370        SF                    61                      196,873        3.03
                                            31,924        SF                    42                      272,393        3.04
                                            27,801        SF                    18                       94,827        3.05
                                            19,250        SF                    22                       64,553        3.06
                                            39,090        SF                    18                      112,243        3.07
                                            18,997        SF                    42                      144,781        3.08
                                            24,150        SF                    23                      116,300        3.09
                                            18,549        SF                    19                       67,726        3.10
                                            27,923        SF                    40                      159,937        3.11
                                            20,050        SF                    34                       97,936        3.12
                                            22,967        SF                    54                      173,750        3.13
                                            50,769        SF                    73                      583,322        3.14
                                            18,275        SF                   102                      271,137        3.15
                                            26,800        SF                    37                      148,015        3.16
                                            18,943        SF                    30                       97,549        3.17
                                            35,225        SF                    26                      125,920        3.18
                                            58,950        SF                    33                      266,907        3.19
                                            23,648        SF                    73                      263,174        3.20
                                            17,718        SF                    74                      244,594        3.21
                                            39,884        SF                    54                      393,799        3.22
                                            44,575        SF                    34                      265,815        3.23
                                            45,150        SF                    50                      374,595        3.24
                                            34,500        SF                    25                      137,324        3.25
                                            17,916        SF                    34                       92,102        3.26
                                            16,870        SF                    25                       69,420        3.27
                                            19,209        SF                    28                       92,746        3.28
                                            26,525        SF                    39                      166,662        3.29
                                            17,888        SF                    50                      127,232        3.30
                                            28,925        SF                    28                      129,307        3.31
                                            23,675        SF                    56                      168,903        3.32
                                            17,750        SF                    35                       90,536        3.33
                                            18,100        SF                    29                       80,220        3.34
                                            45,625        SF                    45                      282,169        3.35
                                            30,700        SF                    33                      149,145        3.36
                                            27,100        SF                    30                      119,341        3.37
                                            21,875        SF                    41                      206,143        3.38
                                            17,814        SF                    51                      170,343        3.39
                                            36,208        SF                    26                      125,659        3.40
                                            20,590        SF                    20                       71,172        3.41
                                            24,984        SF                    29                      107,590        3.42
                                            33,988        SF                    24                      107,041        3.43
                                            22,642        SF                    30                      118,937        3.44
                                            43,738        SF                    37                      265,651        3.45
                                            19,381        SF                    27                       83,995        3.46
                                            20,350        SF                    37                      125,324        3.47
                                            34,356        SF                    33                      156,940        3.48
                                            21,850        SF                    56                      198,956        3.49
                                            24,120        SF                    45                      155,714        3.50
                                            15,431        SF                    96                      185,175        3.51
                                            24,958        SF                   126                      491,908        3.52
                                            16,420        SF                    56                      158,082        3.53
                                            23,634        SF                    56                      244,388        3.54
                                            32,560        SF                    49                      271,816        3.55
                                            33,300        SF                    29                      175,433        3.56
                                            58,517        SF                    23                      216,623        3.57

       74.4%              66.6%            717,766        SF                    50                    4,176,471
------------------------------------------------------------------------------------------------------------------------------------
       75.2%              68.9%             82,024        SF                   131                    1,311,602         30
       73.7%              67.5%             67,000        SF                   108                      852,681         46
       75.2%              65.1%            265,085        SF                    23                      678,488         48
       75.4%              65.3%             57,673        SF                    76                      523,103         66
       74.3%              64.3%            131,263        SF                    30                      453,652         72
       74.8%              68.5%             62,877        SF                    28                      197,497         100
       65.0%              59.5%             51,844        SF                    30                      159,449         101

       74.8%              65.3%            153,174        SF                   151                    2,500,466
------------------------------------------------------------------------------------------------------------------------------------
       75.0%              65.4%            119,574        SF                   151                    1,930,735         16
       74.2%              64.8%             33,600        SF                   152                      569,731         59

       74.3%              65.1%                272      Units               30,331                      886,549         44
------------------------------------------------------------------------------------------------------------------------------------
                                                80      Units               34,375                      291,335        44.01
                                                72      Units               30,208                      250,893        44.02
                                               120      Units               27,708                      344,321        44.03

       74.2%              70.8%                 34      Units              117,768                      414,573
------------------------------------------------------------------------------------------------------------------------------------
       73.0%              69.6%                 16      Units              126,373                      211,712         98
       75.5%              72.0%                 18      Units              110,118                      202,861         99



(1) For mortgage loans secured by multiple properties, the cut-off date principal balance is allocated based on the allocated loan balance specified in the related loan documents or to the extent not specified in the related loan documents, it is allocated on an individual property's appraised value as a percentage of the total appraised value of all related mortgaged real properties.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]



[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES               Prior Payment:
135 S. LaSalle Street   Suite 1625                                                                       Next Payment:
Chicago, IL   60603-4159                                                                                 Record Date:
USA
                                                           ABN AMRO ACCT:
Administrator:                                                                                           Analyst:
                                                REPORTING PACKAGE TABLE OF CONTENTS
====================================================================================================================================
======================================  ====================================================  ======================================
                                                                                   Page(s)
Issue Id:                     ML020MW1                                             ------     Closing Date:
                                        Statements to Certificateholders           Page 2     First Payment Date:
Monthly Data                            Rating Information                         Page 3     Assumed Final Payment:
File Name:       ML020MW1_200206_3.ZIP  Cash Reconciliation Summary                Page 4
======================================  Bond Interest Reconciliation               Page 5     ======================================
                                        Asset-Backed Facts -
                                           15 Month Loan Status Summary            Page 6
                                        Asset-Backed Facts -
                                           15 Month Payoff/Loss Summary            Page 7
                                        Delinquent Loan Detail                     Page 8
                                        Historical Collateral Prepayment           Page 9
                                        Mortgage Loan Characteristics              Page 10-12
                                        Loan Level Detail                          Page 13
                                        Specially Serviced (Part I) - Loan Detail  Page 14
                                        Specially Serviced Loan Detail (Part II)
                                          - Servicer Comments                      Page 15
                                        Historical REO Report                      Page 16
                                        Modified Loan Detail                       Page 17
                                        Realized Loss Detail                       Page 18
                                        Appraisal Reduction Detail                 Page 19
                                        ASER Detail                                Page 20
                                        ====================================================

                    =============================================================================================
                                                    PARTIES TO THE TRANSACTION
                    ---------------------------------------------------------------------------------------------
                                            Depositor: Merrill Lynch Mortgage Investors Inc.
                            Underwriter: Merrill Lynch, Pierce, Fenner & Smith, Inc./Wachovia Securities
                                           Master Servicer: Wachovia Bank, National Association
                           Rating Agency: Moody's Investors Service, Inc./Standard & Poor's Corporation
                    =============================================================================================

                                 ==================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                 ------------------------------------------------------------------
                                     LaSalle Web Site                            www.etrustee.net



                                     LaSalle Factor Line                         (800) 246-5761
                                 ==================================================================
                                                                                                                             ANNEX B
====================================================================================================================================


[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                               COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                            ABN AMRO ACCT:
====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST     INTEREST     PASS-THROUGH
CLASS    FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT(2)    ADJUSTMENT      RATE
CUSIP                                                                                                                  Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Total
====================================================================================================================================
                                                                      Total P&I Payment
                                                                      ==============================

Notes:  (1) N denotes notional balance not included in total
        (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
        (3) Estimated
         *  Denotes Controlling Class


[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                               COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                            ABN AMRO ACCT:

                                                         RATING INFORMATION

===================================================================================================================================
                         ORIGINAL RATINGS                                    PRIOR RATINGS                      CURRENT RATINGS
                      ----------------------                            ---------------------               ----------------------
CLASS      CUSIP       MOODY'S          S&P                              MOODY'S         S&P                 MOODY'S         S&P
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore note being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

====================================================================================================================================

[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                               COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                            ABN AMRO ACCT:

                                                    CASH RECONCILIATION SUMMARY


====================================================================================================================================
-------------------------------------------  -----------------------------------------  -------------------------------------------
       INTEREST SUMMARY                                 PRINCIPAL SUMMARY                        SERVICING FEE SUMMARY
-------------------------------------------  -----------------------------------------  -------------------------------------------

Current Scheduled Interest                   SCHEDULED PRINCIPAL:                       Current Servicing Fees
Less Deferred Interest                       Current Scheduled Principal                Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled                 Advanced Scheduled Principal               Less Reduction for PPIS
Plus Gross Advance Interest                  -----------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction             Scheduled Principal                        -------------------------------------------
Less Other Interest Not Advanced             -----------------------------------------  Total Servicing Fees Paid
Less Other Adjustment                        UNSCHEDULED PRINCIPAL:                     -------------------------------------------
-------------------------------------------  Curtailments                                          FEE STRIP SUMMARY
Total                                        Prepayments in Full
-------------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                        Repurchase Proceeds
-------------------------------------------  Other Principal Proceeds
Prepayment Penalties                         -----------------------------------------
Yield Maintenance Penalties                  Total Unscheduled Principal
Other Interest Proceeds                      -----------------------------------------
-------------------------------------------  Remittance Principal
Total                                        -----------------------------------------
-------------------------------------------
-------------------------------------------                                             Total Fee Strips Paid by Servicer
Less Fee Paid To Servicer                    -----------------------------------------  Total Fee Strips Paid by Trust
Less Fee Strips Paid by Servicer             Remittance P&I Due Trust                   --------------------------------------------
-------------------------------------------  -----------------------------------------                PPIS SUMMARY
LESS FEES & EXPENSES PAID BY/TO SERVICER                                                --------------------------------------------
-------------------------------------------  -----------------------------------------
Special Servicing Fees                       Remittance P&I Due Certs                   Gross PPIS
Workout Fees                                 -----------------------------------------  Reduced by PPIE
Liquidation Fees                                                                        Reduced by Shortfalls in Fees
Interest Due Serv on Advances                                                           Reduced by Other Amounts
Non Recoverable Advances                                                                --------------------------------------------
Misc. Fees & Expenses                                                                   PPIS Reducing Scheduled
-------------------------------------------                                             --------------------------------------------
Total                                                                                   PPIS Reducing Servicing Fee
-------------------------------------------                                             --------------------------------------------
-------------------------------------------                                             PPIS Due Certificate
Total Interest Due Trust                                                                --------------------------------------------
-------------------------------------------                                             --------------------------------------------
-------------------------------------------  -----------------------------------------  ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
LESS FEES & EXPENSES PAID BY/TO TRUST                  POOL BALANCE SUMMARY             --------------------------------------------
-------------------------------------------  -----------------------------------------                        Principal     Interest
Trustee Fee                                                             Balance  Count  --------------------------------------------
Fee Strips                                   -----------------------------------------  Prior Outstanding
Misc. Fees                                   Beginning Pool
Interest Reserve Withholding                 Scheduled Principal                        Plus Current Period
Plus Interest Reserve Deposit                Unscheduled Principal
-------------------------------------------  Deferred Interest                          Less Recovered
Total                                        Liquidations
-------------------------------------------  Repurchases                                Less Non Recovered
-------------------------------------------  -----------------------------------------
Total Interest Due Certs                     Ending Pool                                Ending Outstanding
-------------------------------------------  -----------------------------------------  --------------------------------------------


====================================================================================================================================

[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                              COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                            ABN AMRO ACCT:

                                                    BOND INTEREST RECONCILIATION

===============================================================================================================================
                                                                 Deductions                               Additions
                                                -----------------------------------------  ---------------------------------
          Accrual        Pass        Accrued                 Add.    Deferred &               Prior     Prepay-     Other
       -------------     Thru      Certificate  Allocable    Trust    Accretion  Interest  Int. Short-   ment     Interest
Class  Method  Days      Rate       Interest      PPIS    Expense(1)  Interest    Losses    falls Due  Penalties Proceeds(2)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

===============================================================================================================================

===============================================================

                             Remaining
  Distributable   Interest  Outstanding       Credit Support
   Certificate    Payment    Interest      --------------------
    Interest       Amount   Shortfalls     Original  Current(3)
---------------- ----------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------

 ==============================================================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest.
(2) Other Interest Proceeds include default interest, PPIE, interest due on outstanding losses, interest due on outstanding shortfalls and recoveries of interest.
(3) Determined as follows:  (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                               COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                            ABN AMRO ACCT:

                                         ASSET-BACKED FACTS - 15 MONTH HISTORICAL LOAN STATUS SUMMARY


============   =====================================================================================================================
                                        Delinquency Aging Categories                                 Special Event Categories (1)
               -----------------------------------------------------------------------------  --------------------------------------
                                                                                                               Specially
Distribution   Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure       REO       Modifications   Serviced   Bankruptcy
    Date       #      Balance  #      Balance   #       Balance  #      Balance  #   Balance   #     Balance  #  Balance  #  Balance
============   =====================================================================================================================

------------   ---------------------------------------------------------------------------------------------------------------------

------------   ---------------------------------------------------------------------------------------------------------------------

------------   ---------------------------------------------------------------------------------------------------------------------

------------   ---------------------------------------------------------------------------------------------------------------------

------------   ---------------------------------------------------------------------------------------------------------------------

------------   ---------------------------------------------------------------------------------------------------------------------

------------   ---------------------------------------------------------------------------------------------------------------------

------------   ---------------------------------------------------------------------------------------------------------------------

------------   ---------------------------------------------------------------------------------------------------------------------

============   =====================================================================================================================

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category



[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                               COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                            ABN AMRO ACCT:

                                    ASSET-BACKED FACTS - 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  ==================================================================================  ==================================
                                                          Appraisal                    Realized
Distribution   Ending Pool (1)  Payoffs (2)  Penalties   Reduct. (2) Liquidations (2) Losses (2)  Remaining Term  Curr Weighted Avg.
   Date        #       Balance  #   Balance  #  Amount   #   Balance  #      Balance  #   Amount   Life    Amort.  Coupon     Remit
============  ==================================================================================  ==================================
------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

============  ==================================================================================  ==================================

                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.


[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                               COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                            ABN AMRO ACCT:

                                                       DELINQUENT LOAN DETAIL

================================================================================================================================
                  Paid               Outstanding  Out. Property                     Special
 Disclosure       Thru  Current P&I      P&I        Protection       Advance       Servicer     Foreclosure  Bankruptcy    REO
   Control #      Date    Advance     Advances**     Advances    Description (1) Transfer Date      Date        Date       Date
================================================================================================================================



















Total
================================================================================================================================
A. P&I ADVANCE - LOAN IN GRACE PERIOD   1. P&I ADVANCE - LOAN DELINQUENT 1  MONTH   4. MATURED BALLOON/ASSUMED SCHEDULED PAYMENT
B. P&I ADVANCE - LATE PAYMENT BUT       2. P&I ADVANCE - LOAN DELINQUENT 2  MONTHS  7. P&I ADVANCE (FORECLOSURE)
    < 1 MONTH DELINQ.                   3. P&I ADVANCE - LOAN DELINQUENT 3+ MONTHS  9. P&I ADVANCE (REO)
================================================================================================================================
**  Outstanding P&I Advances include the current period P&I Advance



[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                               COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                            ABN AMRO ACCT:

                                               HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

========================  ==========================================  ====================  ====================================

Disclosure    Payoff       Initial                   Payoff  Penalty  Prepayment  Maturity         Property        Geographic
 Control #    Period       Balance        Type       Amount   Amount     Date       Date             Type          Location
========================  ==========================================  ====================  ====================================
------------------------  ------------------------------------------  --------------------  ------------------------------------

------------------------  ------------------------------------------  --------------------  ------------------------------------

------------------------  ------------------------------------------  --------------------  ------------------------------------

------------------------  ------------------------------------------  --------------------  ------------------------------------

------------------------  ------------------------------------------  --------------------  ------------------------------------

------------------------  ------------------------------------------  --------------------  ------------------------------------

------------------------  ------------------------------------------  --------------------  ------------------------------------

------------------------  ------------------------------------------  --------------------  ------------------------------------

------------------------  ------------------------------------------  --------------------  ------------------------------------

========================  ==========================================  ====================  ====================================
                          CUMULATIVE
                                         ===============

                                                                    PAGE 9 of 20

[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                               COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                            ABN AMRO ACCT:

                                                   MORTGAGE LOAN CHARACTERISTICS

               DISTRIBUTION OF PRINCIPAL BALANCES                               DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
   Current                                  Weighted Average         Current                                    Weighted Average
  Scheduled   # of  Scheduled   % of    -------------------------    Mortgage     # of  Scheduled   % of    ------------------------
   Balances   Loans  Balance   Balance   Term  Coupon  PFY DSCR    Interest Rate  Loans  Balance   Balance   Term  Coupon PFY DSCR
=================================================================  =================================================================










=================================================================  =================================================================
                0       0       0.00%                                               0       0       0.00%
=================================================================  =================================================================
Average Scheduled Balance                   0                      Minimum Mortgage Interest Rate           ,900.0000%
Maximum  Scheduled Balance     (9,999,999,999)                     Maximum Mortgage Interest Rate           ,900.0000%
Minimum  Scheduled Balance      9,999,999,999

        DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)                     DISTRIBUTION OF REMAINING TERM (BALLOON)
=================================================================  =================================================================
                                              Weighted Average                                                   Weighted Average
Fully Amortizing  # of  Scheduled   % of   ----------------------     Balloon       # of  Scheduled   % of    ----------------------
 Mortgage Loans   Loans  Balance   Balance Term  Coupon  PFY DSCR  Mortgage Loans  Loans   Balance   Balance  Term  Coupon  PFY DSCR
=================================================================  =================================================================





=================================================================  =================================================================
                   0       0       0.00%                                             0       0       0.00%
=================================================================  =================================================================

[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                               COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                            ABN AMRO ACCT:

                                                   MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF DSCR (PFY)                                            GEOGRAPHIC DISTRIBUTION
=================================================================  =================================================================
 Debt Service     # of   Scheduled    % of                            Geographic   # of   Scheduled    % of
Coverage Ratio   Loans    Balance    Balance  WAMM   WAC PFY DSCR      Location   Loans    Balance    Balance  WAMM   WAC  PFY  DSCR
=================================================================  =================================================================







=================================================================
                     0         0     0.00%
=================================================================
Maximum  DSCR   0.000
Minimum  DSCR   0.000

                  DISTRIBUTION OF DSCR (CUTOFF)
=================================================================
   Debt Service    # of  Scheduled   % of
  Coverage Ratio  Loans   Balance   Balance  WAMM  WAC  PFY  DSCR
=================================================================








=================================================================  =================================================================
                     0         0     0.00%                                           0        0        0.00%
=================================================================  =================================================================
Maximum  DSCR   0.000
Minimum  DSCR   0.000



[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                               COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                            ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                     DISTRIBUTION OF LOAN SEASONING
=================================================================  =================================================================
 Property   # of   Scheduled    % of                                Number of    # of     Scheduled    % of
   Types   Loans    Balance    Balance   WAMM   WAC   PFY  DSCR      Months      Loans     Balance    Balance  WAMM   WAC  PFY  DSCR
=================================================================  =================================================================












=================================================================  =================================================================
             0        0        0.00%                                               0          0        0.00%
=================================================================  =================================================================

                DISTRIBUTION OF AMORTIZATION TYPE                                 DISTRIBUTION OF YEAR LOANS MATURING
=================================================================  =================================================================
 Amortization   # of    Scheduled    % of                                         # of  Scheduled   % of
     Type      Loans    Balance    Balance  WAMM   WAC  PFY  DSCR     Year        Loans  Balance   Balance  WAMM   WAC     PFY DSCR
=================================================================  =================================================================
                                                                       2002        0       0        0.00%    0    0.00%      0.00
                                                                       2003        0       0        0.00%    0    0.00%      0.00
                                                                       2004        0       0        0.00%    0    0.00%      0.00
                                                                       2005        0       0        0.00%    0    0.00%      0.00
                                                                       2006        0       0        0.00%    0    0.00%      0.00
                                                                       2007        0       0        0.00%    0    0.00%      0.00
                                                                       2008        0       0        0.00%    0    0.00%      0.00
                                                                       2009        0       0        0.00%    0    0.00%      0.00
                                                                       2010        0       0        0.00%    0    0.00%      0.00
                                                                       2011        0       0        0.00%    0    0.00%      0.00
                                                                       2012        0       0        0.00%    0    0.00%      0.00
                                                                   2013 & Greater  0       0        0.00%    0    0.00%      0.00
=================================================================  =================================================================
                 0           0       0.00%                                         0       0        0.00%
=================================================================  =================================================================

                                                                   PAGE 12 of 20

[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                               COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                            ABN AMRO ACCT:

                                                          LOAN LEVEL DETAIL

====================================================================================================================================
                                             Operating              Ending                                                Loan
Disclosure         Property  Maturity PFY    Statement    Geo.    Principal   Note   Scheduled   Prepayment Prepayment   Status
 Control #  Group    Type      Date   DSCR     Date     Location    Balance   Rate      P&I       Amount      Date       Code(1)
====================================================================================================================================










====================================================================================================================================
*   NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------------
(1) Legend: A. P&I Adv - in Grace Period      1. P&I Adv -  delinquent 1 month    3. P&I Adv -  delinquent 3+ months  7. Foreclosure
            B. P&I Adv - < one month delinq   2. P&I Adv -  delinquent 2 months   4. Mat. Balloon/Assumed  P&I        9. REO
====================================================================================================================================

[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                               COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                            ABN AMRO ACCT:

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

=====================  ===================  =================================  ================================  ===============
                             Balance                             Remaining
Disclosure  Servicing  -------------------    Note   Maturity  --------------           Property         Geo.               NOI
Control #   Xfer Date   Scheduled  Actual     Rate     Date     Life   Amort.             Type         Location  NOI  DSCR  Date
=====================  ===================  =================================  ================================  ===============




















=====================  ===================  =================================  ================================  ===============

                                                                   PAGE 14 of 20

[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                               COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                            ABN AMRO ACCT:

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) - SERVICER COMMENTS

=========================================  =========================================================================================
   Disclosure             Resolution
   Control #               Strategy                                           Comments
=========================================  =========================================================================================





























=========================================  =========================================================================================
                                                                   PAGE 15 of 20

[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                               COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                            ABN AMRO ACCT:

                                               HISTORICAL COLLATERAL LEVEL REO REPORT

==================  ==================================================================  ============================================
                                                                   Recent    Appraisal
Disclosure   REO                   Property    Actual  Scheduled  Appraisal  Reduction     Date    Liquidation  Liquidation Realized
Control #    Date   City    State    Type     Balance  Balance     Value     Amount    Liquidated   Proceeds     Expenses    Loss
------------------  ------------------------------------------------------------------  --------------------------------------------






















------------------  ------------------------------------------------------------------  -------------------------------------------

[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                               COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                            ABN AMRO ACCT:

                                                        MODIFIED LOAN DETAIL

===========================================================  =======================================================================
                                 Cutoff        Modified
 Disclosure   Modification      Maturity        Maturiy                                  Modification
  Control #      Date             Date           Date                                     Description
-----------------------------------------------------------  -----------------------------------------------------------------------
























===========================================================  =======================================================================

[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                               COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                            ABN AMRO ACCT:

                                                         REALIZED LOSS DETAIL
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Net
                                                                      Gross Proceeds                           Proceeds
                                                Beginning               as a % of     Aggegate        Net     as a % of
          Disclosure   Appraisal   Appraisal    Scheduled    Gross       Sched.      Liquidation  Liquidation    Sched.     Realized
Period     Control #     Date       Value       Balance    Proceeds     Balance       Expenses*    Proceeds     Balance       Loss
------------------------------------------------------------------------------------------------------------------------------------





















------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL
CUMULATIVE
====================================================================================================================================

     * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                                                                   PAGE 18 of 20

[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                               COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                            ABN AMRO ACCT:

                                                     APPRAISAL REDUCTION DETAIL

===================== ======================= ===================================== ===================== ======== =================
                                                                   Remaining Term                                    Appraisal
Disclosure  Appraisal Scheduled    Reduction    Note    Maturity   ---------------  Property  Geographic           ---------------
 Control #  Red. Date  Balance      Amount      Rate      Date     Life      Amort.   Type     Location    DSCR     Value    Date
--------------------- ----------------------- ------------------------------------- --------------------- -------- ----------------




























===================== ======================= ===================================== ===================== ======== =================


[Graphic Omitted]ABN AMRO                             MERRILL LYNCH MORTGAGE TRUST                       Statement Date: 06/17/2002
LaSalle Bank N.A.                                          SERIES 2002-MW1                               Payment Date:
                                               COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                            ABN AMRO ACCT:

                                                             ASER DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Current     Current
                                         Beginning    ASER       ASER Int         ASER Prin     Appraisal   Appraisal   Cumulative
        Disclosure  Appraisal Appraisal  Scheduled    Prin     ADV Reduction   ADV Reduction    Reduction   Reduction      ASER
Period   Control #     Date     Value     Balance    Balance      Amount          Amount          Date        Amount      Amount
------------------------------------------------------------------------------------------------------------------------------------





















------------------------------------------------------------------------------------------------------------------------------------

[MERRILL LYNCH LOGO]                                  [WACHOVIA SECURITIES LOGO]



                      STRUCTURAL AND COLLATERAL TERM SHEET

                           $944,569,000 (APPROXIMATE)


                          MERRILL LYNCH MORTGAGE TRUST
         Commercial Mortgage Pass-Through Certificates, Series 2002-MW1
           Offered Classes A-1, A-2, A-3, A-4, B, C and D Certificates


                      MERRILL LYNCH MORTGAGE LENDING, INC.
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                              Mortgage Loan Sellers


                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                 Master Servicer


                        LEND LEASE ASSET MANAGEMENT, L.P.
                                Special Servicer


                                    JULY 2002




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH & CO.                                          WACHOVIA SECURITIES

                            DEUTSCHE BANK SECURITIES

                                TABLE OF CONTENTS

STRUCTURAL OVERVIEW...........................................................2
     Offered Certificates.....................................................2
     Non-Offered Certificates.................................................2
STRUCTURAL REPRESENTATION.....................................................3
TRANSACTION TERMS.............................................................4
MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE..........................8
     General Characteristics..................................................8
     Loan Sellers.............................................................9
     Property Types...........................................................9
     Property Location.......................................................10
     Property Location Map...................................................11
     Cut-Off Date Principal Balance Of Mortgage Loans........................12
     Mortgage Rate...........................................................12
     Debt Service Coverage Ratios............................................13
     Cut-Off Date Loan-To-Value Ratios.......................................13
     Maturity Date Or Anticipated Repayment Date Loan-To-Value Ratios........14
     Original Terms To Maturity Or Anticipated Repayment Date................14
     Remaining Terms To Maturity Or Anticipated Repayment Date...............15
     Seasoning...............................................................15
     Original Amortization Terms.............................................15
     Remaining Stated Amortization Terms.....................................16
     Amortization Type.......................................................16
     Lock Boxes..............................................................16
     Escrow Types............................................................16
     Prepayment Provisions Summary...........................................17
     Mortgage Pool Prepayment Profile........................................17
TEN LARGEST MORTGAGE LOANS...................................................18
ADDITIONAL MORTGAGE LOAN INFORMATION.........................................54




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                                                               APPROX. %                                    ASSUMED
              EXPECTED RATINGS                    APPROX.     OF CUT-OFF       WEIGHTED                      FINAL
           --------------------- CERTIFICATE      CREDIT      DATE POOL       AVERAGE        PRINCIPAL   DISTRIBUTION
  CLASS      MOODY'S      S&P      BALANCE(1)     SUPPORT       BALANCE      LIFE(YRS)(2)     WINDOW(2)     DATE(2)      RATE TYPE
=================================================================================================================================
    A-1       Aaa        AAA     $67,917,000      21.875%         6.27%         2.800       08/02-02/07   2/12/2007       Fixed
---------------------------------------------------------------------------------------------------------------------------------
    A-2       Aaa        AAA      97,857,000      21.875          9.04          5.100       02/07-11/08   11/12/2008      Fixed
---------------------------------------------------------------------------------------------------------------------------------
    A-3       Aaa        AAA     120,974,000      21.875         11.17          7.813       11/08-08/11   8/12/2011       Fixed
---------------------------------------------------------------------------------------------------------------------------------
    A-4       Aaa        AAA     559,033,000      21.875         51.64          9.605       08/11-06/12   6/12/2012       Fixed
---------------------------------------------------------------------------------------------------------------------------------
     B        Aa2        AA       41,951,000      18.000          3.88          9.919       06/12-06/12   6/12/2012       Fixed
---------------------------------------------------------------------------------------------------------------------------------
     C        A2          A       46,011,000      13.750          4.25          9.919       06/12-06/12   6/12/2012       Fixed
---------------------------------------------------------------------------------------------------------------------------------
     D        A3         A-       10,826,000      12.750          1.00          9.919       06/12-06/12   6/12/2012       Fixed
=================================================================================================================================


NON-OFFERED CERTIFICATES




                                    CERTIFICATE                   APPROX. %                                   ASSUMED
             EXPECTED RATINGS        BALANCE OR      APPROX.     OF CUT-OFF      WEIGHTED                      FINAL
          ----------------------      NOTIONAL        CREDIT      DATE POOL       AVERAGE       PRINCIPAL   DISTRIBUTION
  CLASS     MOODY'S       S&P         AMOUNT(1)      SUPPORT       BALANCE     LIFE(YRS)(2)     WINDOW(2)     DATE(2)      RATE TYPE
===================================================================================================================================
   E(3)      (3)         (3)       $18,945,000       11.000%       1.75            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   F(3)      (3)         (3)       17,592,000         9.375        1.62            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   G(3)      (3)         (3)       17,593,000         7.750        1.63            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   H(3)      (3)         (3)       18,945,000         6.000        1.75            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   J(3)      (3)         (3)       16,239,000         4.500        1.50            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   K(3)      (3)         (3)        5,413,000         4.000        0.50            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   L(3)      (3)         (3)        8,120,000         3.250        0.75            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   M(3)      (3)         (3)       13,532,000         2.000        1.25            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   N(3)      (3)         (3)        5,413,000         1.500        0.50            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   O(3)      (3)         (3)       16,239,757         0.000        1.50            (3)            (3)          (3)          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   XC(3)     (3)         (3)    1,082,600,757(4)      N/A          N/A             N/A            (3)          (3)         Variable
-----------------------------------------------------------------------------------------------------------------------------------
   XP(3)     (3)         (3)      993,674,000(4)      N/A          N/A             N/A            (3)          (3)         Variable
===================================================================================================================================

(1) In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2) As of the cut-off date, the weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of ARD Loans, their Anticipated Repayment Dates) and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Yield Considerations" in the prospectus supplement.
(3) Not offered hereby. Any information provided herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.
(4) The class XC and XP certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class XC and XP certificates as described in the prospectus supplement. The interest rate applicable to each component of the class XC and XP certificates for each distribution date will equal the rate specified in the prospectus supplement.

                                      NOTES




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

STRUCTURAL REPRESENTATION
--------------------------------------------------------------------------------


                               ADMINISTRATIVE FEE

                             CLASS XC CERTIFICATES*
                                  (NON-OFFERED)

                             CLASS XP CERTIFICATES*
                                 (NON-OFFERED)

   Class           Class          Class         Class         Class          Class          Class           Class
    A-1             A-2            A-3           A-4            B              C              D               E
Certificates    Certificates   Certificates  Certificates  Certificates   Certificates   Certificates    Certificates
 (Offered)       (Offered)      (Offered)     (Offered)     (Offered)      (Offered)      (Offered)         (Non-
                                                                                                           Offered)
  Aaa/AAA          Aaa/AAA       Aaa/AAA       Aaa/AAA        Aa2/AA          A2/A          Aa3/A-



    Class           Class          Class          Class         Remaining
      F               G              H              J          Non-Offered
 Certificates    Certificates   Certificates   Certificates    Certificates
    (Non-           (Non-          (Non-          (Non-
   Offered)        Offered)       Offered)       Offered)

* The class XP certificates and class XC certificates are depicted as of the cut-off date. The interest rate for the class XP certificates will equal the weighted average of the class XP strip rates. The class XP strip rates are based on the interest rates for the following components: (a) from the initial distribution date through the distribution date in July 2003, components corresponding to a portion of the class A-1 certificates and the class A-2 certificates through the class J certificates, (b) from the distribution date in July 2003 through the distribution date in July 2004, components corresponding to a portion of the class A-2 certificates and the class A-3 certificates through the class J certificates, (c) from the distribution date in July 2004 through the distribution date in July 2005, components corresponding to a portion of the class A-2 certificates and the class A-3 certificates through the class J certificates, (d) from the distribution date in July 2005 through the distribution date in July 2006, components corresponding to a portion of the class A-3 certificates, the class A-4 certificates through the class H certificates and a portion of the class J certificates, (e) from the distribution date in July 2006 though the distribution date in July 2007, components corresponding to a portion of the class A-3 certificates, the class A-4 certificates through the class G certificates and a portion of the class H certificates, (f) from the distribution date in July 2007 through the distribution date in July 2008, components corresponding to a portion of the class A-4 certificates, the class B certificates through the loss F certificates and a portion of the class G certificates, and (g) from the distribution date in July 2008 through the distribution date in July 2009, components corresponding to a portion of the class A-4 certificates, the class B certificates through the class E certificates and a portion of the class F certificates. After the distribution date in July 2009, the class XP strip rate will be 0% per annum. The pass-through rate of the class XC certificates will equal the weighted average of the XC strip rates as further described m the prospectus supplement.

Note:   Classes are not drawn to scale.


                                      NOTES



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------
NOTE: CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED TO THEM IN THE RELATED PROSPECTUS SUPPLEMENT.

ISSUE TYPE            Sequential pay REMIC. Class A-1, A-2, A-3, A-4, B, C and D
                      certificates are offered publicly. All other certificates will be privately placed to qualified institutional buyers or to institutional accredited investors.

CUT-OFF DATE          All mortgage loan characteristics are based on balances as of the cut-off date of July 1, 2002 (or with respect to one mortgage loan, July 10, 2002) after application of all payments due on or before such date (whether or not received). All percentages presented herein are approximate.

MORTGAGE POOL         The mortgage pool consists of 101 mortgage loans with an
                      aggregate initial mortgage pool balance of $1,082,600,757, subject to a variance of plus or minus 5%. The mortgage loans are secured by 166 mortgaged real properties located throughout 35 states.

DEPOSITOR             Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN         Merrill Lynch Mortgage Lending, Inc. -- 58.3% of the
SELLERS               initial mortgage pool balance.

                      Wachovia Bank, National Association -- 41.7% of the initial mortgage pool balance.

UNDERWRITERS          Merrill Lynch, Pierce, Fenner & Smith Incorporated,
                      Wachovia Securities, Inc. and Deutsche Bank Securities
                      Inc.

TRUSTEE               LaSalle Bank National Association

FISCAL AGENT          ABN AMRO Bank, N.V.

MASTER SERVICER       Wachovia Bank, National Association

SPECIAL SERVICER      Lend Lease Asset Management, L.P.

RATING AGENCIES       Moody's Investors Service, Inc. and Standard and Poor's
                      Ratings Services, a division of The McGraw-Hill Companies,
                      Inc.

DENOMINATIONS         $25,000 minimum for the offered certificates.

CLOSING DATE          On or about July 11, 2002.

SETTLEMENT TERMS      Book-entry through DTC for all offered certificates.

DETERMINATION DATE    The 8th day of each month, or if such 8th day is not
                      a business day, the next succeeding business day, commencing with respect to the offered certificates in August 2002.

DISTRIBUTION DATE     The fourth business day after the related determination
                      date.




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------
INTEREST DISTRIBUTIONS Each class of offered certificates will be entitled on each distribution date to interest accrued at its pass-through rate for such distribution date on the outstanding certificate balance of such class during the prior calendar month. Interest on the offered certificates will be calculated on the basis of twelve 30-day months and a 360-day year. Interest will be distributed on each distribution date, to the extent of available funds, in sequential order of class designations with class A-1, class A-2, class A-3, class A-4, class XC and class XP ranking pari passu in entitlement to interest.

PRINCIPAL              Principal will be distributed on each distribution date,
DISTRIBUTIONS          to the extent of available funds, to the class of
                       sequential pay certificates outstanding with the earliest alphabetical/numerical class designation until its certificate balance is reduced to zero. If, due to losses, the certificate balances of the class B through class O certificates are reduced to zero, payments of principal to the class A-1, class A-2, class A-3 and class A-4 certificates will be made on a pro rata basis.

LOSSES Realized Losses and Additional Trust Fund Expenses, if any, will be allocated to the class O, class N, class M, class L, class K, class J, class H, class G, class F, class E, class D, class C, and class B certificates, in that order, and then, pro rata, to the class A-1, class A-2, class A-3 and class A-4 certificates.

PREPAYMENT PREMIUMS    Any prepayment premiums or yield maintenance charges
AND YIELD MAINTENANCE  collected will be distributed to certificateholders on
CHARGES                the distribution date following the collection period in
                       which the prepayment occurred. On each distribution date, the holders of each class of offered certificates and class E, class F and class G certificates then entitled to principal distributions will be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of (a) the amount of such prepayment premiums or yield maintenance charges, multiplied by (b) a fraction, the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such class of certificates on such distribution date, and the denominator of which is the Principal Distribution Amount for such distribution date.

                       The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed to the holders of the class XC certificates (not offered hereby).

ADVANCES The master servicer and, if it fails to do so, the trustee or the fiscal agent will be obligated to make P&I advances and servicing advances, including delinquent property taxes and insurance, but only to the extent that such advances are deemed recoverable and in the case of P&I advances subject to appraisal reductions that may occur.




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

APPRAISAL REDUCTIONS   An appraisal reduction generally will be created in the
                       amount, if any, by which the principal balance of a required appraisal loan (plus other amounts overdue or advanced in connection with such loan) exceeds 90% of the appraised value of the related mortgaged property plus all escrows and reserves (including letters of credit) held with respect to the mortgage loan. As a result of calculating an Appraisal Reduction Amount for a given mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates in reverse alphabetical order of the classes. A required appraisal loan will cease to be a required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such mortgage loan to be a required appraisal loan.

OPTIONAL TERMINATION   The master servicer, the special servicer and certain
                       certificateholders will have the option to terminate the trust, in whole but not in part, and purchase the remaining assets of the trust on or after the distribution date on which the stated principal balance of the mortgage loans then outstanding is less than 1.0% of the initial mortgage pool balance. Such purchase price will generally be at a price equal to the unpaid aggregate principal balance of the mortgage loans (or fair market value in the case of REO Properties), plus accrued and unpaid interest and certain other additional trust fund expenses.

CONTROLLING CLASS      The class of sequential pay certificates (a) which bears
                       the latest alphabetical class designation (other than the class XC, XP, Z-I, Z-II, R-I and R-II certificates) and
                       (b) the certificate balance of which is (i) greater than 25% of its original certificate balance and (ii) equal to or greater than 1.0% of the sum of the original certificate balances of all the sequential pay certificates; provided, however, that if no class of sequential pay certificates satisfies clause (b) above, the controlling class will be the outstanding class of sequential pay certificates bearing the latest alphabetical class designation (other than the class XC, XP, Z-I, Z-II, R-I and R-II certificates); provided, further, with respect to certain issues related to the AB
                       Mortgage Loans, the holder of the related companion loan will have certain rights to direct the special servicer, as described in the prospectus supplement.

ERISA The offered certificates are expected to be ERISA eligible.

SMMEA The class A-1, A-2, A-3, A-4 and B certificates are expected to be "mortgage-related securities" for the purposes of SMMEA so long as they remain rated in one of the two highest rating categories by a nationally recognized statistical rating organization.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------



CONTACTS



       MERRILL LYNCH & CO.                        WACHOVIA SECURITIES, INC.
       Rich Sigg                                  William J. Cohane
       (212) 449-3860 (Phone)                     (704) 374-6161 (Phone)
       (212) 449 6253 (Fax)                       (704) 383-7639 (Fax)

       John Mulligan                              Scott Fuller
       (212) 449-3860 (Phone)                     (704) 715-1235 (Phone)
       (212) 449 6253 (Fax)                       (704) 383-8777 (Fax)

       David Rodgers                              Bob Ricci
       (212) 449-3611 (Phone)                     (704) 715-1235 (Phone)
       (212) 449-3658 (Fax)                       (704) 383-8777 (Fax)


                       DEUTSCHE BANK SECURITIES INC.
                       Justin Kennedy
                       (212) 469-5149 (Phone)
                       (212) 469-2740 (Fax)

                       Scott Waynebern
                       (212) 469-5149 (Phone)
                       (212) 469-2740 (Fax)




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF AGGREGATE PERCENTAGE CALCULATIONS IN THE TABLES MAY NOT EQUAL 100% DUE TO ROUNDING.)
--------------------------------------------------------------------------------

GENERAL CHARACTERISTICS
Initial mortgage pool balance.......................................................................   $1,082,600,757
Number of mortgage loans............................................................................              101
Number of mortgaged properties......................................................................              166
Percentage of investment grade shadow rated loans (mortgage loan Nos. 2, 3, and 19).................             13.4%
Number of crossed loan pools........................................................................                3
Crossed loan pools as a percentage of initial mortgage pool balance.................................              5.8%
Number of single note multi-property pools..........................................................                3
Single note multi-property pools as a percentage of initial mortgage pool balance...................             13.7%

Weighted average underwritten debt service coverage ratio...........................................             1.41x
Maximum underwritten debt service coverage ratio....................................................             1.75x
Minimum underwritten debt service coverage ratio....................................................             1.20x
Weighted average cut-off date loan-to-value ratio...................................................             71.1%
Maximum cut-off date loan-to-value ratio............................................................             80.0%
Minimum cut-off date loan-to-value ratio............................................................             20.3%

Average cut-off date principal balance..............................................................      $10,718,819
Maximum cut-off date principal balance..............................................................      $74,919,760
Minimum cut-off date principal balance..............................................................       $1,553,832
Weighted average mortgage interest rate.............................................................            7.305%
Maximum mortgage interest rate......................................................................            8.125%
Minimum mortgage interest rate......................................................................            6.330%

Weighted average original term to maturity or anticipated repayment date (months)...................              114
Maximum original term to maturity or anticipated repayment date (months)............................              204
Minimum original term to maturity or anticipated repayment date (months)............................               48
Weighted average remaining term to maturity or anticipated repayment date (months)..................              110
Maximum remaining term to maturity or anticipated repayment date (months)...........................              204
Minimum remaining term to maturity or anticipated repayment date (months)...........................               48

Number of mortgage loans with balloon payments (excluding mortgage loans with anticipated repayment
     dates).........................................................................................               87
Aggregate cut-off date principal balance of mortgage loans with balloon payments (excluding
     mortgage loans with anticipated repayment dates)...............................................     $784,132,952
Number of mortgage loans with anticipated repayment dates...........................................               13
Aggregate cut-off date principal balance of mortgage loans with anticipated repayment dates.........     $294,367,806
Number of fully amortizing mortgage loans...........................................................                1
Aggregate cut-off date principal balance of fully amortizing mortgage loans.........................       $4,100,000
Percentage of initial mortgage pool balance of mortgage loans secured by mortgaged real properties occupied by a single tenant (certain of such single tenants may have one or more sub-tenants
     at such properties)............................................................................             10.3%



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
LOAN SELLERS

                                                                  % OF                                     WTD. AVG.
                                               AGGREGATE         INITIAL                                   REMAINING
      MORTGAGE             NUMBER OF         CUT-OFF DATE       MORTGAGE                   WTD. AVG.        TERM TO        WTD. AVG.
        LOAN               MORTGAGE            PRINCIPAL          POOL       WTD. AVG.    CUT-OFF DATE    MATURITY/ARD     MORTGAGE
       SELLER                LOANS             BALANCE(1)       BALANCE(1)       DSCR      LTV RATIO(1)      (MONTHS)         RATE
====================================================================================================================================
Merrill Lynch                  62            $   630,733,981       58.3%       1.43x          71.2%           111           7.370%
Wachovia                       39                451,866,776       41.7        1.38           70.9            109           7.215
                         --------------   -------------------- ------------ -----------  ---------------  -------------  -----------
                              101            $ 1,082,600,757      100.0%       1.41x          71.1%           110           7.305%
====================================================================================================================================

PROPERTY TYPES

                                                           % OF                                  WTD. AVG.
                           NUMBER OF       AGGREGATE      INITIAL                 WTD. AVG.      REMAINING
                           MORTGAGED     CUT-OFF DATE    MORTGAGE                  CUT-OFF        TERM TO      WTD. AVG.   WTD. AVG.
                              REAL         PRINCIPAL       POOL       WTD. AVG.    DATE LTV     MATURITY/ARD   MORTGAGE      LOAN
     PROPERTY TYPE         PROPERTIES     BALANCE(1)    BALANCE(1)       DSCR      RATIO(1)       (MONTHS)        RATE     PER UNIT
====================================================================================================================================
Retail                         34       $  388,667,645     35.9%         1.42x       72.4%          117           7.315%   $   120
  Anchored                     26          353,749,275     32.7          1.43        72.1           117           7.298        115
  Unanchored                    5           22,175,299      2.0          1.31        75.9           107           7.639        184
  Shadow Anchored(2)            3           12,743,072      1.2          1.40        74.8           118           7.216        135

Multifamily                    41          321,616,432     29.7          1.35        75.3           109           7.034     54,508
Office                         20          200,369,748     18.5          1.36        69.6           111           7.423        112
Self Storage                   58           69,289,153      6.4          1.71        58.3           117           7.827         43
Industrial                      6           42,920,658      4.0          1.44        71.6            78           7.427         33
Hospitality                     3           34,319,002      3.2          1.53        51.1            92           7.994     82,616
Mixed Use                       3           22,878,380      2.1          1.30        70.2            78           7.094        143
MHC(3)                          1            2,539,739      0.2          1.46        74.7           115           7.160     16,932
-----------------------  -------------  ---------------  ---------  ------------  -----------  ------------  -----------  ----------
                              166       $1,082,600,757    100.0%         1.41x       71.1%          110           7.305%   $ 18,922
====================================================================================================================================

(1) For mortgage loans secured by multiple properties, the cut-off date principal balance is allocated based on the allocated loan balance specified in the related loan documents or to the extent not specified in the related loan documents, it is allocated on an individual property's appraised value as a percentage of the total appraised value of all of the related mortgaged real properties.
(2) A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.
(3)  Manufactured housing communities.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
PROPERTY LOCATION

                                                                   % OF                                    WTD. AVG.
                                                 AGGREGATE        INITIAL                                  REMAINING
                                NUMBER OF       CUT-OFF DATE     MORTGAGE                  WTD. AVG.        TERM TO        WTD. AVG.
                             MORTGAGED REAL      PRINCIPAL         POOL      WTD. AVG.    CUT-OFF DATE    MATURITY/ARD     MORTGAGE
          STATES               PROPERTIES       BALANCE (2)       BALANCE       DSCR     LTV RATIO (2)      (MONTHS)         RATE
====================================================================================================================================
CA                                26          $ 235,127,661         21.7%       1.44x        67.6%            106             7.265%
  Northern(1)                      8            103,252,270          9.5        1.28         74.9             103             7.081
  Southern(1)                     18            131,875,392         12.2        1.57         61.9             108             7.409
VA                                12             74,815,233          6.9        1.40         70.8             116             7.485
NY                                 8             74,190,146          6.9        1.40         69.1             115             7.585
FL                                15             73,413,395          6.8        1.40         73.9             117             7.327
MI                                 7             67,760,362          6.3        1.42         70.3             106             7.397
PA                                 5             60,451,037          5.6        1.46         67.0             106             6.883
NV                                 7             53,306,972          4.9        1.36         74.2             111             7.089
NC                                 5             45,273,660          4.2        1.33         73.4             122             7.321
MA                                 6             44,439,990          4.1        1.32         75.5             115             7.439
TX                                13             40,731,102          3.8        1.47         71.4             101             7.491
WA                                 4             35,318,602          3.3        1.33         70.5             116             6.965
NJ                                 4             32,650,456          3.0        1.47         70.3             116             7.364
OH                                 6             27,690,671          2.6        1.54         65.7              93             7.850
RI                                 4             26,756,771          2.5        1.38         75.7             109             7.424
TN                                 6             23,691,717          2.2        1.48         74.3             116             7.364
GA                                 4             23,141,899          2.1        1.25         77.8             113             6.908
KS                                 1             21,343,137          2.0        1.38         79.9             119             7.190
OK                                 2             20,267,780          1.9        1.29         78.9             110             7.023
CT                                 2             18,474,729          1.7        1.43         74.1             116             7.232
IL                                 4             17,865,212          1.7        1.34         74.2             116             7.219
OR                                 1             14,750,000          1.4        1.30         70.9              60             6.740
LA                                 2              9,667,402          0.9        1.42         77.9             119             7.252
SC                                 3              9,121,005          0.8        1.37         77.1             114             7.463
CO                                 4              8,566,560          0.8        1.34         69.3             110             7.713
KY                                 1              5,986,714          0.6        1.31         76.8             117             7.125
MO                                 1              4,576,639          0.4        1.32         76.3             115             7.000
MD                                 2              3,472,471          0.3        1.72         57.9             117             7.870
AZ                                 2              2,889,239          0.3        1.72         57.9             117             7.870
NH                                 2              2,325,947          0.2        1.72         57.9             117             7.870
WI                                 2              1,475,526          0.1        1.72         57.9             117             7.870
DE                                 1                925,195          0.1        1.72         57.9             117             7.870
IA                                 1                802,566          0.1        1.72         57.9             117             7.870
UT                                 1                513,443          0.1        1.72         57.9             117             7.870
NE                                 1                414,742          (3)        1.72         57.9             117             7.870
NM                                 1                402,779          (3)        1.72         57.9             117             7.870
                              -------------   ----------------  -----------  ----------  --------------   --------------    --------
                                 166          $1,082,600,757       100.0%       1.41x        71.1%            110             7.305%
====================================================================================================================================

(1) For purposes of determining whether a mortgaged real property is located in Northern California or Southern California, mortgaged real properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged real properties located in and south of such counties were included in Southern California.
(2) For mortgage loans secured by multiple properties, the cut-off date principal balance is allocated based on the allocated loan balance specified in the related loan documents or to the extent not specified in the related loan documents, it is allocated on an individual property's appraised value as a percentage of the total appraised value of all of the related mortgaged real properties.
(3)  Less than 0.1% of the initial mortgage pool balance.

o    THE MORTGAGED REAL PROPERTIES ARE LOCATED THROUGHOUT 35 STATES.




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
PROPERTY LOCATION MAP



                               [GRAPHIC OMITTED]


VIRGINIA
12 properties
$74,815,233
6.9% of total

MICHIGAN
7 properties
$67,760,362
6.3% of total

SOUTHERN
CALIFORNIA
18 properties
$131,875,392
12.2% of total

PENNSYLVANIA
5 properties
$60,451,037
5.6% of total

CALIFORNIA (1)
26 properties
$235,127,661
21.7% of total

NEW YORK
8 properties
$74,190,146
6.9% of total

FLORIDA
15 properties
$73,413,395
6.8% of total


NORTHERN
CALIFORNIA
8 properties
$103,252,270
9.5% of total


1 For purposes of determining whether a mortgaged real property is located in Northern California or Southern California, mortgaged real properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged real properties located in and south of such counties were included in Southern California.

                                     -------------------------------------------
                                     [    ] < 1.0% of Cut-Off Date Balance

                                     [    ] 1.0% - 5.0% of Cut-Off Date Balance

                                     [    ] 5.1% - 10.0% of Cut-Off Date Balance

                                     [    ] > 10.0% of Cut-Off Date Balance
                                     -------------------------------------------


                                      NOTES



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE OF MORTGAGE LOANS


                                                                   % OF                                    WTD. AVG.
                                                  AGGREGATE      INITIAL                                   REMAINING
           RANGE OF               NUMBER OF     CUT-OFF DATE     MORTGAGE                 WTD. AVG.         TERM TO        WTD. AVG.
         CUT-OFF DATE              MORTGAGE       PRINCIPAL        POOL     WTD. AVG.    CUT-OFF DATE     MATURITY/ARD      MORTGAGE
         BALANCES ($)               LOANS          BALANCE       BALANCE       DSCR       LTV RATIO         (MONTHS)          RATE
====================================================================================================================================
      less than 2,000,001               3         $  5,279,046      0.5%       1.29x        72.2%               76          7.250%
     2,000,001 - 3,000,000             13           33,185,351      3.1        1.41         74.1               111          7.362
     3,000,001 - 4,000,000             15           53,556,759      4.9        1.31         74.1               114          7.399
     4,000,001 - 5,000,000             11           48,612,376      4.5        1.35         73.6               111          7.182
     5,000,001 - 6,000,000             10           55,801,339      5.2        1.39         72.3               111          7.211
     6,000,001 - 7,000,000              3           18,667,829      1.7        1.34         75.6               107          7.267
     7,000,001 - 8,000,000              2           14,765,099      1.4        1.50         71.4               104          7.102
     8,000,001 - 9,000,000              9           78,509,936      7.3        1.36         65.9               104          7.436
     9,000,001 - 10,000,000             4           37,817,900      3.5        1.44         73.3               114          7.563
    10,000,001 - 15,000,000            12          148,165,584     13.7        1.43         72.5                99          7.123
    15,000,001 - 20,000,000             6          103,713,947      9.6        1.34         69.1               115          7.208
    20,000,001 - 25,000,000             6          132,663,309     12.3        1.30         76.9               105          7.174
    25,000,001 - 30,000,000             1           25,958,855      2.4        1.47         74.2               118          6.630
    35,000,001 - 40,000,000             1           35,925,511      3.3        1.35         71.6               117          7.420
    40,000,001 - 45,000,000             2           85,312,161      7.9        1.34         72.3               117          7.309
    60,000,001 - 65,000,000             2          129,745,996     12.0        1.74         58.2               118          7.670
    70,000,001 - 75,000,000             1           74,919,760      6.9        1.33         77.5               114          7.420
                                   --------   -----------------  ----------   --------    -----------    --------------    ---------
                                      101      $ 1,082,600,757    100.0%       1.41X        71.1%              110          7.305%
====================================================================================================================================

o  THE AVERAGE CUT-OFF DATE PRINCIPAL BALANCE IS $10,718,819.

MORTGAGE RATE

                                                               % OF                                    WTD. AVG.
                                             AGGREGATE        INITIAL                                  REMAINING
         RANGE OF              NUMBER OF    CUT-OFF DATE     MORTGAGE                 WTD. AVG.         TERM TO        WTD. AVG.
         MORTGAGE              MORTGAGE      PRINCIPAL         POOL      WTD. AVG.   CUT-OFF DATE     MATURITY/ARD      MORTGAGE
         RATES (%)               LOANS        BALANCE         BALANCE       DSCR      LTV RATIO         (MONTHS)          RATE
====================================================================================================================================
       6.250 - 6.499               2      $    18,673,373       1.7%        1.46x       78.0%              98             6.361%
       6.500 - 6.749               3           64,108,855       5.9         1.34        74.8               83             6.670
       6.750 - 6.999              10           96,050,514       8.9         1.33        75.2              117             6.902
       7.000 - 7.249              27          238,776,196      22.1         1.35        75.3              117             7.108
       7.250 - 7.499              36          403,700,975      37.3         1.43        71.6              111             7.393
       7.500 - 7.749              13          136,116,009      12.6         1.34        68.4              110             7.558
       7.750 - 7.999               8          106,774,554       9.9         1.61        61.2              110             7.868
       8.000 - 8.249               2           18,400,281       1.7         1.58        40.9               77             8.083
                               ---------  ----------------  ----------- ------------  ------------   --------------  ---------------
                                 101      $ 1,082,600,757     100.0%        1.41x       71.1%             110             7.305%
====================================================================================================================================

o  THE WEIGHTED AVERAGE MORTGAGE RATE IS 7.305%.

                                      NOTES




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
DEBT SERVICE COVERAGE RATIOS

                                                                  % OF                                     WTD. AVG.
                                               AGGREGATE         INITIAL                                   REMAINING
                               NUMBER OF      CUT-OFF DATE      MORTGAGE                  WTD. AVG.         TERM TO       WTD. AVG.
          RANGE OF             MORTGAGE        PRINCIPAL          POOL      WTD. AVG.   CUT-OFF DATE     MATURITY/ARD      MORTGAGE
           DSCRS                 LOANS          BALANCE          BALANCE       DSCR       LTV RATIO        (MONTHS)          RATE
====================================================================================================================================
      less than 1.20x              1       $    20,800,000          1.9%       1.20x         80.0%            113            6.800%
        1.20 - 1.24                8            62,856,615          5.8        1.22          67.4              90            7.073
        1.25 - 1.29               21           192,908,586         17.8        1.28          74.9             111            7.231
        1.30 - 1.34               21           219,707,547         20.3        1.32          75.9             112            7.263
        1.35 - 1.39               22           229,230,682         21.2        1.37          73.4             114            7.360
        1.40 - 1.44               10            75,234,486          6.9        1.43          68.3             103            7.373
        1.45 - 1.49                5            64,642,158          6.0        1.48          71.7             111            7.133
        1.50 - 1.54                2            22,895,490          2.1        1.52          71.2              93            6.935
        1.55 - 1.59                4            23,512,846          2.2        1.58          64.7             118            7.138
        1.60 - 1.64                1            12,466,071          1.2        1.65          66.0             116            7.290
        1.65 - 1.69                1             2,800,000          0.3        1.70          63.6             120            7.000
        1.70 - 1.74                4            90,594,808          8.4        1.72          59.5             107            7.804
        1.75 - 1.79                1            64,951,470          6.0        1.75          58.5             119            7.470
                              ------------ ------------------ ----------- ------------ -------------- ------------------- ---------
                                 101       $   1,082,600,757      100.0%       1.41x         71.1%            110            7.305%
====================================================================================================================================

o  THE WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO IS 1.41X.

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                 % OF                                     WTD. AVG.
                                               AGGREGATE       INITIAL                                    REMAINING
          RANGE OF             NUMBER OF     CUT-OFF DATE      MORTGAGE                  WTD. AVG          TERM TO        WTD. AVG.
        CUT-OFF DATE           MORTGAGE        PRINCIPAL         POOL      WTD. AVG.   CUT-OFF DATE      MATURITY/ARD     MORTGAGE
         LTV RATIOS              LOANS          BALANCE        BALANCE       DSCR        LTV RATIO         (MONTHS)         RATE
====================================================================================================================================
      less than 25.1%               1      $     9,000,000         0.8%      1.40x         20.3%             48             8.040%
        40.1 - 45.0                 1           15,122,173         1.4       1.21          42.0             114             7.565
        55.1 - 60.0                 3          135,225,420        12.5       1.73          58.1             118             7.664
        60.1 - 65.0                 7           68,297,454         6.3       1.55          62.5              94             7.577
        65.1 - 70.0                14          119,013,837        11.0       1.42          68.4             119             7.361
        70.1 - 75.0                37          359,382,355        33.2       1.35          73.7             112             7.218
        75.1 - 80.0                38          376,559,519        34.8       1.33          78.1             107             7.164
                              ------------ ------------------ ----------- ------------ -------------- ------------------- ---------
                                  101      $   1,082,600,757     100.0%      1.41x         71.1%            110             7.305%
====================================================================================================================================

o  THE WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO IS 71.1%


                                      NOTES




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

                                                                 % OF                                     WTD. AVG.
          RANGE OF                             AGGREGATE       INITIAL                                    REMAINING
       MATURITY DATE           NUMBER OF     CUT-OFF DATE      MORTGAGE                  WTD. AVG.         TERM TO         WTD. AVG.
       LOAN-TO-VALUE           MORTGAGE        PRINCIPAL         POOL      WTD. AVG.   CUT-OFF DATE      MATURITY/ARD      MORTGAGE
         RATIOS(1)               LOANS          BALANCE        BALANCE       DSCR        LTV RATIO         (MONTHS)          RATE
====================================================================================================================================
       less than 5.1%               1      $     4,100,000        0.4%       1.36x          65.1%             204            6.750%
         5.1 - 20.0                 2           24,122,173        2.2        1.28           33.9               89            7.742
        40.1 - 50.0                 2           70,273,950        6.5        1.71           57.7              117            7.843
        50.1 - 55.0                 5          107,476,107        9.9        1.65           60.0              115            7.523
        55.1 - 60.0                13           72,737,911        6.7        1.45           67.2              110            7.421
        60.1 - 65.0                20          211,577,873       19.5        1.39           71.5              113            7.276
        65.1 - 70.0                43          445,047,618       41.1        1.35           75.8              111            7.214
        70.1 - 75.0                13          103,065,126        9.5        1.34           79.2              105            7.249
        75.1 - 80.0                 2           44,200,000        4.1        1.20           78.9               85            6.731
                              ------------ ------------------ ----------- ------------ --------------- ------------------ ----------
                                  101      $ 1,082,600,757      100.0%       1.41x          71.1%             110            7.305%
====================================================================================================================================


(1) With respect to the ARD Loans, the maturity date loan-to-value ratio was calculated with respect to the related anticipated repayment date.

o THE WEIGHTED AVERAGE MATURITY DATE OR ANTICIPATED REPAYMENT DATE LTV RATIO IS 62.2%

ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                                               % OF                                      WTD. AVG.
          RANGE OF                           AGGREGATE        INITIAL                                    REMAINING
       ORIGINAL TERMS         NUMBER OF     CUT-OFF DATE     MORTGAGE                   WTD. AVG.         TERM TO         WTD. AVG.
         TO MATURITY          MORTGAGE       PRINCIPAL         POOL       WTD. AVG.   CUT-OFF DATE      MATURITY/ARD      MORTGAGE
         (MONTHS)(1)            LOANS         BALANCE         BALANCE       DSCR        LTV RATIO         (MONTHS)          RATE
====================================================================================================================================
            0 - 60                 7      $   66,791,250        6.2%        1.29x         68.2%              57             7.042%
           61 - 84                 4          32,919,509        3.0         1.53          66.6               65             7.411
           85 - 108                8          41,714,627        3.9         1.40          74.3               89             7.261
          109 - 119                1          15,122,173        1.4         1.21          42.0              114             7.565
          120 - 168               80         921,953,199       85.2         1.42          71.8              116             7.321
          181 - 228                1           4,100,000        0.4         1.36          65.1              204             6.750
                             ------------ ------------------ ----------- ------------ -------------- ------------------- -----------
                                 101      $1,082,600,757      100.0%        1.41x         71.1%             110             7.305%
====================================================================================================================================

(1) With respect to the ARD Loans, the original term to maturity was calculated with respect to the related anticipated repayment date.

o THE WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY OR ANTICIPATED REPAYMENT DATE IS 114 MONTHS.

                                      NOTES




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                                               % OF                                      WTD. AVG.
          RANGE OF                           AGGREGATE        INITIAL                                    REMAINING
       ORIGINAL TERMS         NUMBER OF     CUT-OFF DATE     MORTGAGE                   WTD. AVG.         TERM TO         WTD. AVG.
         TO MATURITY          MORTGAGE       PRINCIPAL         POOL       WTD. AVG.   CUT-OFF DATE      MATURITY/ARD      MORTGAGE
         (MONTHS)(1)            LOANS         BALANCE         BALANCE       DSCR        LTV RATIO         (MONTHS)          RATE
====================================================================================================================================
            0 - 60                 8      $    75,764,067        7.0%       1.31x         67.2%              58             7.141%
           61 - 84                 3           23,946,692        2.2        1.54          69.0               67             7.237
           85 - 108               12           60,889,384        5.6        1.44          71.9               94             7.490
          109 - 120               77          917,900,614       84.8        1.41          71.5              116             7.311
          193 - 204                1            4,100,000        0.4        1.36          65.1              204             6.750
                             ------------ ------------------ ----------- ------------ -------------- ------------------- -----------
                                 101      $ 1,082,600,757      100.0%       1.41x         71.1%             110             7.305%
====================================================================================================================================

(1) With respect to the ARD Loans, the remaining term to maturity was calculated with respect to the related anticipated repayment date.

o THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY OR ANTICIPATED REPAYMENT DATE IS 110 MONTHS.

SEASONING

                                                               % OF                                      WTD. AVG.
                                             AGGREGATE        INITIAL                                    REMAINING
                              NUMBER OF     CUT-OFF DATE     MORTGAGE                   WTD. AVG.         TERM TO         WTD. AVG.
          SEASONING           MORTGAGE       PRINCIPAL         POOL       WTD. AVG.   CUT-OFF DATE      MATURITY/ARD      MORTGAGE
         (MONTHS)(1)            LOANS         BALANCE         BALANCE       DSCR        LTV RATIO         (MONTHS)          RATE
====================================================================================================================================
            0 - 12                 98       $1,065,857,528      98.5%        1.41x        71.2%             110             7.294%
           13 - 24                  3           16,743,229       1.5         1.56         65.5              105             8.015
                             ------------ ------------------ ----------- ------------ -------------- ------------------- -----------
                                  101       $1,082,600,757     100.0%        1.41x        71.1%             110             7.305%
====================================================================================================================================

(1) For mortgage loan No. 36, the indicated seasoning is based upon the date on which such AB Mortgage Loan was split from the related companion loan; however such loan was initially originated on June 27, 2001. See "DESCRIPTION OF THE MORTGAGE POOL--AB Mortgage Loans" in the prospectus supplement for more information regarding the AB Mortgage Loans.

o   THE WEIGHTED AVERAGE SEASONING IS 4 MONTHS.

ORIGINAL AMORTIZATION TERMS

                                                               % OF                                      WTD. AVG.
      RANGE OF ORIGINAL                      AGGREGATE        INITIAL                                    REMAINING
        AMORTIZATION          NUMBER OF     CUT-OFF DATE     MORTGAGE                   WTD. AVG.         TERM TO         WTD. AVG.
            TERMS             MORTGAGE       PRINCIPAL         POOL       WTD. AVG.   CUT-OFF DATE      MATURITY/ARD      MORTGAGE
         (MONTHS)(1)            LOANS         BALANCE         BALANCE       DSCR        LTV RATIO         (MONTHS)          RATE
====================================================================================================================================
          120 - 144                1     $   15,122,173          1.4%        1.21x        42.0%              114            7.565%
          193 - 228                1          4,100,000          0.4         1.36         65.1               204            6.750
          265 - 300               16        163,115,499         15.1         1.54         61.9               106            7.727
          301 - 348                3         18,502,616          1.7         1.30         77.8               115            7.474
          349 - 360               80        881,760,470         81.4         1.39         73.2               110            7.222
                             ------------ ------------------ ----------- ------------ -------------- ------------------- -----------
                                 101     $1,082,600,757        100.0%        1.41x        71.1%              110            7.305%
====================================================================================================================================

(1) For mortgage loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the mortgage loan would amortize if interest paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

o   THE WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM IS 347 MONTHS.

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
REMAINING STATED AMORTIZATION TERMS

      RANGE OF ORIGINAL                                        % OF                                      WTD. AVG.
      REMAINING STATED                       AGGREGATE        INITIAL                                    REMAINING
        AMORTIZATION          NUMBER OF     CUT-OFF DATE     MORTGAGE                   WTD. AVG.         TERM TO         WTD. AVG.
            TERMS             MORTGAGE       PRINCIPAL         POOL       WTD. AVG.   CUT-OFF DATE      MATURITY/ARD      MORTGAGE
         (MONTHS)(1)            LOANS         BALANCE         BALANCE       DSCR        LTV RATIO         (MONTHS)          RATE
====================================================================================================================================
          133 - 144                1      $    15,122,173        1.4%        1.21x         42.0%            114             7.565%
          193 - 228                1            4,100,000        0.4         1.36          65.1             204             6.750
          265 - 300               16          163,115,499       15.1         1.54          61.9             106             7.727
          301 - 348                6           28,277,092        2.6         1.31          75.8             112             7.607
          349 - 360               77          871,985,994       80.5         1.39          73.2             110             7.215
                             ------------ ------------------ ----------- ------------ -------------- ------------------- -----------
                                 101      $ 1,082,600,757      100.0%        1.41x         71.1%            110             7.305%
====================================================================================================================================

(1) For mortgage loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the mortgage loan would amortize if interest paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

o   THE WEIGHTED AVERAGE REMAINING AMORTIZATION TERM IS 344 MONTHS.

AMORTIZATION TYPE

                                                                                                       WTD. AVG.
                                        AGGREGATE            % OF                     WTD. AVG.        REMAINING
                        NUMBER OF      CUT-OFF DATE        INITIAL                     CUT-OFF          TERM TO        WTD. AVG.
                         MORTGAGE       PRINCIPAL          MORTGAGE      WTD. AVG.     DATE LTV      MATURITY/ARD      MORTGAGE
  AMORTIZATION TYPE       LOANS          BALANCE         POOL BALANCE       DSCR        RATIO          (MONTHS)          RATE
====================================================================================================================================
Balloon                     87        $  784,132,952         72.4%           1.39x       72.2%           111             7.234%
ARD                         13           294,367,806         27.2           1.45         68.2            108             7.504
Fully Amortizing             1             4,100,000          0.4           1.36         65.1            204             6.750
                       ------------- ----------------- ----------------- ----------- ------------- ------------------ ------------
                           101        $1,082,600,757        100.0%           1.41x       71.1%           110             7.305%
====================================================================================================================================

LOCK BOXES

                                                                                                                   % OF
                                                                                      AGGREGATE CUT-OFF           INITIAL
                                                              NUMBER OF                DATE PRINCIPAL            MORTGAGE
LOCK BOX                                                    MORTGAGE LOANS                 BALANCE             POOL BALANCE
====================================================================================================================================
Lock boxes in effect at origination                               8                    $195,375,254                 18.0%
Springing                                                        21                     340,585,744                 31.5
====================================================================================================================================

ESCROW TYPES

                                                                                                                   % OF
                                                                                      AGGREGATE CUT-OFF           INITIAL
                                                              NUMBER OF                DATE PRINCIPAL            MORTGAGE
ESCROW TYPE(1)                                              MORTGAGE LOANS                 BALANCE             POOL BALANCE
====================================================================================================================================
TI/LC                                                              36               $    426,693,671                65.2%(2)
Real Estate Tax                                                    94                    960,643,395                88.7
Insurance                                                          87                    864,409,008                79.8
Repl. Reserve                                                      96                  1,049,224,045                96.9
====================================================================================================================================

(1) Includes initial and ongoing reserves and escrows.
(2) The statistical information for the TI/LC Reserve percentage does not include mortgage loans secured by multifamily, hospitality, manufactured housing community, or self-storage properties.

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
PREPAYMENT PROVISIONS SUMMARY

                                                                             % OF       WTD. AVG.                   WTD. AVG.
                                                           AGGREGATE        INITIAL      TERM OF     WTD. AVG.      REMAINING
                                           NUMBER OF      CUT-OFF DATE     MORTGAGE    PREPAYMENT      OPEN          TERM TO
                PREPAYMENT                  MORTGAGE       PRINCIPAL         POOL      PROVISIONS     PERIOD      MATURITY/ARD
                PROVISIONS                   LOANS          BALANCE         BALANCE     (MONTHS)     (MONTHS)       (MONTHS)
====================================================================================================================================
  Lockout/Defeasance                            96       $1,026,847,570       94.9%        108           4             112
  Lockout                                        2           24,886,443        2.3          58           2              60
  Lockout/Yield Maintenance                      2           20,623,215        1.9          82           4              85
  Lockout/Defeasance/Yield Maintenance           1           10,243,530        1.0         109           4             113
                                          ------------- ----------------- ------------ ------------ ------------ -------------------
                                               101       $1,082,600,757      100.0%        106           4             110
====================================================================================================================================

MORTGAGE POOL PREPAYMENT PROFILE

                                               AGGREGATE     % OF REMAINING
                                               REMAINING      MORTGAGE POOL        % OF REMAINING       % OF REMAINING
                   MONTHS        NUMBER OF     PRINCIPAL        BALANCE -          MORTGAGE POOL        MORTGAGE POOL
                    SINCE        MORTGAGE      BALANCE(1)       LOCKOUT/              BALANCE-             BALANCE-
     DATE       CUT-OFF DATE       LOANS       (MILLIONS)     DEFEASANCE(2)      YIELD MAINTENANCE           OPEN         TOTAL
====================================================================================================================================
    Jul-02            0             101        $1,083             100.0%                 0.0%                0.0%          100.0%
    Jan-03            6             101         1,078             100.0                  0.0                 0.0           100.0
    Jan-04           18             101         1,067             100.0                  0.0                 0.0           100.0
    Jan-05           30             101         1,055              98.1                  1.9                 0.0           100.0
    Jan-06           42             101         1,043              97.2                  2.8                 0.0           100.0
    Jan-07           54              99         1,016              96.7                  2.1                 1.2           100.0
    Jan-08           66              92           929              97.8                  2.2                 0.0           100.0
    Jan-09           78              90           904              97.8                  2.2                 0.0           100.0
    Jan-10           90              83           856              97.0                  2.3                 0.6           100.0
    Jan-11          102              82           834              96.4                  2.4                 1.3           100.0
    Jan-12          114              59           565              61.3                  0.0                38.7           100.0
    Jan-13          126               1             2             100.0                  0.0                 0.0           100.0
    Jan-14          138               1             2             100.0                  0.0                 0.0           100.0
    Jan-15          150               1             2             100.0                  0.0                 0.0           100.0
    Jan-16          162               1             1             100.0                  0.0                 0.0           100.0
    Jan-17          174               1             1             100.0                  0.0                 0.0           100.0
    Jan-18          186               1             1             100.0                  0.0                 0.0           100.0
    Jan-19          198               1             0             100.0                  0.0                 0.0           100.0
    Jan-20          210               0             0               0.0                  0.0                 0.0             0.0
====================================================================================================================================

(1) Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity, except that the ARD Loans are assumed to pay in full on their respective anticipated repayment dates. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.
(2) Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

                                      NOTES


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS
--------------------------------------------------------------------------------
The following table and summaries describe the ten largest mortgage loans or pools of mortgage loans in the mortgage pool by cut-off date principal balance:

TEN LARGEST MORTGAGE LOANS OR POOLS OF MORTGAGE LOANS BY CUT-OFF DATE PRINCIPAL BALANCE

                                         NUMBER OF
                                         MORTGAGE                  % OF
                                          LOANS/      CUT-OFF     INITIAL                                 LOAN              CUT-OFF
                            MORTGAGE     MORTGAGED     DATE      MORTGAGE                                BALANCE             DATE
           LOAN               LOAN         REAL      PRINCIPAL     POOL        PROPERTY       PROPERTY    PER                 LTV
           NAME              SELLER     PROPERTIES  BALANCE (1)   BALANCE        TYPE          SIZE(2)  SF/UNIT(3)  DSCR(3) RATIO(3)
====================================================================================================================================
Royal Ahold Portfolio     Merrill Lynch    1/8     $ 74,919,760      6.9%   Retail-Anchored    547,330  $  137       1.33x    77.5%

Burbank Empire Center(4)  Wachovia         1/1       64,951,470      6.0    Retail-Anchored    613,794     106       1.75     58.5

U-Haul Portfolio(5)       Merrill Lynch    1/57      64,794,526      6.0    Self-Storage     1,571,812      41       1.72     57.9

Harden Ranch Plaza        Wachovia         1/1       44,963,979      4.2    Retail-Anchored    324,079      139      1.30     74.7

Dominion Tower            Merrill Lynch    1/1       40,348,183      3.7    Office             403,276      100      1.38     69.6

Seven Mile Crossing       Merrill Lynch    1/1       35,925,511      3.3    Office             346,265      104      1.35     71.6

Abbey Portfolio           Wachovia         7/7       35,738,001      3.3    Various (6)        717,766       80      1.39     74.4

Bear Run Village          Merrill Lynch    1/1       25,958,855      2.4    Multifamily            438   59,267      1.47     74.2

Somerfield at Lakeside    Wachovia         1/1       23,400,000      2.2    Multifamily            280   83,571      1.20     78.0

Craig Portfolio           Wachovia         2/2       23,122,000      2.1    Retail-Anchored    153,174      151      1.35     74.8
                                        ----------- ------------ ----------                                      --------- --------
TOTAL/WTD AVG                             17/80    $434,122,284     40.1%                                            1.46x    69.6%


----------------
(1) In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.
(2) Property size is indicated in square feet, except with respect to Bear Run Village and Somerfield at Lakeside, the property size of which is indicated in units.
(3) In the case of a concentration of cross-collateralized mortgage loans, the weighted average.
(4) Moody's and S&P have confirmed that the Burbank Empire Center Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3"/"BBB" by Moody's and S&P, respectively.
(5) Moody's and S&P have confirmed that the U-Haul Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa1"/"BBB-" by Moody's and S&P, respectively.
(6) Office, Industrial and Retail.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

ROYAL AHOLD PORTFOLIO




                                [GRAPHIC OMITTED]





-------------------------------------------------------------------- ---------------------------------------------------------------
            PROPERTY INFORMATION                                                MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties............                  8   Mortgage Loan Seller............................  Merrill Lynch
Location (City/State).......................... See Table - Pg. 20   Cut-off Date Principal Balance..................    $74,919,760
Property Type..................................    Anchored Retail   Cut-off Date Loan Balance Per SF/Unit...........           $137
Size (Sq. Ft.).................................            547,330   Percentage of Initial Mortgage Pool Balance ....           6.9%
Weighted Average Percentage                                          Number of Mortgage Loans........................              1
  Occupancy as of Dec. 26, 2001................             100.0%   Type of Security (fee/leasehold)................            Fee
Year Built.....................................            Various   Mortgage Rate...................................         7.420%
Appraisal Value................................        $96,640,000   Original Term to Maturity/ARD (Months)..........            120
Underwritten Occupancy.........................              97.0%   Original Amortization Term (Months).............            360
Underwritten Revenues..........................         $8,688,811   Cut-off Date LTV Ratio..........................          77.5%
Underwritten Total Expenses...................            $260,665   LTV Ratio at Maturity or ARD....................          68.6%
Underwritten Net Operating Income (NOI).......          $8,428,147   Underwritten DSCR on NOI........................          1.35x
Underwritten Net Cash Flow (NCF)..............          $8,316,429   Underwritten DSCR on NCF........................          1.33x
-------------------------------------------------------------------- ---------------------------------------------------------------


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------


o THE LOAN. The mortgage loan (the "Royal Ahold Loan") is evidenced by a single note secured by first mortgages encumbering eight anchored retail properties located in Connecticut, Massachusetts, New Jersey, Rhode Island and South Carolina (each, a "Royal Ahold Property" and collectively, the "Royal Ahold Properties"). The Royal Ahold Loan represents approximately 6.9% of the initial mortgage pool balance. The Royal Ahold Loan was originated on December 27, 2001, and has a principal balance as of the cut-off date of approximately $74,919,760.

      The Royal Ahold Loan is an ARD Loan with a remaining term of 114 months to its anticipated repayment date of January 1, 2012, and a scheduled maturity date of January 1, 2032. The Royal Ahold Loan may be prepaid on or after October 1, 2011, and the Royal Ahold Loan permits defeasance with United States government obligations beginning two years after securitization.

o THE BORROWERS. There are eight borrowers under the Royal Ahold Loan. Each of the borrowers is an affiliate of CE Investment Associates 2001, LLC and was established as a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Royal Ahold Loan. The sponsor of the borrowers is Louis L. Ceruzzi, Jr. who has experience in development, leasing, management and ownership of numerous retail properties. Louis Ceruzzi operates through Ceruzzi Properties, which is a developer of community shopping centers and single-tenant retail facilities throughout the northeastern United States.

o THE PROPERTIES. The Royal Ahold Properties consist of eight anchored retail properties, six anchored by a Stop & Shop(R) supermarket, one by a Giant(R) (Super G) supermarket and one by a BI-LO(R) supermarket. Each of the eight properties is leased pursuant to a lease between the respective borrower, as landlord, and the Stop & Shop Supermarket Company ("Stop & Shop"), BI-LO, LLC ("BI-LO") or Giant Food, Inc. ("Giant"), as applicable, (each, a "Prime/Master Lease"), as tenant. Each Prime/Master Lease requires the tenant to maintain the related Royal Ahold Property at the tenant's expense (a "Triple Net Lease"). Royal Ahold NV (NYSE AHO) ("Royal Ahold") guarantees all eight of the Prime/Master Leases, each of which is for a lease term of 25 years, except for the lease relating to the Royal Ahold Property located in Greenville, South Carolina, which is for a period of 24 years.

      Three of the Royal Ahold Properties (located in Framingham, Massachusetts; Cumberland, Rhode Island; and Malden, Massachusetts) are leased to The Stop & Shop Supermarket Company, which, in turn, has subleased 14,050 square feet, 18,654 square feet, and 4,997 square feet, respectively, to other retailers. As of December 26, 2001, the weighted average occupancy rate for the Royal Ahold Properties was 100.0%. Stop & Shop(R), Giant(R), and BI-LO(R) are all wholly-owned subsidiaries of Royal Ahold, which owns 8,200 supermarkets as well as other retail outlets in 26 countries. As of June 13, 2002, Royal Ahold had a long term local issuer credit rating of "BBB+" (S&P) and a senior unsecured debt rating of "Baa1" (Moody's).

      The following table presents certain information relating to the Royal Ahold Properties:

                                                              NET RENTABLE
       ANCHOR TENANT NAME       PROPERTY LOCATION               AREA(SF)            YEAR BUILT
       -------------------   ------------------------------   ------------    ----------------------
       Stop & Shop(R)        Malden, Massachusetts               79,229               1994
       Stop & Shop(R)        Southington, Connecticut            64,948       1994 (Renovated 2001)
       Stop & Shop(R)        Swampscott, Massachusetts           65,268       1993 (Renovated 1999)
       Stop & Shop(R)        Cumberland, Rhode Island            85,799               1994
       Stop & Shop(R)        Bristol Township, Rhode Island      63,128               1993
       Stop & Shop(R)        Framingham, Massachusetts           64,917               1994
       Giant(R)(Super-G)     Sicklerville, New Jersey            68,323               1995
       BI-LO(R)              Greenville, South Carolina          55,718       1978 (Renovated 1998)

o ESCROWS. As all of the Prime/Master Leases are structured as Triple Net Leases, the mortgagee conditionally waived the requirements contained in the loan documents providing for certain escrows of real estate taxes, insurance, and replacement reserves provided that: (i) no event of default has occurred; (ii) the Prime/Master Lease is in full force and effect and has not been modified; (iii) no event of default by the borrower or the tenant has occurred under the Prime/Master Lease; (iv) the guarantor under the Prime/Master Lease (Royal Ahold) maintains, for a period greater than one year, a long term unsecured debt rating greater than or equal to "BBB-" by S&P and "Baa3" by Moody's; (v) the mortgagee has received satisfactory evidence of full payment of all insurance premiums at least thirty days prior to their respective due dates; (vi) the mortgagee has received satisfactory evidence of full payment of all real estate taxes at least fifteen days prior to their respective due dates; and (vii) the tenants are maintaining the premises in good condition as required pursuant to the terms of the Prime/Master Lease and the borrowers have no obligations to make repairs or maintain the premises. In the event that the aforementioned conditions (i) through (vii) are not met, the loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. The loan documents require the borrowers to deposit with the mortgagee a sum (as adjusted by reference to the consumer price index) each month for replacement reserves. Provided no event of default has occurred and is continuing and the borrowers


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

      have provided the documentation required in the loan documents, the borrowers must be reimbursed for replacement expenditures. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are required to be deposited into a mortgagee designated lock box account.

o HYPERAMORTIZATION. Commencing on the anticipated repayment date of January 1, 2012, in addition to the interest described above, additional interest at the rate of two percent (2%) per annum shall also accrue on the principal amount of the Royal Ahold Loan. Additional interest shall also accrue on the accrued interest, if any, at the initial interest rate plus two percent (2%) per annum. See "DESCRIPTION OF THE MORTGAGE POOL--ARD Loans" in the prospectus supplement for information regarding ARD Loans.

o PARTIAL RELEASE. Pursuant to the defeasance provisions set forth in the loan documents, the borrowers may elect to defease a portion of the Royal Ahold Loan in connection with a release (a "Release") of the Royal Ahold Property located in Greenville, South Carolina or the Royal Ahold Property located in Sicklerville, New Jersey provided that: (i) the borrowers provide substitution of the collateral with U.S. Treasury obligations in an amount equal to the sum of 100% of the allocated loan amount of such property, plus 25% of the initial allocated loan amount of such property;
      (ii) the aggregate debt service coverage immediately following the Release is at least equal to the greater of the aggregate debt service coverage at the date of loan closing and the aggregate debt service coverage immediately prior to the Release; (iii) the borrowers, at their sole expense, must prepare any and all documents and instruments necessary to effect the Release; (iv) no event of default has occurred and is continuing; and (v) at the time of the proposed release, each of the Royal Ahold Properties which are not to be defeased from the lien (the "Remaining Collateral") must have sales per square foot for the preceding 12-month period equal to or greater than the sales per square foot of the Remaining Collateral for the 12-month period ending December 31, 2000. The loan documents require that S&P and Moody's must have confirmed in writing that any rating issued by them on the certificates will not, as a result of the proposed defeasance, be downgraded, from the then current ratings thereof, qualified or withdrawn.

o ENVIRONMENTAL INSURANCE. The Royal Ahold Property located in Cumberland, Rhode Island is insured under a Secured Creditor Impaired Property policy with no deductible provided by AIG Environmental Insurance Company, a subsidiary of American International Group, in the amount of $14,000,000, or approximately 125% of the initial allocated loan amount of such property for a policy period of 15 years, for which the full premium was paid by the borrower at the closing of the Royal Ahold Loan. As of June 15, 2002, American International Group had a financial strength rating of "AAA" (S&P).

o PROPERTY MANAGEMENT. The Royal Ahold Properties are self-managed by Ceruzzi Properties, the parent of the borrowers.

o     UNDERWRITTEN FINANCIALS.

                                                                                                U/W NET
                                                                               U/W TOTAL       OPERATING     U/W NET CASH
                                             U/W OCCUPANCY   U/W REVENUES      EXPENSES      INCOME (NOI)     FLOW (NCF)
                                             -------------   -------------   -------------   ------------   --------------
Stop & Shop(R)(Malden, MA)                        97.0%        $1,442,825        $43,285       $1,399,540      $1,382,110
Stop & Shop(R)(Southington, CT)                   97.0          1,266,818         38,005        1,228,813       1,207,381
Stop & Shop(R)(Swampscott, MA)                    97.0          1,255,630         37,669        1,217,962       1,199,034
Stop & Shop(R)(Cumberland, RI)                    97.0          1,297,078         38,912        1,258,166       1,245,296
Stop & Shop(R)(Bristol Township, RI)              97.0            940,859         28,226          912,633         903,164
Stop & Shop(R)(Framingham, MA)                    97.0          1,046,201         31,386        1,014,815       1,001,832
Giant(R)(Sicklerville, NJ)                        97.0            959,565         28,787          930,778         920,530
BI-LO(R)(Greenville, SC)                          97.0            479,835         14,395          465,440         457,082
------------------------                         -----           -------         ------          -------         -------
Totals                                            97.0%        $8,688,811       $260,665       $8,428,147      $8,316,429


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

BURBANK EMPIRE CENTER





                                [GRAPHIC OMITTED]





--------------------------------------------------------------------  --------------------------------------------------------------
              PROPERTY INFORMATION                                               MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties............                   1   Mortgage Loan Seller............................      Wachovia
Location (City/State)..........................         Burbank, CA   Cut-off Date Principal Balance..................   $64,951,470
Property Type..................................     Anchored Retail   Cut-off Date Loan Balance Per SF/Unit...........          $106
Size (Sq. Ft.).................................             613,794   Percentage of Initial Mortgage Pool Balance ....          6.0%
Percentage Occupancy as of May 1, 2002.........              100.0%   Number of Mortgage Loans........................             1
Year Built.....................................                2002   Type of Security (fee/leasehold)................           Fee
Appraisal Value................................        $111,000,000   Mortgage Rate...................................        7.470%
Underwritten Occupancy.........................               97.0%   Original Term to Maturity/ARD (Months)..........           120
Underwritten Revenues..........................         $12,475,705   Original Amortization Term (Months).............           360
Underwritten Total Expenses....................          $2,740,069   Cut-off Date LTV Ratio..........................         58.5%
Underwritten Net Operating Income (NOI)........          $9,735,636   LTV Ratio at Maturity or ARD....................         51.7%
Underwritten Net Cash Flow (NCF)...............          $9,529,274   Underwritten DSCR on NOI........................         1.79x
                                                                      Underwritten DSCR on NCF........................         1.75x
                                                                      Shadow Ratings (Moody's/S&P) (1)...............       Baa3/BBB
--------------------------------------------------------------------  --------------------------------------------------------------

-----------
(1) Moody's and S&P have confirmed that the Burbank Empire Center Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3"/"BBB" by Moody's and S&P, respectively.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------


o THE LOAN. The mortgage loan (the "Burbank Empire Center Loan") is evidenced by a single note and is secured by a first deed of trust encumbering an anchored retail center located in Burbank, California (the "Burbank Property"). The Burbank Empire Center Loan represents approximately 6.0% of the initial mortgage pool balance. The Burbank Empire Center Loan was originated on May 29, 2002, and has a principal balance as of the cut-off date of approximately $64,951,470. The Burbank Empire Center Loan, which is evidenced by a senior note dated May 29, 2002, is the senior portion of a whole loan with an original principal balance of $82,000,000 that was originated on May 29, 2002. The companion loan related to the Burbank Empire Center Loan is evidenced by a separate note dated May 29, 2002 (the "Burbank Empire Center Companion Loan"), with an original principal balance of $17,000,000. The Burbank Empire Center Companion Loan will not be an asset of the trust. The Burbank Empire Center Loan and the Burbank Empire Center Companion Loan will be governed by an intercreditor and servicing agreement, as described in the prospectus supplement under "DESCRIPTION OF THE MORTGAGE POOL--AB Mortgage Loans" and will be serviced pursuant to the terms of the pooling and servicing agreement.

      The Burbank Empire Center Loan has a remaining term of 119 months and a scheduled maturity date of June 1, 2012. The Burbank Empire Center Loan may be prepaid on or after March 1, 2012, and permits defeasance with United States government obligations beginning four years after its first payment date.

o THE BORROWER. The borrower is Zelman Burbank Empire, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Burbank Empire Center Loan. The sponsors of the borrower are Ben Reiling and Somera Capital Management, LLC ("Somera"). Mr. Reiling is president and owner of Zelman Development Company ("Zelman"). Zelman, based in Los Angeles, California, is a real estate company with over 35 years of commercial real estate development experience and has developed over eight million square feet of retail, industrial and office space. Somera, based in Santa Barbara, California, is a real estate investment company that specializes in diversifying capital into commercial real estate projects.

o THE PROPERTY. The Burbank Property consists of 17 one-story retail buildings consisting of approximately 613,794 square feet situated on approximately 50-acres located in Burbank, California, and constructed in 2002. As of May 1, 2002, the occupancy rate for the Burbank Property was 100.0%. The largest tenant is Target Corporation ("Target") occupying approximately 149,957 square feet, or approximately 24.4% of the net rentable area. Target is a family-oriented discount retailer. The Target lease expires in January 2027. As of June 15, 2002, Target had a long-term local issuer credit rating of "A+" (S&P) and a senior unsecured debt rating of "A2" (Moody's). The second largest tenant is Lowe's Companies, Inc. ("Lowe's"), occupying approximately 135,197 square feet, or approximately 22.0% of the net rentable area. Lowe's is a retailer serving the do-it-yourself home improvement, home decor and home construction markets. The Lowe's lease expires in October 2026. As of June 15, 2002, Lowe's had a long-term local issuer credit rating of "A" (S&P) and a senior unsecured debt rating of "A3" (Moody's). The third largest tenant is Best Buy Co., Inc. ("Best Buy"), occupying approximately 45,000 square feet, or approximately 7.3% of the net rentable area. Best Buy is a specialty retailer of consumer electronics, home office equipment, entertainment software and appliances. The Best Buy lease expires in January 2022. As of June 15, 2002, Best Buy had a long-term local issuer credit rating of "BBB-" (S&P) and a senior unsecured debt rating of "Baa3" (Moody's).

    The following table presents certain information relating to the major tenants at the Burbank Property:



                                            % OF GROSS POTENTIAL       NET RENTABLE         % OF NET         DATE OF LEASE
                     TENANT                         RENT                 AREA (SF)        RENTABLE AREA        EXPIRATION
                     ------                 --------------------    ------------------   ---------------    ---------------
 Target................................              9.3%                 149,957               24.4%         January 2027
 Lowe's................................             22.0                  135,197               22.0          October 2026
 Best Buy..............................              8.2                   45,000                7.3          January 2022
 SportMart (Gart Sports)...............              8.7                   43,000                7.0          January 2017
 Linens `N Things......................              6.5                   35,200                5.7          January 2022
 Marshall's............................              5.2                   30,000                4.9          October 2011
 Shoe Pavilion.........................              4.9                   24,416                4.0          November 2011
 Staples...............................              4.9                   23,942                3.9            May 2012
 Michaels..............................              4.2                   23,731                3.9          February 2012



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

     The following table presents certain information relating to the lease rollover schedule at the Burbank Property:

                                                                                                                  CUMULATIVE %
                                                                                                   % OF GROSS       OF GROSS
                  NUMBER OF                                                      CUMULATIVE %      POTENTIAL        POTENTIAL
                   LEASES        AVG. BASE        TOTAL SF      % OF TOTAL SF        OF SF            RENT            RENT
       YEAR        ROLLING    RENT/SF ROLLING     ROLLING        ROLLING(1)       ROLLING(1)       ROLLING(1)      ROLLING(1)
     --------    ----------  ----------------    -----------    -------------   -------------     ------------    -------------
       2002           0             $0.00               0            0.0%             0.0%             0.0%            0.0%
       2003           0              0.00               0            0.0              0.0              0.0             0.0
       2004           0              0.00               0            0.0              0.0              0.0             0.0
       2005           0              0.00               0            0.0              0.0              0.0             0.0
       2006           3             27.00           9,800            1.6              1.6              2.5             2.5
       2007          12             31.96          28,465            4.6              6.2              8.7            11.2
       2008           0              0.00               0            0.0              6.2              0.0            11.2
       2009           0              0.00               0            0.0              6.2              0.0            11.2
       2010           0              0.00               0            0.0              6.2              0.0            11.2
       2011           4             19.58          68,566           11.2             17.4             12.8            24.0
       2012           9             21.99          73,323           11.9             29.4             16.2            40.2

----------
(1) Calculated based on approximate square footage occupied by each tenant.

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the loan documents require the borrower to deposit with the mortgagee the amount of $78,000 per year, not to exceed $500,000 in the aggregate, for tenant improvements and leasing commissions. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX ACCOUNT. At any time during the term of the Burbank Empire Center Loan, (i) if the applicable debt service coverage ratio, as computed by the mortgagee, is less than 1.15x or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases must be directly deposited into a mortgagee designated lock box account.

o ENVIRONMENTAL INSURANCE. The Burbank Property is a designated "Superfund Site" by the United States Environmental Protection Agency (the "USEPA") as a result of its prior use as a Lockheed Martin Corporation ("Lockheed") aircraft manufacturing and storage facility. All required environmental concerns have been addressed by Lockheed pursuant to the terms of two Consent Decrees entered into with the USEPA. Lockheed has been designated a "Responsible Party" by the USEPA. In addition, Lockheed has provided an environmental indemnity to the borrower that also runs to the benefit of future owners and lenders. Furthermore, the Burbank Property is insured under a Pollution and Remedial Legal Liability policy with a $100,000 self-insured retention provided by Indian Harbor Insurance Company, a subsidiary of NAC Reinsurance Corp., in the amount of $5,000,000 for a policy period of 10 years, for which the full premium was paid by the borrower at or prior to the closing of the Burbank Empire Center Loan. As of June 15, 2002, NAC Reinsurance Corp. had a financial strength rating of "AA" (S&P). The mortgagee is listed as an additional insured.

o PROPERTY MANAGEMENT. Zelman is the property manager for the Burbank Property. The property manager is affiliated with the borrower.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

U-HAUL PORTFOLIO





                                [GRAPHIC OMITTED]




----------------------------------------------------------------  ---------------------------------------------------------------
            PROPERTY INFORMATION                                             MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties......                     57   Mortgage Loan Seller............................ Merrill Lynch
Location (City/State).................... See Table - Pgs. 27-28   Cut-off Date Principal Balance..................   $64,794,526
Property Type............................           Self-Storage   Cut-off Date Loan Balance Per SF/Unit...........           $41
Size (Sq. Ft.)...........................              1,571,812   Percentage of Initial Mortgage Pool Balance ....          6.0%
Weighted Average Percentage                                        Number of Mortgage Loans........................             1
  Occupancy as of January 2002...........                  84.2%   Type of Security (fee/leasehold)................           Fee
Year Built...............................                Various   Mortgage Rate...................................        7.870%
Appraisal Value..........................            111,915,000   Original Term to Maturity/ARD (Months)..........           120
Underwritten Occupancy...................                  85.7%   Original Amortization Term (Months).............           300
Underwritten Revenues....................            $17,426,234   Cut-off Date LTV Ratio..........................         57.9%
Underwritten Total Expenses..............           $  6,894,859   LTV Ratio at Maturity or ARD....................         47.7%
Underwritten Net Operating Income (NOI)..            $10,531,376   Underwritten DSCR on NOI........................         1.77x
Underwritten Net Cash Flow (NCF).........            $10,248,220   Underwritten DSCR on NCF........................         1.72x
                                                                  Shadow Rating (Moody's/S&P) (1).................     Baa1/BBB-
----------------------------------------------------------------  ---------------------------------------------------------------

-----------
(1) Moody's and S&P have confirmed that the U-Haul Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa1"/"BBB-" by Moody's and S&P, respectively.

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o THE LOAN. The mortgage loan (the "U-Haul Loan") is evidenced by a single note secured by first mortgages or deeds of trust encumbering 57 self-storage properties located in 27 states (collectively, the "U-Haul Properties"). The U-Haul Loan represents approximately 6.0% of the initial mortgage pool balance. The U-Haul Loan was originated on March 28, 2002, and has a principal balance as of the cut-off date of approximately $64,794,526.

      The U-Haul Loan is an ARD Loan with a remaining term of 117 months to its anticipated repayment date of April 1, 2012, and a scheduled maturity date of April 1, 2027. The U-Haul Loan may be prepaid on or after January 1, 2012, and permits defeasance with United States government obligations beginning two years after securitization.

o THE BORROWERS. There are three borrowers under the U-Haul Loan. Each borrower was established as a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the U-Haul Loan. The sponsors of the borrowers are SAC Holding Corporation and SAC Holding II Corporation. The sponsors of the borrowers currently own over 300 self-storage properties encompassing approximately 13.0 million net rentable square feet in the United States and Canada.

o THE PROPERTIES. The U-Haul Properties consist of approximately 1,571,812 square feet of net rentable storage area. As of January 2002, the weighted average occupancy rate for the U-Haul Loan was approximately 84.2%.




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------------------------------------

The following table presents certain information relating to the U-Haul
Properties:

                                                                                  ORIGINAL
                                                                               ALLOCATED LOAN                        NET RENTABLE
PROPERTY NAME                                  CITY             STATE            AMOUNT(1)           YEAR BUILT       SQUARE FEET
-------------------------------------  -------------------  -------------  ---------------------  ---------------  -----------------
701065 U-Haul West Seattle             Seattle                   WA            $1,941,000              1969              23,605
706081 U-Haul Carson City              Carson City               NV               735,000           1983, 1993           23,700
715075 U-Haul Westminster              Westminster               CA             1,378,000              1983              22,370
717081 U-Haul Poway                    Poway                     CA             1,335,000              1975              31,924
720058 U-Haul Bountiful                Bountiful                 UT               515,000           1981, 1984           27,801
730063 U-Haul Lincoln                  Lincoln                   NE               416,000              1993              19,250
740068 U-Haul Wichita Falls            Wichita Falls             TX               700,000              1981              39,090
750083 U-Haul Milwaukee                Milwaukee                 WI               796,000              1952              18,997
770082 U-Haul Cincinnati               Cincinnati                OH               555,000              1988              24,150
774062 U-Haul Chattanooga              Chattanooga               TN               357,000           1967 & 1971          18,549
778056 U-Haul Ft. Walton Beach         Fort Walton Beach         FL             1,121,000           1987 & 1996          27,923
783058 U-Haul Charleston               North Charleston          SC               680,000              1979              20,050
790055 U-Haul Nashua                   Nashua                    NH             1,247,000              1954              22,967
803064 U-Haul Yonkers                  Yonkers                   NY             3,710,000              1957              50,769
818072 U-Haul-Rockville, MD            Rockville                 MD             1,873,000              1965              18,275
824020 U-Haul Roanoke                  Roanoke                   VA             1,007,000        1966, 1983, 1991        26,800
834024 U-Haul Denver South             Denver                    CO               571,000              1966              18,943
835046 U-Haul Mesquite                 Mesquite                  TX               930,000              1980              35,225
883069 U-Haul Prince George            Prince George             VA             1,974,000           1983 & 1985          58,950
713021 U-Haul Whittier                 Whittier                  CA             1,736,000              1970              23,648
714042 U-Haul Altadena                 Altadena                  CA             1,309,000              1975              17,718
714046 U-Haul Canyon Country           Canyon Country            CA             2,152,000           1984 - 1986          39,884
723024 U-Haul Gilbert                  Gilbert                   AZ             1,533,000              1994              44,575
737025 U-Haul Austin                   Austin                    TX             2,272,000              1997              45,150
743056 U-Haul Shreveport               Shreveport                LA               877,000            1979-1980           34,500
752026 U-Haul Ann Arbor                Ann Arbor                 MI               605,000              1962              17,916
761074 U-Haul Tulsa                    Tulsa                     OK               421,000            1977-1981           16,870
776054 U-Haul Forest Park              Forest Park               GA               543,000              1974              19,209
776069 U-Haul Decatur                  Decatur                   GA             1,043,000           1972 & 1993          26,525
788080 U-Haul Fort Lauderdale          Wilton Manors             FL               906,000           1959 & 1991          17,888
793074 U-Haul Des Moines               Des Moines                IA               805,000              1981              28,925
825051 U-Haul Virginia Beach           Virginia Beach            VA             1,322,000        1962, 1986 & 1996       23,675
829070 U-Haul Altamonte Springs        Altamonte Springs         FL               622,000            1982-1984           17,750
834021 U-Haul Littleton                Littleton                 CO               535,000              1991              18,100
836031 U-Haul Haltom City              Haltom City               TX             2,070,000              1994              45,625
836048 U-Haul Fort Worth               Ft. Worth                 TX             1,011,000              1981              30,700
883070 U-Haul Prince George            Prince George             VA               818,000              1989              27,100
706067 U-Haul Sacramento East          Sacramento East           CA               894,000           1987, 1994           21,875
713044 U-Haul Covina                   Covina                    CA               915,000              1962              17,814
716058 U-Haul San Bernardino           San Bernardino            CA               930,000              1938              36,208
724085 U-Haul Albuquerque              Albuquerque               NM               404,000           1980, 1984           20,590
744079 U-Haul San Antonio              San Antonio               TX               727,000           1966, 1981           24,984
746086 U-Haul Houston South            Houston                   TX               832,000           1964 & 1981          33,988
749072 U-Haul Madison                  Madison                   WI               684,000              1980              22,642
772021 U-Haul Old Hickory              Old Hickory               TN             1,614,000              1996              43,738
774056 U-Haul Asheville                Asheville                 NC               516,000           1967 & 1982          19,381
776037 U-Haul Athens                   Athens                    GA               763,000        1975, 1980 & 1994       20,350
784067 U-Haul Jacksonville             Jacksonville              FL             1,140,000           1969 & 1990          34,356
787071 U-Haul Hialeah Gardens          Hialeah Gardens           FL             1,234,000              1983              21,850
790061 U-Haul Concord                  Concord                   NH             1,086,000              1992              24,120
796063 U-Haul Center Newport           Newport                   RI             1,481,000              1969              15,431


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------------------------------------


                                                                                  ORIGINAL
                                                                               ALLOCATED LOAN                        NET RENTABLE
PROPERTY NAME                                  CITY             STATE            AMOUNT(1)           YEAR BUILT       SQUARE FEET
-------------------------------------  -------------------  -------------  ---------------------  ---------------  -----------------
802073 U-Haul Bellerose                Bellerose                 NY            $3,150,000              1966              24,958
808086 U-Haul Wilmington               Wilmington                DE               928,000              1940              16,420
812021 U-Haul Philadelphia North       Philadelphia              PA             1,330,000              1920              23,634
820025 U-Haul Baltimore                Baltimore                 MD             1,610,000            1981-1982           32,560
825064 U-Haul Chesapeake               Chesapeake                VA               967,000           1984, 1990           33,300
882064 U-Haul Phoenix West             Phoenix West              AZ             1,365,000              1930              58,517
                                                                           ---------------------                   -----------------
                                                                              $64,991,000                             1,571,812

(1) The loan amount is allocated based on the allocated loan amount indicated in the related mortgage note.

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. The loan documents require the borrowers to deposit with mortgagee a sum of $315,004.80 (as adjusted by reference to the consumer price index, subject to a cap of 5.0% per year) each month for replacement reserves. Provided no event of default has occurred and is continuing and the borrowers have provided the documentation required in the loan documents, the borrower shall be reimbursed for replacement expenditures. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX ACCOUNT. All rental payments are required to be deposited into a mortgagee lock box account. The property manager is required to deposit all rent into the lock box account within one business day after receipt thereof. From and after the date that is one month prior to the anticipated repayment date, or if an event of default has occurred and is continuing, lender has the sole right to withdraw funds from the lock box account, and all funds in the lock box account must be transferred to a central account under the sole dominion and control of the lender.

o HYPERAMORTIZATION. Commencing on the anticipated repayment date of April 1, 2012, in addition to the interest described above, additional interest at the rate of two percent (2%) per annum shall also accrue on the principal amount of the U-Haul Loan. Additional interest shall also accrue on the accrued interest, if any, at the initial interest rate plus two percent (2%) per annum. See "DESCRIPTION OF THE MORTGAGE POOL--ARD Loan" in the prospectus supplement for information regarding ARD Loans.

o PARTIAL RELEASE. Pursuant to the defeasance provisions set forth in the loan documents, the borrowers may elect to defease a portion of the U-Haul Loan in connection with a release (a "Release") of one or more of the U-Haul Properties provided that: (i) the borrower provides substitution of the collateral with U.S. Treasury obligations in an amount equal to the sum of 100% of the allocated loan amount of such property, plus 25% of the initial allocated loan amount of such property; (ii) the aggregate debt service coverage immediately following the Release is at least equal to the greater of the aggregate debt service coverage at the date of loan closing and the aggregate debt service coverage immediately prior to the Release; (iii) the borrower, at its sole expense, must prepare any and all documents and instruments necessary to effect the Release; (iv) no event of default has occurred and is continuing; and (v) the general partner of the borrower, which executed the loan documents on behalf of the borrower resigns as a general partner of the borrower. The loan documents require that S&P and Moody's must have confirmed in writing that any rating issued by them on the certificates will not, as a result of the proposed defeasance, be downgraded from the then current ratings therefor, qualified or withdrawn.

o PROPERTY MANAGEMENT. Affiliates of U-Haul International are the property managers for the U-Haul Properties.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

HARDEN RANCH PLAZA





                                [GRAPHIC OMITTED]





------------------------------------------------------------------  --------------------------------------------------------------
              PROPERTY INFORMATION                                           MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties.........                    1   Mortgage Loan Seller........................       Wachovia
Location (City/State).......................          Salinas, CA   Cut-off Date Principal Balance..............    $44,963,979
Property Type...............................      Anchored Retail   Cut-off Date Loan Balance Per SF/Unit.......           $139
Size (Sq. Ft.)..............................              324,079   Percentage of Initial Mortgage Pool
Percentage Occupancy as of May 9, 2002......               100.0%       Balance ................................           4.2%
Year Built..................................              Various   Number of Mortgage Loans....................              1
Appraisal Value.............................          $60,200,000   Type of Security (fee/leasehold)............            Fee
Underwritten Occupancy .....................                95.0%   Mortgage Rate...............................         7.120%
Underwritten Revenues.......................           $6,398,990   Original Term to Maturity/ARD (Months)......            120
Underwritten Total Expenses.................           $1,376,150   Original Amortization Term (Months).........            360
Underwritten Net Operating Income (NOI).....           $5,022,839   Cut-off Date LTV Ratio......................          74.7%
Underwritten Net Cash Flow (NCF)............           $4,719,556   LTV Ratio at Maturity or ARD................          65.4%
                                                                    Underwritten DSCR on NOI....................          1.38x
                                                                    Underwritten DSCR on NCF....................          1.30x
------------------------------------------------------------------  --------------------------------------------------------------


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o THE LOAN. The mortgage loan (the "Harden Ranch Plaza Loan") is evidenced by a single note secured by a first deed of trust encumbering an anchored retail center located in Salinas, California (the "Harden Ranch Plaza Property"). The Harden Ranch Plaza Loan represents approximately 4.2% of the initial mortgage pool balance. The Harden Ranch Plaza Loan was originated on May 29, 2002, and has a principal balance as of the cut-off date of approximately $44,963,979.

      The Harden Ranch Plaza Loan has a remaining term of 119 months and a scheduled maturity date of June 1, 2012. The Harden Ranch Plaza Loan may be prepaid on or after March 1, 2012, and permits defeasance with United States government obligations beginning four years after its first payment date.

o THE BORROWERS. There are two borrowers under the Harden Ranch Plaza Loan. Each borrower was established as a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Harden Ranch Plaza Loan. The sponsors of the borrowers are Fred Goldsmith, Russ Pratt and Tom deRegt. Mr. Goldsmith, through his company, Goldsmith Real Estate, a California-based brokerage company, handles the ongoing leasing of approximately one million square feet of retail space in the Salinas, Santa Cruz and Monterey, California markets. Mr. Pratt is president of The Pratt Company, a California-based real estate development company, which has been active in commercial retail real estate for the past thirty years and has developed more than two million square feet of retail space. Mr. deRegt is a principal in a real estate development company, based in Monterey, California.

o THE PROPERTY. The Harden Ranch Plaza Property is an approximately 324,079 square foot anchored retail center situated on approximately 40.3 acres, and was constructed in 1992. The Harden Ranch Plaza Property is located in Salinas, CA, within the Monterey County, CA metropolitan statistical area. As of May 9, 2002, the occupancy rate for the Harden Ranch Plaza Property was approximately 100.0%. The largest tenant is Safeway, Inc. ("Safeway"), occupying approximately 52,686 square feet, or approximately 16.2% of the net rentable area. Safeway operates a national chain of food and drug stores. The Safeway lease expires in August 2011. As of June 15, 2002, Safeway had a long-term local issuer credit rating of "BBB" (S&P) and a senior unsecured debt rating of "Baa2" (Moody's). The second largest tenant is Salinas Athletic Club, occupying approximately 28,000 square feet, or approximately 8.6% of the net rentable area. Salinas Athletic Club has been in business for over 20 years and has over 7,000 members and two locations. The Salinas Athletic Club lease expires in September 2010. The third largest tenant is Marshalls ("Marshalls"), occupying approximately 27,000 square feet, or approximately 8.3% of the net rentable area. Marshalls is an off-price retailer of family apparel and home fashions. The Marshalls lease expires in January 2007. Marshalls is a subsidiary of TJX Companies, Inc., which as of June 15, 2002 had a long-term local issuer credit rating of "A- " (S&P) and a senior unsecured debt rating of "A3" (Moody's).

      The following table presents certain information relating to major tenants at the Harden Ranch Plaza Property:

                                             % OF GROSS        NET
                                             POTENTIAL       RENTABLE        % OF NET         DATE OF LEASE
                    TENANT                      RENT        AREA (SF)     RENTABLE AREA         EXPIRATION
       -----------------------------------  ------------  -------------  ---------------  ---------------------
         Safeway......................          12.0%         52,686          16.3%            August 2011
         Salinas Athletic Club........           3.9          28,000           8.6            September 2010
         Marshalls....................           5.0          27,000           8.3             January 2007
         Office Depot.................           5.4          25,258           7.8             August 2009
         Circuit City.................           5.2          23,945           7.4             January 2008
         Furniture Mart...............           7.4          18,380           5.7            November 2008



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover schedule at the Harden Ranch Plaza Property:

                                                                                                   CUMULATIVE %
                                                                                     % OF GROSS      OF GROSS
                NUMBER OF    AVG. BASE                                 CUMULATIVE     POTENTIAL      POTENTIAL
                 LEASES       RENT/SF      TOTAL SF     % OF TOTAL      % OF SF         RENT           RENT
     YEAR        ROLLING      ROLLING       ROLLING    SF ROLLING(1)   ROLLING(1)    ROLLING(1)     ROLLING(1)
  ----------  ------------  -----------  ------------  --------------  ------------  ------------  --------------
    2002            4          $25.34        9,981            3.1%         3.1%           4.5%          4.5%
    2003           10           23.71       15,091            4.7          7.7            6.3          10.8
    2004            4           23.11        7,330            2.3         10.0            3.0          13.8
    2005           13           23.81       24,589            7.6         17.6           10.4          24.2
    2006            3           25.52        6,400            2.0         19.6            2.9          27.1
    2007            6           20.41       42,097           13.0         32.6           15.2          42.4
    2008            4           17.79       51,525           15.9         48.4           16.3          58.6
    2009            6           14.94       52,114           16.1         64.5           13.8          72.4
    2010            2           11.29       37,180           11.5         76.0            7.4          79.9
    2011            3           13.42       67,147           20.7         96.7           16.0          95.9
    2012            1           15.60        8,000            2.5         99.2            2.2          98.1

----------

(1) Calculated based on approximate square footage occupied by each tenant.

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the loan documents require the borrower to deposit with the mortgagee a sum of $200,400 per year for tenant improvements and leasing commissions. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX ACCOUNT. At any time during the term of the Harden Ranch Plaza Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.10x for six consecutive months, or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases are required to be directly deposited into a mortgagee designated lock box account. If the mortgagee is provided evidence that the debt service coverage ratio is at least 1.30x for 12 consecutive months, the lock box account shall be terminated and the tenants notified that any and all tenant payments may be delivered to the borrowers.

o PARTIAL RELEASE. Pursuant to the defeasance provisions set forth in the loan documents, the borrowers may elect to defease a portion of the Harden Ranch Plaza Loan in connection with a release (a "Release") of a portion of the Harden Ranch Plaza Property provided that: (i) the borrowers provide substitution of the collateral with U.S. Treasury obligations in an amount equal to the sum of 125% of 75% of the appraised value of the parcel to be released at the time of the Release; (ii) the debt service coverage immediately following the Release is at least 1.25x; (iii) the loan-to-value ratio immediately following the Release is not greater than 75%; and (iv) certain other conditions set forth in the loan documents are satisfied. The loan documents require that S&P and Moody's must have confirmed in writing that any rating issued by them on the certificates will not, as a result of the proposed defeasance, be downgraded, from the then current ratings thereof, qualified or withdrawn.

o PROPERTY MANAGEMENT. Pratt/Goldsmith, Inc. ("PGI") is the property manager for the Harden Ranch Plaza Property. The property manager is affiliated with the borrowing entity.




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

DOMINION TOWER





                                [GRAPHIC OMITTED]





------------------------------------------------------------------  ---------------------------------------------------------------
               PROPERTY INFORMATION                                           MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties............               1     Mortgage Loan Seller.........................  Merrill Lynch
Location (City/State)..........................     Norfolk, VA     Cut-off Date Principal Balance...............    $40,348,183
Property Type..................................          Office     Cut-off Date Loan Balance Per SF/Unit........           $100
Size (Sq. Ft.).................................         403,276     Percentage of Initial Mortgage Pool
Percentage Occupancy as of May 1, 2002.........           94.8%         Balance .................................           3.7%
Year Built.....................................            1987     Number of Mortgage Loans.....................              1
Appraisal Value................................     $58,000,000     Type of Security (fee/leasehold).............            Fee
Underwritten Occupancy ........................           92.5%     Mortgage Rate................................         7.520%
Underwritten Revenues..........................      $8,920,288     Original Term to Maturity/ARD (Months).......            120
Underwritten Total Expenses....................      $3,484,212     Original Amortization Term (Months)..........            360
Underwritten Net Operating Income (NOI)........      $5,436,076     Cut-off Date LTV Ratio.......................          69.6%
Underwritten Net Cash Flow (NCF)...............      $4,693,904     LTV Ratio at Maturity or ARD.................          61.7%
                                                                    Underwritten DSCR on NOI.....................          1.60x
                                                                    Underwritten DSCR on NCF.....................          1.38x
------------------------------------------------------------------  ---------------------------------------------------------------


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o THE LOAN. The mortgage loan (the "Dominion Tower Loan") is evidenced by a single note secured by a first mortgage encumbering an office building located in Norfolk, Virginia (the "Dominion Tower Property"). The Dominion Tower Loan represents approximately 3.7% of the initial mortgage pool balance. The Dominion Tower Loan was originated on January 31, 2002, and has a principal balance as of the cut-off date of approximately $40,348,183.

      The Dominion Tower Loan is an ARD Loan with a remaining term of 115 months to its anticipated payment date of February 1, 2012, and a scheduled maturity date of February 1, 2032. The Dominion Tower Loan may be prepaid on or after December 2, 2011, and permits defeasance with United States government obligations beginning two years after securitization.

o THE BORROWER. The borrower is New Life Towers, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Dominion Tower Loan. The sponsors of the borrower are Harvey L. Lindsay, Jr. and Harvey Lindsay and Company. The sponsors manage approximately five million square feet of commercial space.

o THE PROPERTY. The Dominion Tower Property is an approximately 403,276 square foot office building situated on approximately 2.56 acres in Norfolk, Virginia, within the Hampton Roads, Virginia metropolitan statistical area. The property was constructed in 1987. As of May 1, 2002, the occupancy rate for the Dominion Tower Property was approximately 94.8%. The largest tenant of the Dominion Tower Property is American Management Systems, Inc. ("American Management") occupying approximately 37,781 square feet, or approximately 9.4% of the net rentable area. American Management is an international business and information technology consulting firm. The American Management lease expires on March 31, 2006. The second largest tenant is Wachovia Bank, National Association ("Wachovia") occupying approximately 23,979 square feet, or approximately 6.0% of the net rentable area. First Union National Bank merged with Wachovia on September 1, 2001 and the combined entity is the fourth largest financial holding company in the United States. The Wachovia lease expires on September 30, 2008. As of June 19, 2002, Wachovia had a senior unsecured debt rating of "Aa3" (Moody's) and a long term local issuer credit rating of "A+" (S&P). The third largest tenant is Hofheimer Nusbaun P.C. ("Hofheimer") occupying approximately 22,596 square feet, or approximately 5.6% of the net rentable area. Hofheimer is a regional legal firm. The Hofheimer lease expires on January 31, 2003.

      The following table presents certain information relating to major tenants at the Dominion Tower Property:

                                  % OF GROSS                                              DATE OF
                                  POTENTIAL     NET RENTABLE       % OF NET                LEASE
                TENANT               RENT        AREA (SF)      RENTABLE AREA            EXPIRATION
      -------------------------  -----------  --------------  ----------------  --------------------------
      American Management            10.4%         37,781            9.4%              March 31, 2006
      First Union                     7.0          23,979            5.6             September 30, 2008
      Hofheimer                       6.4          22,596            6.0              January 31, 2003
      KPMG                            6.5          22,164            5.5               April 30, 2005
      McDonald's                      6.3          19,626            4.9             December 31, 2009

      The following table presents certain information relating to the lease rollover schedule at the Dominion Tower Property:

                                                                                                     CUMULATIVE
                                                                                      % OF GROSS     % OF GROSS
              NUMBER OF     AVG. BASE                    % OF TOTAL   CUMULATIVE %     POTENTIAL     POTENTIAL
               LEASES        RENT/SF       TOTAL SF          SF           OF SF          RENT           RENT
     YEAR      ROLLING      ROLLING(1)      ROLLING      ROLLING(1)    ROLLING(1)     ROLLING(1)     ROLLING(1)
    ------  ------------  -------------  ------------  -------------  ------------  -------------  -------------
     2002         8          $ 16.66        39,891           9.9%           9.9%          8.8%           8.8%
     2003        13            17.83        72,711          18.0           27.9          17.2           26.0
     2004         9            16.50        30,263           7.5           35.4           6.6           32.6
     2005         6            18.65        51,698          12.8           48.2          12.7           45.3
     2006         7            19.91        97,899          24.3           72.5          25.8           71.2
     2007         0                0             0           0.0           72.5           0.0           71.2
     2008         3            19.22        44,511          11.0           83.6          11.3           82.5
     2009         2            22.24        37,416           9.3           92.8          11.0           93.5
     2010         0                0             0           0.0           92.8           0.0           93.5
     2011         0                0             0           0.0           92.8           0.0           93.5

----------
(1) Calculated based on approximate square footage occupied by each tenant.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. The loan documents require the borrower to deposit with mortgagee a sum of $6,671 (as adjusted by reference to the consumer price index) each month for replacement reserves. Provided no event of default has occurred and is continuing and the borrower has provided the documentation required in the loan documents, the borrower must be reimbursed for replacement expenditures. In addition, the loan documents require the borrower to deposit with the mortgagee a sum of $360,000 per year for tenant improvements and leasing commissions subject to a cap of $675,000. Provided no event of default has occurred and is continuing and the borrower has provided the documentation required in the loan documents, the amount of reimbursement for tenant improvement and leasing commission expenditures must be paid to the borrower. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are required to be deposited into a mortgagee designated lock box account.

o HYPERAMORTIZATION. Commencing on the anticipated repayment date of February 1, 2012, in addition to the interest described above, additional interest at the rate of two percent (2%) per annum shall also accrue on the principal amount of the Dominion Tower Loan. Additional interest shall also accrue on the accrued interest, if any, at the interest rate plus two percent (2%) per annum. See "DESCRIPTION OF THE MORTGAGE POOL-- ARD Loans" in the prospectus supplement for information regarding ARD Loans.

o PROPERTY MANAGEMENT. Harvey Lindsay Commercial Real Estate LLC is the property manager for the Dominion Tower Property. The property manager is affiliated with the borrower.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

SEVEN MILE CROSSING





                               [GRAPHIC OMITTED]





-----------------------------------------------------------------  ---------------------------------------------------------------
               PROPERTY INFORMATION                                           MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties............                1   Mortgage Loan Seller...........................  Merrill Lynch
Location (City/State)..........................      Livonia, MI   Cut-off Date Principal Balance.................    $35,925,511
Property Type..................................           Office   Cut-off Date Loan Balance Per SF/Unit..........           $104
Size (Sq. Ft.).................................          346,265   Percentage of Initial Mortgage Pool Balance ...           3.3%
Percentage Occupancy as of April 29, 2002......            92.2%   Number of Mortgage Loans.......................              1
Year Built.....................................          Various   Type of Security (fee/leasehold)...............      Leasehold
Appraisal Value................................      $50,200,000   Mortgage Rate..................................         7.420%
Underwritten Occupancy %.......................            90.9%   Original Term to Maturity/ARD (Months).........            120
Underwritten Revenues..........................       $7,854,310   Original Amortization Term (Months)............            360
Underwritten Total Expenses....................       $3,133,520   Cut-off Date LTV Ratio.........................          71.6%
Underwritten Net Operating Income (NOI)........       $4,720,789   LTV Ratio at Maturity or ARD...................           63.2
Underwritten Net Cash Flow (NCF)...............       $4,048,103   Underwritten DSCR on NOI.......................          1.58x
                                                                   Underwritten DSCR on NCF.......................          1.35x
-----------------------------------------------------------------  ---------------------------------------------------------------




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o THE LOAN. The mortgage loan (the "Seven Mile Crossing Loan") is evidenced by a single note secured by a first leasehold mortgage encumbering office buildings and land located in Livonia, Michigan (the "Seven Mile Property"). The Seven Mile Crossing Loan represents approximately 3.3% of the initial mortgage pool balance. The Seven Mile Loan was originated on March 28, 2002, and has a principal balance as of the cut-off date of approximately $35,925,511.

      The Seven Mile Crossing Loan is an ARD Loan with a remaining term of 117 months to its anticipated repayment date of April 1, 2012, and a scheduled maturity date of April 1, 2032. The Seven Mile Crossing Loan may be prepaid on or after January 1, 2012, and permits defeasance with United States government obligations beginning two years after closing of the Securitization.

o THE BORROWER. The borrower is SMC Investors, L.L.C., which was established as a special purpose entity. Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the Seven Mile Crossing Loan. The sponsors of the borrower are property owners in the state of Michigan and own approximately 70 properties, totaling approximately 25 million square feet, throughout the Unites States.

o THE PROPERTY. The Seven Mile Property consists of approximately 346,265 square feet of office space in three office buildings situated on approximately 16.35 acres in Livonia, Michigan, within the Detroit, Michigan metropolitan statistical area. The Seven Mile Property was constructed in 1987-1989. As of April 29, 2002, the occupancy rate for the Seven Mile Property was approximately 92.2%. The Seven Mile Property is subject to a ground lease which has an original term (together with any extension options, whether or not currently excercised) that expires on March 31, 2061, and either the ground lessor has subordinated its interest in the mortgaged real property to the interest of the holder of that mortgage loan, or the ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

      The largest tenant is Unigraphics Solutions, Inc. ("Unigraphics") occupying approximately 45,564 square feet, or approximately 13.5% of the net rentable area. Unigraphics develops software that helps manufacturers move products through the design stage, through the manufacturing and distribution stage to the product management stage, while allowing for the share of information between the manufacturer and their clients and vendors. The Unigraphics lease expires on February 28, 2009. The second largest tenant is XO Communications, Inc. ("XO") occupying approximately 21,268 square feet, or approximately 6.1% of the net rentable area. XO is a full-service, integrated broadband communications provider. The XO lease expires on July 31, 2007. The third largest tenant is Dorn Technology Group Inc. ("Dorn Technology") occupying approximately 15,117 square feet, or approximately 4.4% of the net rentable area. Dorn Technology, a wholly-owned subsidiary of Computer Sciences Corporation (which as of June 13, 2002, had a senior unsecured debt rating of "A2" (Moody's) and a long term local issuer credit rating of "A" (S&P)), provides software and services for the risk, claims, healthcare and safety management industries. It serves one of the largest installed user bases in the industry with more than 3000 client users. The Dorn Technology lease expires on September 30, 2002.

      The following table presents certain information relating to major tenants at the Seven Mile Property:

                                 % OF GROSS                                                DATE OF
                                  POTENTIAL      NET RENTABLE       % OF NET                LEASE
TENANT                              RENT          AREA (SF)      RENTABLE AREA           EXPIRATION
--------------------------------  ----------  ----------------  ----------------  -------------------------
Unigraphics Solutions               15.5%           46,564          13.5%              February 28, 2009
XO Communications, Inc               6.7            21,268           6.1                 July 31, 2007
Dorn Technology Group                4.9            15,117           4.4              September 30, 2002
Sprint Communications                4.3            14,690           4.2               November 30, 2005
Detroit Edison Credit                4.7            13,936           4.0                April 30, 2006



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover schedule at the Seven Mile Property:

                                                                                                    CUMULATIVE %
                  NUMBER                                                              % OF GROSS      OF GROSS
                    OF       AVG. BASE                                  CUMULATIVE     POTENTIAL      POTENTIAL
                  LEASES      RENT/SF       TOTAL SF     % OF TOTAL      % OF SF         RENT           RENT
     YEAR        ROLLING      ROLLING       ROLLING     SF ROLLING(1)   ROLLING(1)    ROLLING(1)     ROLLING(1)
    --------   -----------  -----------  ------------  --------------  ------------  ------------  --------------
     2002           3         $23.30         24,976          7.2%            7.2%         7.4%            7.4%
     2003           8          23.03         20,002          5.8            13.0          5.9            13.3
     2004          22          23.28         95,329         27.5            40.5         28.3            41.7
     2005          13          22.58         43,846         12.7            53.2         12.6            54.3
     2006           7          23.05         43,181         12.5            65.6         12.7            67.0
     2007           4          21.92         32,381          9.4            75.0          9.1            76.1
     2008           0           0.00              0          0.0            75.0          0.0            76.1
     2009           2          21.41         55,003         15.9            90.9         15.0            91.1
     2010           1          22.40          2,038          0.6            91.5          0.6            91.7
     2011           0           0.00              0          0.0            91.5          0.0            91.7

----------
(1) Calculated based on approximate square footage occupied by each tenant.

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement and other reserves. The loan documents require the borrower to deposit with the mortgagee a sum of $7,038 each month (as adjusted by reference to the consumer price index) for replacement reserves. Provided no event of default has occurred and is continuing and the borrower has provided the documentation required in the loan documents, the borrower must be reimbursed for replacement expenditures. In addition, the loan documents require the borrower to deposit with the mortgagee a sum of $228,000 per year for tenant improvements and leasing commissions subject to a cap of $450,000. Provided no event of default has occurred and is continuing and the borrower has provided the documentation required in the loan documents, the amount of reimbursement for tenant improvement and leasing commission expenditures must be paid to the borrower. In addition, the borrower deposited with the mortgagee at closing of the Seven Mile Crossing Loan the sum of $338,000 as a pending lease reserve, which amount may be increased pursuant to the loan documents. Provided no event of default has occurred and is continuing and the borrower has provided the documentation required in the loan documents relating to the reletting of a portion of the Seven Mile Property to certain specified tenants, the sums deposited in the pending lease reserve must be paid to the borrower. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are required to be deposited into a mortgagee designated lock box account.

o HYPERAMORTIZATION. Commencing on the anticipated repayment date of April 1, 2012, in addition to the interest described above, additional interest at the rate of two percent (2%) per annum shall also accrue on the principal amount of the Seven Mile Crossing Loan. Additional interest shall also accrue on the accrued interest, if any, at the initial interest rate plus 2.0 percent (2%) per annum. See "DESCRIPTION OF THE MORTGAGE POOL-- ARD Loans" in the prospectus supplement for information regarding ARD Loans.

o PROPERTY MANAGEMENT. Grubb & Ellis Management Services, Inc. is the property manager for the Seven Mile Property. An affiliate of the borrower has an ownership interest in the property manager.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

ABBEY PORTFOLIO





                               [GRAPHIC OMITTED]




---------------------------------------------------------------------  -------------------------------------------------------------
               PROPERTY INFORMATION                                               MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties............                    7   Mortgage Loan Seller...........................      Wachovia
Location (City/State)..........................   See Table - Pg. 39   Cut-off Date Principal Balance.................   $35,738,001
Property Type..................................           Various(1)   Weighted Average Cut-off Date Loan Balance Per
Size (Sq. Ft)..................................              717,766      SF/Unit.....................................           $80
Weighted Average Percentage                                            Percentage of Initial Mortgage Pool Balance ...          3.3%
   Occupancy as of April 1, 2002 and May 1, 2002               89.0%   Number of Mortgage Loans.......................             7
Year Built.....................................              Various   Type of Security (fee/leasehold)............... Fee/Leasehold
Appraisal Value................................          $48,100,000   Weighted Average Mortgage Rate.................        7.250%
                                                                       Weighted Average Original Term to
                                                                          Maturity/ARD (Months).......................            94
                                                                       Weighted Average Original Amortization
   See Property Sections for Underwritten                                 Term (Months)...............................           336
   Financials.                                                         Weighted Average Cut-off Date LTV Ratio........         74.4%
                                                                       Weighted Average LTV Ratio at Maturity or ARD..         66.6%
                                                                       See Property Sections for Underwritten
                                                                       Financials.
---------------------------------------------------------------------  -------------------------------------------------------------

----------
(1) Office, Industrial and Retail.




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o THE LOANS. The seven mortgage loans (the "Abbey Portfolio Loans") are evidenced by separate notes collectively secured by first deeds of trust encumbering four office properties, two industrial properties and a retail property located in various cities thoughout California (the "Abbey Properties"). The Abbey Portfolio Loans represent approximately 3.3% of the initial mortgage pool balance. The Abbey Portfolio Loans were originated on January 11, 2002, and have an aggregate principal balance as of the cut-off date of approximately $35,738,001. Each of the Abbey Portfolio Loans is cross-collateralized and cross-defaulted with each of the other Abbey Portfolio Loans. Pursuant to the terms of the related loan documents and upon the satisfaction of certain conditions therein, the La Mesa Commerce Center mortgage loan may be assumed individually and released from the cross-collateral and cross-default provisions related to the Abbey Portfolio Loans.

      The Abbey Portfolio Loans have a remaining term of 89 months and a scheduled maturity date of December 1, 2009. The Abbey Portfolio Loans may be prepaid on or after August 1, 2009, and each Abbey Portfolio Loan permits defeasance with United States government obligations beginning two years after securitization.

o THE BORROWERS. There are seven borrowers under the Abbey Portfolio Loans. Each borrower was established as a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of each Abbey Portfolio Loan. The sponsor of the borrowers is The Abbey Company ("Abbey"), a real estate investment company with ownership interests in approximately 3.1 million square feet of office, industrial, service center and retail properties located predominately in California.

o THE PROPERTIES. The Abbey Properties consist of four office properties (Fletcher Parkway Medical Center, Commerce Corporate Center, Palm Springs Airport Commerce Center, and Fresno Airport Commerce Center), two industrial properties (Fresno Industrial Center and Arlington II) and one retail property (La Mesa Commerce Center). As of April 1, 2002 or May 1, 2002, the weighted average occupancy rate for the Abbey Properties was approximately 89.0%. The Abby Property securing the Palm Springs Airport Commerce Center loan, is subject to a ground lease which has an original term (together with any extension options, whether or not currently exercised) that expires on October 31, 2056, and either the ground lessor has subordinated its interest in the mortgaged real property to the interest of the holder of that mortgage loan, or the ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

      The following table presents certain information relating to the Abbey
Properties:

                                                                       CUT-OFF DATE        NET
                                                                      PRINCIPAL LOAN     RENTABLE
                    PROPERTY NAME               PROPERTY LOCATION        BALANCE        AREA (SF)     YEAR BUILT
        ---------------------------------  -------------------------  --------------  -------------  ------------
        Fletcher Parkway Medical Center            La Mesa, CA        $10,707,499         82,024         1985
        Commerce Corporate Center                  Commerce, CA         7,221,336         67,000         1974
        Fresno Industrial Center                    Fresno, CA          6,162,737        265,085         1990
        La Mesa Commerce Center                    La Mesa, CA          4,373,555         57,673         1964
        Arlington II                              Riverside, CA         3,975,959        131,263         1976
        Palm Springs Airport Commerce            Palm Springs, CA       1,743,081         62,877         1983
        Fresno Airport Commerce Center              Fresno, CA          1,553,832         51,844         1978



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

1.  FLETCHER PARKWAY MEDICAL CENTER

         The following table presents certain information relating to the lease rollover schedule at Fletcher Parkway Medical Center:

                                              % OF GROSS      NET RENTABLE        % OF NET         DATE OF LEASE
                 TENANT                     POTENTIAL RENT      AREA (SF)       RENTABLE AREA       EXPIRATION
        -------------------------------  -------------------  --------------  ----------------  -------------------
        Sharp Hospicecare                        13.6%            12,190             14.9%         November 2005
        San Carlos Medical                       10.7              9,984             12.2           April 2008
        Grossmont Surgery Center                  9.3              7,960              9.7          December 2006
        Family Planning Associates               11.1              6,696              8.2         Month-to-Month
        Caring Physicians                         7.4              6,536              8.0            May 2006

         The following table presents certain information relating to the lease rollover schedule at Fletcher Parkway Medical Center (1):

                                                                                                       CUMULATIVE %
                            NUMBER                                                       % OF GROSS     OF GROSS
                              OF      AVG. BASE                  % OF       CUMULATIVE    POTENTIAL      POTENTIAL
                            LEASES     RENT/SF      TOTAL SF    TOTAL SF      % OF SF        RENT          RENT
              YEAR          ROLLING    ROLLING      ROLLING    ROLLING(2)   ROLLING(2)    ROLLING(2)    ROLLING(2)
        ---------------  -----------  ----------  ----------  ------------  -----------  ------------  ------------
              2002             4        $25.35      11,532        14.1%        14.1%         16.8%         16.8%
              2003             3         22.54       6,326         7.7         21.8           8.2          25.0
              2004             2         21.20       4,243         5.2         26.9           5.2          30.2
              2005             4         20.04      15,983        19.5         46.4          18.4          48.6
              2006             6         20.64      21,226        25.9         72.3          25.2          73.9
              2007             0          0.00           0           0         72.3             0          73.9
              2008             2         19.11      13,036        15.9         88.2          14.3          88.2
              2009             0             0           0           0         88.2             0          88.2

(1) The loan documents require the borrower to deposit with mortgagee $80,000 per year for tenant improvements and leasing commissions.
(2) Calculated based on approximate square footage occupied by each tenant.

UNDERWRITTEN FINANCIALS FOR FLETCHER PARKWAY MEDICAL CENTER:
              Underwritten Occupancy...................                 88.0%
              Underwritten Revenues....................            $1,879,613
              Underwritten Total Expenses..............             $ 418,677
              Underwritten Net Operating Income (NOI)..            $1,460,935
              Underwritten Net Cash Flow (NCF).........            $1,311,602
              Underwritten DSCR on NOI.................                 1.66x
              Underwritten DSCR on NCF.................                 1.49x


2.  COMMERCE CORPORATE CENTER

         The following tables presents certain information relating to the major tenants at Commerce Corporate Center:

                                                                         NET
                                                       % OF GROSS      RENTABLE        % OF NET       DATE OF LEASE
           TENANT                                    POTENTIAL RENT   AREA (SF)     RENTABLE AREA       EXPIRATION
           ------                                    --------------   ---------     -------------       ----------
           PIA-SC Insurance Services, Inc.......         25.3%          19,737            29.5%         July 2006
           Bank of America......................         37.0           17,748            26.5        September 2008
           Los Angeles Unified School District..         21.1           16,791            25.1           May 2007
           CB Richard Ellis, Inc................          5.4            3,842             5.7          June 2004
           National Association of Latin; DBA
           NALEO Educational Funds..............          4.2            3,473             5.2          July 2002


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

         The following table presents certain information relating to the lease rollover schedule at Commerce Corporate Center(1):

                                                                                                          CUMULATIVE
                                                                                           % OF GROSS     % OF GROSS
                      NUMBER OF    AVG. BASE                                CUMULATIVE     POTENTIAL      POTENTIAL
                        LEASES     RENT/SF      TOTAL SF     % OF TOTAL      % OF SF          RENT           RENT
            YEAR       ROLLING      ROLLING      ROLLING    SF ROLLING(2)   ROLLING(2)     ROLLING(2)     ROLLING(2)
           ------   -----------   ----------   ----------   -------------   ----------   ------------   --------------
            2002          1          $18.48       3,473           5.2%           5.2%           4.2%          4.2%
            2003          1           19.92       2,706           4.0            9.2            3.5           7.7
            2004          1           21.60       3,842           5.7           15.0            5.4          13.2
            2005          1           16.68       2,263           3.4           18.3            2.5          15.6
            2006          3           19.57      19,737          29.5           47.8           25.3          40.9
            2007          2           19.60      17,231          25.7           73.5           22.1          63.0
            2008          1           31.84      17,748          26.5          100.0           37.0         100.0
            2009          0               0           0             0          100.0              0         100.0

(1) The loan documents require the borrower to deposit with mortgagee $35,000 per year for tenant improvements and leasing commissions.
(2) Calculated based on approximate square footage occupied by each tenant.

UNDERWRITTEN FINANCIALS FOR COMMERCE CORPORATE CENTER:
              Underwritten Occupancy...................              90.0%
              Underwritten Revenues....................         $1,400,752
              Underwritten Total Expenses..............          $ 456,325
              Underwritten Net Operating Income (NOI)..          $ 944,427
              Underwritten Net Cash Flow (NCF).........          $ 852,681
              Underwritten DSCR on NOI.................              1.59x
              Underwritten DSCR on NCF.................              1.44x

3.  FRESNO INDUSTRIAL CENTER

         The following tables presents certain information relating to the major tenants at Fresno Industrial Center:

                                                         NET
                                       % OF GROSS      RENTABLE        % OF NET       DATE OF LEASE
           TENANT                    POTENTIAL RENT   AREA (SF)     RENTABLE AREA       EXPIRATION
           ------                    --------------   ---------     -------------       ----------
           Sony                            71.9%        200,085          75.5%          July 2004
           Western Parcel                   5.7          12,500           4.7         December 2003
           Louis & Co.                      5.0          12,500           4.7         December 2003
           Hermes Abrasives, Ltd.           3.4           7,500           2.8         September 2003
           Amarr Company                    3.5           7,500           2.8           March 2005

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

         The following table presents information relating to the lease rollover schedule at Fresno Industrial Center(1):

                                                                                                          CUMULATIVE
                                                                                           % OF GROSS     % OF GROSS
                       NUMBER OF    AVG. BASE                               CUMULATIVE     POTENTIAL     POTENTIAL
                       LEASES       RENT/SF     TOTAL SF    % OF TOTAL      % OF SF         RENT           RENT
             YEAR       ROLLING     ROLLING      ROLLING   SF ROLLING(2)   ROLLING(2)    ROLLING(2)     ROLLING(2)
           ------   -----------   ----------   ----------   -------------   ----------   ------------   --------------
             2002          0           0              0           0%            0%            0%             0%
             2003          4        3.85         37,677        14.2          14.2          16.7           16.7
             2004          2        3.13        205,085        77.4          91.6          74.0           90.7
             2005          1        4.08          7,500         2.8          94.4           3.5           94.2
             2006          0           0              0           0          94.4             0           94.2
             2007          0           0              0           0          94.4             0           94.2
             2008          0           0              0           0          94.4             0           94.2
             2009          0           0              0           0          94.4             0           94.2

(1) The loan documents require the borrower to deposit with mortgagee at the closing of the loan, as initial deposit of $100,000 and a sum of $50,000 per year for tenant improvements and leasing commissions.
(2) Calculated based on approximate square footage occupied by each tenant.

UNDERWRITTEN FINANCIALS FOR FRESNO INDUSTRIAL CENTER:
              Underwritten Occupancy...................              95.0%
              Underwritten Revenues....................          $988,537
              Underwritten Total Expenses..............          $218,546
              Underwritten Net Operating Income (NOI)..          $769,991
              Underwritten Net Cash Flow (NCF).........          $678,488
              Underwritten DSCR on NOI.................             1.43x
              Underwritten DSCR on NCF.................             1.26x

4. LA MESA COMMERCE CENTER

         The following tables presents certain information relating to the major tenants at La Mesa Commerce Center:

                                                                         NET
                                                       % OF GROSS      RENTABLE        % OF NET       DATE OF LEASE
           TENANT                                    POTENTIAL RENT   AREA (SF)     RENTABLE AREA       EXPIRATION
           ------                                    --------------   ---------     -------------       ----------
           San Diego Dialysis Services                  16.0%           7,240           12.6%         September 2002
           Cal Med Drugs                                 8.1            4,600            8.0          December 2007
           San Diego Dance Center                        7.8            4,400            7.6          December 2002
           Round Table Pizza                             6.3            4,000            6.9          February 2004
           E & L Physical Therapy                        5.8            3,375            5.9            July 2006

         The following table presents certain information relating to the lease rollover schedule at La Mesa Commerce Center(1):

                                                                                                          CUMULATIVE
                                                                                           % OF GROSS     % OF GROSS
                     NUMBER OF      AVG. BASE                               CUMULATIVE     POTENTIAL      POTENTIAL
                       LEASES       RENT/SF     TOTAL SF      % OF TOTAL      % OF SF        RENT            RENT
             YEAR     ROLLING       ROLLING     ROLLING      SF ROLLING(2)   ROLLING(2)    ROLLING(2)     ROLLING(2)
           ------   --------       ----------   ----------   -------------   ----------   ------------   --------------
             2002        2           $17.19     11,640           20.2%          20.2%        23.7%           23.7%
             2003        1            12.36      1,720            3.0           23.2          2.5            26.3
             2004        3            13.62      5,800           10.1           33.2          9.4            35.6
             2005        4            14.36      4,300            7.5           40.7          7.3            43.0
             2006        1            14.40      3,375            5.9           46.5          5.8            48.7
             2007        1            14.88      4,600            8.0           54.5          8.1            56.8
             2008        0                0          0              0           54.5            0            56.8
             2009        0                0          0              0           54.5            0            56.8

(1) The loan documents require the borrower to deposit with mortgagee $20,000 per year for tenant improvements and leasing commissions.
(2) Calculated based on approximate square footage occupied by each tenant.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

UNDERWRITTEN FINANCIALS FOR LA MESA COMMERCE CENTER:
              Underwritten Occupancy ..................              75.0%
              Underwritten Revenues....................           $752,252
              Underwritten Total Expenses..............           $171,431
              Underwritten Net Operating Income (NOI)..           $580,821
              Underwritten Net Cash Flow (NCF).........           $523,103
              Underwritten DSCR on NOI.................              1.52x
              Underwritten DSCR on NCF.................              1.37x

5.   ARLINGTON II

         The following table presents certain information relating to the major tenants at Arlington II:

                                                                         NET
                                                       % OF GROSS      RENTABLE        % OF NET       DATE OF LEASE
           TENANT                                    POTENTIAL RENT   AREA (SF)     RENTABLE AREA       EXPIRATION
           ------                                    --------------   ---------     -------------       ----------
           Mendocino Forest Products                     100.0%        131,263          100.0%        February 2007

         The following table presents certain information relating to the lease rollover schedule at Arlington II(1):

                                                                                                         CUMULATIVE
                         NUMBER                                                             % OF GROSS    % OF GROSS
                           OF        WA BASE                                 CUMULATIVE     POTENTIAL    POTENTIAL
                         LEASES      RENT/SF     TOTAL SF     % OF TOTAL      % OF SF         RENT          RENT
              YEAR       ROLLING     ROLLING      ROLLING    SF ROLLING(2)   ROLLING(2)    ROLLING(2)    ROLLING(2)
          ------------  ---------  -----------  ----------  ---------------  ----------  -------------  -----------
          2007              1          $4.08      131,263       100.0%         100.0%        100.0%         100.0%

(1) The loan documents require the borrower to deposit with mortgagee at the closing of the loan, as initial deposit of $85,000 and a sum of $16,000 per year for tenant improvements and leasing commissions.
(2) Calculated based on approximate square footage occupied by each tenant.

UNDERWRITTEN FINANCIALS FOR ARLINGTON II:
              Underwritten Occupancy %.................              95.0%
              Underwritten Revenues....................           $572,803
              Underwritten Total Expenses..............            $90,534
              Underwritten Net Operating Income (NOI)..           $482,269
              Underwritten Net Cash Flow (NCF).........           $453,652
              Underwritten DSCR on NOI.................              1.39x
              Underwritten DSCR on NCF.................              1.31x

6. PALM SPRINGS AIRPORT COMMERCE CENTER

         The following tables presents certain information relating to the major tenants at Palm Springs Airport Commerce Center:

                                                     % OF GROSS
                                                      POTENTIAL    NET RENTABLE       % OF NET        DATE OF LEASE
          TENANT                                        RENT         AREA (SF)     RENTABLE AREA       EXPIRATION
          -----------------------------------------  -----------  --------------  ---------------  -------------------
          Desert Medical Group, Inc.                     54.8%        39,148            62.3%         November 2004
          U.S. Government - GSA                          18.8          7,437            11.8            June 2003
          Jewish Federation of Palm Springs               9.6          4,794             7.6          December 2002
          C.G. Insurance Services                         4.4          3,612             5.7         September 2003
          Kocen Financial Group, Inc.                     3.1          1,958             3.1           April 2003



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

         The following table presents certain information relating to the lease rollover schedule at Palm Springs Airport Commerce Center (1):

                                                                                                          CUMULATIVE
                                                                                           % OF GROSS     % OF GROSS
                       NUMBER OF    AVG. BASE                                CUMULATIVE     POTENTIAL     POTENTIAL
                        LEASES       RENT/SF     TOTAL SF     % OF TOTAL      % OF SF         RENT           RENT
               YEAR     ROLLING      ROLLING      ROLLING    SF ROLLING(2)   ROLLING(2)    ROLLING(2)     ROLLING(2)
          ------------  ---------  -----------  ----------  ---------------  ----------  -------------  -----------
               2002         1          $15.48        4,794         7.6%            7.6%         9.6%            9.6%
               2003         5           15.02       15,222        24.2            31.8         29.6            39.2
               2004         3           10.94       41,928        66.7            98.5         59.4            98.6
               2005         0               0            0           0            98.5           0             98.6
               2006         1           11.40          933         1.5           100.0          1.4           100.0
               2007         0               0            0           0           100.0           0            100.0
               2008         0               0            0           0           100.0           0            100.0
               2009         0               0            0           0           100.0           0            100.0

(1) The loan documents require the borrower to deposit with mortgagee $30,000 per year for tenant improvements and leasing commissions.
(2) Calculated based on approximate square footage occupied by each tenant.

UNDERWRITTEN FINANCIALS FOR PALM SPRINGS AIRPORT COMMERCE CENTER:
              Underwritten Occupancy...................                95.0%
              Underwritten Revenues....................            $731,269
              Underwritten Total Expenses..............            $451,795
              Underwritten Net Operating Income (NOI)..            $279,474
              Underwritten Net Cash Flow (NCF).........            $197,497
              Underwritten DSCR on NOI.................               1.95x
              Underwritten DSCR on NCF.................               1.38x

7.   FRESNO AIRPORT COMMERCE CENTER

         The following tables presents certain information relating to the major tenants at Fresno Airport Commerce Center:

                                                                         NET
                                                       % OF GROSS      RENTABLE        % OF NET       DATE OF LEASE
           TENANT                                    POTENTIAL RENT   AREA (SF)     RENTABLE AREA       EXPIRATION
          -----------------------------------------  -----------  --------------  ---------------  -------------------
           Tamiyasu, Smith & Horn                        11.5%          5,350           10.3%          October 2005
           Ionosphere Broadcasting                        7.2           3,600            6.9            July 2005
           Dept. General Services - Cal-OSHA              6.6           3,015            5.8          September 2007
           CA Cotton Ginners                              4.2           2,208            4.3          December 2004
           Transcribing Inc.                              3.2           2,006            3.9          September 2002

         The following table presents certain information relating to the lease rollover schedule at Fresno Airport Commerce Center (1):

                                                                                                          CUMULATIVE
                                                                                           % OF GROSS     % OF GROSS
                          NUMBER OF   AVG. BASE                              CUMULATIVE     POTENTIAL     POTENTIAL
                           LEASES      RENT/SF     TOTAL SF    % OF TOTAL      % OF SF         RENT           RENT
                YEAR       ROLLING     ROLLING     ROLLING   SF ROLLING(2)   ROLLING(2)    ROLLING(2)     ROLLING(2)
            ------------  ---------  -----------  ----------  -------------  ----------   ------------    -----------
                2002         7         $11.52        9,847         19.0%          19.0%        18.9%           18.9%
                2003         4          10.81        5,874         11.3           30.3         10.6            29.5
                2004         5          11.79        7,031         13.6           43.9         13.8            43.4
                2005         2          12.12        7,350         14.2           58.1         14.9            58.2
                2006         1          12.00        1,082          2.1           60.1          2.2            60.4
                2007         1          13.20        3,015          5.8           66.0          6.6            67.1
                2008         0              0            0            0           66.0            0            67.1
                2009         0              0            0            0           66.0            0            67.1

(1) The loan documents require the borrower to deposit with mortgagee $18,000 per year for tenant improvements and leasing commissions.
(2) Calculated based on approximate square footage occupied by each tenant.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

UNDERWRITTEN FINANCIALS FOR FRESNO AIRPORT COMMERCE CENTER:
              Underwritten Occupancy...................              71.0%
              Underwritten Revenues....................           $447,674
              Underwritten Total Expenses..............           $257,966
              Underwritten Net Operating Income (NOI)..           $189,708
              Underwritten Net Cash Flow (NCF).........           $159,449
              Underwritten DSCR on NOI.................              1.49x
              Underwritten DSCR on NCF.................              1.25x

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the loan documents require the borrower to deposit with the mortgagee: (i) $80,000 per year for Fletcher Parkway Medical Center, (ii) $35,000 per year for Commerce Corporate Center, (iii) at the closing of the Fresno Industrial Center loan, an initial deposit of $100,000 and a sum of $50,000 per year, (iv) $20,000 per year for La Mesa Commerce Center, (v) at the closing of the Arlington II loan, an initial deposit of $85,000 and a sum of $16,000 per year, (vi) $30,000 per year for Palm Springs Airport Center and (vii) $18,000 per year for Fresno Airport Commerce Center, for tenant improvements and leasing commissions. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX ACCOUNT. At any time during the term of the Abbey Portfolio Loans, (i) if the applicable debt service coverage ratio, as computed by the mortgagee, is less than 1.15x, or (ii) upon the occurrence of an event of default pursuant to the applicable loan documents, the related borrower must notify its tenants that any and all tenant payments due under the applicable tenant leases must be directly deposited into a mortgagee designated lock box account.

o MEZZANINE DEBT. Capri Select Income, LLC, a Delaware limited liability company, is the current holder of a $25,000,000 mezzanine loan of which
      (i) $1,896,000 is allocated to the Fletcher Parkway Medical Center loan,
      (ii) $650,000 is allocated to the Fresno Industrial Center loan, (iii) $150,000 is allocated to the La Mesa Commerce Center loan, (iv) $526,000 is allocated to the Arlington II loan and (v) $418,000 is allocated to the Fresno Airport Commerce Center loan. The mezzanine loan is secured by a pledge of membership interests of the single member of the borrowers, (i) AP-Fletcher Parkway Medical LLC, (ii) AP-Fresno Industrial LLC, (iii) AP-La Mesa LLC, (iv) AP-Arlington II LLC and (v) AP-Fresno Airport LLC. Capri Select Income, LLC possesses certain cure, repurchase and other rights as more particularly described in the prospectus supplement.

o PROPERTY MANAGEMENT. Abbey is the property manager for the Abbey Properties securing the Abbey Portfolio Loans. The property manager is affiliated with the borrowers.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

BEAR RUN VILLAGE APARTMENTS





                                [GRAPHIC OMITTED]




-----------------------------------------------------------------  ---------------------------------------------------------------
               PROPERTY INFORMATION                                           MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties............                1   Mortgage Loan Seller...........................  Merrill Lynch
Location (City/State)..........................   Pittsburgh, PA   Cut-off Date Principal Balance.................    $25,958,854
Property Type..................................      Multifamily   Cut-off Date Loan Balance Per SF/Unit..........        $59,267
Size (Units) ..................................              438   Percentage of Initial Mortgage Pool Balance ...           2.4%
Percentage Occupancy as of April 16, 2002......            94.1%   Number of Mortgage Loans.......................              1
Year Built.....................................             1999   Type of Security (fee/leasehold)...............            Fee
Appraisal Value................................      $35,000,000   Mortgage Rate..................................         6.630%
Underwritten Occupancy.........................            95.0%   Original Term to Maturity/ARD (Months).........            120
Underwritten Revenues..........................       $4,779,137   Original Amortization Term (Months)............            360
Underwritten Total Expenses....................       $1,727,965   Cut-off Date LTV Ratio.........................          74.2%
Underwritten Net Operating Income (NOI)........       $3,051,172   LTV Ratio at Maturity or ARD...................          64.2%
Underwritten Net Cash Flow (NCF)...............       $2,941,672   Underwritten DSCR on NOI.......................          1.53x
                                                                   Underwritten DSCR on NCF.......................         1.47x
-----------------------------------------------------------------  ---------------------------------------------------------------



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o THE LOAN. The mortgage loan (the "Bear Run Village Apartments Loan") is evidenced by a single note secured by a first mortgage encumbering a 438-unit multifamily complex located in Pittsburgh, Pennsylvania (the "Bear Run Property"). The Bear Run Village Apartments Loan represents approximately 2.4% of the initial mortgage pool balance. The Bear Run Village Apartments Loan was originated on April 8, 2002, and has a principal balance as of the cut-off date of approximately $25,958,854.

      The Bear Run Village Apartments Loan has a remaining term of 118 months and a scheduled maturity date of May 1, 2012. The Bear Run Village Apartments Loan may be prepaid on or after February 1, 2012, and permits defeasance with United States government obligations beginning two years after securitization.

o THE BORROWER. The borrower is Bear Run Associates Limited Partnership, which was established as a special purpose entity. The sponsor of the borrower is William I. Snyder, a commercial real estate investor, with interests in multifamily properties, commercial office space and a hotel in Pittsburgh, Pennsylvania.

o THE PROPERTY. The Bear Run Property is a 438-unit apartment complex consisting of 26 buildings situated on approximately 53 acres in Pittsburgh (Allegheny County), Pennsylvania, within the Pittsburgh metropolitan statistical area. As of April 16, 2002, the occupancy rate for the Bear Run Property was approximately 94.1%. The Bear Run Property includes a swimming pool, clubhouse and fitness center.

         The following table presents certain information relating to the unit configuration of the Bear Run Property:

                                                                         APPROXIMATE      % OF NET
                                          NO. OF        APPROXIMATE      NET RENTABLE      RENTABLE
         UNIT MIX                          UNITS      UNIT SIZE (SF)      AREA (SF)      AREA (SF)      ASKING RENTAL RANGE
         ------------------------------  -------  --------------------  --------------  ------------  ----------------------

         1-BR/1-BA                          190            770             146,300           37.4%        $      425-960
         2-BR/2-BA                          214            955             204,370           52.2              700-1,280
         3-BR/2-BA                           34          1,194              40,596           10.4              850-1,550
                                         -------  --------------------  --------------  ------------  ----------------------
         TOTAL/WEIGHTED AVERAGE             438            893             391,266          100.0%        $955/UNIT/1.07/SF

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement and other reserves. The loan documents require the borrower to deposit with the mortgagee (i) at the closing of the Bear Run Village Apartments Loan, a sum of $109,500 (which was so deposited at closing) for replacement reserves (which, upon any disbursement, must be replenished at the rate of $9,125 per month up to a maximum of $109,500) and (ii) a sum of $109,500 per year in equal monthly installments of $9,125 for replacement reserves if (i) an event of default occurs, or (ii) the Lender or its servicer shall determine in its sole and absolute discretion that the Bear Run Property is not being maintained in accordance with the provisions of the mortgage. In addition, the borrower deposited with the mortgagee at the closing of the Bear Run Village Apartments Loan; (i) a sum of $42,000 to insure payment of a judgment in connection with a mechanics' lien claim filed against an affiliated entity of the borrower, and (ii) a letter of credit in the sum of $750,000 to insure the estimated completion cost of road improvements required by the Pennsylvania Department of Transportation and 125% of the cost of site work with respect to the hillside portion of the property, which amounts are subject to adjustment if the contracted-for cost of such projects exceeds or falls short of $750,000. In addition, if the conditions for the release of the portion of such $750,000 attributable to the road improvement costs have not been satisfied by April 8, 2003, the borrower must deposit an additional $500,000. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

o     LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o PROPERTY MANAGEMENT. Arnheim & Neely, Inc. is the property manager for the Bear Run. Arnheim & Neely, Inc. specializes in residential management and leasing and currently manages approximately 5,000 residential units in the Pittsburgh, Pennsylvania area. The property manager is independent.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

SOMERFIELD AT LAKESIDE APARTMENTS





                               [GRAPHIC OMITTED]





-----------------------------------------------------------------  ---------------------------------------------------------------
               PROPERTY INFORMATION                                           MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties............                1   Mortgage Loan Seller...........................       Wachovia
Location (City/State)..........................    Elk Grove, CA   Cut-off Date Principal Balance.................    $23,400,000
Property Type..................................      Multifamily   Cut-off Date Loan Balance Per SF/Unit..........        $83,571
Size (Units)...................................              280   Percentage of Initial Mortgage Pool Balance ...           2.2%
Percentage Occupancy as of April 25, 2002......            90.7%   Number of Mortgage Loans.......................              1
Year Built.....................................             1999   Type of Security (fee/leasehold)...............            Fee
Appraisal Value................................      $30,000,000   Mortgage Rate..................................         6.670%
Underwritten Occupancy ........................            90.0%   Original Term to Maturity/ARD (Months).........             60
Underwritten Revenues..........................       $3,346,059   Original Amortization Term (Months)............            360
Underwritten Total Expenses....................       $1,101,144   Cut-off Date LTV Ratio.........................          78.0%
Underwritten Net Operating Income (NOI)........       $2,244.915   LTV Ratio at Maturity or ARD...................          75.1%
Underwritten Net Cash Flow (NCF)...............       $2,174,915   Underwritten DSCR on NOI.......................          1.24x
                                                                   Underwritten DSCR on NCF.......................          1.20x
-----------------------------------------------------------------  ---------------------------------------------------------------




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o THE LOAN. The mortgage loan (the "Somerfield at Lakeside Apartments Loan") is evidenced by a single note secured by a first deed of trust encumbering a 280-unit multifamily complex located in Elk Grove, California (the "Somerfield Property"). The Somerfield at Lakeside Apartments Loan represents approximately 2.2% of the initial mortgage pool balance. The Somerfield at Lakeside Apartments Loan was originated on June 6, 2002, and has a principal balance as of the cut-off date of approximately $23,400,000. The Somerfield at Lakeside Apartments Loan provides for interest-only payments for the first 18 months of the term of the Somerfield at Lakeside Apartments Loan and, thereafter, for fixed monthly payments of principal and interest.

      The Somerfield at Lakeside Apartments Loan has a remaining term of 60 months and a scheduled maturity date of July 1, 2007. The Somerfield at Lakeside Apartments Loan may be prepaid on or after May 1, 2007, and permits defeasance with United States government obligations beginning four years after its first payment date.

o THE BORROWER. The borrower is Somerfield Apartments, LLC, which was established as a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Somerfield Apartments Loan. The sponsor of the borrower is Alvin J. Wolff, Jr., a principal of the Wolff Companies. The Wolff Companies, founded in 1946, are focused on the development and ownership of Class "A" multifamily properties, with ownership interests in and management of over 3,500 apartment units.

o THE PROPERTY. The Somerfield Property is a 280-unit garden-style apartment complex consisting of 35 buildings, situated on approximately 15.0 acres and constructed in 1999. The Somerfield Property is located in Elk Grove, California, within the Sacramento, California metropolitan statistical area. As of April 25, 2002, the occupancy rate for the Somerfield Property was approximately 90.7%. The Somerfield Property includes such amenities as a fitness center, a community center, a swimming pool with sun deck, a putting green, a fully equipped resident business center, garages and carports, children's play areas, controlled access and a picnic area.


      The following table presents certain information relating to the unit configuration of the Somerfield Property:

                                                                 APPROXIMATE       % OF NET
                                     NO. OF     APPROXIMATE     NET RENTABLE    RENTABLE AREA
        UNIT MIX                      UNITS    UNIT SIZE (SF)     AREA (SF)          (SF)         ASKING RENTAL RANGE
        -------------------------   -------  -----------------  -------------  --------------   ----------------------
        1-BR/1-BA                      80          767            61,360           21.8%        $       930 - 930
        2-BR/2-BA                     160        1,067           170,720           60.6               1,120 - 1,120
        3-BR/2-BA                      40        1,240            49,600           17.6               1,365 - 1,365
        -------------------------   -------  -----------------  -------------  --------------   ----------------------
        TOTAL/WEIGHTED AVERAGE        280        1,006           281,680          100.0          $1,101/UNIT/1.09/ SF


o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX ACCOUNT. At any time during the term of the Somerfield at Lakeside Apartments Loan, (i) if the debt service coverage ratio, as computed by the mortgageee, is less than 1.10x or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases must be directly deposited into a mortgagee designated lock box account.

o PROPERTY MANAGEMENT. Wolff Management Company is the property manager for the Somerfield Property. The property manager is affiliated with the sponsor.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

CRAIG MARKETPLACE I AND II





                               [GRAPHIC OMITTED]





-----------------------------------------------------------------  ----------------------------------------------------------------
              PROPERTY INFORMATION                                              MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties.........                  2    Mortgage Loan Seller.............................      Wachovia
Location (City/State).......................      Las Vegas, NV    Cut-off Date Principal Balance...................   $23,122,000
Property Type...............................    Anchored Retail    Weighted Average Cut-off Date Loan Balance
Size (Sq. Ft.)..............................            153,174       Per SF/Unit...................................          $151
Weighted Average Percentage                                        Percentage of Initial Mortgage Pool Balance .....          2.1%
Occupancy as of April and May 2002..........              94.9%    Number of Mortgage Loans.........................             2
Year Built..................................               2001    Type of Security (fee/leasehold).................           Fee
Appraisal Value.............................        $30,900,000    Weighted Average Mortgage Rate...................        7.001%
                                                                   Weighted Average Original Term to
                                                                      Maturity/ARD (Months).........................           120
                                                                   Weighted Average Original Amortization
See Property Sections for Underwritten                                Term (Months).................................           360
Financials.                                                        Weighted Average Cut-off Date LTV Ratio..........         74.8%
                                                                   Weighted Average LTV Ratio at Maturity or ARD....         65.3%

                                                                   See Property Sections for Underwritten Financials.
-----------------------------------------------------------------  ----------------------------------------------------------------




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o THE LOAN. The two mortgage loans (the "Craig Marketplace Loans") are evidenced by separate notes secured by first deeds of trust encumbering two anchored retail centers located in Las Vegas, Nevada (the "Craig Marketplace Properties"). The Craig Marketplace Loans represent approximately 2.1% of the initial mortgage pool balance. The Craig Marketplace Loans were originated on June 7, 2002, and have a principal balance as of the cut-off date of approximately $23,122,000. Each of the Craig Marketplace Loans is cross-collateralized and cross-defaulted with each other.

      The Craig Marketplace Loans have a remaining term of 120 months and a scheduled maturity date of July 1, 2012. The Craig Marketplace Loans may be prepaid on or after May 1, 2002, and permit defeasance with United States government obligations beginning four years after their first payment date.

o THE BORROWER. There are two borrowers under the Craig Marketplace Loans. Each borrower was established as a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of each Craig Marketplace Loan. The sponsors of the borrower are Noam Schwartz and Yoel Iny, both principals of Great American Capital ("Great American"), a real estate development company which has developed over two million square feet of commercial space in the Las Vegas, Nevada market. Each sponsor has been in the real estate development and management business for over 20 years.

o THE PROPERTIES. The Craig Marketplace Properties consist of two retail properties located in Las Vegas, Nevada. Each of the Craig Marketplace Loans is cross-collateralized and cross-defaulted with each other; however pursuant to the terms of the loan documents and upon the satisfaction of certain conditions therein, the mortgage loan related to Craig Marketplace II may be released from the cross-collateralization and cross-default provisions.

      The Craig Market Place I Loan will be released from its cross-collaterization and cross-default obligations, if on or before the six month anniversary of the first payment date, the borrower provides evidence satisfactory to the master servicer or the special servicer that the monthly base rent for the Craig Marketplace Property securing the Craig Market Place I Loan is equal to or greater than $158,000. The Craig Market Place II Loan will be released from its cross-collateralization and cross-default obligations upon the sale of the Craig Marketplace Property securing the Craig Market Place II Loan, provided the sale price of the Craig Marketplace Property securing the Craig Market Place II Loan is in an amount greater than or equal to 125% of its appraised value as of the date of origination of the Craig Market Place II Loan. Notwithstanding the foregoing, in the event the Craig Market Place I Loan is released from the cross-collaterization and cross-default obligations, until such time as the Craig Market Place II Loan is released from the cross-collateralization and cross-default obligations, a default of the Craig Market Place II Loan will trigger a default of the Craig Market Place I Loan; however, a default of the Craig Market Place I Loan will not trigger a default of the Craig Market Place II Loan.


      The following table presents certain information relating to the major tenants at the Craig Marketplace I Property:

                                                 % OF GROSS        NET
                                                  POTENTIAL      RENTABLE        % OF NET         DATE OF LEASE
         TENANT                                     RENT        AREA (SF)     RENTABLE AREA        EXPIRATION
         --------------------------------------  -----------  --------------  ---------------  -------------------
         Albertson's / SavOn Drug                   40.1%         63,293          52.9%           February 2027
         Roni Josef                                  6.8           6,984           5.8              May 2009
         Hollywood Video                             6.3           6,000           5.0             April 2012
         Francare, Inc.                              3.2           3,729           3.1              June 2012
         Jack in the Box                             5.9%          3,700           3.1            January 2017




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

     The following table presents certain information relating to the lease rollover schedule at the Craig Marketplace I Property:

                                                                                                       CUMULATIVE %
                                                                                        % OF GROSS      OF GROSS
                  NUMBER OF     AVG. BASE                   % OF TOTAL   CUMULATIVE %    POTENTIAL      POTENTIAL
                   LEASES       RENT/SF        TOTAL SF         SF           OF SF          RENT          RENT
      YEAR        ROLLING       ROLLING        ROLLING      ROLLING(1)    ROLLING(1)     ROLLING(1)    ROLLING(1)
      ----        -------       -------        -------      ----------    ----------     ----------    ----------
      2002           0          $ 0.00             0           0.0%            0.0%          0.0%          0.0%
      2003           0            0.00             0           0.0             0.0           0.0           0.0
      2004           0            0.00             0           0.0             0.0           0.0           0.0
      2005           0            0.00             0           0.0             0.0           0.0           0.0
      2006           0            0.00             0           0.0             0.0           0.0           0.0
      2007           7           23.49        11,879           9.9             9.9          12.3          12.3
      2008           1           24.00         2,519           2.1            12.0           2.7          14.9
      2009           2           22.60         8,984           7.5            19.6           8.9          23.8
      2010           1           24.00         2,606           2.2            21.7           2.7          26.6
      2011           0            0.00             0           0.0            21.7           0.0          26.6
      2012           5           23.45        17,429          14.6            36.3          18.0          44.5

----------
(1) Calculated based on approximate square footage occupied by each tenant.

     The following table presents certain information relating to the major tenants at the Craig Marketplace II Property:


                                                 % OF GROSS        NET
                                                  POTENTIAL      RENTABLE        % OF NET         DATE OF LEASE
         TENANT                                     RENT        AREA (SF)     RENTABLE AREA         EXPIRATION
         --------------------------------------  -----------  ------------  -----------------  ------------------
         Design Image III                           31.3%          12,000         35.7%             March 2007
         Goodwill                                   21.2            7,600         22.6              April 2007
         Timbers Bar & Grill                        24.3            7,000         20.8            February 2012
         Denny's                                    16.6            5,000         14.9              April 2022
         Nevada Window Tinting                       6.6            2,000          6.0               May 2008

The following table presents certain information relating to the lease rollover schedule at the Craig Marketplace II Property:

                                                                                                          CUMULATIVE
                                                                                           % OF GROSS     % OF GROSS
                         NUMBER OF    AVG. BASE                               CUMULATIVE    POTENTIAL     POTENTIAL
                           LEASES      RENT/SF     TOTAL SF    % OF TOTAL      % OF SF         RENT           RENT
                YEAR       ROLLING     ROLLING      ROLLING   SF ROLLING(1)   ROLLING(1)    ROLLING(1)     ROLLING(1)
            ------------  ---------  -----------  ----------  --------------- ----------    ----------    -----------
                2002          0      $       0            0         0.0%          0.0%          0.0%          0.0%
                2003          0              0            0         0.0           0.0           0.0           0.0
                2004          0              0            0         0.0           0.0           0.0           0.0
                2005          0              0            0         0.0           0.0           0.0           0.0
                2006          0              0            0         0.0           0.0           0.0           0.0
                2007          2          17.87       19,600        58.3          58.3          52.4          52.4
                2008          1          22.20        2,000         6.0          64.3           6.6          59.1
                2009          0              0            0         0.0          64.3           0.0          59.1
                2010          0              0            0         0.0          64.3           0.0          59.1
                2011          0              0            0         0.0          64.3           0.0          59.1
                2012          1          23.16        7,000        20.8          85.1          24.3          83.4

(1) Calculated based on approximate square footage occupied by each tenant.



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the loan documents require the borrower to deposit with the mortgagee (i) at the closing of the Craig Marketplace I Loan, an initial deposit of $354,500 and a sum of $30,000 per year, not to exceed $150,000 in the aggregate and (ii) for the Craig Marketplace II Loan, a sum of $20,000 per year, not to exceed $100,000 in the aggregate for tenant improvements and leasing commissions. See Annex A-3 to the preliminary prospectus supplement for information regarding escrow reserves.

o     LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o PROPERTY MANAGEMENT. Great American is the property manager for the Craig Marketplace Properties. The property manager is affiliated with the sponsors.

o     UNDERWRITTEN FINANCIALS FOR CRAIG MARKETPLACE I.

                  Underwritten Occupancy........................           91%
                  Underwritten Revenues.........................   $ 2,522,882
                  Underwritten Total Expenses...................     $ 538,059
                  Underwritten Net Operating Income (NOI).......   $ 1,984,823
                  Underwritten Net Cash Flow (NCF)..............   $ 1,930,735
                  Underwritten DSCR on NOI......................         1.38x
                  Underwritten DSCR on NCF......................         1.34x

o     UNDERWRITTEN FINANCIALS FOR CRAIG MARKETPLACE II.

                  Underwritten Occupancy .......................           92%
                  Underwritten Revenues.........................     $ 757,635
                  Underwritten Total Expenses...................     $ 152,122
                  Underwritten Net Operating Income (NOI).......     $ 605,513
                  Underwritten Net Cash Flow (NCF)..............     $ 569,731
                  Underwritten DSCR on NOI......................         1.47x
                  Underwritten DSCR on NCF......................         1.39x


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

                      ADDITIONAL MORTGAGE LOAN INFORMATION

For a detailed presentation of certain characteristics of the mortgage loans and mortgaged properties, on an individual basis and in tabular format, see Annex A-1 to the prospectus supplement. See Annex A-2 Multifamily Schedule to the prospectus supplement for certain information regarding multifamily mortgaged real properties.

See Annex A-3 to the prospectus supplement for certain information with respect to capital improvement, replacement and tenant improvement reserve accounts. See Annex A-4 to the prospectus supplement for certain information relating to the commercial tenants of the mortgaged real properties. See Annex A-5 to the prospectus supplement for certain information relating to cross-collateralized and cross-defaulted mortgage loans.

SIGNIFICANT SPONSOR CONCENTRATIONS.


                            NUMBER OF
                            MORTGAGE                          AGGREGATE          % OF          WTD. AVG.
                             LOANS/                         CUT-OFF DATE        INITIAL         CUT-OFF                   WTD. AVG.
                         MORTGAGED REAL       MORTGAGE        PRINCIPAL        MORTGAGE          DATE       WTD. AVG.     MORTGAGE
       SPONSOR             PROPERTIES       LOAN NUMBERS       BALANCE       POOL BALANCE      LTV RATIO      DSCR          RATE
------------------------------------------------------------------------------------------------------------------------------------
    Lewis Ceruzzi              2/9              1, 41        $83,501,674          7.7%            76.5%        1.33x         7.413%

 Ben Reiling & Somera          1/1                2          $64,951,470          6.0             58.5         1.75          7.470
    Capital Mgmt.

SAC Holding Corp. and         1/57                3          $64,794,526          6.0             57.9         1.72          7.870

 SAC Holding II Corp.

   Harold Grinspoon            7/7           12, 28, 40,     $59,976,190          5.5             78.8         1.33          7.199
                                           56, 57, 58, 85



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS. Three groups of mortgage loans, representing approximately 5.8% of the initial mortgage pool balance, are cross-collateralized and cross-defaulted with one or more mortgage loans in the mortgage pool as indicated in Annex A-5 to the prospectus supplement. As of the closing date, no mortgage loan (other than the AB Mortgage Loans described below) will be cross-collateralized or cross-defaulted with any loan that is not included in the mortgage pool. The master servicer or the special servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these mortgage loans. The certificateholders will not have any right to participate in or control any such determination. No other mortgage loans are subject to cross-collateralization or cross-default provisions.

SUBORDINATE FINANCING. With respect to two mortgage loans, representing approximately 2.2% of the initial mortgage pool balance, the related loan documents provide that the borrower under certain circumstances may incur, without lender consent, additional unsecured indebtedness other than in the ordinary course of business. In addition, the borrowers under four mortgage loans, representing approximately 7.1% of the initial mortgage pool balance, have incurred additional unsecured debt other than in the ordinary course of business. With respect to five mortgage loans, representing approximately 2.5% of the initial mortgage pool balance, the ownership interests of the direct or indirect owner of the related borrowers of such mortgage loans have been pledged as security for mezzanine debt, subject to the terms of a subordination agreement entered into in favor of the lender. In addition, with respect to five mortgage loans, representing approximately 6.4% of the initial mortgage pool balance, the related mortgage loan documents provide that, under certain circumstances, the entities with a controlling ownership interest in the borrower may pledge their interests as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the lender. With respect to seven mortgage loans, representing approximately 5.5% of the initial mortgage pool balance, the related loan documents provide that the borrower, under certain circumstances, may incur additional secured indebtedness. In addition, with respect to two mortgage loans (other than the AB Mortgage Loans), representing approximately 1.0% of the initial mortgage pool balance, the related mortgaged real properties are encumbered by existing subordinate debt. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interest in the borrower as security for mezzanine debt.

AB MORTGAGE LOANS. Three companion mortgage loans are not included in the trust fund but are each secured by the same mortgage as a mortgage loan which is part of the trust fund. Such mortgage loans (mortgage loan nos. 2, 19 and 36 on Annex A-1 to the prospectus supplement) have an aggregate cut-off date principal balance of approximately $89,073,643, representing approximately 8.2% of the initial mortgage pool balance. Each AB Mortgage Loan and its related companion loan are cross-defaulted. No companion loan is part of the trust fund. Under the terms of separate co-lender and servicing agreements, each holder of a companion loan has agreed to subordinate its interest in certain respects to the related AB Mortgage Loan, but will have certain rights relating to the servicing and special servicing of the related companion loan.


                                      NOTES



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-MW1
--------------------------------------------------------------------------------

ENVIRONMENTAL CONSIDERATIONS. With respect to seven mortgaged real properties, representing approximately 5.5% of the initial mortgage pool balance, the related borrower was required to obtain a secured creditor impaired property environmental insurance policy; each such policy was issued by a subsidiary of American International Group, which, as of June 15, 2002, had a financial strength rating of "AAA" (S&P). There are no deductibles on the secured creditor impaired property environmental insurance policy, each policy has a limit of liability in an amount equal to 125% of the full principal amount of the applicable loan and has a term of at least 15 years. With respect to one mortgaged real property, representing approximately 6.0% of the initial mortgage pool balance, the related borrower obtained a pollution and remedial legal liability policy; such policy was issued by Indian Harbor Insurance Company, a subsidiary of NAC Reinsurance Corp., which, as of June 15, 2002, had a financial strength rating of "AA" (S&P). The pollution and remedial legal liability policy provides a $100,000 self-insured retention, has a $5,000,000 limit of liability and a term of 10 years. The related borrowers paid all premiums at or before the closing of the related mortgage loans.

GROUND LEASES. Two mortgage loans, representing approximately 3.5% of the initial mortgage pool balance, are, in each such case, secured by the mortgage on the applicable borrower's leasehold interest in the related mortgaged real property. See "RISK FACTORS--Risks Related to the Underlying Mortgage Loans--The mortgage pool will include Leasehold Mortgage Loans" and a DESCRIPTION OF THE MORTGAGE POOL--Additional Loan and Property Information--Ground Leases" in the prospectus supplement and "LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure-- Leasehold Considerations" in the prospectus.



                                      NOTES



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX D


                        CLASS XP REFERENCE RATE SCHEDULE

  INTEREST                                            INTEREST
  ACCRUAL        DISTRIBUTION        CLASS XP          ACCRUAL      DISTRIBUTION          CLASS XP
   PERIOD            DATE         REFERENCE RATE       PERIOD          DATE           REFERENCE RATE
 ----------      ------------     --------------      --------     ------------       --------------
     1              8/12/02           7.454490           43           2/12/06            7.211410
     2              9/12/02           7.454450           44           3/12/06            7.212070
     3             10/12/02           7.212980           45           4/12/06            7.452700
     4             11/12/02           7.454370           46           5/12/06            7.211280
     5             12/12/02           7.212900           47           6/12/06            7.446290
     6              1/12/03           7.212860           48           7/12/06            7.205080
     7              2/12/03           7.212820           49           8/12/06            7.446210
     8              3/12/03           7.213280           50           9/12/06            7.446160
     9              4/12/03           7.454140           51          10/12/06            7.204960
    10              5/12/03           7.212680           52          11/12/06            7.446080
    11              6/12/03           7.454050           53          12/12/06            7.204870
    12              7/12/03           7.212590           54           1/12/07            7.208570
    13              8/12/03           7.453960           55           2/12/07            7.203920
    14              9/12/03           7.453930           56           3/12/07            7.206850
    15             10/12/03           7.212470           57           4/12/07            7.449930
    16             11/12/03           7.453840           58           5/12/07            7.208610
    17             12/12/03           7.212390           59           6/12/07            7.446520
    18              1/12/04           7.453750           60           7/12/07            7.205300
    19              2/12/04           7.212300           61           8/12/07            7.463620
    20              3/12/04           7.212460           62           9/12/07            7.463590
    21              4/12/04           7.453640           63          10/12/07            7.221820
    22              5/12/04           7.212200           64          11/12/07            7.463500
    23              6/12/04           7.453570           65          12/12/07            7.221740
    24              7/12/04           7.212130           66           1/12/08            7.463420
    25              8/12/04           7.453500           67           2/12/08            7.221660
    26              9/12/04           7.453460           68           3/12/08            7.221910
    27             10/12/04           7.212030           69           4/12/08            7.463290
    28             11/12/04           7.453390           70           5/12/08            7.221530
    29             12/12/04           7.211950           71           6/12/08            7.463200
    30              1/12/05           7.211920           72           7/12/08            7.221450
    31              2/12/05           7.211880           73           8/12/08            7.463110
    32              3/12/05           7.212480           74           9/12/08            7.463070
    33              4/12/05           7.453190           75          10/12/08            7.221310
    34              5/12/05           7.211760           76          11/12/08            7.462980
    35              6/12/05           7.453110           77          12/12/08            7.224610
    36              7/12/05           7.211680           78           1/12/09            7.224560
    37              8/12/05           7.453030           79           2/12/09            7.224510
    38              9/12/05           7.452990           80           3/12/09            7.225430
    39             10/12/05           7.211570           81           4/12/09            7.466230
    40             11/12/05           7.452910           82           5/12/09            7.224360
    41             12/12/05           7.211490           83           6/12/09            7.466120
    42              1/12/06           7.211450           84           7/12/09            7.224260

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

              MERRILL LYNCH MORTGAGE INVESTORS, INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES


         Our name is Merrill Lynch Mortgage Investors, Inc. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF DISTRIBUTION".

  ---------------------------------------------------------

                 THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

o        have its own series designation,

o        consist of one or more classes with various payment characteristics,

o evidence beneficial ownership interests in a trust established by us, and

o        be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.


                      THE TRUST ASSETS:

The assets of each of our trusts will include--

o mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

  ---------------------------------------------------------

         In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

  ------------------------------------------------------------------------------

  YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 10 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.


  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
  ------------------------------------------------------------------------------


                  The date of this prospectus is June 18, 2002.

                                TABLE OF CONTENTS

                                                                         PAGE

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS.........2
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE...........................2
SUMMARY OF PROSPECTUS.......................................................3
RISK FACTORS...............................................................10
CAPITALIZED TERMS USED IN THIS PROSPECTUS..................................26
DESCRIPTION OF THE TRUST ASSETS............................................26
YIELD AND MATURITY CONSIDERATIONS..........................................45
MERRILL LYNCH MORTGAGE INVESTORS, INC......................................50
DESCRIPTION OF THE CERTIFICATES............................................50
DESCRIPTION OF THE GOVERNING DOCUMENTS.....................................58
DESCRIPTION OF CREDIT SUPPORT..............................................66
LEGAL ASPECTS OF MORTGAGE LOANS............................................68
FEDERAL INCOME TAX CONSEQUENCES............................................79
STATE AND OTHER TAX CONSEQUENCES..........................................113
ERISA CONSIDERATIONS......................................................114
LEGAL INVESTMENT..........................................................117
USE OF PROCEEDS...........................................................118
METHOD OF DISTRIBUTION....................................................119
LEGAL MATTERS.............................................................120
FINANCIAL INFORMATION.....................................................120
RATING....................................................................120
GLOSSARY..................................................................122


       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

         When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.


                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

         We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: in the case of the midwest regional office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and in the case of the northeast regional office, 233 Broadway, New York, New York 10007. You can also obtain copies of these materials electronically through the SEC's web site (http://www.sec.gov).

         In connection with each series of offered certificates, we will file or arrange to have filed with the SEC, with respect to the related trust, any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 4 World Financial Center, 10th Floor, 250 Vesey Street, New York, New York 10080,
Attention: Secretary, or by telephone at 212-449-1000.

                              SUMMARY OF PROSPECTUS

         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE........................  Merrill Lynch Mortgage Investors, Inc. We
                                    are a Delaware corporation. Our principal offices are located at 4 World Financial Center, 10th Floor, 250 Vesey Street, New York, New York 10080. Our main telephone number is 212-449-1000. See "MERRILL LYNCH MORTGAGE INVESTORS, INC."

THE SECURITIES BEING OFFERED......  The securities that will be offered by this prospectus and the related prospectus
                                    supplement consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "RATING".

                                    Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES....  We may not publicly offer all the mortgage pass-through certificates evidencing
                                    interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.


THE GOVERNING DOCUMENTS...........  In general, a pooling and servicing agreement or other similar agreement or
                                    collection of agreements will govern, among other things--

                                    o        the issuance of each series of
                                             offered certificates,

                                    o        the creation of and transfer of
                                             assets to the related trust, and

                                    o        the servicing and administration of
                                             those assets.

                                    The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                    If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                    o        a master servicer that will
                                             generally be responsible for
                                             performing customary servicing
                                             duties with respect to those
                                             mortgage loans that are not
                                             defaulted, nonperforming or
                                             otherwise problematic in any
                                             material respect, and

                                    o        a special servicer that will
                                             generally be responsible for
                                             servicing and administering those
                                             mortgage loans that are defaulted,
                                             nonperforming or otherwise
                                             problematic in any material respect
                                             and real estate assets acquired as
                                             part of the related trust with
                                             respect to defaulted mortgage
                                             loans.

                                    The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                    If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                    In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "DESCRIPTION OF THE GOVERNING DOCUMENTS".

CHARACTERISTICS OF THE
  MORTGAGE ASSETS ..............    The trust assets with respect to any series
                                    of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                                    o        rental or cooperatively-owned
                                             buildings with multiple dwelling
                                             units;

                                    o        retail properties related to the
                                             sale of consumer goods and other
                                             products, or related to providing
                                             entertainment, recreational or
                                             personal services, to the general
                                             public;

                                    o        office buildings;

                                    o        hospitality properties;

                                    o        casino properties;

                                    o        health care related facilities;

                                    o        industrial facilities;

                                    o        warehouse facilities,
                                             mini-warehouse facilities and
                                             self-storage facilities;

                                    o        restaurants, taverns and other
                                             establishments involved in the food
                                             and beverage industry;

                                    o        manufactured housing communities,
                                             mobile home parks and recreational
                                             vehicle parks;

                                    o        recreational and resort properties;

                                    o        arenas and stadiums;

                                    o        churches and other religious
                                             facilities;

                                    o        parking lots and garages;

                                    o        mixed use properties;

                                    o        other income-producing properties;
                                             and/or

                                    o        unimproved land.

                                    The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                    o        may provide for the accrual of
                                             interest at a mortgage interest
                                             rate that is fixed over its term,
                                             that resets on one or more
                                             specified dates or that otherwise
                                             adjusts from time to time;

                                    o        may provide for the accrual of
                                             interest at a mortgage interest
                                             rate that may be converted at the
                                             borrower's election from an
                                             adjustable to a fixed interest rate
                                             or from a fixed to an adjustable
                                             interest rate;

                                    o        may provide for no accrual of
                                             interest;

                                    o        may provide for level payments to
                                             stated maturity, for payments that
                                             reset in amount on one or more
                                             specified dates or for payments
                                             that otherwise adjust from time to
                                             time to accommodate changes in the
                                             mortgage interest rate or to
                                             reflect the occurrence of specified
                                             events;

                                    o        may be fully amortizing or,
                                             alternatively, may be partially
                                             amortizing or nonamortizing, with a
                                             substantial payment of principal
                                             due on its stated maturity date;

                                    o        may permit the negative
                                             amortization or deferral of accrued
                                             interest;

                                    o        may prohibit some or all voluntary
                                             prepayments or require payment of a
                                             premium, fee or charge in
                                             connection with those prepayments;

                                    o        may permit defeasance and the
                                             release of real property collateral
                                             in connection with that defeasance;

                                    o        may provide for payments of
                                             principal, interest or both, on due
                                             dates that occur monthly,
                                             bi-monthly, quarterly,
                                             semi-annually, annually or at some
                                             other interval; and/or

                                    o        may have two or more component
                                             parts, each having characteristics
                                             that are otherwise described in
                                             this prospectus as being
                                             attributable to separate and
                                             distinct mortgage loans.

                                    Most, if not all, of the mortgage loans
                                    underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                    We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                    Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "DESCRIPTION OF THE TRUST
                                    ASSETS--Mortgage Loans".

                                    The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                    o        the security has been registered
                                             under the Securities Act of 1933,
                                             as amended, or

                                    o        we would be free to publicly resell
                                             the security without registration.

                                    See "DESCRIPTION OF THE TRUST
                                    ASSETS--Mortgage-Backed Securities".

                                    We will describe the specific
                                    characteristics of the mortgage assets
                                    underlying a series of offered certificates in the related prospectus supplement.

                                    In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall within the 90 days, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
  REMOVAL OF MORTGAGE ASSETS.....   If so specified in the related prospectus
                                    supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                                    o        cash that would be applied to pay
                                             down the principal balances of
                                             certificates of that series; and/or

                                    o        other mortgage loans or
                                             mortgage-backed securities that--

                                             1.       conform to the description
                                                      of mortgage assets in this
                                                      prospectus, and

                                             2.       satisfy the criteria set
                                                      forth in the related
                                                      prospectus supplement.

                                    If so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                    o        conform to the description of
                                             mortgage assets in this prospectus,
                                             and

                                    o        satisfy the criteria set forth in
                                             the related prospectus supplement.


                                    No replacement of mortgage assets or
                                    acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                                    Further, if so specified under circumstances described in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

CHARACTERISTICS OF
  THE OFFERED CERTIFICATES......    An offered certificate may entitle the
                                    holder to receive:

                                    o        a stated principal amount;

                                    o        interest on a principal balance or
                                             notional amount, at a fixed,
                                             variable or adjustable pass-through
                                             rate;

                                    o        specified, fixed or variable
                                             portions of the interest, principal
                                             or other amounts received on the
                                             related mortgage assets;

                                    o        payments of principal, with
                                             disproportionate, nominal or no
                                             payments of interest;

                                    o        payments of interest, with
                                             disproportionate, nominal or no
                                             payments of principal;

                                    o        payments of interest or principal
                                             that commence only as of a
                                             specified date or only after the
                                             occurrence of specified events,
                                             such as the payment in full of the
                                             interest and principal outstanding
                                             on one or more other classes of
                                             certificates of the same series;

                                    o        payments of principal to be made,
                                             from time to time or for designated
                                             periods, at a rate that is--

                                             1.       faster and, in some cases,
                                                      substantially faster, or


                                             2.       slower and, in some cases,
                                                      substantially slower,

                                             than the rate at which payments or
                                             other collections of principal are
                                             received on the related mortgage
                                             assets;

                                    o        payments of principal to be made,
                                             subject to available funds, based
                                             on a specified principal payment
                                             schedule or other methodology; or

                                    o        payments of all or part of the
                                             prepayment or repayment premiums,
                                             fees and charges, equity
                                             participations payments or other
                                             similar items received on the
                                             related mortgage assets.

                                    Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                    A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                    We will describe the specific
                                    characteristics of each class of offered certificates in the related prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES".

CREDIT SUPPORT AND REINVESTMENT,
  INTEREST RATE AND CURRENCY
  RELATED PROTECTION FOR
  THE OFFERED CERTIFICATES........  Some classes of offered certificates may be protected in full or in part against
                                    defaults and losses, or select types of
                                    defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                    The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                                    o        guaranteed investment contracts in
                                             accordance with which moneys held
                                             in the funds and accounts
                                             established with respect to those
                                             offered certificates will be
                                             invested at a specified rate;

                                    o        interest rate exchange agreements,
                                             interest rate cap or floor
                                             agreements, or other agreements and
                                             arrangements designed to reduce the
                                             effects of interest rate
                                             fluctuations on the related
                                             mortgage assets or on one or more
                                             classes of those offered
                                             certificates; or

                                    o        currency exchange agreements or
                                             other agreements and arrangements
                                             designed to reduce the effects of
                                             currency exchange rate fluctuations
                                             with respect to the related
                                             mortgage assets and one or more
                                             classes of those offered
                                             certificates.


                                    We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                    See "RISK FACTORS", "DESCRIPTION OF THE
                                    TRUST ASSETS" and "DESCRIPTION OF CREDIT
                                    SUPPORT".

ADVANCES WITH RESPECT
  TO THE MORTGAGE ASSETS.........   If the trust assets for a series of offered
                                    certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                    o        delinquent scheduled payments of
                                             principal and/or interest, other
                                             than balloon payments,

                                    o        property protection expenses,

                                    o        other servicing expenses, or

                                    o        any other items specified in the
                                             related prospectus supplement.

                                    Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "DESCRIPTION OF THE CERTIFICATES--Advances".

                                    If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION.............   We will describe in the related prospectus
                                    supplement any circumstances in which a
                                    specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates.
                                    In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                    o        all the mortgage assets in any
                                             particular trust, thereby resulting
                                             in a termination of the trust, or

                                    o        that portion of the mortgage assets
                                             in any particular trust as is
                                             necessary or sufficient to retire
                                             one or more classes of offered
                                             certificates of the related series.


                                    See "DESCRIPTION OF THE CERTIFICATES--
                                    Termination".

FEDERAL INCOME TAX CONSEQUENCES..   Any class of offered certificates will
                                    constitute or evidence ownership of:

                                    o        regular interests or residual
                                             interests in a real estate mortgage
                                             investment conduit under Sections
                                             860A through 860G of the Internal
                                             Revenue Code of 1986; or

                                    o        regular interests in a financial
                                             asset securitization investment
                                             trust within the meaning of Section
                                             860L(a) of the Internal Revenue
                                             Code of 1986; or

                                    o        interests in a grantor trust under
                                             Subpart E of Part I of Subchapter J
                                             of the Internal Revenue Code of
                                             1986.

                                    See "FEDERAL INCOME TAX CONSEQUENCES".

ERISA CONSIDERATIONS.............   If you are a fiduciary of an employee
                                    benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA CONSIDERATIONS".

LEGAL INVESTMENT.................   If your investment authority is subject to
                                    legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of
                                    1984, as amended. See "LEGAL INVESTMENT".

                                  RISK FACTORS

         YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER TO PURCHASE OFFERED CERTIFICATES.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

         The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

         WE WILL DESCRIBE IN THE RELATED PROSPECTUS SUPPLEMENT THE INFORMATION THAT WILL BE AVAILABLE TO YOU WITH RESPECT TO YOUR OFFERED CERTIFICATES. THE LIMITED NATURE OF THE INFORMATION MAY ADVERSELY AFFECT THE LIQUIDITY OF YOUR OFFERED CERTIFICATES.

         We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

         Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

         If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF COMMERCIAL MORTGAGE-BACKED SECURITIES GENERALLY

         The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

         The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

         The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

         o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

         o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

         o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

         o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

         If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

         The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which will be senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

         The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "DESCRIPTION OF THE CERTIFICATES--Allocation of Losses and Shortfalls" and "DESCRIPTION OF CREDIT SUPPORT". If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

         Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

         Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

         The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

         In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

         o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

         o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.


In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as to the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

         o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

         o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.


         The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

         Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

         o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

         o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

         We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

         Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

         Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

         Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

         If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" below.

         There is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

         o the fair market value and condition of the underlying real property;

         o        the level of interest rates;

         o        the borrower's equity in the underlying real property;

         o        the borrower's financial condition;

         o        the operating history of the underlying real property;

         o        changes in zoning and tax laws;

         o        changes in competition in the relevant geographic area;

         o        changes in rental rates in the relevant geographic area;

         o        changes in governmental regulation and fiscal policy;

         o        prevailing general and regional economic conditions;

         o        the state of the fixed income and mortgage markets; and

         o the availability of credit for multifamily rental or commercial properties.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" below.

         Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

         The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

         Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

         o the sufficiency of the net operating income of the applicable real property;

         o the market value of the applicable real property at or prior to maturity; and

         o the ability of the related borrower to refinance or sell the applicable real property.


         In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

         Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

         o        the age, design and construction quality of the property;

         o perceptions regarding the safety, convenience and attractiveness of the property;

         o the characteristics of the neighborhood where the property is located;

         o        the proximity and attractiveness of competing properties;

         o        the existence and construction of competing properties;

         o        the adequacy of the property's management and maintenance;

         o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

         o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

         o        demographic factors;

         o        customer tastes and preferences;

         o        retroactive changes in building codes; and

         o changes in governmental rules, regulations and fiscal policies, including environmental legislation.


         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

         o an increase in interest rates, real estate taxes and other operating expenses;

         o an increase in the capital expenditures needed to maintain the property or make improvements;

         o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

         o        an increase in vacancy rates;

         o        a decline in rental rates as leases are renewed or replaced;
                  and

         o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots.


         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

         o        the length of tenant leases;

         o        the creditworthiness of tenants;

         o        the rental rates at which leases are renewed or replaced;

         o the percentage of total property expenses in relation to revenue;

         o the ratio of fixed operating expenses to those that vary with revenues; and

         o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

         The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

         o to pay for maintenance and other operating expenses associated with the property;

         o to fund repairs, replacements and capital improvements at the property; and

         o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.


         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

         o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

         o        an increase in tenant payment defaults;

         o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

         o an increase in the capital expenditures needed to maintain the property or to make improvements; and

         o a decline in the financial condition of a major or sole tenant.

         Various factors that will affect the operation and value of a commercial property include:

         o        the business operated by the tenants;

         o        the creditworthiness of the tenants; and

         o        the number of tenants.


         Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

         o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

         o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.


         The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

         Property Value May Be Adversely Affected Even When Current Operating Income is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

         o        changes in interest rates;

         o        the availability of refinancing sources;

         o changes in governmental regulations, licensing or fiscal policy;

         o        changes in zoning or tax laws; and

         o        potential environmental or other legal liabilities.


         Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

         o        responding to changes in the local market;

         o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

         o        operating the property and providing building services;

         o        managing operating expenses; and

         o ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

         o        maintain or improve occupancy rates, business and cash flow,

         o        reduce operating and repair costs, and

         o        preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

         Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

         Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

         o        rental rates;

         o        location;

         o        type of business or services and amenities offered; and

         o        nature and condition of the particular property.


         The profitability and value of an income-producing property may be adversely affected by a comparable property that:

         o        offers lower rents;

         o        has lower operating costs;

         o        offers a more favorable location; or

         o        offers better facilities.


         Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

         Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

         o Health care related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

         o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

         o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

         o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

         o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

         o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

         o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

         Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "DESCRIPTION OF THE TRUST ASSETS--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates".

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

         o        the operation of all of the related real properties, and

         o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.


For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

         o any adverse economic developments that occur in the locale, state or region where the properties are located;

         o changes in the real estate market where the properties are located;

         o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

         o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

         The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

         If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

         In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

         Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

         Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing".

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

         In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

         A bankruptcy court also may:

         o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         o        reduce monthly payments due under a mortgage loan;

         o        change the rate of interest due on a mortgage loan; or

         o        otherwise alter a mortgage loan's repayment schedule.

         Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

         As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

         One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

         o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

         o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.


These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

         There can be no assurance--

         o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

         o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

         o that the results of the environmental testing were accurately evaluated in all cases;

         o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

         o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

         In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

         o tenants at the property, such as gasoline stations or dry cleaners, or

         o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

         o agents or employees of the lender are deemed to have participated in the management of the borrower, or

         o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

         Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

         o any condition on the property that causes exposure to lead-based paint, and

         o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.


         Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

         Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

         o        the bankrupt party--

                  1.       was insolvent at the time of granting the lien,

                  2.       was rendered insolvent by the granting of the lien,

                  3.       was left with inadequate capital, or

                  4.       was not able to pay its debts as they matured; and

         o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

         Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

         Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

         o        the related real property, or

         o        a majority ownership interest in the related borrower.


         We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

         The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

         o        the default is deemed to be immaterial,

         o the exercise of those remedies would be inequitable or unjust, or

         o the circumstances would render the acceleration unconscionable.


         Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws".

         Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

         o        war,

         o        revolution,

         o        governmental actions,

         o        floods and other water-related causes,

         o earth movement, including earthquakes, landslides and mudflows,

         o        wet or dry rot,

         o        vermin, and

         o        domestic animals.

         Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require such insurance coverage. In other cases, because of heightened concern over future terrorist activities in the United States, it may be difficult for borrowers to obtain or renew such insurance coverage at commercially reasonable rates.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

         In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

         In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

         Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

         The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

         o breach of contract involving a tenant, a supplier or other party;

         o        negligence resulting in a personal injury, or

         o        responsibility for an environmental problem.

         Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

         Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

         You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs".

         Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

         o        generally will not be reduced by losses from other activities,

         o for a tax-exempt holder, will be treated as unrelated business taxable income, and

         o for a foreign holder, will not qualify for any exemption from withholding tax.

         Individuals and Some Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

         o        individuals,

         o        estates,

         o        trusts beneficially owned by any individual or estate, and

         o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

         See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Residual Certificates".

PROBLEMS WITH BOOK-ENTRY REGISTRATION

         Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

         o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

         o you may have only limited access to information regarding your offered certificates;

         o you may suffer delays in the receipt of payments on your offered certificates; and

         o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.


         See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates".

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

         The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

         In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

         In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

THE RISK OF TERRORISM IN THE UNITED STATES MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

         It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

         As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

         From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "GLOSSARY" attached to this prospectus.


                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

         o        various types of multifamily and/or commercial mortgage loans;

         o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

         o a combination of mortgage loans and mortgage-backed securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

         Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

         General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

         o rental or cooperatively-owned buildings with multiple dwelling units;

         o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

         o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

         o        office properties;

         o hospitality properties, such as hotels, motels and other lodging facilities;

         o        casino properties;

         o health care related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

         o        industrial properties;

         o warehouse facilities, mini-warehouse facilities and self-storage facilities;

         o restaurants, taverns and other establishments involved in the food and beverage industry;

         o manufactured housing communities, mobile home parks and recreational vehicle parks;

         o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

         o        arenas and stadiums;

         o        churches and other religious facilities;

         o        parking lots and garages;

         o        mixed use properties;

         o        other income-producing properties; and

         o        unimproved land.

         The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

         o a fee interest or estate, which consists of ownership of the property for an indefinite period,

         o an estate for years, which consists of ownership of the property for a specified period of years,

         o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

         o shares in a cooperative corporation which owns the property, or

         o        any other real estate interest under applicable local law.


Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

         If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

         o first, to the payment of court costs and fees in connection with the foreclosure,

         o        second, to the payment of real estate taxes, and

         o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.


The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

         o        the period of the delinquency,

         o        any forbearance arrangement then in effect,

         o        the condition of the related real property, and

         o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

         A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans", the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

         Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

         o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

         o        the types of services offered at the property;

         o        the location of the property;

         o the characteristics of the surrounding neighborhood, which may change over time;

         o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

         o the ability of management to provide adequate maintenance and insurance;

         o        the property's reputation;

         o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

         o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

         o        the ability of management to respond to competition;

         o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

         o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

         o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

         o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

         o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

         o the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

         o        require written leases;

         o        require good cause for eviction;

         o        require disclosure of fees;

         o        prohibit unreasonable rules;

         o        prohibit retaliatory evictions;

         o        prohibit restrictions on a resident's choice of unit vendors;

         o        limit the bases on which a landlord may increase rent; or

         o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

         o        fixed percentages,

         o        percentages of increases in the consumer price index,

         o        increases set or approved by a governmental agency, or

         o        increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

         Some mortgage loans underlying the offered certificates will be secured by--

         o the related borrower's interest in multiple units in a residential condominium project, and

         o the related voting rights in the owners' association for the project.


Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

         Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

         A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

         o        mortgage loan payments,

         o        real property taxes,

         o        maintenance expenses, and

         o        other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

         o        maintenance payments from the tenant/shareholders, and

         o any rental income from units or commercial space that the cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period.

As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

         Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

         o        shopping centers,

         o        factory outlet centers,

         o        malls,

         o        automotive sales and service centers,

         o        consumer oriented businesses,

         o        department stores,

         o        grocery stores,

         o        convenience stores,

         o        specialty shops,

         o        gas stations,

         o        movie theaters,

         o        fitness centers,

         o        bowling alleys,

         o        salons, and

         o        dry cleaners.


         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

         o        lower rents,

         o        grant a potential tenant a free rent or reduced rent period,

         o        improve the condition of the property generally, or

         o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.


         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

         o        competition from other retail properties;

         o perceptions regarding the safety, convenience and attractiveness of the property;

         o        perceptions regarding the safety of the surrounding area;

         o        demographics of the surrounding area;

         o the strength and stability of the local, regional and national economies;

         o        traffic patterns and access to major thoroughfares;

         o        the visibility of the property;

         o        availability of parking;

         o the particular mixture of the goods and services offered at the property;

         o        customer tastes, preferences and spending patterns; and

         o        the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

         The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

         Various factors will adversely affect the economic performance of an anchored retail property, including:

         o        an anchor tenant's failure to renew its lease;

         o        termination of an anchor tenant's lease;

         o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

         o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

         o        a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

         o        factory outlet centers;

         o        discount shopping centers and clubs;

         o        catalogue retailers;

         o        television shopping networks and programs;

         o        internet web sites; and

         o        telemarketing.


         Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

         Office Properties. Factors affecting the value and operation of an office property include:

         o the number and quality of the tenants, particularly significant tenants, at the property;

         o the physical attributes of the building in relation to competing buildings;

         o the location of the property with respect to the central business district or population centers;

         o demographic trends within the metropolitan area to move away from or towards the central business district;

         o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

         o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

         o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

         o        the quality and philosophy of building management;

         o        access to mass transportation; and

         o        changes in zoning laws.


         Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

         o        rental rates;

         o the building's age, condition and design, including floor sizes and layout;

         o        access to public transportation and availability of parking;
                  and

         o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.


         The cost of refitting office space for a new tenant is often higher than for other property types.

         The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

         o        the cost and quality of labor;

         o        tax incentives; and

         o quality of life considerations, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

         Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

         o        full service hotels;

         o        resort hotels with many amenities;

         o        limited service hotels;

         o hotels and motels associated with national or regional franchise chains;

         o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

         o        other lodging facilities.


         Factors affecting the economic performance of a hospitality property include:

         o the location of the property and its proximity to major population centers or attractions;

         o        the seasonal nature of business at the property;

         o the level of room rates relative to those charged by competitors;

         o        quality and perception of the franchise affiliation;

         o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

         o the existence or construction of competing hospitality properties;

         o        nature and quality of the services and facilities;

         o        financial strength and capabilities of the owner and operator;

         o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

         o increases in operating costs, which may not be offset by increased room rates;

         o the property's dependence on business and commercial travelers and tourism; and

         o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

         o the continued existence and financial strength of the franchisor;

         o        the public perception of the franchise service mark; and

         o        the duration of the franchise licensing agreement.


         The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

         Casino Properties. Factors affecting the economic performance of a casino property include:

         o location, including proximity to or easy access from major population centers;

         o        appearance;

         o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

         o        the existence or construction of competing casinos;

         o        dependence on tourism; and

         o        local or state governmental regulation.


         Competition among major casinos may involve attracting patrons by--

         o providing alternate forms of entertainment, such as performers and sporting events, and

         o        offering low-priced or free food and lodging.

         Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

         Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

         The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

         Health Care Related Properties. Health care related properties include:

         o        hospitals;

         o        skilled nursing facilities;

         o        nursing homes;

         o        congregate care facilities; and

         o in some cases, assisted living centers and housing for seniors.

         Health care related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

         o        statutory and regulatory changes;

         o        retroactive rate adjustments;

         o        administrative rulings;

         o        policy interpretations;

         o        delays by fiscal intermediaries; and

         o        government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

         o        federal and state licensing requirements;

         o        facility inspections;

         o        rate setting;

         o        reimbursement policies; and

         o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

         Health care related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

         Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

         The value and operation of an industrial property depends on:

         o location of the property, the desirability of which in a particular instance may depend on--

                  1.       availability of labor services,

                  2.       proximity to supply sources and customers, and

                  3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

         o building design of the property, the desirability of which in a particular instance may depend on--

                  1.       ceiling heights,

                  2.       column spacing,

                  3.       number and depth of loading bays,

                  4.       divisibility,

                  5.       floor loading capacities,

                  6.       truck turning radius,

                  7.       overall functionality, and

                  8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

         o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

         Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

         Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

         o        building design,

         o        location and visibility,

         o        tenant privacy,

         o        efficient access to the property,

         o proximity to potential users, including apartment complexes or commercial users,

         o        services provided at the property, such as security,

         o        age and appearance of the improvements, and

         o        quality of management.

         Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

         o competition from facilities having businesses similar to a particular restaurant or tavern;

         o perceptions by prospective customers of safety, convenience, services and attractiveness;

         o the cost, quality and availability of food and beverage products;

         o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

         o        changes in demographics, consumer habits and traffic patterns;

         o        the ability to provide or contract for capable management; and

         o retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive. The principal means of competition are--

         o        market segment,

         o        product,

         o        price,

         o        value,

         o        quality,

         o        service,

         o        convenience,

         o        location, and

         o        the nature and condition of the restaurant facility.


         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

         o        lower operating costs,

         o        more favorable locations,

         o        more effective marketing,

         o        more efficient operations, or

         o        better facilities.

         The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

         Factors affecting the success of a regionally- or nationally-known chain restaurant include:

         o actions and omissions of any franchisor, including management practices that--

                  1.       adversely affect the nature of the business, or

                  2. require renovation, refurbishment, expansion or other expenditures;

         o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

         o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

         Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

         Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

         o the number of comparable competing properties in the local market;

         o        the age, appearance and reputation of the property;

         o        the quality of management; and

         o        the types of facilities and services it provides.


         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

         o        multifamily rental properties,

         o        cooperatively-owned apartment buildings,

         o        condominium complexes, and

         o        single-family residential developments.

         Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

         Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

         Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

         o        fixed percentages,

         o        percentages of increases in the consumer price index,

         o        increases set or approved by a governmental agency, or

         o        increases determined through mediation or binding arbitration.

         In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

         Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

         o        the location and appearance of the property;

         o        the appeal of the recreational activities offered;

         o the existence or construction of competing properties, whether are not they offer the same activities;

         o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

         o        geographic location and dependence on tourism;

         o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

         o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

         o        sensitivity to weather and climate changes; and

         o        local, regional and national economic conditions.

         A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

         Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

         o        sporting events;

         o        musical events;

         o        theatrical events;

         o        animal shows; and/or

         o        circuses.

         The ability to attract patrons is dependent on, among others, the following factors:

         o        the appeal of the particular event;

         o        the cost of admission;

         o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

         o perceptions by prospective patrons of the safety of the surrounding area; and

         o the alternative forms of entertainment available in the particular locale.

         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

         Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

         Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

         o        the number of rentable parking spaces and rates charged;

         o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

         o        the amount of alternative parking spaces in the area;

         o        the availability of mass transit; and

         o the perceptions of the safety, convenience and services of the lot or garage.

         Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

         o        its location,

         o        its size,

         o        the surrounding neighborhood, and

         o        local zoning laws.

         Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

         o        the successful operation of the property, and

         o its ability to generate income sufficient to make payments on the loan.


This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

         The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

         o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

         o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

         The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

         o        make the loan payments on the related mortgage loan,

         o        cover operating expenses, and

         o        fund capital improvements at any given time.


         Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

         o        some health care related facilities,

         o        hotels and motels,

         o        recreational vehicle parks, and

         o        mini-warehouse and self-storage facilities,


tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

         o        warehouses,

         o        retail stores,

         o        office buildings, and

         o        industrial facilities.


         Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

         o        increases in energy costs and labor costs;

         o        increases in interest rates and real estate tax rates; and

         o changes in governmental rules, regulations and fiscal policies.


         Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

         o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

         o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

         A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

         o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

         o the lender has greater protection against loss on liquidation following a borrower default.

         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

         o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

         o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

         o the income capitalization method, which takes into account the property's projected net cash flow; or

         o a selection from the values derived from the foregoing methods.

         Each of these appraisal methods presents analytical difficulties. For example--

         o it is often difficult to find truly comparable properties that have recently been sold;

         o the replacement cost of a property may have little to do with its current market value; and

         o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

         If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

         See "RISK FACTORS--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance".

         Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

         o an original term to maturity of not more than approximately 40 years; and

         o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

         A mortgage loan included in one of our trusts may also include terms that:

         o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

         o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

         o        provide for no accrual of interest;

         o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

         o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

         o permit the negative amortization or deferral of accrued interest;

         o permit defeasance and the release of the real property collateral in connection with that defeasance;
                  and/or

         o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

         Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

         o the type or types of property that provide security for repayment of the mortgage loans;

         o the earliest and latest origination date and maturity date of the mortgage loans;

         o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

         o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

         o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

         o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

         o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

         o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

         o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.


         If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

         o more general information in the related prospectus supplement, and

         o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.


         If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

         The mortgage backed-securities underlying a series of offered certificates may include:

         o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

         o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

         Each mortgage-backed security included in one of our trusts--

         o will have been registered under the Securities Act of 1933, as amended, or

         o will be exempt from the registration requirements of that Act, or

         o will have been held for at least the holding period specified in Rule 144(k) under that Act, or

         o may otherwise be resold by us publicly without registration under that Act.

         We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

         o the initial and outstanding principal amount(s) and type of the securities;

         o the original and remaining term(s) to stated maturity of the securities;

         o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

         o        the payment characteristics of the securities;

         o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

         o        a description of the related credit support, if any;

         o        the type of mortgage loans underlying the securities;

         o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

         o the terms and conditions for substituting mortgage loans backing the securities; and

         o the characteristics of any agreements or instruments providing interest rate protection to the securities.

         With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

         If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

         o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

         o        other mortgage loans or mortgage-backed securities that--

                  1. conform to the description of mortgage assets in this prospectus, and

                  2. satisfy the criteria set forth in the related prospectus supplement.

         If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

                  1. conform to the description of mortgage assets in this prospectus, and

                  2. satisfy the criteria set forth in the related prospectus supplement.

         No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

         Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall within the 90 days, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

         The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

         The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

         o the subordination or one or more other classes of certificates of the same series;

         o        a letter of credit;

         o        a surety bond;

         o        an insurance policy;

         o        a guarantee;

         o        a credit derivative; and/or

         o        a reserve fund.


         In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

         The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

         o        interest rate exchange agreements;

         o        interest rate cap agreements;

         o        interest rate floor agreements;

         o        currency exchange agreements; or

         o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.


         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.


                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

         The yield on your offered certificates will depend on--

         o        the price you paid for your offered certificates,

         o        the pass-through rate on your offered certificates,

         o the amount and timing of payments on your offered certificates.


         The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

         A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

         There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

         o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

         o        the dates on which any balloon payments are due; and

         o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

         Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

         The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

         o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

         o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

         If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

         If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

         o be based on the principal balances of some or all of the mortgage assets in the related trust, or

         o equal the total principal balance of one or more of the other classes of certificates of the same series.


Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

         o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

         o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

         The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

         o        the availability of mortgage credit;

         o the relative economic vitality of the area in which the related real properties are located;

         o        the quality of management of the related real properties;

         o        the servicing of the mortgage loans;

         o        possible changes in tax laws; and

         o        other opportunities for investment.


In general, those factors that increase--

         o the attractiveness of selling or refinancing a commercial or multifamily property, or

         o the likelihood of default under a commercial or multifamily mortgage loan,


would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

         The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

         o        prepayment lock-out periods, and

         o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

         o to convert to a fixed rate loan and thereby lock in that rate, or

         o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

         o        realize its equity in the property,

         o        meet cash flow needs or

         o        make other investments.


         Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to--

         o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

         o        the relative importance of those factors

         o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

         o        the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

         The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

         o        scheduled amortization, or

         o        prepayments, including--

                  1.       voluntary prepayments by borrowers, and

                  2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

         o the projected weighted average life of each class of those offered certificates with principal balances, and

         o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

         Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

         o        to refinance the loan, or

         o        to sell the related real property.


If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

         o        the bankruptcy of the borrower, or

         o adverse economic conditions in the market where the related real property is located.

         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

         Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

         o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

         o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

         o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

         Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

         The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

         The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

         Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

         o the number of foreclosures with respect to the underlying mortgage loans; and

         o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.


         Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

         Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

         The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

         o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

         o the establishment of a priority of payments among classes of certificates.


         If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

         Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

         o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         o any other amounts described in the related prospectus supplement.


         The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

         We were incorporated in Delaware on June 13, 1986. We were organized, among other things, for the purposes of:

         o issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

         o selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, evidencing such interests with pass-through certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or manufactured housing conditional sales contracts and loan agreements acquired and sold and taking certain other actions with respect thereto; and

         o acting as settlor or depositor of trusts formed to issue series of bonds secured by mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing in or selling beneficial interests in the same.

Our principal executive offices are located at 4 World Financial Center, 10th Floor, 250 Vesey Street, New York, New York 10080. Our telephone number is 212-449-1000. There can be no assurance that at any particular time we will have any significant assets.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

         A series of certificates consists of all those certificates that--

         o        have the same series designation;

         o        were issued under the same Governing Document; and

         o        represent beneficial ownership interests in the same trust.

         A class of certificates consists of all those certificates of a particular series that--

         o        have the same class designation; and

         o        have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

         o a stated principal amount, which will be represented by its principal balance;

         o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

         o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

         o payments of principal, with disproportionate, nominal or no payments of interest;

         o payments of interest, with disproportionate, nominal or no payments of principal;

         o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

         o payments of principal to be made, from time to time or for designated periods, at a rate that is--

                  1.       faster and, in some cases, substantially faster, or

                  2. slower and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the related mortgage assets;

         o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

         o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.


         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

         A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

         Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

         General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

         o        the periodic payment date for that series, and

         o the record date as of which certificateholders entitled to payments on any particular payment date will be established.


         All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

         o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

         o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

         In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

         Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

         The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

         Interest may accrue with respect to any offered certificate on the basis of:

         o        a 360-day year consisting of 12 30-day months,

         o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

         o the actual number of days elapsed during each relevant period in a normal calendar year, or

         o any other method identified in the related prospectus supplement.

         We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

         o based on the principal balances of some or all of the related mortgage assets; or

         o equal to the total principal balances of one or more other classes of certificates of the same series.

         Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

         Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

         The total outstanding principal balance of any class of offered certificates will be reduced by--

         o payments of principal actually made to the holders of that class, and

         o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

         A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

         We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

         Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

         The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

         o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         o any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

         If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

         o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

         o        by establishing a priority of payments among those classes.

         See "DESCRIPTION OF CREDIT SUPPORT".

ADVANCES

         If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

         o delinquent payments of principal and/or interest, other than balloon payments,

         o        property protection expenses,

         o        other servicing expenses, or

         o any other items specified in the related prospectus supplement.

         If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

         o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

         o any other specific sources identified in the related prospectus supplement.


         If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

         o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

         o at any other times and from any sources as we may describe in the related prospectus supplement.

         If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

         On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

         o the payments made on that payment date with respect to the applicable class of offered certificates, and

         o        the recent performance of the mortgage assets.

         Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

         o        that calendar year, or

         o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

         If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

         Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

         o with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING
                  DOCUMENTS--Amendment", or

         o as otherwise specified in this prospectus or in the related prospectus supplement.

         As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

         The trust for each series of offered certificates will terminate and cease to exist following:

         o the final payment or other liquidation of the last mortgage asset in that trust; and

         o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

         Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

         If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

         If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

         In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

         General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

         DTC, Euroclear and Clearstream.  DTC is:

         o a limited-purpose trust company organized under the New York Banking Law,

         o        a "banking corporation" within the meaning of the New York
                  Banking Law,

         o        a member of the Federal Reserve System,

         o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

         o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream Banking, societe anonyme, holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 32 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

         Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

         o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

         o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders". The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

         Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

         o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

         o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

         Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.


                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

         The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

         If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

         Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "MERRILL LYNCH MORTGAGE INVESTORS, INC."

ASSIGNMENT OF MORTGAGE ASSETS

         At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

         Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

         o        in the case of a mortgage loan--

                  1.       the address of the related real property,

                  2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

                  3.       the remaining term to maturity,

                  4. if the mortgage loan is a balloon loan, the remaining amortization term, and

                  5.       the outstanding principal balance; and

         o        in the case of a mortgage-backed security--

                  1.       the outstanding principal balance, and

                  2.       the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

         Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

         o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

         o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

         o        in the case of a mortgage loan--

                  1. the enforceability of the related mortgage note and mortgage,

                  2. the existence of title insurance insuring the lien priority of the related mortgage, and

                  3.       the payment status of the mortgage loan.

         We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

         The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

         In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that it is responsible for servicing.

         The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

         o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

         o        ensuring that the related properties are properly insured;

         o        attempting to collect delinquent payments;

         o        supervising foreclosures;

         o        negotiating modifications;

         o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

         o protecting the interests of certificateholders with respect to senior lienholders;

         o conducting inspections of the related real properties on a periodic or other basis;

         o collecting and evaluating financial statements for the related real properties;

         o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

         o maintaining servicing records relating to mortgage loans in the trust.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

         o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

         o mortgage loans as to which there is a material non-monetary default;

         o        mortgage loans as to which the related borrower has--

                  1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

                  2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

         o real properties acquired as part of the trust with respect to defaulted mortgage loans.

         The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

         o        make the initial determination of appropriate action,

         o        evaluate the success of corrective action,

         o        develop additional initiatives,

         o        institute foreclosure proceedings and actually foreclose, or

         o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws".

         A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

         o        performing property inspections and collecting, and

         o        evaluating financial statements.

         A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

         o        continuing to receive payments on the mortgage loan,

         o        making calculations with respect to the mortgage loan, and

         o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

         The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

SUB-SERVICERS

         A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

         Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

         o that mortgage-backed security will be registered in the name of the related trustee or its designee;

         o the related trustee will receive payments on that mortgage-backed security; and

         o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.


MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

         Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

         o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

         o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.


         In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

         With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

         In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

         o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

         o        reckless disregard of those obligations and duties.

         Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

         o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

         o incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

         o incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

         Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

         o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

         o        either--

                  1. that party is specifically required to bear the expense of the action, or

                  2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

         With limited exception, any person or entity--

         o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

         o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

         o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

         The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

         We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

         No holder of the offered certificates of any series, and no holder of any non-offered certificates of that series, will have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to a default under the Governing Document for that series, unless--

         o the certificateholder previously has given to the trustee for that series a written notice of default under the Governing Document for that series, and of the continuance thereof,

         o the holders of offered and non-offered certificates of that series entitled to at least 25% of all the voting rights allocated to the certificateholders of that series have made written request upon the trustee for that series to institute such action, suit or proceeding in its own name as trustee and have offered to that trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by that trustee in connection therewith, and

         o the trustee for that series, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding.

AMENDMENT

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

                  1.       to cure any ambiguity;

                  2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

                  3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

                  4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code of 1986 relating to REMICs, FASITs or grantor trusts if the provisions of that Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

                  5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

                  6. to comply with any requirements imposed by the Internal Revenue Code of 1986 or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC, FASIT or grantor trust created under the Governing Document;

                  7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC or ownership interests in a FASIT; or

                  8. to otherwise modify or delete existing provisions of the Governing Document.

         However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment of the Governing Document for any series of offered certificates that is covered by any of clauses 1. through 8. above may significantly change the activities of the related trust.

         In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series. However, the Governing Document for a series of offered certificates may not be amended to--

         o reduce in any manner the amount of, or delay the timing of, payments received or advanced on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

         o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

         o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

         o modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

         o significantly change the activities of the related trust without the consent of the holders of offered and non-offered certificates of that series representing at least a majority of all the voting rights allocated to the certificateholders of that series, without regard to any of those certificates held by us or one of our affiliates and/or agents.

LIST OF CERTIFICATEHOLDERS

         Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

         The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee for each series of offered certificates will not--

         o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

         o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.


         If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

         The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

         No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

         No trustee for any series of offered certificates will have any obligation to exercise any of the trusts or powers vested in it by the Governing Document for that series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of the Governing Document for that series, unless those certificateholders have offered to that trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that trustee.

         No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

         o the subordination of one or more other classes of certificates of the same series;

         o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

         o        the establishment of one or more reserve funds; or

         o        any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

         o        the nature and amount of coverage under that credit support;

         o any conditions to payment not otherwise described in this prospectus;

         o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

         o        the material provisions relating to that credit support.

         Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

         If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

         If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

         The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.


                         LEGAL ASPECTS OF MORTGAGE LOANS

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

         The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "DESCRIPTION OF THE TRUST ASSETS--Mortgage Loans".

         If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

         Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

         o        the terms of the mortgage,

         o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

         o        the knowledge of the parties to the mortgage, and

         o in general, the order of recordation of the mortgage in the appropriate public recording office.


         However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage--

         o a mortgagor, who is the owner of the encumbered interest in the real property, and

         o        a mortgagee, who is the lender.

         In general, the mortgagor is also the borrower.

         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

         o        the trustor, who is the equivalent of a mortgagor,

         o        the trustee to whom the real property is conveyed, and

         o the beneficiary for whose benefit the conveyance is made, who is the lender.

         Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

         A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

         o        the express provisions of the related instrument,

         o        the law of the state in which the real property is located,

         o        various federal laws, and

         o in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

         The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

         However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

         A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

         o        without a hearing or the lender's consent, or

         o unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

         Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

         General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

         Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

         o        judicial foreclosure, involving court proceedings, and

         o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

         Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

         o all parties having a subordinate interest of record in the real property, and

         o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

         Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

         Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

         o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

         o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

         o        require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

         o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

                  1. a failure to adequately maintain the mortgaged property, or

                  2. an impermissible further encumbrance of the mortgaged property.

         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

         o        upheld the reasonableness of the notice provisions, or

         o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

         Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

         o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

         o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

         o        record a notice of default and notice of sale, and

         o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

         o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

         o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

         As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         Rights of Redemption.  The purposes of a foreclosure action are--

         o        to enable the lender to realize upon its security, and

         o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

         The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.

Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

         Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

         o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

         o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

         o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

         Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

         Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

         Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

         o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

         o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

         o        extend or shorten the term to maturity of the loan;

         o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

         o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

         o        past due rent,

         o        accelerated rent,

         o        damages, or

         o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

         In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

         o assume the lease and either retain it or assign it to a third party, or

         o        reject the lease.

         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

         o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

         o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

         General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

         o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

         o assumes day-to-day management of operational functions of a mortgaged property.

         The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

         o impose liability for releases of or exposure to asbestos-containing materials, and

         o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

         Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

         Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

         o first, to the payment of court costs and fees in connection with the foreclosure;

         o        second, to real estate taxes;

         o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

         o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

         Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

         o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that--

         o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

         o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

         o        banks,

         o        insurance companies, foreign investors,

         o        tax exempt investors,

         o holders whose "functional currency" is not the United States dollar,

         o        United States expatriates, and

         o holders holding the offered certificates as part of a hedge or straddle.

         Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

         o given with respect to events that have occurred at the time the advice is rendered, and

         o is directly relevant to the determination of an entry on a tax return.

         Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND OTHER TAX CONSEQUENCES".

         The following discussion addresses securities of three general types:

         o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

         o FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of
                  Section 860L(a) of the Internal Revenue Code; and

         o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

         We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

         The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "DESCRIPTION OF THE TRUST ASSETS--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

         The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and the rules governing FASITs in Sections 860H-860L of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The Treasury regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

         General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

         o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

         o        those offered certificates will be either--

                  1. REMIC regular certificates, which represent regular interests in the REMIC, or

                  2. REMIC residual certificates, which represent residual interests in the REMIC.

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

         Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

         o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

         However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

         In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

         o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC if such REMIC regular certificates are transferred to another REMIC on its startup day in exchange for regular or residual interests in that other REMIC; and

         o "permitted assets" under Section 860L(c)(1)(G) of the Internal Revenue Code in a FASIT.


         Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans--

         o collections on mortgage loans held pending payment on the related offered certificates,

         o        any property acquired by foreclosure held pending sale, and

         o        may include amounts in reserve accounts.

         It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

         To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

         o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

         o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

         o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as a REMIC solely for purposes of determining:

         o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

         o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

         o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

         Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

         Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

         o        a single fixed rate,

         o        a "qualified floating rate",

         o        an "objective rate",

         o a combination of a single fixed rate and one or more "qualified floating rates",

         o a combination of a single fixed rate and one "qualified inverse floating rate", or

         o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

         Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

         o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

         o        a fraction--

                  1. the numerator of which is the amount of the payment, and

                  2. the denominator of which is the stated redemption price at maturity of the certificate.

         Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

         o the total amount of the de minimis original issue discount, and

         o        a fraction--

                  1. the numerator of which is the amount of the principal payment, and

                  2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

         The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

         If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

         As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

         o        the sum of:

                  1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

                  2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

         o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

         The adjusted issue price of a REMIC regular certificate is:

         o        the issue price of the certificate, increased by

         o the total amount of original issue discount previously accrued on the certificate, reduced by

         o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

         o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

         o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

         o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

         o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

         o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.


         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable".

         The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

         Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

         o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

         o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

         If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

         The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

         Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

         o        on the basis of a constant yield method,

         o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

         o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

         The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

         Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

         o        the purchase price paid for your offered certificate, and

         o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

         If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

         Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

         o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, and

         o        the loss will be characterized as a short-term capital loss.

         You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates.

         General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal

Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

         Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses".

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

         Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

         Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

         o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

         o        unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

         o        excess inclusions,

         o        residual interests without significant value, and

         o        noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences".

         Taxable Income of the REMIC. The taxable income of a REMIC will equal:

         o the income from the mortgage loans and other assets of the REMIC; plus

         o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

                  1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

                  2. amortization of any premium on the mortgage loans held by the REMIC,

                  3. bad debt losses with respect to the mortgage loans held by the REMIC, and

                  4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

         For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the de minimis rule described in that section will not apply in determining deductions.

         If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

         As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. A holder's adjusted basis in a REMIC residual certificate will be equal to:

         o        the amount paid for that REMIC residual certificate,

         o increased by amounts included in the income of the holder of that REMIC residual certificate, and

         o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

         A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

         Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

         A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

         o        through distributions,

         o        through the deduction of any net losses of the REMIC, or

         o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

         Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

         o the daily portions of REMIC taxable income allocable to that certificate, over

         o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

         The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

         o        the issue price of the certificate, increased by

         o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

         o any payments made with respect to the certificate before the beginning of that quarter.

         The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

         For holders of REMIC residual certificates, excess inclusions:

         o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

         o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax:

         o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

         o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

         o        regulated investment companies,

         o        common trusts, and

         o        some cooperatives.

         The Treasury regulations, however, currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

         o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

         o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

         Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

         o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

         o from the prospective transferee, providing representations as to its financial condition and that it understands that, as the transferee of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that such transferee intends to pay taxes associated with holding such interest as they become due, and

         o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.


         The Treasury Department has issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

         o the present value of any consideration given to the transferee to acquire the interest,

         o the present value of the expected future distributions on the interest, and

         o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

         Additionally, the Treasury Department has issued Revenue Procedure 2001-12 addressing the transfer of noneconomic residual interest. Revenue Procedure 2001-12 restates the minimum transfer price test safe harbor described in the proposed Treasury regulations discussed above and adds an alternative test for meeting the safe harbor. To qualify for the alternative safe harbor:

         o at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of the transfer, for financial reporting purposes, the transferee's gross assets exceeded $100 million and its net assets exceeded $10 million;

         o        the transferee is an "eligible corporation" as defined in
                  Section 860L(a)(2) of the Code that enters a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a safe harbor transaction (i.e., a fully taxable domestic corporation); and

         o the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid.


         With respect to the facts and circumstances described in the third bullet of the preceding paragraph, the consideration given to the transferee to acquire the noneconomic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. The specific terms of the minimum transfer price test do not need to be used in determining whether the amount of consideration is too low.

         Additionally, with respect to the alternative safe harbor test described above, the gross assets and net assets of a transferee do not include any obligation of a person related to the transferee as described in Section 860L(g) of the Code or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the alternative test. In addition, a transfer fails to meet the requirements of the alternative test if the transferor knows, or has reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest. Furthermore, the second condition of the alternative test above fails to be satisfied in the case of any transfer or assignment of the interest to a foreign branch of an eligible corporation or any other arrangement by which the interest is at any time subject to net tax by a foreign country or possession of the United States.

         Revenue Procedure 2001-12 applies to all transfers of noneconomic residual interests in REMICs occurring on or after February 4, 2000. The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of Revenue Procedure 2001-12, unless the transferor has waived the requirement that the transferee do so.

         Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

         We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

         See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

         Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

         Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

         Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

         o        an individual,

         o        an estate or trust, or

         o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

         then--

         o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

         o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

         Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

         o        an individual,

         o        an estate or trust, or

         o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

         The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

         Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

         o        an individual,

         o        an estate or trust, or

         o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

         We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

         Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

         o the cost of the certificate to that certificateholder, increased by

         o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

         o payments on the certificate received by that certificateholder amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

         The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

         In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o        entitle the holder to a specified principal amount,

         o        pay interest at a fixed or variable rate, and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

         Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

         o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

         o the amount of ordinary income actually includible in the seller's income prior to that sale.

         In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

         o        reacquires that same REMIC residual certificate,

         o        acquires any other residual interest in a REMIC, or

         o acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

         o        the disposition of a non-defaulted mortgage loan,

         o the receipt of income from a source other than a mortgage loan or other permitted investments,

         o        the receipt of compensation for services, or

         o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.


         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

         In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

         o        the person has sufficient assets to do so, and

         o the tax arises out of bad faith, willful misfeasance or gross negligence on the part of that person in performing certain of its obligations under the related Governing Document.

         Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

         o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

         o the highest marginal federal income tax rate applicable to corporations.

         The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

         o        events that have occurred up to the time of the transfer,

         o        the prepayment assumption, and

         o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.


         The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

         o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

         o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

         o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

         o the highest marginal federal income tax rate imposed on corporations.

         A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

         o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

         o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

         For taxable years beginning on or after January 1, 1998, if an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

         In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

         Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

         o the residual interests in the entity are not held by Disqualified Organizations, and

         o the information necessary for the application of the tax described in this prospectus will be made available.

         We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

         Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file

REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

         As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

         o        income,

         o        deductions

         o        gains,

         o        losses, and

         o        classification as a REMIC.

         Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

         No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

         o        corporations,

         o        trusts,

         o        securities dealers, and

         o        various other non-individuals,


will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable Treasury regulations. The information must be provided by the later of:

         o 30 days after the end of the quarter for which the information was requested, or

         o        two weeks after the receipt of the request.


         Reporting with respect to REMIC residual certificates, including--

         o        income,

         o        excess inclusions,

         o        investment expenses, and

         o relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by the Treasury regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

         Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator of the related REMIC.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

         o fail to furnish to the payor certain information including, among other things, their taxpayer identification numbers, or

         o        otherwise fail to establish an exemption from this tax.

         Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

         o        a foreign person, and

         o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         For these purposes, a foreign person is anyone other than a U.S.
Person.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

         o        owns 10% or more of one or more underlying mortgagors, or

         o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

         o        foreign persons, or

         o United States persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are United States persons.

FASITS

         General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

         o        the making of an appropriate election, and

         o        compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that:

         o the trust or the specified assets of the trust will qualify as a FASIT,

         o those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

         o one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

         Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts".

         On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

         Characterization of Investments in FASIT Regular Certificates. FASIT regular certificates held by a real estate investment trust will, unless otherwise provided in the related prospectus supplement, constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in health institutions or facilities, including structures designed or used primarily for residential purposes for persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.

         Qualification as a FASIT.

         General. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

         Permitted assets for a FASIT include--

         o        cash or cash equivalents,

         o specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

         o        hedges and contracts to acquire hedges,

         o        foreclosure property, and

         o        regular interests in another FASIT or in a REMIC.

As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

         Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

         The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of high-yield regular interests to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

         Permitted Debt Instruments. The FASIT proposed regulations enumerate the types of debt instruments that qualify as "permitted debt instruments" for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of permitted debt instruments to be held by a FASIT, includes--

         o        REMIC regular interests,

         o        regular interests of other FASITs,

         o        inflation indexed debt instruments,

         o        credit card receivables, and

         o        some stripped bonds and coupons.

However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

         o        debt of the owner of the FASIT ownership interest,

         o debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

         o debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person.

Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

         Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

         o        fluctuations in market interest rates;

         o        fluctuations in currency exchange rates;

         o the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

         o the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

         The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The FASIT proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

         Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

         Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

         o        a single class of ownership interest, or

         o        one or more classes of regular interests.


         An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

         1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

         2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

         3.       has a stated maturity of not longer than 30 years,

         4. has an issue price not greater than 125% of its stated principal amount, and

         5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.

         A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

         o        the absence of defaults or delinquencies on permitted assets,

         o        lower than reasonably expected returns on permitted assets,

         o        unanticipated expenses incurred by the FASIT, or

         o        prepayment interest shortfalls.

         Cessation of FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.

         Under the FASIT proposed regulations, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

         Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law. For example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interest to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

         Taxation of FASIT Regular Certificates. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

         o interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

         o principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

         You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

         Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", "--Market Discount", "--Premium", and "--Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "--REMICs--Sale of REMIC Regular Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

         High Yield Interests; Anti-Avoidance Excise Taxes on Tiered Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

         High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

         To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

         o holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

         o        issues a debt or equity interest that is--

                  1.       supported by that FASIT regular interest, and

                  2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The FASIT proposed regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

         Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

         o        the receipt of income from assets other than permitted assets;

         o        the receipt of compensation for services;

         o the receipt of any income derived from a loan originated by the FASIT; or

         o the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

                  1. foreclosure, default, or imminent default of a qualified mortgage,

                  2.       bankruptcy or insolvency of the FASIT,

                  3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

                  4.       the retirement of a class of FASIT regular interests.

         The FASIT proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

         o if the FASIT acquires the loan from an established securities market as described in Treasury regulation sections 1.1273-2(f)(2) through (4),

         o if the FASIT acquires the loan more than one year after the loan was issued,

         o if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

         o if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and

         o when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

         The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instrument for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the FASIT proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or a related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

         Taxation of Foreign Investors. The federal income tax treatment of non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under "--REMICs--Foreign Investors in REMIC Regular Certificates". However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

         o you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

         o you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

         o you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

         If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under the first two circumstances.

         High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

         Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above.

         Reporting Requirements. Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "--REMICs--Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS

         Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

         A grantor trust certificate may be classified as either of the following types of certificate:

         o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

         o a grantor trust strip certificate representing ownership of all or a portion of the difference between--

                  1. interest paid on the mortgage loans constituting the related grantor trust, minus

                  2.       the sum of:

                  o        normal administration fees, and

                  o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

         A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

         o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

         o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
                  Section 860G(a)(3) of the Internal Revenue Code;

         o "permitted assets" within the meaning of Section 860L(c) of the Internal Revenue Code; and

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.


         In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

         o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

         o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

         o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

         The grantor trust strip certificates will be:

         o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
                  Section 860G(a)(3)(A) of the Internal Revenue Code, and

         o in general, "permitted assets" within the meaning of Section 860L(c) of the Internal Revenue Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates.

         General. Holders of a particular series of grantor trust fractional interest certificates generally:

         o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

         o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

         Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

         Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

         Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

         The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

         Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

         o a class of grantor trust strip certificates is issued as part of the same series, or

         o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

         o        a master servicer,

         o        a special servicer,

         o        any sub-servicer, or

         o        their respective affiliates.

         With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

         Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

         We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

o        the treatment of some stripped bonds as market discount bonds, and

o        de minimis market discount.

         See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

         The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

         See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of that income that accrues in any month would equal the product of:

         o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates", and

         o the yield of that grantor trust fractional interest certificate to the holder.

         The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General".

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

         o the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

         o there is no original issue discount or only a de minimis amount of original issue discount, or

         o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

         If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

         o        0.25% of the stated redemption price, and

         o        the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on mortgage loans will equal the difference between:

         o        the stated redemption price of the mortgage loans, and

         o        their issue price.

         For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

         The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General".

         A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

         The adjusted issue price of a mortgage loan on any given day equals the sum of:

         o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

         o the daily portions of original issue discount for all days during the accrual period prior to that day.


         The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

         o        the issue price of the mortgage loan, increased by

         o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

         o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

         o a constant yield computed using a representative initial offering price for each class of certificates.


         However, neither we nor any other person will make any representation that--

         o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

         o the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

         o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

         o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

         If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General".

         We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

         To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

         o be allocated among the payments of stated redemption price on the mortgage loan, and

         o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General".

         Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trusts--

Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

         The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

         o the price paid for that grantor trust strip certificate by you, and

         o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

         o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

         Such yield will accrue based generally on the method described in
Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General".

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" above.

         The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

         o the prepayment assumption we will disclose in the related prospectus supplement, and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

         o the prepayment assumption will not be challenged by the IRS on audit.

         We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

         o the amount realized on the sale or exchange of a grantor trust certificate, and

         o        its adjusted basis.

         The adjusted basis of a grantor trust certificate generally will equal:

         o        its cost, increased by

         o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

         o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to interest not previously included in income or attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o        entitle the holder to a specified principal amount,

         o        pay interest at a fixed or variable rate, and

         o are not convertible into the stock of the issuer or a related party,


cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

         o the amount of servicing compensation received by a master servicer or special servicer, and

         o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

         The reporting party will furnish comparable information to the IRS as and when required by law to do so.

         Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

         o        a custodian of a person's account,

         o        a nominee, and

         o        a broker holding an interest for a customer in street name.

         These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

         Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

         Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

         o        ERISA Plans, and

         o        persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

         Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code of 1986, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, moreover, is subject to the prohibited transaction rules in Section 503 of that Code.

         ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

         o        investment prudence and diversification, and

         o compliance with the investing ERISA Plan's governing the documents.

         Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists. Section 4975 of the Internal Revenue Code of 1986 contains similar prohibitions applicable to the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual Keogh plans.

         The types of transactions between Plans and Parties in Interest that are prohibited include:

         o        sales, exchanges or leases of property;

         o        loans or other extensions of credit; and

         o        the furnishing of goods and services.

         Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code of 1986 or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

         A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

         1. those with discretionary authority or control over the assets of the entity,

         2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

         3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

         In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

         A fiduciary of an investing Plan is any person who--

         o has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

         o provides investment advice with respect to the assets of that Plan for a fee.

         If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

o        deemed to be a fiduciary with respect to the investing Plan, and

o        subject to the fiduciary responsibility provisions of ERISA.


In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code of 1986. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

         The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate", the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

         In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

         If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

         If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

         o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

         o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

         o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

         o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager";

         o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

         o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager".

         We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

         It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 90-29 to Merrill Lynch, Pierce, Fenner & Smith Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29 generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, various transactions relating to, among other things--

         o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

         o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Merrill Lynch, Pierce, Fenner & Smith Incorporated or any person affiliated with Merrill Lynch, Pierce, Fenner & Smith Incorporated, such as particular classes of the offered certificates.

         The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by Merrill Lynch, Pierce, Fenner & Smith Incorporated.

INSURANCE COMPANY GENERAL ACCOUNTS

         Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

         Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under
Section 401(c) of ERISA, may be treated as Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

         If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

         o        consider your general fiduciary obligations under ERISA, and

         o        consult with your legal counsel as to--

                  1. the potential applicability of ERISA and Section 4975 of the Internal Revenue Code of 1986 to that investment, and

                  2. the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

         See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.


                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities--

         o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

         o        whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

         Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

         o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

         o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

         Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities".

         Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. However, a number of states have enacted legislation overriding the preemptive effect of SMMEA and limiting, to varying degrees, the extent to which mortgage related securities under this expanded definition constitute legal investments for affected investors under each such state's laws. Any such overriding legislation needed to be enacted prior to September 23, 2001.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

         o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

         o federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

         Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors". In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors", we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

         The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

         The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities", we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

         o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

         o        if applicable, SMMEA has been overridden in your State.



                                 USE OF PROCEEDS

         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

         We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

         1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

         2. by placements by us with institutional investors through dealers; and

         3.       by direct placements by us with institutional investors.

         In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

         o the obligations of the underwriters will be subject to various conditions precedent,

         o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

         o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

         It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch, Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage Investors, Inc.


                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

         o        Sidley Austin Brown & Wood llp;

         o        Baker & McKenzie; or

         o        Latham & Watkins.



                              FINANCIAL INFORMATION

         A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.


                                     RATING

         It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

         o        whether the price paid for those certificates is fair;

         o whether those certificates are a suitable investment for any particular investor;

         o the tax attributes of those certificates or of the related trust;

         o the yield to maturity or, if they have principal balances, the average life of those certificates;

         o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

         o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

         o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

         o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

         o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "GLOSSARY" section whenever they are used in this prospectus.

         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

         "Disqualified Organization" means:

         o        the United States,

         o        any State or political subdivision of the United States,

         o        any foreign government,

         o        any international organization,

         o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

         o        any organization, other than a cooperative described in
                  Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

         o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

         "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code of 1986, except for some service partnerships and commodity pools.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended.

         "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

         "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

         "Fannie Mae" means the Federal National Mortgage Association.

         "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

         "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code of 1986.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "Freddie Mac" means the Federal Home Loan Mortgage Association.

         "Ginnie Mae" means the Government National Mortgage Association.

         "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code.

         "IRS" means the Internal Revenue Service.

         "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

         "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

         "NCUA" means the National Credit Union Administration.

         "OCC" means the Office of the Comptroller of the Currency.

         "OTS" means the Office of Thrift Supervision.

         "Party In Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of
Section 4975 of the Internal Revenue Code of 1986.

         "Pass-Through Entity" means any:

         o        regulated investment company,

         o        real estate investment trust,

         o        trust,

         o        partnership, or

         o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

         "Plan" means an ERISA Plan or an I.R.C. Plan.

         "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

         "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

         "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Internal Revenue Code of 1986.

         "Relief Act" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code of 1986.

         "SEC" means the Securities and Exchange Commission.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "SPA" means standard prepayment assumption.

         "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

         "U.S. Person" means:

         o        a citizen or resident of the United States;

         o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

         o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o        a trust as to which--

                  1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

                  2. one or more United States persons have the authority to control all substantial decisions of the trust.

         In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "MLMY 2002-MW1.xls". The spreadsheet file "MLMT 2002-MW1.xls" is a Microsoft Excel,
(1) Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "DESCRIPTION OF THE MORTGAGE POOL" in, and on Annexes A-1, A-2, A-3, A-4 and A-5 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.


-------------------------

(1)      Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

Until September 24, 2002, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT


IMPORTANT NOTICE ABOUT THE INFORMATION
   CONTAINED IN THIS PROSPECTUS SUPPLEMENT,
   THE ACCOMPANYING PROSPECTUS AND THE
   RELATED REGISTRATION STATEMENT ........................ S-5
SUMMARY OF PROSPECTUS SUPPLEMENT ......................... S-6
RISK FACTORS ............................................. S-30
CAPITALIZED TERMS USED IN THIS PROSPECTUS
   SUPPLEMENT ............................................ S-49
FORWARD-LOOKING STATEMENTS ............................... S-49
DESCRIPTION OF THE MORTGAGE POOL ......................... S-49
SERVICING OF THE UNDERLYING MORTGAGE
   LOANS ................................................. S-72
DESCRIPTION OF THE OFFERED CERTIFICATES .................. S-92
YIELD AND MATURITY CONSIDERATIONS ........................ S-113
USE OF PROCEEDS .......................................... S-119
FEDERAL INCOME TAX CONSEQUENCES .......................... S-119
ERISA CONSIDERATIONS ..................................... S-122
LEGAL INVESTMENT ......................................... S-125
METHOD OF DISTRIBUTION ................................... S-125
LEGAL MATTERS ............................................ S-127
RATINGS .................................................. S-127
GLOSSARY ................................................. S-129
ANNEX A-1--Certain Characteristics of the Underlying
   Mortgage Loans ........................................   A-1
ANNEX A-2--Certain Characteristics Regarding
   Multifamily Properties ................................   A-2
ANNEX A-3--Capital Improvement, Replacement and
   Tenant Improvement Reserve Accounts ...................   A-3
ANNEX A-4--Commercial Tenants of the Mortgaged Real
   Properties ............................................   A-4
ANNEX A-5--Cross-Collateralized and Cross-Defaulted
   Mortgage Loans ........................................   A-5
ANNEX B--Form of Trustee Report ..........................   B-1
ANNEX C--Structural and Collateral Term Sheet and
   Description of the Ten Largest Mortgage Loans .........   C-1
ANNEX D--Class XP Reference Rate .........................   D-1

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION
   PRESENTED IN THIS PROSPECTUS ..........................     2
AVAILABLE INFORMATION; INCORPORATION BY
   REFERENCE .............................................     2
SUMMARY OF PROSPECTUS ....................................     3
RISK FACTORS .............................................    10
CAPITALIZED TERMS USED IN THIS PROSPECTUS ................    26
DESCRIPTION OF THE TRUST ASSETS ..........................    26
YIELD AND MATURITY CONSIDERATIONS ........................    45
MERRILL LYNCH MORTGAGE INVESTORS, INC. ...................    50
DESCRIPTION OF THE CERTIFICATES ..........................    50
DESCRIPTION OF THE GOVERNING DOCUMENTS ...................    58
DESCRIPTION OF CREDIT SUPPORT ............................    66
LEGAL ASPECTS OF MORTGAGE LOANS ..........................    68
FEDERAL INCOME TAX CONSEQUENCES ..........................    79
STATE AND OTHER TAX CONSEQUENCES .........................   113
ERISA CONSIDERATIONS .....................................   114
LEGAL INVESTMENT .........................................   117
USE OF PROCEEDS ..........................................   118
METHOD OF DISTRIBUTION ...................................   119
LEGAL MATTERS ............................................   120
FINANCIAL INFORMATION ....................................   120
RATING ...................................................   120
GLOSSARY .................................................   122

                                  $944,569,000
                                  (APPROXIMATE)



                          MERRILL LYNCH MORTGAGE TRUST


                              CLASS A-1, CLASS A-2,
                              CLASS A-3, CLASS A-4,
                          CLASS B, CLASS C AND CLASS D


                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-MW1
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)







                       -----------------------------------

                     P R O S P E C T U S   S U P P L E M E N T

                       -----------------------------------







                               MERRILL LYNCH & CO.
                               WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

================================================================================